CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of	Aggregate	Amount of
Securities to Be Registered	Offering Price	Registration Fee(1)
Class A Pass Through Trust Certificates, Series 2009-1A	$520,110,000	$29,023

(1)	The registration fee of $29,023 is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 457(p) under the Securities Act, registration fees of $302,116 were paid in connection with the Automatic Shelf Registration Statement on Form S-3 (Registration Nos. 333-136563, 333-136563-01) filed by AMR Corporation and American Airlines, Inc. on August 11, 2006. The $29,023 of the registration fees associated with this offering are hereby offset against these prepaid registration fees. Following this offering, a total of $207,471 will still remain available for offset against future registration fees that would otherwise be payable under such Automatic Shelf Registration Statement.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-136563
333-136563-01

PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 11, 2006)
$520,110,000

2009-1A Pass Through Trust
Pass Through Certificates, Series 2009-1A

American Airlines, Inc. is creating a pass through trust that will issue American Airlines, Inc. Class A Pass Through Certificates, Series 2009-1. The Class A Certificates are being offered pursuant to this prospectus supplement.

The Class A Certificates will represent interests in the assets of the related pass through trust. The proceeds from the sale of the Class A Certificates will, or will initially be held in escrow and will thereafter, be used by such pass through trust to acquire the related series of equipment notes to be issued by American on a full recourse basis. Payments on the equipment notes held in such pass through trust will be passed through to the holders of the Class A Certificates. Distributions on the Class A Certificates will be subject to certain subordination provisions described herein. The Class A Certificates do not represent interests in or obligations of American or any of its affiliates.

As described herein, American may in the future create a separate pass through trust that will issue American Airlines, Inc. Class B Pass Through Certificates, Series 2009-1. Subject to the distribution provisions described herein, the Class A Certificates generally will rank senior to any Class B Certificates that may be issued in the future.

The equipment notes expected to be held by the pass through trust for the Class A Certificates and, if applicable, the pass through trust for any Class B Certificates will be issued for each of four Boeing 777-223ER aircraft delivered new to American from 1999 to 2000 and 16 new Boeing 737-823 aircraft scheduled for delivery during the period between July 2009 and October 2010. The equipment notes issued for each aircraft will be secured by a security interest in such aircraft. With respect to the Class A Certificates, interest on the related equipment notes will be payable semiannually on January 2 and July 2 of each year, commencing on January 2, 2010, and principal on such equipment notes is scheduled for payment on January 2 and July 2 of certain years, commencing on January 2, 2010.

Natixis S.A., acting via its New York Branch, will provide a liquidity facility for the Class A Certificates in an amount sufficient to make three semiannual interest distributions on the outstanding balance of the Class A Certificates.

The Class A Certificates will not be listed on any national securities exchange.

Investing in the Class A Certificates involves risks. See “Risk Factors” beginning on page S-19.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Aggregate Face		Final Expected	Price to
Pass Through Certificates	Amount	Interest Rate	Distribution Date	Public(1)

Class A	$520,110,000	10.375%	July 2, 2019	100%

(1)	Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the Class A Certificates if any are purchased. The aggregate proceeds from the sale of the Class A Certificates will be $520,110,000. American will pay the underwriters a commission of $7,801,650. Delivery of the Class A Certificates in book-entry form will be made on or about July 7, 2009 against payment in immediately available funds.

Joint Structuring Agents & Joint Bookrunners

Goldman, Sachs & Co.	MORGAN STANLEY

Co-Lead Manager

Calyon Securities

The date of this prospectus supplement is June 29, 2009.

     You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus or to which we have referred you. We have not, and Morgan Stanley and Goldman, Sachs & Co. have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations or prospects, or in the affairs of the Class A Trust, the Depositary or the Class A Liquidity Provider, since the date of this prospectus supplement.

Prospectus Supplement

i

Prospectus

PRESENTATION OF INFORMATION
     These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of the Class A Certificates that we are currently offering, and (b) the accompanying prospectus, which provides general information about us and our pass through certificates, some of which may not apply to the Class A Certificates that we are currently offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus. To the extent the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement. See “About this Prospectus” in the accompanying prospectus.
     In this prospectus supplement, references to “American,” the “Company,” “we,” “us” and “our” refer to American Airlines, Inc. and references to “AMR” refer to our parent, AMR Corporation.
     We have given certain capitalized terms specific meanings for purposes of this prospectus supplement. The “Index of Defined Terms” attached as Appendix I to this prospectus supplement lists the page in this prospectus supplement on which we have defined each such term.
     At varying places in this prospectus supplement, we refer you to other sections for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement can be found is listed in the foregoing Table of Contents. All such cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not the accompanying prospectus, unless otherwise stated.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated by reference herein and therein contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. When used in this prospectus supplement, the accompanying prospectus, any related company free writing prospectus and in documents incorporated herein and therein by reference, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe our objectives, plans or goals are forward-looking statements. Forward-looking statements include, without limitation, our expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs; future financing plans and needs; the amounts of our unencumbered assets and other sources of liquidity; fleet plans; overall economic and industry conditions; plans and objectives for future operations; regulatory approvals and actions, including our application for antitrust immunity with other oneworld alliance members; and the impact on us of our results of operations in recent years and the sufficiency of our financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated by reference herein and therein are based upon information available to us on the date of this prospectus supplement or such document. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Guidance given in this prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated by reference herein and therein regarding capacity, fuel consumption, fuel prices, fuel hedging and unit costs, and statements regarding expectations of regulatory approval of our application for antitrust immunity with other oneworld members, are forward-looking statements.
     Forward-looking statements are subject to a number of factors that could cause our actual results to differ materially from our expectations. The following factors, in addition to those discussed under the caption “Risk Factors” in this prospectus supplement and other possible factors not listed, could cause our actual results to differ materially from those expressed in forward-looking statements: our materially weakened financial condition, resulting from our significant losses in recent years; weaker demand for air travel and lower investment asset returns resulting from the severe global economic downturn; our need to raise substantial additional funds and our ability to do so on acceptable terms; our ability to generate additional revenues and reduce our costs; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; our substantial indebtedness and other obligations; our ability to satisfy existing financial or other covenants in certain of our credit agreements; changes in economic and other conditions beyond our control, and the volatile results of our operations; the fiercely and increasingly competitive business environment we face; potential industry consolidation and alliance changes; competition with reorganized carriers; low fare levels by historical standards and our reduced pricing power; changes in our corporate or business strategy; government regulation of our business; conflicts overseas or terrorist attacks; uncertainties with respect to our international operations; outbreaks of a disease (such as SARS, avian flu or the H1N1 virus) that affects travel behavior; labor costs that are higher than those of our competitors; uncertainties with respect to our relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; our ability to retain key management personnel; potential failures or disruptions of our computer, communications or other technology systems; losses and adverse publicity resulting from any accident involving our aircraft; changes in the price of AMR’s common stock; and our ability to reach acceptable agreements with third parties. Additional information concerning these and other factors is contained in our and AMR’s filings with the Securities and Exchange Commission (the "SEC”), including but not limited to our and AMR’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2009 and our and AMR’s Annual Reports on Form 10-K for the year ended December 31, 2008 (and, in the case of AMR, as updated by AMR’s Current Report on Form 8-K filed on April 21, 2009).

v

PROSPECTUS SUPPLEMENT SUMMARY
     This summary highlights basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus supplement, the accompanying prospectus and any related company free writing prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement, as well as the materials filed with the SEC that are considered to be a part of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus before making an investment decision. See “Where You Can Find More Information” in this prospectus supplement.
Summary of Terms of Class A Certificates

Aggregate Face Amount	$ 520,110,000
Interest Rate	10.375%
Ratings:
Moody’s	Baa3
Standard & Poor’s	A-
Initial loan to Aircraft value ratio (cumulative)(1)(2)	48.7%
Expected maximum loan to Aircraft value ratio (cumulative)(2)	48.7%
Expected Principal Distribution Window (in years from Issuance Date)	0.5-10.0
Initial Average Life (in years from Issuance Date)	7.3
Regular Distribution Dates	January 2 and July 2
Final expected Regular Distribution Date(3)	July 2, 2019
Final Legal Distribution Date(4)	January 2, 2021
Minimum Denomination(5)	$2,000
Section 1110 Protection	Yes
Liquidity Facility Coverage	3 semiannual interest payments

(1)	These percentages are calculated assuming that each of the four Boeing 777-223ER aircraft and the 16 new Boeing 737-823 aircraft listed under “— Equipment Notes and the Aircraft” in this prospectus supplement summary of the 59 new Boeing 737-823 aircraft from which American may choose have been subjected to an Indenture and that the Class A Trust has purchased the related Series A Equipment Notes for each such aircraft as of January 2, 2011 (the first Regular Distribution Date that occurs after all aircraft eligible to be financed pursuant to this offering are scheduled currently to have been delivered). In calculating these percentages, we have assumed that the aggregate appraised value of all such aircraft is $ 1,045,703,892 as of such date. The appraisal value is only an estimate and reflects certain assumptions. See “Description of the Aircraft and the Appraisals — The Appraisals.”

(2)	See “— Loan to Aircraft Value Ratios” in this prospectus supplement summary for the method and assumptions we used in calculating the loan to Aircraft value ratios and a discussion of certain ways that such loan to Aircraft value ratios could change.

(3)	Series A Equipment Notes will mature on the final expected Regular Distribution Date for the Class A Certificates.

(4)	The Final Legal Distribution Date for the Class A Certificates is the date which is 18 months from the final expected Regular Distribution Date for the Class A Certificates, which represents the period corresponding to the Class A Liquidity Facility coverage of three semiannual interest payments.

(5)	The Class A Certificates will be issued in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof.

Equipment Notes and the Aircraft
     The Class A Trust is expected to hold Series A Equipment Notes issued for, and secured by, each of (i) four Boeing 777-223ER aircraft delivered new to American from 1999 to 2000 (each, an “Owned Aircraft”) and (ii) 16 new Boeing 737-823 aircraft (each such aircraft, or any Substitute Aircraft financed in lieu of such aircraft as described under “Description of the Aircraft and the Appraisals — Substitute Aircraft,” a “New Aircraft”) from a pool of 59 new Boeing 737-823 aircraft currently scheduled for delivery during the period between July 2009 and October 2010 pursuant to an aircraft purchase agreement between The Boeing Company (“Boeing”) and American and any aircraft substituted for any of such aircraft in accordance with such aircraft purchase agreement prior to the delivery thereof (each such aircraft, an “Eligible Aircraft”). Each Owned Aircraft is being, and each New Aircraft will be, operated by American. See “Description of the Aircraft and the Appraisals” for a description of each Owned Aircraft and Eligible Aircraft. Set forth below is certain information about the Series A Equipment Notes expected to be held in the Class A Trust and each of the four Owned Aircraft and 16 New Aircraft (each such aircraft, an “Aircraft”) expected to secure the Series A Equipment Notes.
     If Class B Certificates are issued, the Class B Trust will hold Series B Equipment Notes issued for, and secured by, the same Aircraft that secure the Series A Equipment Notes. See “Possible Issuance of Class B Certificates and Refinancing of Class B Certificates.”

				Initial
				Principal
	Actual or	Actual or		Amount of
	Expected	Expected	Actual or	Series A
	Registration	Manufacturer’s	Scheduled Month	Equipment	Appraised
Aircraft Type	Number	Serial Number	of Delivery(1)	Notes	Value(2)
Boeing 737-823	N800NN	29564	July 2009	$22,902,000	$48,440,000
Boeing 737-823	N803NN	29566	August 2009	22,902,000	48,510,000
Boeing 737-823	N804NN	29567	August 2009	22,902,000	48,510,000
Boeing 737-823	N806NN	29561	September 2009	22,902,000	48,590,000
Boeing 737-823	N807NN	31077	September 2009	22,902,000	48,590,000
Boeing 737-823	N812NN	33520	October 2009	22,902,000	48,670,000
Boeing 737-823	N811NN	31079	October 2009	22,902,000	48,670,000
Boeing 737-823	N813NN	30918	November 2009	22,902,000	48,750,000
Boeing 737-823	N817NN	29558	December 2009	22,902,000	48,830,000
Boeing 737-823	N821NN	30912	January 2010	22,902,000	48,910,000
Boeing 737-823	N824NN	30916	February 2010	22,902,000	48,990,000
Boeing 737-823	N825NN	31087	February 2010	22,902,000	48,990,000
Boeing 737-823	N826NN	31089	February 2010	22,902,000	48,990,000
Boeing 737-823	N827NN	33209	March 2010	22,902,000	49,070,000
Boeing 737-823	N828NN	33210	March 2010	22,902,000	49,070,000
Boeing 737-823	N829NN	31091	March 2010	22,902,000	49,070,000

Boeing 777-223ER	N771AN	29579	January 1999	36,941,000	75,390,000
Boeing 777-223ER	N773AN	29583	March 1999	37,862,000	77,270,000
Boeing 777-223ER	N780AN	29956	September 1999	38,504,000	78,580,000
Boeing 777-223ER	N795AN	30257	December 2000	40,371,000	82,390,000

Total				$520,110,000	$1,094,280,000

(1)	The delivery deadline for purposes of financing a New Aircraft pursuant to this offering is October 31, 2010 (or later under certain circumstances). The actual delivery date of any New Aircraft may differ from its currently scheduled delivery month and may be subject to delay or acceleration. See “Description of the Aircraft and the Appraisals — Deliveries of New Aircraft.” In addition, American has certain rights to finance a Substitute Aircraft in lieu of any New Aircraft if the delivery of such New Aircraft is delayed for more than 30 days after the last day of the month scheduled for delivery or beyond October 31, 2010. See “Description of the Aircraft and the Appraisals — Substitute Aircraft.”

(2)	The appraised value of each aircraft set forth above is the lesser of the average and median appraised value of such aircraft as appraised by three independent appraisal and consulting firms. In the case of the Owned Aircraft, such appraisals indicate appraised base value, adjusted for the maintenance status of such Aircraft at or around the time of such appraisals, and in the case of each New Aircraft, such appraisals indicate appraised base value projected as of its currently scheduled delivery month. The appraisers based their appraisals on varying assumptions (which may not reflect current market conditions) and methodologies. See “Description of the Aircraft and the Appraisals — The Appraisals.” An appraisal is only an estimate of value and you should not rely on any appraisal as a measure of realizable value. See “Risk Factors — Risk Factors Relating to the Class A Certificates and the Offering — Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

Loan to Aircraft Value Ratios
     The following table provides loan to Aircraft value ratios (“LTVs”) for the Class A Certificates assuming that each of the four Owned Aircraft and 16 New Aircraft have been subjected to an Indenture and that the Class A Trust has purchased the related Series A Equipment Notes for each such Aircraft as of January 2, 2011 (the first Regular Distribution Date that occurs after all Aircraft eligible to be financed in this offering are scheduled currently to have been delivered) and each Regular Distribution Date thereafter. See “Use of Proceeds.” The LTVs for any period prior to January 2, 2011 are not meaningful, since during such period all of the Series A Equipment Notes expected to be acquired by the Class A Trust and the related Aircraft will not be included in the calculation. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See “Risk Factors — Risk Factors Relating to the Class A Certificates and the Offering — Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
     We compiled the following table on an aggregate basis. However, the Series A Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under “Description of the Equipment Notes — Security.” The relevant LTVs in a default situation for the Series A Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform American’s obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Class A Certificates.

	Aggregate
	Assumed
Regular Distribution	Aircraft
Date	Value(1)	Pool Balance(2)	LTV(3)
January 2, 2011	$1,045,703,892	$509,460,811	48.7%
July 2, 2011	1,027,308,506	488,184,099	47.5
January 2, 2012	1,008,913,120	466,901,262	46.3
July 2, 2012	990,517,735	445,618,425	45.0
January 2, 2013	972,122,349	424,335,588	43.7
July 2, 2013	953,726,963	407,780,627	42.8
January 2, 2014	935,331,577	391,225,666	41.8
July 2, 2014	915,821,884	374,127,815	40.9
January 2, 2015	895,750,906	356,756,505	39.8
July 2, 2015	875,679,928	339,385,196	38.8
January 2, 2016	855,608,950	322,013,886	37.6
July 2, 2016	834,985,019	304,373,178	36.5
January 2, 2017	814,361,087	286,732,470	35.2
July 2, 2017	793,737,156	269,091,761	33.9
January 2, 2018	773,113,225	251,451,053	32.5
July 2, 2018	752,489,294	233,810,345	31.1
January 2, 2019	731,865,362	216,169,636	29.5
July 2, 2019	710,127,125	0	0.0

(1)	In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes — Loan to Value Ratios of Series A Equipment Notes.” Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors — Risk Factors Relating to the Class A Certificates and the Offering — Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

(2)	The “pool balance” with respect to the Class A Certificates indicates, as of any date, after giving effect to any principal distributions expected to be made on such date, the portion of the original face amount of the Class A Certificates that has not been distributed to Class A Certificateholders and assumes that each of the four Owned Aircraft and 16 New Aircraft have been subjected to an Indenture and that the Class A Trust has purchased the Series A Equipment Notes for each such Aircraft as of the first Regular Distribution Date that occurs after all Aircraft eligible to be financed in this offering are scheduled currently to have been delivered.

(3)	We obtained the LTVs for each Regular Distribution Date by dividing (i) the expected outstanding pool balance after giving effect to the principal distributions expected to be made on such date, by (ii) the aggregate Assumed Aircraft Value of the Aircraft on such date based on the assumptions described above. For purposes of these calculations, it has been assumed that the four Boeing 777-223ER aircraft and the 16 Boeing 737-823 aircraft listed under “— Equipment Notes and the Aircraft” in this prospectus supplement summary are financed hereunder. The outstanding pool balances and LTVs will change if any Series A Equipment Notes are redeemed or purchased, if a default in payment of principal on any Series A Equipment Notes occurs, if any such aircraft is not subjected to an Indenture and the related Series A Equipment Notes are not acquired by the Class A Trust or if any of such 16 Boeing 737-823 aircraft is subjected to an Indenture other than in the delivery month currently scheduled therefor as described under “Description of the Aircraft and the Appraisals.” The LTVs may also change if the Class A Trust acquires the Series A Equipment Notes with respect to Eligible Aircraft other than the 16 Boeing 737-823 aircraft listed under “— Equipment Notes and the Aircraft” in this prospectus supplement summary.

Cash Flow Structure
     This diagram illustrates the structure for the offering of the Class A Certificates and certain cash flows.

(1)	American will issue Series A Equipment Notes and may issue Series B Equipment Notes in respect of each Aircraft. The Equipment Notes (including, if issued, the Series B Equipment Notes) with respect to each Aircraft will be issued under a separate Indenture.

(2)	The Class A Liquidity Facility is expected to cover up to three semiannual interest distributions on the Class A Certificates except that the Class A Liquidity Facility will not cover interest on Deposits. There may be a liquidity facility for any Class B Certificates that may be issued in the future. The holders of the Class A Certificates will receive payments of all amounts owing to them before the provider of any such liquidity facility for the Class B Certificates receives any funds.

(3)	The proceeds from the sale of the Class A Certificates will, in part, be used to acquire the Series A Equipment Notes issued with respect to the Owned Aircraft. The balance of such proceeds will initially be held in escrow and deposited with the Depositary, pending the financing of each New Aircraft under the related Indenture. The Depositary will hold such funds as interest-bearing Deposits. The Class A Trust will withdraw funds from the Deposits to purchase from American the Series A Equipment Notes from time to time as each New Aircraft is subjected to an Indenture. The Scheduled Payments of interest on the Series A Equipment Notes and on the Deposits, taken together, will be sufficient to pay accrued interest on the outstanding Class A Certificates. Under certain circumstances, funds in Deposits will be withdrawn prior to the Delivery Period Termination Date and distributed to the holders of Class A Certificates, together with accrued and unpaid interest thereon, but without any premium. See “Description of the Deposit Agreement — Other Withdrawals and Return of Deposits.” If any funds remain as Deposits as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest on such remaining funds, but without any premium, to the holders of the Class A Certificates or, under certain circumstances, such remaining funds will be automatically returned by the Depositary to the Paying Agent on the Outside Termination Date, and the Paying Agent will distribute such funds to the Class A Certificateholders as promptly as practicable thereafter. See “Description of the Deposit Agreement — Other Withdrawals and Return of Deposits.” No interest will accrue with respect to the Deposits after they have been fully withdrawn. The Class A Liquidity Facility will not cover interest on the Deposits.

The Offering

Class A Trust and Class A Certificates	The Class A Trust will be formed pursuant to a trust supplement entered into between American and U.S. Bank Trust National Association to a basic pass through trust agreement between American and U.S. Bank Trust National Association (as successor trustee to State Street Bank and Trust Company of Connecticut, National Association), as Class A Trustee under the Class A Trust. The Class A Certificates will represent fractional undivided interests in the Class A Trust.

Certificates Offered	Class A Certificates.

Use of Proceeds	The proceeds from the sale of the Class A Certificates will, in part, be used to acquire the Series A Equipment Notes issued with respect to the Owned Aircraft. The balance of such proceeds will initially be held in escrow and deposited with the Depositary, pending the financing of each New Aircraft under the related Indenture. The Class A Trust will withdraw funds from such escrow to acquire from American the Series A Equipment Notes to be issued as these New Aircraft are subjected to the related Indentures.

The Series A Equipment Notes will be full recourse obligations of American. American will use the proceeds from the issuance of the Series A Equipment Notes issued with respect to any New Aircraft to finance, in part, the acquisition of such New Aircraft. American will use the proceeds from the issuance of the Series A Equipment Notes issued with respect to the Owned Aircraft for general corporate purposes.

Subordination Agent, Class A Trustee, Paying Agent and Loan Trustee	U.S. Bank Trust National Association.

Escrow Agent	U.S. Bank National Association in respect of the Class A Certificates.

Depositary	The Bank of New York Mellon for the Class A Certificates.

Class A Liquidity Provider	Initially, Natixis S.A., acting via its New York Branch, for the Class A Certificates.

Class A Trust Property	The property of the Class A Trust will include:

•     subject to the Intercreditor Agreement, the Series A Equipment Notes acquired by the Class A Trust prior to the Delivery Period Termination Date, all monies at any time paid thereon and the right to all monies due and to become due thereunder;

• the rights of the Class A Trust to acquire the Series A Equipment Notes related to the New Aircraft under the Note Purchase Agreement;

•     the rights of the Class A Trust under the Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable the Class A Trust to purchase the Series A Equipment Notes upon the financing of a New Aircraft under the related Indenture prior to the Delivery Period Termination Date;

• the rights of the Class A Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights);

• all monies receivable under the Class A Liquidity Facility; and

• funds from time to time deposited with the Class A Trustee in accounts relating to the Class A Trust.

Possible Issuance of Class B Certificates	Under certain circumstances, Class B Certificates may be issued in the future. The Class B Certificates will represent fractional undivided interests in the Class B Trust to be formed at the time of issuance of such Class B Certificates. The trust property of the Class B Trust will include Series B Equipment Notes that will be issued with respect to, and secured by, all of the Aircraft with respect to which Series A Equipment Notes have been, or are to be, issued. The issuance of the Class B Certificates will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency that such issuance will not result in a withdrawal, suspension or downgrading of the rating of the Class A Certificates then rated by such Rating Agency. No consent of the Class A Trustee or any Class A Certificateholders will be required for such issuance if, among other things, the foregoing condition is satisfied. See “Possible Issuance of Class B Certificates and Refinancing of Class B Certificates.”

If any Class B Certificates are issued, under certain circumstances, the holders of the Class B Certificates will have certain rights to purchase the Class A Certificates. See “Description of the Certificates — Certificate Buyout Right of Class B Certificateholders.”

Regular Distribution Dates	January 2 and July 2 of each year, commencing on January 2, 2010.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Class A Trustee will distribute payments of principal, Make-Whole Amount (if any) and interest received on the Series A Equipment Notes held in the Class A Trust to the holders of the Class A Certificates, subject to the subordination provisions set forth in the Intercreditor Agreement.

Subject to the subordination provisions set forth in the Intercreditor Agreement,

• Scheduled Payments of principal and interest made on the Equipment Notes (including, if issued, the Series B Equipment Notes) will be distributed on the applicable Regular Distribution Dates; and

•     payments in respect of, or any proceeds of, any Equipment Notes (including, if issued, the Series B Equipment Notes) or the Collateral under any Indenture, including payments resulting from any early redemption of such Equipment Notes, will be distributed on a Special Distribution Date after not less than 15 days’ notice to Certificateholders.

See “— Escrowed Funds” and “— Withdrawal and Return of Escrowed Funds” below for a description of various distributions relating to the Deposits under certain circumstances.

Intercreditor Agreement	The Class A Trustee, the Class A Liquidity Provider and the Subordination Agent will enter into the Intercreditor Agreement. The Intercreditor Agreement prescribes how payments made on the Series A Equipment Notes held by the Subordination Agent and under the Class A Liquidity Facility will be distributed. The Intercreditor Agreement also sets forth agreements among the Class A Trustee and the Class A Liquidity Provider relating to who will control the exercise of remedies under the Series A Equipment Notes and the Indentures.

If Class B Certificates are issued, each of the Class B Trustee and (if applicable) the Class B Liquidity Provider will be added as a party to the Intercreditor Agreement and all terms and provisions related to the Class B Certificates will be revised, as appropriate, to reflect the issuance of the Class B Certificates. See “— Possible Issuance of Class B Certificates” below for a description of the terms and conditions for the issuance of Class B Certificates.

Subordination	Under the Intercreditor Agreement, after payment of certain fees and expenses, distributions on the Certificates (including, if issued, the Class B Certificates) generally will be made in the following order:

• first, to the holders of the Class A Certificates to make distributions in respect of interest on the Class A Certificates.

• second, to the holders of the Class B Certificates to make distributions in respect of interest on the Eligible B Pool Balance.

• third, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates.

•     fourth, to the holders of the Class B Certificates to make distributions in respect of interest on the Pool Balance of the Class B Certificates not previously distributed under clause “second” above.

• fifth, to the holders of the Class B Certificates to make distributions in respect of the Pool Balance of the Class B Certificates.

Certain distributions to the Class A Liquidity Provider will be made prior to distributions on the Class A Certificates and, if issued, the Class B Certificates, as discussed under “Description of the Intercreditor Agreement — Priority of Distributions.” If Class B Certificates are issued and have the benefit of the Class B Liquidity Facility, all amounts owing to the Class B Liquidity Provider under the Class B Liquidity Facility and certain other agreements will rank junior to all of the Class A Certificates in right of payment.

Control of Loan Trustee	The holders of at least a majority of the outstanding principal amount of Equipment Notes (including, if issued, the Series B Equipment Notes) issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Event of Default is continuing thereunder. If an Indenture Event of Default is continuing under an Indenture, subject to certain conditions, the Controlling Party will be entitled to direct the Loan Trustee under such Indenture in taking action (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued).

The Controlling Party will be:

• if Final Distributions have not been paid in full to the holders of the Class A Certificates, the Class A Trustee;

•     if Final Distributions have been paid in full to the holders of the Class A Certificates, but, if any Class B Certificates have been issued, not to the holders of the Class B Certificates, the Class B Trustee;

• under certain circumstances, and notwithstanding the foregoing, the Class A Liquidity Provider.

Limitation on Sale of Aircraft or Equipment Notes	In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture and (b) the bankruptcy or insolvency of American, the Controlling Party may not, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by American or American’s affiliates), direct the sale of such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimum amounts. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies” for a description of such minimum amounts and certain other limitations on the exercise of remedies.

Right to Buy Class A Certificates	If American is in bankruptcy and certain other specified events have occurred, each Class B Certificateholder, if any (other than American or any of its affiliates), will have the right to purchase all, but not less than all, of the Class A Certificates.

The purchase price for the Class A Certificates will be the outstanding pool balance of such Class A Certificates plus accrued and undistributed interest, without any premium, but including any other amounts then due and payable to the Class A Certificateholders.

Liquidity Facility for the Class A Certificates	Under the Class A Liquidity Facility, the Class A Liquidity Provider is required, if necessary, to make advances in an aggregate amount sufficient to pay interest distributions on the Class A Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future distributions of principal on such Class A Certificates) at the interest rate for such Class A Certificates. Drawings under the Class A Liquidity Facility cannot be used to pay any amount in respect of the Class A Certificates other than such interest and will not cover interest payable on amounts held in escrow as Deposits with the Depositary.

Notwithstanding the subordination provisions applicable to the Certificates (including, if issued, the Class B Certificates) under the Intercreditor Agreement, the Class A Certificateholders will be entitled to receive and retain the proceeds of drawings under the Class A Liquidity Facility.

Upon each drawing under the Class A Liquidity Facility to pay interest distributions on the Class A Certificates, the Subordination Agent will be obligated to reimburse the Class A Liquidity Provider for the amount of such drawing, together with interest on that drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Class A Liquidity Provider under the Class A Liquidity Facility and certain other agreements will rank senior to all of the Certificates (including, if issued, the Class B Certificates) in right of payment.

Escrowed Funds	Funds in escrow for the Class A Certificateholders will be held by the Depositary as Deposits. Subject to certain conditions, the Class A Trustee may withdraw these funds from time to time to purchase Series A Equipment Notes related to New Aircraft prior to the Delivery Period Termination Date. On each Regular Distribution Date, the Depositary will pay interest accrued on the Deposits at a rate per annum equal to the interest rate for the Class A Certificates. The Deposits and interest paid thereon will not be subject to the subordination provisions applicable to the Class A Certificates under the Intercreditor Agreement. The Deposits cannot be used to pay any other amount in respect of the Class A Certificates.

Withdrawal and Return of Escrowed Funds	Under certain circumstances, less than all of the Deposits held in escrow may have been used to purchase Series A Equipment Notes to be issued with respect to the New Aircraft by the Delivery Period Termination Date. This could occur because of delays in the delivery of any Eligible Aircraft or other reasons. See “Description of the Certificates — Obligation to Purchase Series A Equipment Notes” and “Description of the Aircraft and the Appraisals — Deliveries of New Aircraft.” If any funds remain as Deposits as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest on such remaining funds, but without any premium, to the Class A Certificateholders on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution or, under certain circumstances, such remaining funds will be automatically returned by the Depositary to the Paying Agent on the Outside Termination Date, and the Paying Agent will distribute such funds to the Class A Certificateholders as promptly as practicable thereafter. In addition, if a Triggering Event occurs prior to the Delivery Period Termination Date, any Deposits held in escrow will similarly be withdrawn and distributed to the Class A Certificateholders. See “Description of the Deposit Agreement — Other Withdrawals and Return of Deposits.”

Obligation to Purchase Series A Equipment Notes	The Class A Trustee will be obligated to purchase the Series A Equipment Notes issued with respect to each Owned Aircraft pursuant to the related Participation Agreement on the Issuance Date and will be obligated to purchase the Series A Equipment Notes to be issued with respect to each

New Aircraft prior to the Delivery Period Termination Date subject to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement. On and subject to the terms and conditions of the Note Purchase Agreement (including, in the case of the New Aircraft, delivery of title from Boeing to American) and such forms, American agrees to enter into a secured debt financing prior to the Delivery Period Termination Date with respect to each New Aircraft pursuant to financing agreements that are substantially in the forms attached to the Note Purchase Agreement. American may use financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement so long as American obtains written confirmation from each Rating Agency that the use of such modified financing agreements will not result in a withdrawal, suspension or downgrading of the rating of each class of Certificates then rated by such Rating Agency. The terms of such financing agreements also must in any event comply with the Required Terms set forth in the Note Purchase Agreement. In addition, American, subject to certain exceptions, is obligated to certify to the Class A Trustee that any substantive modifications do not materially and adversely affect the Class A Certificateholders or the Class A Liquidity Provider.

Under the Note Purchase Agreement, the Class A Trustee will not be obligated to purchase the Series A Equipment Notes to be issued with respect to a New Aircraft not yet financed if a Triggering Event has occurred. See “Description of the Certificates — Obligation to Purchase Series A Equipment Notes.”

Equipment Notes

(a) Issuer	Under each Indenture, American will issue Series A Equipment Notes, which will be acquired by the Class A Trust, and American may issue Series B Equipment Notes, which, if issued, will be acquired by the Class B Trust.

(b) Interest	The Series A Equipment Notes will accrue interest at the rate per annum for the Class A Certificates set forth on the cover page of this prospectus supplement. Interest on the Series A Equipment Notes will be payable on January 2 and July 2 of each year, commencing on January 2, 2010 and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal	Principal payments on the Series A Equipment Notes are scheduled to be received in specified amounts on January 2 and July 2 in certain years, commencing on January 2, 2010 and ending on July 2, 2019.

(d) Rankings	The following subordination provisions will be applicable to the Equipment Notes (including, if issued, the Series B Equipment Notes) issued under the Indentures:

•     if American issues any Series B Equipment Notes under any Indenture, the indebtedness evidenced by such Series B Equipment Notes issued under such Indenture will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such Series B Equipment Notes), subordinate and subject in right of payment to the Series A Equipment Notes issued under such Indenture.

•     the indebtedness evidenced by the Series A Equipment Notes and, if applicable, the Series B Equipment Notes issued under any Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment to the Equipment Notes issued under such other Indentures.

By virtue of the Intercreditor Agreement, if any Series B Equipment Notes are issued under any Indenture, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on Series B Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on Class A Certificates. See “Description of the Intercreditor Agreement — Priority of Distributions.”

(e) Redemption	Aircraft Event of Loss. Under an Indenture, if an Event of Loss occurs with respect to an Aircraft, American will either:

• substitute for such Aircraft under the related financing agreements an aircraft meeting certain requirements; or

• redeem all of the Equipment Notes issued with respect to such Aircraft.

The redemption price in such case will be the unpaid principal amount of such Equipment Notes to be redeemed, together with accrued and unpaid interest, but without any premium.

Optional Redemption. American may elect to redeem at any time prior to maturity all of the Equipment Notes issued with respect to an Aircraft; provided that all outstanding Equipment Notes with respect to all other Aircraft are simultaneously redeemed. The redemption price will be the unpaid principal amount of such Equipment Notes, together with accrued and unpaid interest, plus the Make-Whole Amount (if any). See “Description of the Equipment Notes — Redemption.”

(f) Security and cross collateralization	The Series A Equipment Notes issued, and any Series B Equipment Notes that may be issued, with respect to each Aircraft will be secured by, among other things, a security interest in such Aircraft.

In addition, the Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes — Security” and “Description of the Equipment Notes — Subordination.” This means, among other things, that any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the U.S. Bankruptcy Code (the “Bankruptcy Code”)) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures that are due at the time of such application. In the absence of any such shortfall at the time of such application, excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the Bankruptcy Code (“Section 1110”).

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. At any time on or after July 2, 2019 (the “Final Maturity Date”), if all obligations secured under all of the Indentures that are then due have been paid, the liens on all Aircraft under all Indentures will be released. Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under the Indentures.

(g) Cross-default	There will be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one Aircraft are in a continuing default, the Equipment Notes issued with respect to the remaining Aircraft will also be in default, and remedies will be exercisable with respect to all Aircraft.

(h) Section 1110 Protection	American’s General Counsel will provide an opinion to the Trustees that the benefits of Section 1110 will be available for each of the Aircraft.

Certain U.S. Federal Income Tax Consequences	The Class A Trust itself will not be subject to federal income tax. See “Certain U.S. Federal Income Tax Consequences.”

Certain ERISA Considerations	Each person who acquires a Class A Certificate or an interest therein will be deemed to have represented that either:

• no assets of a Plan or of any trust established with respect to a Plan have been used to acquire such Class A Certificate or an interest therein; or

•     the purchase and holding of such Class A Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or materially similar provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions.

See “Certain ERISA Considerations.”

Ratings of the Class A Certificates	It is a condition to the issuance of the Class A Certificates that they be rated by Moody’s and Standard & Poor’s at not less than the ratings set forth in the table below.

Certificates	Moody’s	Standard & Poor’s
Class A	Baa3	A-

A rating is not a recommendation to purchase, hold or sell the Class A Certificates, and such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by one or more Rating Agencies. See “Risk Factors — Risk Factors Relating to the Class A Certificates and the Offering — The ratings of the Class A Certificates are not a recommendation to buy and may be lowered or withdrawn in the future.”

Threshold Rating Requirement for the Depositary	The threshold rating for the Depositary is a short-term unsecured debt rating of P-1 in the case of Moody’s and a short-term issuer credit rating of A-1+ in the case of Standard & Poor’s.

Depositary Rating	The Depositary currently meets the Depositary Threshold Rating requirement.

Threshold Rating Requirement for the Class A Liquidity Provider
The threshold rating for the Class A Liquidity Provider is: (i) a short-term unsecured debt rating of P-1 in the case of Moody’s and a short-term issuer credit rating of A-1 in the case of Standard & Poor’s and (ii) for any entity that does not have a short-term rating from any of such Rating Agencies, then in lieu of such short-term rating from such Rating Agency, a long-term unsecured debt rating of A2 in the case of Moody’s and a long-term issuer credit rating of A in the case of Standard & Poor’s.

Class A Liquidity Provider Rating	The Class A Liquidity Provider currently meets the Liquidity Threshold Rating requirement.

Governing Law	The Class A Certificates and the Series A Equipment Notes are governed by the laws of the State of New York.

Summary Historical Consolidated Financial and Operating Data
     The following table presents summary historical consolidated financial data and certain operating data of American. We derived the annual historical financial data from American’s audited consolidated financial statements and notes thereto. These audited consolidated financial statements are incorporated by reference in this prospectus supplement and should be read in conjunction therewith. We derived the consolidated financial data for the interim periods ended March 31, 2009 and 2008 from American’s unaudited condensed consolidated financial statements. These unaudited condensed consolidated financial statements are also incorporated by reference in this prospectus supplement and should be read in conjunction therewith. The data for such interim periods may not be indicative of results for the year as a whole. See “Where You Can Find More Information” in this prospectus supplement.

	Three Months Ended
	March 31,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Statement of Operations Data (in millions):
Revenues:
Passenger (1)	3,680	4,379	18,234	17,651	17,291	16,057	14,570
Regional Affiliates (2)	457	581	2,486	2,470	2,502	2,148	1,876
Cargo	144	215	874	825	827	784	738
Other (1)	553	498	2,102	1,887	1,870	1,668	1,424
Operating expense (3)	5,061	5,907	25,750	22,131	21,675	21,008	19,029
Operating income (loss) (3)	(227)	(234)	(2,054)	702	815	(351)	(421)
Other income (expense), net	(139)	(110)	(477)	(346)	(651)	(541)	(400)
Earnings (loss) before income taxes	(366)	(344)	(2,531)	356	164	(892)	(821)
Net earnings (loss) (3)	(366)	(344)	(2,531)	356	164	(892)	(821)
Other Data
Ratio of earnings to fixed charges (4)	—	—	—	1.20	1.08	—	—
Operating Statistics
Scheduled Service:
Available seat miles (millions) (5)	37,783	41,052	163,532	169,906	174,021	176,112	174,015
Revenue passenger miles (millions) (6)	28,593	32,488	131,757	138,453	139,454	138,374	130,164
Passenger load factor (%) (7)	75.7%	79.1%	80.6%	81.5%	80.1%	78.6%	74.8%
Passenger revenue yield per passenger mile (cents) (8)	12.87	13.48	13.84	12.75	12.40	11.6	11.19
Passenger revenue per available seat mile (cents)	9.74	10.67	11.15	10.39	9.94	9.12	8.37
Operating expenses per available seat mile (cents) (9)	11.82	12.63	13.87	11.38	10.90	10.50	9.73
Cargo ton miles (millions) (10)	371	505	2,005	2,122	2,224	2,209	2,203
Cargo revenue yield per ton mile (cents)	38.91	42.57	43.59	38.86	37.18	35.49	33.51

	At	At
	March 31,	December
	2009	31, 2008
Balance Sheet Data
Cash and short-term investments	2,856	3,098
Restricted cash and short-term investments	462	459
Total assets	21,899	22,518
Current liabilities	10,536	11,071
Long-term debt, less current maturities	6,090	6,102
Obligations under capital leases, less current obligations	528	582
Stockholder’s equity (deficit)	(5,070)	(4,905)

(1)	Beginning in the first quarter of 2008, American reclassified revenues associated with the marketing component of AAdvantage program mileage sales from Passenger revenue to Other revenue. As a result of this change, approximately $584 million, $571 million, $557 million and $451 million of revenue was reclassified from Passenger revenue to Other revenue for the years ended December 31, 2007, 2006, 2005 and 2004, respectively, to conform to the current presentation.

(2)	The Company’s Regional Affiliates include two wholly owned subsidiaries, American Eagle Airlines, Inc. and Executive Airlines, Inc. (collectively, “AMR Eagle”), and an independent carrier with which American has a capacity purchase agreement, Chautauqua Airlines, Inc. (“Chautauqua”).

(3)	Operating expenses, operating income (loss), earnings (loss) before income taxes, and net earnings (loss) for the year ended December 31, 2008 includes an impairment charge of $1.0 billion to write certain aircraft and certain related long-lived assets down to their estimated fair values. These charges were related to American’s 2008 capacity reductions undertaken due to unprecedentedly high fuel prices.

(4)	As of March 31, 2009, American guaranteed approximately $427 million of unsecured debt of its parent, AMR Corporation and approximately $284 million of secured debt of AMR Eagle. The impact of these unconditional guarantees is not included in the above computation. Earnings were inadequate to cover fixed charges by $2,564 million, $956 million, $898 million, $376 million and $349 million for the years ended December 31, 2008, December 31, 2005, December 31, 2004, the three months ended March 31, 2009 and the three months ended March 31, 2008, respectively.

(5)	“Available seat miles” represents the number of seats available for passengers multiplied by the number of scheduled miles the seats are flown.

(6)	“Revenue passenger miles” represents the number of miles flown by revenue passengers in scheduled service.

(7)	“Passenger load factor” is calculated by dividing revenue passenger miles by available seat miles, and represents the percentage of aircraft seating capacity utilized.

(8)	“Passenger revenue yield per passenger mile” represents the average revenue received from each mile a passenger is flown in scheduled service.

(9)	Calculated using mainline jet operations available seat miles. Operating expenses for the three months ended March 31, 2009 and 2008 exclude $596 million and $721 million, respectively, of expenses incurred related to Regional Affiliates. Operating expenses for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 exclude $3.1 billion, $2.8 billion, $2.7 billion, $2.5 billion and $2.1 billion, respectively, of expenses incurred related to Regional Affiliates.

(10)	“Cargo ton miles” represents the tonnage of freight and mail carried multiplied by the number of miles flown.

RISK FACTORS
     In considering whether to purchase the Class A Certificates, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus, including but not limited to, our and AMR’s Annual Reports on Form 10-K for the year ended December 31, 2008 (and, in the case of AMR, as updated by AMR’s Current Report on Form 8-K filed on April 21, 2009), our and AMR’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2009 and other information which may be incorporated by reference in this prospectus supplement and the accompanying prospectus after the date hereof. In addition, you should carefully consider the risk factors described below, along with any risk factors that may be included in our future reports to the SEC.
Risk Factors Relating to the Company
     Our ability to become profitable and our ability to continue to fund our obligations on an ongoing basis will depend on a number of risk factors, many of which are largely beyond our control. Some of the factors that may have a negative impact on us are described below:
As a result of significant losses in recent years, our financial condition has been materially weakened.
     We incurred significant losses in 2001-2005, which materially weakened our financial condition. We lost $892 million in 2005, $821 million in 2004, $1.3 billion in 2003, $3.5 billion in 2002 and $1.6 billion in 2001. Although we earned a profit of $356 million in 2007 and $164 million in 2006, we lost $2.5 billion in 2008 (which included a $1.0 billion impairment charge) and $366 million in the first quarter of 2009. Because of our weakened financial condition, we are vulnerable both to the impact of unexpected events (such as terrorist attacks or spikes in jet fuel prices) and to deterioration of the operating environment (such as a deepening of the current global recession or significant increased competition).
The severe global economic downturn has resulted in weaker demand for air travel and lower investment asset returns, which may have a significant negative impact on us.
     We are experiencing significantly weaker demand for air travel driven by the severe downturn in the global economy. Many of the countries we serve are experiencing economic slowdowns or recessions. We began to experience weakening demand late in 2008, and this weakness has continued in 2009. We reduced capacity in 2008, and in 2009 we have announced additional reductions to our capacity plan for this year. If the global economic downturn persists or worsens, demand for air travel may continue to weaken. No assurance can be given that capacity reductions or other steps we may take will be adequate to offset the effects of reduced demand.
     The economic downturn has resulted in broadly lower investment asset returns and values, and our pension assets suffered a material decrease in value in 2008 related to broader stock market declines, which will result in higher pension expense in 2009 and future years and higher required contributions in future years. In addition, under these unfavorable economic conditions, the amount of the cash reserves we are required to maintain under our credit card processing agreements may increase substantially. These issues individually or collectively may have a material adverse impact on our liquidity. Also, disruptions in the capital markets and other sources of funding may make it impossible for us to obtain necessary additional funding or make the cost of that funding prohibitive.
We face numerous challenges as we seek to maintain sufficient liquidity, and we will need to raise substantial additional funds. We may not be able to raise those funds, or to do so on acceptable terms.
     We have significant debt, lease and other obligations in the next several years, including significant pension funding obligations. For example, in 2009 we will be required to make approximately $1.3 billion of principal payments on long term debt and approximately $110 million in principal payments on capital leases, and we expect to make approximately $1.5 billion of capital expenditures. In addition, the global economic downturn, potential increases in the amount of required reserves under credit card processing agreements, and the obligation to post cash collateral on fuel hedging contracts have negatively impacted, and may in the future negatively impact, our liquidity. To meet our commitments and to maintain sufficient liquidity as we continue to implement our restructuring and cost reduction initiatives, we will need continued access to substantial additional funding. Moreover, while we have arranged financings that, subject to certain terms and conditions (including, in the case of one of the financing arrangements, a condition that, at the time of borrowing, we have a certain amount of unrestricted cash and short term investments), cover all of our 2009-2011 aircraft delivery commitments, except for approximately $380 million (all of which is due in the fourth quarter of 2010 and beyond), we will also need to raise substantial additional funds to meet our commitments to purchase aircraft and execute our fleet replacement plan.
     Our ability to obtain future financing is limited by the value of our unencumbered assets. A very large majority of our aircraft assets (including most of our aircraft eligible for the benefits of Section 1110) are encumbered. Also, the market value of our aircraft assets has declined in recent years, and may continue to decline.
     Since the terrorist attacks of September 2001 (the “Terrorist Attacks”), our credit ratings have been lowered to significantly below investment grade. These reductions have increased our borrowing costs and otherwise adversely affected borrowing terms, and limited borrowing options. Additional reductions in our credit ratings might have other effects on us, such as further increasing borrowing or other costs or further restricting our ability to raise funds.
     A number of other factors, including our financial results in recent years, our substantial indebtedness, the difficult revenue environment we face, our reduced credit ratings, recent historically high fuel prices, and the financial difficulties experienced in the airline industry, adversely affect the availability and terms of funding for us. In addition, the global economic downturn and recent severe disruptions in the capital markets and other sources of funding have resulted in greater volatility, less liquidity, widening of credit spreads, and substantially more limited availability of funding. As a result of these and other factors, although we believe we can access sufficient liquidity to fund our operations and obligations for the remainder of 2009, there can be no assurance that we will be able to do so. An inability to obtain necessary additional funding on acceptable terms would have a material adverse impact on us and on our ability to sustain our operations.
The amount of the reserves we are required to maintain under our credit card processing agreements could increase substantially, which would materially adversely impact our liquidity.
     American has agreements with a number of credit card companies and processors to accept credit cards for the sale of air travel and other services. Under certain of American’s current credit card processing agreements, the related credit card company or processor may hold back, under certain circumstances, a reserve from American’s credit card receivables.
      Under one such agreement, the amount of such reserve may be based on, among other things, the amount of unrestricted cash (not including undrawn credit facilities) held by American and American’s debt service coverage ratio, as defined in such agreement. Given the volatility of fuel prices and revenues, uncertainty in the capital markets and other sources of funding, and other factors, it is difficult to forecast the required amount of such reserve at any time. The Company’s maximum holdback exposure is $200 million through August 15, 2009, and the holdback reserve was $157 million as of March 31, 2009. However, if current conditions persist, absent a waiver or modification of the agreement, such required amount could increase by as much as several hundred million dollars after August 15, 2009.
Our initiatives to generate additional revenues and to reduce our costs may not be adequate or successful.
     As we seek to improve our financial condition, we must continue to take steps to generate additional revenues and to reduce our costs. Although we have a number of initiatives underway to address our cost and revenue challenges, some of these initiatives involve changes to our business which we may be unable to implement. In addition, we expect that, as time goes on, it will be progressively more difficult to identify and implement significant revenue enhancement and cost savings initiatives. The adequacy and ultimate success of our initiatives to generate additional revenues and reduce our costs are not known at this time and cannot be assured. Moreover, whether our initiatives will be adequate or successful depends in large measure on factors beyond our control, notably the overall industry environment, including passenger demand, yield and industry capacity growth, and fuel prices. It will be very difficult for us to continue to fund our obligations on an ongoing basis, and to return to profitability, if the overall industry revenue environment does not improve substantially or if fuel prices were to increase and persist for an extended period at high levels.
We may be adversely affected by increases in fuel prices, and we would be adversely affected by disruptions in the supply of fuel.
     Our results are very significantly affected by the volatile price and the availability of jet fuel, which are in turn affected by a number of factors beyond our control. Fuel prices have only recently declined from historic high levels.
     Due to the competitive nature of the airline industry, we may not be able to pass on increased fuel prices to customers by increasing fares. Although we had some success in raising fares and imposing fuel surcharges in reaction to recent high fuel prices, these fare increases and surcharges did not keep pace with the extraordinary increases in the price of fuel that occurred in 2007 and 2008. Furthermore, even though fuel prices have declined significantly from their recent historic high levels, reduced demand or increased fare competition, or both, and resulting lower revenues may offset any potential benefit of these lower fuel prices.
     While we do not currently anticipate a significant reduction in fuel availability, dependence on foreign imports of crude oil, limited refining capacity and the possibility of changes in government policy on jet fuel production, transportation and marketing make it impossible to predict the future availability of jet fuel. If there are additional outbreaks of hostilities or other conflicts in oil producing areas or elsewhere, or a reduction in refining capacity (due to weather events, for example), or governmental limits on the production or sale of jet fuel, there could be a reduction in the supply of jet fuel and significant increases in the cost of jet fuel. Major reductions in the availability of jet fuel or significant increases in its cost would have a material adverse impact on us.
     We have a large number of older aircraft in our fleet, and these aircraft are not as fuel efficient as more recent models of aircraft. We believe it is imperative that we continue to execute our fleet renewal plans. However, due to the recent machinist strike at Boeing, deliveries of the Boeing 737-800 aircraft we currently have on order have been delayed. In addition, we expect delays in the deliveries of the Boeing 787-9 aircraft we currently have on order.
     While we seek to manage the risk of fuel price increases by using derivative contracts, there can be no assurance that, at any given time, we will have derivatives in place to provide any particular level of protection against increased fuel costs. In addition, a deterioration of our financial position could negatively affect our ability to enter into derivative contracts in the future. Moreover, declines in fuel prices below the levels established in derivative contracts may require us to post cash collateral to secure the loss positions on such contracts, and if such contracts close when fuel prices are below the applicable levels, we would be required to make payments to close such contracts; these payments would be treated as additional fuel expense.
Our indebtedness and other obligations are substantial and could adversely affect our business and liquidity.
     We have and will continue to have significant amounts of indebtedness, obligations to make future payments on aircraft equipment and property leases, and obligations under aircraft purchase agreements, as well as a high proportion of debt to equity capital. In 2009, we will be required to make approximately $1.3 billion of principal payments on long-term debt. We expect to incur substantial additional debt (including secured debt) and lease obligations in the future. We also have substantial pension funding obligations. Our substantial indebtedness and other obligations have important consequences. For example, they:
•	limit our ability to obtain additional funding for working capital, capital expenditures, acquisitions and general corporate purposes, and adversely affect the terms on which such funding can be obtained;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness and other obligations, thereby reducing the funds available for other purposes;

•	make us more vulnerable to economic downturns; and

•	limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing business and economic conditions.
We may be unable to comply with our financial covenants.
      American has a $433 million secured bank term loan facility (the “Credit Facility”) with a final maturity on December 17, 2010. The Credit Facility contains a liquidity covenant and a covenant that requires AMR to maintain certain minimum ratios of cash flow to fixed charges (the “EBITDAR covenant”). We were in compliance with the liquidity covenant as of March 31, 2009, and compliance with the EBITDAR covenant with respect to the period ending on that date had been waived. In June 2009, we entered into an amendment to the Credit Facility which waived compliance with the EBITDAR covenant for the period ending on June 30, 2009, and reduced the minimum ratios AMR is required to satisfy to 0.95 to 1.00 for the one, two and three quarter periods ending September 30, 2009, December 31, 2009 and March 31, 2010, respectively; to 1.00 to 1.00 for the four quarter period ending June 30, 2010; and to 1.05 to 1.00 for the four quarter period ending September 30, 2010. Given the volatility of fuel prices and revenues, uncertainty in the capital markets and about other sources of funding, and other factors, it is difficult to assess whether we will be able to continue to comply with the liquidity covenant and the EBITDAR covenant, and there are no assurances that we will be able to do so. Failure to comply with these covenants would result in a default under the Credit Facility which — if we did not take steps to obtain a waiver of, or otherwise mitigate, the default — could result in a default under a significant amount of our other debt and lease obligations, and otherwise have a material adverse impact on us and our ability to sustain our operations.
Our business is affected by many changing economic and other conditions beyond our control, and our results of operations tend to be volatile and fluctuate due to seasonality.
     Our business and our results of operations are affected by many changing economic and other conditions beyond our control, including, among others:
•	actual or potential changes in international, national, regional and local economic, business and financial conditions, including recession, inflation, higher interest rates, wars, terrorist attacks or political instability;

•	changes in consumer preferences, perceptions, spending patterns or demographic trends;

•	changes in the competitive environment due to industry consolidation and other factors;

•	actual or potential disruptions to the air traffic control systems;

•	increases in costs of safety, security and environmental measures;

•	outbreaks of diseases that affect travel behavior; and

•	weather and natural disasters.
     As a result, our results of operations tend to be volatile and subject to rapid and unexpected change. In addition, due to generally greater demand for air travel during the summer, our revenues in the second and third quarters of the year tend to be stronger than revenues in the first and fourth quarters of the year.
The airline industry is fiercely competitive and may undergo further consolidation or changes in industry alliances, and we are subject to increasing competition.
     Service over almost all of our routes is highly competitive and fares remain at low levels by historical standards. We face vigorous, and, in some cases, increasing, competition from major domestic airlines, national, regional, all-cargo and charter carriers, foreign air carriers, low-cost carriers and, particularly on shorter segments, ground and rail transportation. We also face increasing and significant competition from marketing/operational alliances formed by our competitors. The percentage of routes on which we compete with carriers having substantially lower operating costs than ours has grown significantly over the past decade, and we now compete with low-cost carriers on a large majority of our domestic non-stop mainline network routes.
     Certain airline alliances have been granted immunity from antitrust regulations by governmental authorities for specific areas of cooperation, such as joint pricing decisions. To the extent alliances formed by our competitors can undertake activities that are not available to us, our ability to effectively compete may be hindered.
     Pricing decisions are significantly affected by competition from other airlines. Fare discounting by competitors historically has had a negative effect on our financial results because we must generally match competitors’ fares, since failing to match would result in even less revenue. We have faced increased competition from carriers with simplified fare structures, which are generally preferred by travelers. Any fare reduction or fare simplification initiative may not be offset by increases in passenger traffic, reduction in cost or changes in the mix of traffic that would improve yields. Moreover, decisions by our competitors that increase or reduce overall industry capacity, or capacity dedicated to a particular domestic or foreign region, market or route, can have a material impact on related fare levels.
     There have been numerous mergers and acquisitions within the airline industry and numerous changes in industry alliances. Recently, two of our largest competitors, Delta Air Lines, Inc. and Northwest Airlines Corporation, merged, and the combined entity became the largest scheduled passenger airline in the world in terms of available seat miles and revenue passenger miles. In addition, another two of our largest competitors, United Air Lines, Inc. and Continental Airlines, Inc., recently announced that they had entered into a framework agreement to cooperate extensively and under which Continental would join the global alliance of which United, Lufthansa and certain other airlines are members.
     In the future, there may be additional mergers and acquisitions, and changes in airline alliances, including those that may be undertaken in response to the merger of Delta and Northwest or other developments in the airline industry. Any airline industry consolidation or changes in airline alliances could substantially alter the competitive landscape and result in changes in our corporate or business strategy. We regularly assess and explore the potential for consolidation in our industry and changes in airline alliances, our strategic position and ways to enhance our competitiveness, including the possibilities for our participation in merger activity. Consolidation involving other participants in our industry could result in the formation of one or more airlines with greater financial resources, more extensive networks, and/or lower cost structures than exist currently, which could have a material adverse effect on us. For similar reasons, changes in airline alliances could also adversely affect our competitive position.
     In 2008, we entered into a joint business agreement and related marketing arrangements with British Airways and Iberia, providing for commercial cooperation on flights between North America and most countries in Europe, pooling and sharing of certain revenues and costs, expanded codesharing, enhanced frequent flyer program reciprocity, and cooperation in other areas. Along with these carriers and certain other carriers, we have applied to the U.S. Department of Transportation for antitrust immunity for this planned cooperation. Implementation of this agreement and the related arrangements is subject to conditions, including various U.S. and foreign regulatory approvals, successful negotiation of certain detailed financial and commercial arrangements, and other approvals. Agencies from which such approvals must be obtained may impose requirements or limitations as a condition of granting any such approvals, such as requiring divestiture of routes, gates, slots or other assets. No assurances can be given as to any arrangements that may ultimately be implemented or any benefits that we may derive from such arrangements.
We compete with reorganized carriers, which results in competitive disadvantages for us.
     We must compete with air carriers that have reorganized under the protection of Chapter 11 of the Bankruptcy Code in recent years, including United, Delta, Northwest and U.S. Airways. It is possible that other significant competitors may seek to reorganize in or out of Chapter 11.
     Successful reorganizations by other carriers present us with competitors with significantly lower operating costs and stronger financial positions derived from renegotiated labor, supply, and financing contracts. These competitive pressures may limit our ability to adequately price our services, may require us to further reduce our operating costs, and could have a material adverse impact on us.
Fares are at low levels and our reduced pricing power adversely affects our ability to achieve adequate pricing, especially with respect to business travel.
     While we have recently been able to implement some fare increases on certain domestic and international routes, our passenger yield is essentially the same as it was in 2000 despite cumulative inflation of approximately 25 percent since that time. We believe that this is due in large part to a corresponding decline in our pricing power. Our reduced pricing power is the product of several factors including: greater cost sensitivity on the part of travelers (particularly business travelers); pricing transparency resulting from the use of the Internet; greater competition from low-cost carriers and from carriers that have recently reorganized under the protection of Chapter 11; other carriers being well hedged against rising fuel costs and able to better absorb high jet fuel prices; and fare simplification efforts by certain carriers. We believe that our reduced pricing power could persist indefinitely.
Our corporate or business strategy may change.
     In light of the rapid changes in the airline industry, we evaluate our assets on an ongoing basis with a view to maximizing their value to us and determining which are core to our operations. We also regularly evaluate our corporate and business strategies, and they are influenced by factors beyond our control, including changes in the competitive landscape we face. Our corporate and business strategies are, therefore, subject to change.
     Beginning in late 2007 and continuing into 2008, AMR conducted a strategic value review involving, among other things, AMR Eagle, American Beacon Advisors, Inc., AMR’s investment advisory subsidiary (“American Beacon Advisors”) and AAdvantage, our frequent flyer program. The purpose of the review was to determine whether there existed the potential for unlocking additional stockholder value with respect to one or more of these strategic assets through some type of separation transaction. As a result of this review, AMR announced in late 2007 that it planned to divest AMR Eagle; however, in mid-2008 AMR announced that, given the then-current industry environment, AMR had decided to place that planned divestiture on hold until industry conditions are more favorable and stable. Also pursuant to the review, AMR sold American Beacon Advisors to a third party in September 2008 (AMR maintained a minority equity stake).
     In the future, AMR may consider and engage in discussions with third parties regarding the divestiture of AMR Eagle and other separation transactions, and may decide to proceed with one or more such transactions. There can be no assurance that AMR will complete any separation transactions, that any announced plans or transactions will be consummated, or as to the impact of these transactions on stockholder value or on us.
Our business is subject to extensive government regulation, which can result in increases in our costs, disruptions to our operations, limits on our operating flexibility, reductions in the demand for air travel, and competitive disadvantages.
     Airlines are subject to extensive domestic and international regulatory requirements. Many of these requirements result in significant costs. For example, the FAA from time to time issues directives and other regulations relating to the maintenance and operation of aircraft. Compliance with those requirements drives significant expenditures and has in the past, and may in the future, cause disruptions to our operations. In addition, the ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the United States and foreign governments may be amended from time to time, or because appropriate slots or facilities are not made available.
     Moreover, additional laws, regulations, taxes and airport rates and charges have been enacted from time to time that have significantly increased the costs of airline operations, reduced the demand for air travel or restricted the way we can conduct our business. For example, the Aviation and Transportation Security Act, which became law in 2001, mandated the federalization of certain airport security procedures and resulted in the imposition of additional security requirements on airlines. In addition, many aspects of our operations are subject to increasingly stringent environmental regulations, and concerns about climate change, in particular, may result in the imposition of additional regulation. For example, the U.S. Congress is considering climate change legislation, and the European Union (the “EU”) has approved a proposal that will put a cap on carbon dioxide emissions for all flights into and out of the EU effective in 2012. Laws or regulations similar to those described above or other U.S. or foreign governmental actions in the future may adversely affect our business and financial results.
     The results of our operations, demand for air travel, and the manner in which we conduct our business each may be affected by changes in law and future actions taken by governmental agencies, including:
•	changes in law which affect the services that can be offered by airlines in particular markets and at particular airports;

•	the granting and timing of certain governmental approvals (including foreign government approvals) needed for codesharing alliances and other arrangements with other airlines;

•	restrictions on competitive practices (for example court orders, or agency regulations or orders, that would curtail an airline’s ability to respond to a competitor);

•	the adoption of regulations that impact customer service standards (for example new passenger security standards, passenger bill of rights);

•	restrictions on airport operations, such as restrictions on the use of takeoff and landing slots at airports or the auction of slot rights currently or previously held by us; or

•	the adoption of more restrictive locally imposed noise restrictions.
     In addition, the air traffic control (“ATC”) system, which is operated by the FAA, is not successfully managing the growing demand for U.S. air travel. U.S. airlines carry about 740 million passengers a year and are forecasted to accommodate a billion passengers annually by 2015. Air-traffic controllers rely on outdated technologies that routinely overwhelm the system and compel airlines to fly inefficient, indirect routes. We support a common-sense approach to ATC modernization that would allocate cost to all ATC system users in proportion to the services they consume. The reauthorization by the U.S. Congress of legislation that funds the FAA, which includes proposals regarding upgrades to the ATC system, is pending, but it is uncertain when any such legislation will be enacted.

We could be adversely affected by conflicts overseas or terrorist attacks.
     Actual or threatened U.S. military involvement in overseas operations has, on occasion, had an adverse impact on our business, financial position (including access to capital markets) and results of operations, and on the airline industry in general. The continuing conflicts in Iraq and Afghanistan, or other conflicts or events in the Middle East or elsewhere, may result in similar adverse impacts.
     The Terrorist Attacks had a material adverse impact on us. The occurrence of another terrorist attack (whether domestic or international and whether against us or another entity) could again have a material adverse impact on us.
Our international operations could be adversely affected by numerous events, circumstances or government actions beyond our control.
     Our current international activities and prospects could be adversely affected by factors such as reversals or delays in the opening of foreign markets, exchange controls, currency and political risks, environmental regulation, taxation and changes in international government regulation of our operations, including the inability to obtain or retain needed route authorities and/or slots.
     For example, the “open skies” air services agreement between the United States and the EU which took effect in March 2008 provides airlines from the United States and EU member states open access to each other’s markets, with freedom of pricing and unlimited rights to fly beyond the United States and any airport in the EU including London’s Heathrow Airport. The agreement has resulted in American facing increased competition in these markets, including Heathrow, where we have lost market share.
We could be adversely affected by an outbreak of a disease that affects travel behavior.
     In the second quarter of 2009, there was an outbreak of the H1N1 virus which had an adverse impact throughout our network but primarily on our operations to and from Mexico. In 2003, there was an outbreak of Severe Acute Respiratory Syndrome (“SARS”), which had an adverse impact primarily on our Asia operations. In addition, in the past there have been concerns about outbreaks or potential outbreaks of other diseases, such as avian flu. Any outbreak of a disease (including a worsening of the outbreak of the H1N1 virus) that affects travel behavior could have a material adverse impact on us. In addition, outbreaks of disease could result in quarantines of our personnel or an inability to access facilities or our aircraft, which could adversely affect our operations.
Our labor costs are higher than those of our competitors.
     Wages, salaries and benefits constitute a significant percentage of our total operating expenses. In 2008, they constituted approximately 23 percent of our total operating expenses. All of the major hub-and-spoke carriers with whom American competes have achieved significant labor cost savings through or outside of bankruptcy proceedings. We believe American’s labor costs are higher than those of its primary competitors, and it is unclear how long this labor cost disadvantage may persist.
We could be adversely affected if we are unable to have satisfactory relations with any unionized or other employee work group.
     Our operations could be adversely affected if we fail to have satisfactory relations with any labor union representing our employees. In addition, any significant dispute we have with, or any disruption by, an employee work group could adversely impact us. Moreover, one of the fundamental tenets of our strategic Turnaround Plan is increased union and employee involvement in our operations. To the extent that we are unable to have satisfactory relations with any unionized or other employee work group, our ability to execute our strategic plans could be adversely affected.

     American is currently in mediated negotiations with each of its three major unions regarding amendments to their respective labor agreements. The negotiations process in the airline industry typically is slow and sometimes contentious. The union that represents American’s pilots has recently filed a number of grievances, lawsuits and complaints, most of which American believes are part of a corporate campaign related to the union’s labor agreement negotiations with American. While American is vigorously defending these claims, unfavorable outcomes of one or more of them could require American to incur additional costs, change the way it conducts some parts of its business, or otherwise adversely affect us.
Our insurance costs have increased substantially and further increases in insurance costs or reductions in coverage could have an adverse impact on us.
     We carry insurance for public liability, passenger liability, property damage and all-risk coverage for damage to our aircraft. As a result of the Terrorist Attacks, aviation insurers significantly reduced the amount of insurance coverage available to commercial air carriers for liability to persons other than employees or passengers for claims resulting from acts of terrorism, war or similar events (war-risk coverage). At the same time, these insurers significantly increased the premiums for aviation insurance in general.
     The U.S. government has agreed to provide commercial war-risk insurance for U.S. based airlines through August 31, 2009, covering losses to employees, passengers, third parties and aircraft. If the U.S. government does not provide such insurance at any time beyond that date, or reduces the coverage provided by such insurance, we will attempt to purchase similar coverage with narrower scope from commercial insurers at an additional cost. To the extent this coverage is not available at commercially reasonable rates, we would be adversely affected.
     While the price of commercial insurance had declined since the period immediately after the Terrorist Attacks, in the event commercial insurance carriers further reduce the amount of insurance coverage available to us, or significantly increase its cost, we would be adversely affected.
We may be unable to retain key management personnel.
     Since the Terrorist Attacks, a number of our key management employees have elected to retire early or leave for more financially favorable opportunities at other companies, both within and outside of the airline industry. There can be no assurance that we will be able to retain our key management employees. Any inability to retain our key management employees, or attract and retain additional qualified management employees, could have a negative impact on us.
We could be adversely affected by a failure or disruption of our computer, communications or other technology systems.
     We are heavily and increasingly dependent on technology to operate our business. The computer and communications systems on which we rely could be disrupted due to various events, some of which are beyond our control, including natural disasters, power failures, terrorist attacks, equipment failures, software failures and computer viruses and hackers. We have taken certain steps to help reduce the risk of some (but not all) of these potential disruptions. There can be no assurance, however, that the measures we have taken are adequate to prevent or remedy disruptions or failures of these systems. Any substantial or repeated failure of these systems could impact our operations and customer service, result in the loss of important data, loss of revenues, and increased costs, and generally harm our business. Moreover, a failure of certain of our vital systems could limit our ability to operate our flights for an extended period of time, which would have a material adverse impact on our operations and our business.

We are at risk of losses and adverse publicity which might result from an accident involving any of our aircraft.
     If one of our aircraft were to be involved in an accident, we could be exposed to significant tort liability. The insurance we carry to cover damages arising from any future accidents may be inadequate. In the event that our insurance is not adequate, we may be forced to bear substantial losses from an accident. In addition, any accident involving an aircraft operated by us could adversely affect the public’s perception of us.
Risk Factors Relating to the Class A Certificates and the Offering
Appraisals should not be relied upon as a measure of realizable value of the Aircraft.
     Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. The appraisal letters provided by these firms are annexed to this prospectus supplement as Appendix II. Such appraisals of the Aircraft are subject to a number of significant assumptions and methodologies (which differ among the appraisers) and were prepared without a physical inspection of the Aircraft. The appraisals may not accurately reflect the current market value of the Aircraft. The appraisals take into account “base value,” which is the theoretical value for an aircraft assuming a balanced market, while current market value is the value for an aircraft in the actual market. Appraisals that are based on other assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in such appraisals. In particular, the appraisals of the Owned Aircraft include adjustments for the maintenance status of such Aircraft at or about the time of the appraisals. A different maintenance status may result in different valuations. See “Description of the Aircraft and the Appraisals — The Appraisals.”
     An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case, and the appraisals of the Eligible Aircraft are estimates of values as of the future delivery dates. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.
     Since the Terrorist Attacks, the airline industry has suffered substantial losses. In response to adverse market conditions, we and many other U.S. air carriers have reduced the number of aircraft in operation, and there may be further reductions, particularly by air carriers in bankruptcy or liquidation. Any such reduction of aircraft of the same models as the Aircraft could adversely affect the value of the Aircraft.
     Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to the Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to the Aircraft or the full amount of distributions expected on the Certificates.
If we fail to perform maintenance responsibilities, the value of the Aircraft may deteriorate.
     To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If we fail to perform these responsibilities adequately, the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay the holders of Equipment Notes. See “Description of the Equipment Notes — Certain Provisions of the Indentures — Maintenance and Operation.”

Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes.
     To the extent described in the Indentures, we must maintain all-risk aircraft hull insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds which could be obtained upon an Event of Loss of an Aircraft may be insufficient to repay the holders of the related Equipment Notes. See “Description of the Equipment Notes — Certain Provisions of the Indentures — Insurance.”
Repossession of Aircraft may be difficult, time-consuming and expensive.
     There will be no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, we are permitted to register the Aircraft in certain foreign jurisdictions and to lease the Aircraft, and to enter into interchange or pooling arrangements with respect to the Aircraft, with unrelated third parties. It may be difficult, time-consuming and expensive for the Loan Trustee under an Indenture to exercise its repossession rights, particularly if the related Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to or in the possession of a foreign or domestic operator. Additional difficulties may exist if such a lessee or other operator is the subject of a bankruptcy, insolvency or similar event. See “Description of the Equipment Notes — Certain Provisions of the Indentures — Registration, Leasing and Possession.”
     In addition, some jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee’s security interest in an Aircraft. As a result, the benefits of a Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.
     Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on the Aircraft under the related Indenture, an Airframe subject to such Indenture might not be equipped with Engines subject to the same Indenture. If American fails to transfer title to engines not owned by American that are attached to repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Indenture.
The Class A Liquidity Provider, the Subordination Agent and the Trustees will receive certain payments before the Certificateholders do.
     Under the Intercreditor Agreement, the Class A Liquidity Provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on the Class A Certificates, before the holders of any class of Certificates receive any funds. In addition, the Subordination Agent and the Trustees will receive certain payments before the holders of any class of Certificates receive distributions. See “Description of the Intercreditor Agreement — Priority of Distributions.”
     Payments of principal on the Certificates are subordinated to payments of interest on the Certificates, subject to certain limitations and certain other payments. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the Certificates or such other amounts from payments received with respect to principal on Equipment Notes. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed from time to time on the remaining Certificates. This is because the interest on the Certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the Certificates may not receive the full amount expected after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see “Description of the Intercreditor Agreement — Priority of Distributions.”

     In addition, if American is in bankruptcy or other specified defaults have occurred, the subordination provisions applicable to the Certificates permit certain distributions to be made on Class B Certificates, if any, prior to making distributions in full on the Class A Certificates.
Certain Certificateholders may not participate in controlling the exercise of remedies in a default scenario.
     If an Indenture Event of Default is continuing under an Indenture, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued. See “Description of the Certificates — Indenture Events of Default and Certain Rights Upon an Indenture Event of Default.”
     The Controlling Party will be:
•	if Final Distributions have not been paid in full to holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of Class A Certificates, but, if any Class B Certificates have been issued, not to the holders of the Class B Certificates, the Class B Trustee; and

•	under certain circumstances, and notwithstanding the foregoing, the Class A Liquidity Provider.
     As a result of the foregoing, if the Trustee for a class of Certificates is not the Controlling Party with respect to an Indenture, the Certificateholders of that class will have no rights to participate in directing the exercise of remedies under such Indenture.
The proceeds from the disposition of any Aircraft or Equipment Notes may not be sufficient to pay all amounts distributable to the Certificateholders.
     During the continuation of any Indenture Event of Default under an Indenture, the Equipment Notes issued under such Indenture or the related Aircraft may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitations on Exercise of Remedies.” The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be very limited, and there can be no assurance as to whether they could be sold or the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount or any Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against American (except in the case that Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes), any Liquidity Provider or any Trustee.
The ratings of the Class A Certificates are not a recommendation to buy and may be lowered or withdrawn in the future.
     It is a condition to the issuance of the Class A Certificates that the Class A Certificates be rated not lower than Baa3 by Moody’s Investors Service, Inc. (“Moody’s”) and A- by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“Standard & Poor’s,” and together with Moody’s, the “Rating Agencies”). A rating is not a recommendation to purchase, hold or sell the Class A Certificates, because such rating does not address market price or suitability for a particular investor. A rating may change during any given period of time and may be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of American, the Depositary or the Class A Liquidity Provider) so warrant. Moreover, any change in a Rating Agency’s assessment of the risks of aircraft-backed debt (and similar securities such as the Class A Certificates) could adversely affect the rating issued by such Rating Agency with respect to the Class A Certificates.
     The ratings of the Class A Certificates are based primarily on the default risk of the Series A Equipment Notes and the Depositary, the availability of the Class A Liquidity Facility for the benefit of the Class A Certificateholders, the collateral value provided by the Aircraft relating to the Series A Equipment Notes, the cross-collateralization provisions applicable to the Indentures and the subordination provisions applicable to the Class A Certificates under the Intercreditor Agreement. These ratings address the likelihood of timely payment of interest (at the Stated Interest Rate and without any premium) when due on the Class A Certificates and the ultimate payment of principal distributable under the Class A Certificates by the Final Legal Distribution Date. The ratings do not address the possibility of certain defaults, optional redemptions or other circumstances (such as an Event of Loss to an Aircraft), which could result in the payment of the outstanding principal amount of the Class A Certificates prior to the final expected Regular Distribution Date. Standard & Poor’s has indicated that its rating on the Class A Certificates applies to a unit consisting of the Class A Certificates representing the Class A Trust Property and Escrow Receipts initially representing interests in $366,432,000 of Deposits. Amounts deposited under the Escrow Agreement are not property of American and are not entitled to the benefits of Section 1110 and any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110. The Class A Certificates and the Escrow Receipts may not be separately assigned or transferred.
     The reduction, suspension or withdrawal of the ratings of the Class A Certificates will not, by itself, constitute an Indenture Event of Default.
As a Certificateholder, you will have no protection against our entry into extraordinary transactions, including acquisitions and other business combinations, and there are no financial or other covenants in the Certificates, the Equipment Notes or the underlying agreements that impose restrictions on our financial and business operations or our ability to execute any such transaction.
     The Certificates, the Equipment Notes and the underlying agreements will not contain any financial or other covenants or “event risk” provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction, including an acquisition or other business combination, affecting American or its affiliates. We do from time to time analyze opportunities presented by various types of transactions, and we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit rating of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements, including by entering into a highly leveraged or other extraordinary transaction.
Escrowed funds may be withdrawn and distributed to holders of Class A Certificates without purchase of Series A Equipment Notes.
     Under certain circumstances, less than all of the Deposits held in escrow may have been used to purchase Series A Equipment Notes to be issued with respect to the New Aircraft by the Delivery Period Termination Date. This could occur because of delays in the delivery of any Eligible Aircraft or other reasons. See “Description of the Certificates — Obligation to Purchase Series A Equipment Notes” and “Description of the Aircraft and the Appraisals — Deliveries of New Aircraft.” If any funds remain as Deposits as of the Deposit Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest on such remaining funds, but without any premium, to the Class A Certificateholders on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution or, under certain circumstances, such remaining funds will be automatically returned by the Depositary to the Paying Agent on the Outside Termination Date, and the Paying Agent will distribute such funds to the Class A Certificateholders as promptly as practicable thereafter. In addition, if a Triggering Event occurs prior to the Delivery Period Termination Date, any Deposits held in escrow will similarly be withdrawn and distributed to the Class A

Certificateholders. See “Description of the Deposit Agreement — Other Withdrawals and Return of Deposits.”
The holders of the Class A Certificates are exposed to the credit risk of the Depositary.
     The holders of the Class A Certificates may suffer losses or delays in repayment in the event that the Depositary fails to pay when due the Deposits or accrued interest thereon for any reason, including by reason of the insolvency of the Depositary. American is not required to indemnify against any failure on the part of the Depositary to repay the Deposits or accrued interest thereon in full on a timely basis.
Because there is no current market for the Class A Certificates, you may have a limited ability to resell Class A Certificates.
     Prior to this offering of the Class A Certificates, there has been no trading market for the Class A Certificates. Neither American nor the Class A Trust intends to apply for listing of the Class A Certificates on any securities exchange. The Underwriters may assist in resales of the Class A Certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. A secondary market for the Class A Certificates therefore may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class A Certificates. If an active trading market does not develop, the market price and liquidity of the Class A Certificates may be adversely affected.
     The liquidity of, and trading market for, the Class A Certificates also may be adversely affected by general declines in the markets or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of American’s financial performance and prospects.
The market for Class A Certificates could be negatively affected by regulatory changes.
     The Class A Certificates are sold to investors under an exemption to the Investment Company Act of 1940, as amended, that permits the Class A Trust to issue the Class A Certificates to investors generally without registering as an investment company; provided that the Class A Certificates have an investment grade rating at the time of original sale. Recent events in the debt markets, including defaults on asset-backed securities that had an investment grade rating at the time of sale, have prompted broad based regulatory reviews, including a review of the regulations that permit the sale of certain asset-backed securities based upon the ratings of such securities. In particular, the SEC has solicited comments on proposed rule changes that would eliminate the ability of the Class A Trust to sell the Class A Certificates to investors generally unless a different exemption is used. Currently, there is no such exemption under which investors generally could purchase the Class A Certificates. If these rules are adopted or other unforeseen regulatory changes are enacted that affect the ability of the Class A Trust to issue the Class A Certificates to investors generally or affect the ability of such investors to continue to hold or purchase Class A Certificates, or to re-sell their Class A Certificates to other investors generally, the secondary market for the Class A Certificates could be negatively affected and, as a result, the market price of the Class A Certificates could decrease.

USE OF PROCEEDS
     The proceeds from the sale of the Class A Certificates will, in part, be used to acquire the Series A Equipment Notes issued with respect to the Owned Aircraft. The balance of such proceeds will initially be held in escrow and deposited with the Depositary, pending the financing of each New Aircraft under the related Indenture. The Class A Trust will withdraw funds from such escrow to acquire from American the Series A Equipment Notes to be issued as these New Aircraft are subjected to the related Indentures.
     The Series A Equipment Notes will be full recourse obligations of American. American will use the proceeds from the issuance of the Series A Equipment Notes issued with respect to any New Aircraft to finance, in part, the acquisition of such New Aircraft. American will use the proceeds from the issuance of the Series A Equipment Notes issued with respect to the Owned Aircraft for general corporate purposes.

THE COMPANY
     American, the principal subsidiary of AMR, was founded in 1934. All of American’s common stock is owned by AMR. At the end of 2008, American provided scheduled jet service to approximately 150 destinations throughout North America, the Caribbean, Latin America, Europe and Asia.
     In addition, American has capacity purchase agreements with AMR Eagle and two independently owned regional airlines, which do business as the “AmericanConnection” (the “AmericanConnection® carriers”) . The AMR Eagle and AmericanConnection® carriers provide connecting service from eight of American’s high-traffic cities to smaller markets throughout the United States, Canada, Mexico and the Caribbean.
     American, AMR Eagle, and the AmericanConnection® airlines serve 250 cities in 40 countries with, on average, more than 3,400 daily flights. The combined network fleet numbers approximately 900 aircraft. American is also a founding member of oneworld® Alliance, which enables member airlines to offer its customers more services and benefits than any member airline can provide individually. These services include a broader route network, opportunities to earn and redeem frequent flyer miles across the combined oneworld network and more airport lounges. Together, oneworld members serve nearly 700 destinations in over 150 countries, with 8,500 daily departures. American is also one of the largest scheduled air freight carriers in the world, providing a wide range of freight and mail services to shippers throughout its system onboard American’s passenger fleet.
     The postal address for American’s principal executive offices is 4333 Amon Carter Boulevard, Fort Worth, Texas 76155 (Telephone: 817-963-1234). American’s Internet address is http://www.aa.com. Information on American’s website is not incorporated into this prospectus supplement and is not a part of this prospectus supplement.

DESCRIPTION OF THE CERTIFICATES
     The following summary of particular material terms of the Class A Certificates supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions of pass through certificates set forth in the prospectus accompanying this prospectus supplement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was filed with the SEC as an exhibit to American’s Registration Statement on Form S-3, File No. 333-84292, and to all of the provisions of the Class A Certificates, the Class A Trust Supplement, the Class A Liquidity Facility, the Deposit Agreement, the Escrow Agreement, the Note Purchase Agreement and the Intercreditor Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC.
     Except as otherwise indicated, the following summary relates to the Class A Trust and the Class A Certificates and, to the extent applicable, the Class B Trust that may be formed, and the Class B Certificates that may be issued, in the future. The terms and conditions governing each of the Trusts (including, if formed, the Class B Trust) are currently expected to be generally analogous, except as otherwise indicated herein (including as described under “— Subordination” below), and except that the principal amount and scheduled principal repayments of the Equipment Notes (including, if issued, the Series B Equipment Notes) held by each Trust and the interest rate and maturity date of the Equipment Notes (including, if issued, the Series B Equipment Notes) held by each Trust will differ. In addition, the terms and conditions of, and related to, the actual Class B Certificates, if issued, and the actual Class B Trust, if formed, may differ from the following summary. See “Possible Issuance of Class B Certificates and Refinancing of Class B Certificates.”
General
     Each pass through certificate (collectively, the “Certificates”) will represent a fractional undivided interest in one of two potential American Airlines 2009-1 Pass Through Trusts: the “Class A Trust,” or, if formed, the “Class B Trust,” and, collectively, the “Trusts.” The Class A Trust will be formed pursuant to a pass through trust agreement between American and U.S. Bank Trust National Association (as successor trustee to State Street Bank and Trust Company of Connecticut, National Association), as trustee, dated as of March 21, 2002 (the “Basic Agreement”), and a supplement thereto (the “Class A Trust Supplement” and, together with the Basic Agreement, collectively, the “Class A Pass Through Trust Agreement”). If applicable, the Class B Trust will be formed pursuant to the Basic Agreement and a supplement thereto (the “Class B Trust Supplement” and, together with the Basic Agreement, collectively, the “Class B Pass Through Trust Agreement” and, the Class B Trust Supplement together with the Class A Trust Supplement, collectively, the “Trust Supplements” and, the Class B Pass Through Trust Agreement together with the Class A Pass Through Trust Agreement, collectively, the “Pass Through Trust Agreements”). The trustee under the Class A Trust and the Class B Trust is referred to herein, respectively, as the “Class A Trustee” and the “Class B Trustee” and collectively as the “Trustees.” The Certificates to be issued by the Class A Trust and, if applicable, the Class B Trust are referred to herein, respectively, as the “Class A Certificates” and the “Class B Certificates.” The Class A Trust will purchase all of the Series A Equipment Notes and, if applicable, the Class B Trust will purchase all of the Series B Equipment Notes (if any). The holders of the Class A Certificates and the Class B Certificates (if any) are referred to herein, respectively, as the “Class A Certificateholders” and the “Class B Certificateholders,” and collectively as the “Certificateholders.” Assuming all of the Series A Equipment Notes expected to be issued with respect to the Aircraft are issued, the sum of the initial principal balance of the Series A Equipment Notes will equal the initial aggregate face amount of the Class A Certificates. If issued, the Class B Certificates or the Series B Equipment Notes or both may be issued for their full principal amount or at a discount to be determined at the time of issuance of the Class B Certificates.
     Each Class A Certificate will represent a fractional undivided interest in the Class A Trust created by the Class A Pass Through Trust Agreement. The property of the Class A Trust (the “Class A Trust Property”) will consist of:

•	subject to the Intercreditor Agreement, the Series A Equipment Notes acquired by the Class A Trust prior to the Delivery Period Termination Date, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of the Class A Trust to acquire the Series A Equipment Notes related to the New Aircraft under the Note Purchase Agreement;

•	the rights of the Class A Trust under the Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable the Class A Trust to purchase the Series A Equipment Notes upon the financing of a New Aircraft under the related Indenture prior to the Delivery Period Termination Date;

•	the rights of the Class A Trust under the Intercreditor Agreement (including all rights to receive monies receivable in respect of such rights);

•	all monies receivable under the Class A Liquidity Facility; and

•	funds from time to time deposited with the Class A Trustee in accounts relating to the Class A Trust. (Class A Trust Supplement, Section 1.01)
     Each Class B Certificate, if issued, will represent a fractional undivided interest in the Class B Trust created by the Class B Pass Through Trust Agreement. The property of the Class B Trust (the “Class B Trust Property,” and, either the Class A Trust Property or Class B Trust Property, the “Trust Property”) will consist of, subject to the Intercreditor Agreement, the Series B Equipment Notes, all monies paid thereon and the rights to all monies due and to become due thereunder and the rights of the Class B Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights) and may also include other items to be identified at the time of issuance of the Class B Certificates.
     The Class A Certificates represent fractional undivided interests in the Class A Trust only, and all payments and distributions thereon will be made only from the Class A Trust Property. (Basic Agreement, Sections 2.01 and 3.09; Class A Trust Supplement Section 3.01) The Class A Certificates do not represent indebtedness of the Class A Trust, and references in this prospectus supplement to interest accruing on the Class A Certificates are included for purposes of computation only. (Basic Agreement, Section 3.09; Class A Trust Supplement, Section 3.01) The Class A Certificates do not represent an interest in or obligation of American, the Class A Trustee, the Subordination Agent, any of the Loan Trustees or any affiliate of any thereof. Each Class A Certificateholder by its acceptance of a Class A Certificate agrees to look solely to the income and proceeds from the Class A Trust Property for payments and distributions on such Class A Certificate. (Basic Agreement, Section 3.09)
     Pursuant to the Escrow Agreement, the Class A Certificateholders, as holders of the Escrow Receipts affixed to each Class A Certificate, are entitled to certain rights with respect to the Deposits. Accordingly, any transfer of a Class A Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by the Class A Certificateholders. (Escrow Agreement, Section 1.03) Rights with respect to the Deposits and the Escrow Agreement, except for the right to direct withdrawals for the purchase of Series A Equipment Notes, will not constitute Class A Trust Property. (Class A Trust Supplement, Section 1.01) Payments to the Class A Certificateholders in respect of the Deposits and the Escrow Receipts will constitute payments to the Class A Certificateholders solely in their capacity as holders of the Escrow Receipts.
     The Class A Certificates will be issued in fully registered form only. The Class A Certificates will be subject to the provisions described below under “— Book-Entry Registration; Delivery and Form.” The Class A Certificates will be issued only in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000, that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Class A Certificate may be issued in a different denomination. (Class A Trust Supplement, Section 4.01(a))

Payments and Distributions
     The following description of distributions on the Certificates (including, if issued, the Class B Certificates) should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See “— Subordination” and “Description of the Intercreditor Agreement.”
     Payments of interest on the Deposits with respect to the Class A Trust and payments of principal, Make-Whole Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of Deposits) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.
     January 2 and July 2 of each year are referred to herein as “Regular Distribution Dates” (each Regular Distribution Date and Special Distribution Date, a “Distribution Date”).
Interest
     The Deposits held with respect to the Class A Trust and the Series A Equipment Notes held in the Class A Trust will accrue interest at the rate per annum for the Class A Certificates, payable on each Regular Distribution Date commencing on January 2, 2010 (or in the case of Series A Equipment Notes issued after such date, commencing with the first Regular Distribution Date to occur after such Series A Equipment Notes are issued). The rate per annum for the Class A Certificates is set forth on the cover page of this prospectus supplement. If issued, the Series B Equipment Notes that would be held in the Class B Trust will accrue interest at a rate per annum for the Class B Certificates to be determined at the time of issuance of the Class B Certificates. The Series B Equipment Notes and the Class B Certificates, if issued, may bear interest at a fixed or floating rate and may be issued for their full principal amount or at a discount. The interest rate for the Class A Certificates, as shown on the cover page of this prospectus supplement, or as described in the previous two sentences in the case of the Class B Certificates, is referred to as the “Stated Interest Rate” for the Class A Trust or the Class B Trust (if any), as the case may be. Interest payments will be distributed to Class A Certificateholders on each Regular Distribution Date until the final Distribution Date for the Class A Trust, subject to the Intercreditor Agreement. Interest on the Deposits and on the Series A Equipment Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. The schedule for interest payment distributions, if any, with respect to the Series B Equipment Notes, if issued, and, if applicable, any deposits held with respect to the Class B Trust, as well as any rules on calculation of such interest will be determined at the time of issuance of the Class B Certificates, but any scheduled interest payment dates for such Series B Equipment Notes will fall on the same Regular Distribution Dates as for the Series A Equipment Notes. (Intercreditor Agreement, Section 8.01(d)(vi))
     Distributions of interest on the Class A Certificates will be supported by the Class A Liquidity Facility to be provided by the Class A Liquidity Provider for the benefit of the Class A Certificateholders, which is expected to provide an aggregate amount sufficient to distribute interest on the Pool Balance thereof at the Stated Interest Rate for the Class A Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any future distributions of principal on such Class A Certificates), except that the Class A Liquidity Facility will not cover interest payable by the Depositary on the Deposits. The Class A Liquidity Facility does not provide for drawings thereunder to pay for principal or Make-Whole Amount with respect to the Class A Certificates, any interest with respect to the Class A Certificates in excess of their Stated Interest Rate, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal, interest, or Make-Whole Amount with respect to the Class B Certificates, if issued. Therefore, only the holders of the Class A Certificateholders will be entitled to receive and retain the proceeds of drawings under the Class A Liquidity Facility. See “Description of the Class A Liquidity Facility.” If issued, the Class B Certificates may have the benefit of a liquidity facility. See “Possible Issuance of Class B Certificates and Refinancing of Class B Certificates — Additional Liquidity Facilities.”

Principal
     Payments of principal on the Series A Equipment Notes are scheduled to be received in specified amounts on January 2 and July 2 in certain years, commencing on January 2, 2010 and ending on July 2, 2019. The schedule for principal payments on the Series B Equipment Notes, if issued, will be determined at the time of issuance of the Class B Certificates, but any scheduled principal payment dates for such Series B Equipment Notes will be the same as for the Series A Equipment Notes. (Intercreditor Agreement, Section 8.01(d)(vi))
Distributions
     Payments of interest on the Deposits (other than as part of any withdrawals described in “Description of the Deposit Agreement — Other Withdrawals and Return of Deposits”) and payments of interest on or principal of the Equipment Notes (including drawings made under the Class A Liquidity Facility in respect of a shortfall of interest payable on any Class A Certificate) scheduled to be made on a Regular Distribution Date are referred to herein as “Scheduled Payments.” See “Description of the Equipment Notes — Principal and Interest Payments.” The “Final Legal Distribution Date” for the Class A Certificates is January 2, 2021 and for the Class B Certificates is a date to be determined at the time of issuance thereof, if any.
     The Paying Agent with respect to the Escrow Agreement will distribute on each Regular Distribution Date to the Class A Certificateholders all Scheduled Payments received in respect of the Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. Subject to the Intercreditor Agreement, on each Regular Distribution Date, the Class A Trustee will distribute to the Class A Certificateholders all Scheduled Payments received in respect of the Series A Equipment Notes, the receipt of which is confirmed by the Class A Trustee on such Regular Distribution Date. Each Class A Certificateholder will be entitled to receive its proportionate share, based upon its fractional interest in the Class A Trust, of any distribution in respect of Scheduled Payments of interest on Deposits, and, subject to the Intercreditor Agreement, each Class A Certificateholder will be entitled to receive its proportionate share, based upon its fractional interest in the Class A Trust, of any distribution in respect of Scheduled Payments of principal of or interest on the Series A Equipment Notes. Each such distribution of Scheduled Payments will be made by the Paying Agent or the Class A Trustee, as the case may be, to the Class A Certificateholders of record on the record date applicable to such Scheduled Payment (generally, 15 days prior to each Regular Distribution Date), subject to certain exceptions. (Basic Agreement, Sections 1.01 and 4.02(a); Class A Trust Supplement, Sections 7.01(c) and (d); Escrow Agreement, Section 2.03(a)) If a Scheduled Payment is not received by the Paying Agent or the Class A Trustee, as the case may be, on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below. (Intercreditor Agreement, Section 1.01; Escrow Agreement, Section 2.03(d)) If any Class B Certificates are issued, the rules for distribution of Scheduled Payments, if any, in respect of the Series B Equipment Notes will be determined at the time of issuance of the Class B Certificates, but any dates for such distributions will fall on the same Regular Distribution Dates as for the Series A Equipment Notes. (Intercreditor Agreement, Section 8.01(d)(vi))
     Any payment in respect of, or any proceeds of, any Equipment Note or the collateral under any Indenture (the “Collateral”) other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which will be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee (as described below) as soon as practicable after the Trustee has received notice of such Special Payment, or has received the funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement. (Basic Agreement, Section 4.02(c); Class A Trust Supplement, Section 7.01(c)) The foregoing description with respect to Series B Equipment Notes, if any are issued, is subject to change and will be determined at the time of issuance of the Class B Certificates.

     Any Deposits withdrawn because a Triggering Event occurs, and any unused Deposits remaining as of the Delivery Period Termination Date, will be distributed, together with accrued and unpaid interest thereon, but without any premium (each, also a “Special Payment”), on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution (also, a “Special Distribution Date”). However, if the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, the Escrow Agent will request that such withdrawal be made on such Regular Distribution Date. Any such distribution will not be subject to the Intercreditor Agreement. (Escrow Agreement, Sections 1.02(f), 2.03(b) and 2.06)
     “Triggering Event” means (i) the occurrence of an Indenture Event of Default under all Indentures resulting in a PTC Event of Default with respect to the most senior class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes (provided that with respect to the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $200 million) or (iii) certain bankruptcy or insolvency events involving American. (Intercreditor Agreement, Section 1.01)
     The Paying Agent, in the case of the Deposits, and the Class A Trustee, in the case of the Class A Trust Property, will mail a notice to the Class A Certificateholders stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and, in the case of a distribution under the Class A Pass Through Trust Agreement, the reason for the Special Payment. In the case of a redemption or purchase of the Series A Equipment Notes or any withdrawal or return of Deposits described under “Description of the Deposit Agreement — Other Withdrawals and Return of Deposits,” such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Class A Trustee has confirmed that it has received funds for such Special Payment. (Basic Agreement, Section 4.02(c); Class A Trust Supplement, Sections 7.01(c) and 7.01(d); Escrow Agreement, Section 2.06) Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date will be made by the Paying Agent or the Class A Trustee, as applicable, to the Class A Certificateholders of record on the record date applicable to such Special Payment. (Basic Agreement, Section 4.02(b); Escrow Agreement, Section 2.03(b)) See “— Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” and “Description of the Equipment Notes — Redemption.”
     The Class A Pass Through Trust Agreement requires that the Class A Trustee establish and maintain, for the Class A Trust and for the benefit of the Class A Certificateholders, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by the Class A Trustee. (Basic Agreement, Section 4.01) The Class A Pass Through Trust Agreement requires that the Class A Trustee establish and maintain, for the Class A Trust and for the benefit of the Class A Certificateholders, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by the Class A Trustee, which will be non-interest bearing except in certain limited circumstances where the Class A Trustee may invest amounts in such account in certain Permitted Investments. (Class A Pass Through Trust, Section 7.01(c)) Pursuant to the terms of the Class A Pass Through Trust Agreement, the Class A Trustee is required to deposit any Scheduled Payments received by it in the Certificate Account and to deposit any Special Payments received by it in the Special Payments Account. (Basic Agreement, Section 4.01; Class A Trust Supplement, Section 7.01(c)) All amounts so deposited will be distributed by the Class A Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Basic Agreement, Section 4.02)
     The Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, an account (the “Paying Agent Account”), which will be non-interest bearing, and the Paying Agent is under no obligation to invest any amounts held in the Paying Agent Account. (Escrow Agreement, Section 2.02) Pursuant to the terms of the Deposit Agreement, the Depositary agrees to pay, subject to certain exceptions, interest payable on Deposits and amounts withdrawn from the Deposits as described under “Description of the Deposit Agreement — Other Withdrawals and Return of Deposits,” in accordance with the Deposit Agreement, directly into the Paying Agent Account. (Deposit Agreement, Section 4) All amounts so deposited in the Paying Agent Account will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate. See “Description of the Deposit Agreement.”
     The Final Distribution for the Class A Trust will be made only upon presentation and surrender of the Class A Certificates at the office or agency of the Class A Trustee specified in the notice given by the Class A Trustee of such Final Distribution. (Basic Agreement, Section 11.01) See “— Termination of the Class A Trust” below. Distributions in respect of Class A Certificates issued in global form will be made as described in “— Book-Entry Registration; Delivery and Form” below.
     If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day and interest will not be added for such additional period. (Basic Agreement, Section 12.11; Class A Trust Supplement, Sections 3.02(c) and 3.02(d))
     “Business Day” means, with respect to Certificates of any class, any day (a) other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Fort Worth, Texas, Wilmington, Delaware, or, so long as any Certificate of such class is outstanding, the city and state in which the Trustee, the Subordination Agent or any related Loan Trustee maintains its corporate trust office or receives and disburses funds, and (b) solely with respect to drawings under any Liquidity Facility, which is also a “Business Day” as defined in such Liquidity Facility. (Intercreditor Agreement, Section 1.01)
Subordination
     The Certificates (including, if issued, the Class B Certificates) are subject to subordination terms set forth in the Intercreditor Agreement. See “Description of the Intercreditor Agreement — Priority of Distributions.”
Pool Factors
     The “Pool Balance” of the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all distributions made as of such date in respect of the Certificates of such Trust or, in the case of the Class A Trust, in respect of Deposits, other than distributions made in respect of interest or Make-Whole Amount or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by any Trust as of any date will be computed after giving effect to any special distribution with respect to unused Deposits in the case of the Class A Trust, payment of principal, if any, on the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on such date. (Class A Trust Supplement, Section 1.01; Intercreditor Agreement, Section 1.01)
     The “Pool Factor” for the Class A Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of the Class A Trust by (ii) the original aggregate face amount of the Class A Certificates. The Pool Factor for the Class A Trust as of any Distribution Date will be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal, if any, on the Series A Equipment Notes or payments with respect to other Class A Trust Property and the distribution thereof to be made on that date. (Class A Trust Supplement, Section 1.01) The Pool Factor for the Class A Trust will be 1.0000000 on the date of issuance of the Class A Certificates (the “Issuance Date”); thereafter, the Pool Factor for the Class A Trust will decline as described herein to reflect reductions in the Pool Balance of the Class A Trust. The amount of a Class A Certificateholder’s pro rata share of the Pool Balance of the Class A Trust can be determined by multiplying the original denomination of the Class A Certificateholder’s Class A Certificate by the Pool Factor for the Class A Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for the Class A Trust will be mailed to Class A Certificateholders on each Distribution Date. (Class A Trust Supplement, Section 5.01(a))

     The following table sets forth the expected aggregate principal amortization schedule (the “Assumed Amortization Schedule”) for the Series A Equipment Notes and resulting Pool Factors with respect to the Class A Trust, assuming that (i) each Owned Aircraft has been subjected to an Indenture on the Issuance Date and (ii) each New Aircraft has been subjected to an Indenture before the Delivery Period Termination Date. The actual aggregate principal amortization schedule applicable to the Class A Trust and the resulting Pool Factors with respect to the Class A Trust may differ from the Assumed Amortization Schedule because the scheduled distribution of principal payments for the Class A Trust may be affected if, among other things, any Series A Equipment Notes are redeemed or purchased, if a default in payment of principal on any Series A Equipment Note occurs, or if any Aircraft is not subjected to an Indenture and the related Series A Equipment Notes are not acquired by the Class A Trust.

	Scheduled Principal	Expected Pool
Date	Payments	Factor
Issuance Date	$0.00	1.0000000
January 2, 2010	3,582,205.96	0.9931126
July 2, 2010	3,569,534.68	0.9862496
January 2, 2011	3,497,448.80	0.9795251
July 2, 2011	21,276,711.34	0.9386170
January 2, 2012	21,282,837.10	0.8976971
July 2, 2012	21,282,837.09	0.8567773
January 2, 2013	21,282,836.95	0.8158574
July 2, 2013	16,554,961.10	0.7840277
January 2, 2014	16,554,960.94	0.7521979
July 2, 2014	17,097,851.24	0.7193244
January 2, 2015	17,371,309.51	0.6859251
July 2, 2015	17,371,309.64	0.6525258
January 2, 2016	17,371,309.52	0.6191265
July 2, 2016	17,640,708.38	0.5852092
January 2, 2017	17,640,708.19	0.5512920
July 2, 2017	17,640,708.20	0.5173747
January 2, 2018	17,640,708.38	0.4834574
July 2, 2018	17,640,708.22	0.4495402
January 2, 2019	17,640,708.36	0.4156229
July 2, 2019	216,169,636.40	0.0000000
     If the Pool Factor and Pool Balance of the Class A Trust differ from the Assumed Amortization Schedule, notice thereof will be provided to the Class A Certificateholders as described hereafter. The Pool Factor and Pool Balance of the Class A Trust will be recomputed if there has been an early redemption, purchase or default in the payment of principal in respect of one or more of the Series A Equipment Notes, as described in “— Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” and “Description of the Equipment Notes — Redemption,” or a special distribution of unused Deposits attributable to (a) the occurrence of a Triggering Event or (b) unused Deposits remaining after the Delivery Period Termination Date, in each case as described in “Description of the Deposit Agreement — Other Withdrawals and Return of Deposits.” If the aggregate principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date will not be as set forth in the Assumed Amortization Schedule, notice thereof will be mailed to the Class A Certificateholders by no later than the 15th day prior to such Regular Distribution Date. Promptly following (i) the Delivery Period Termination Date or, if applicable, the date any unused Deposits are withdrawn following the Delivery Period Termination Date, if there has been, on or prior to such date, (x) any change in the Pool Factor and the scheduled payments from the Assumed Amortization Schedule or (y) any such redemption, purchase, default or special distribution and (ii) the date of any such redemption, purchase, default or special distribution occurring after the Delivery Period Termination Date or, if applicable the date any unused Deposits are withdrawn following the Delivery Period Termination Date, the Pool Factor, Pool Balance and expected principal payment schedule of the Class A Trust will be recomputed after giving effect thereto and notice thereof will be mailed to the Class A Certificateholders. (Class A Trust Supplement, Sections 5.01(c) and 5.01(d)) See “— Reports to Class A Certificateholders,” “— Certificate Buyout Right of Class B Certificateholders,” and “Description of the Deposit Agreement.”

Reports to Class A Certificateholders
     On each Distribution Date, the Class A Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to the Class A Certificateholders a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificates as to items (2), (3), (4) and (5) below):
(1)	the aggregate amount of funds distributed on such Distribution Date under the Class A Pass Through Trust Agreement and under the Escrow Agreement, indicating the amount, if any, allocable to each source, including any portion thereof paid by the Class A Liquidity Provider;

(2)	the amount of such distribution under the Class A Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Amount (if any);

(3)	the amount of such distribution under the Class A Pass Through Trust Agreement allocable to interest, indicating any portion thereof paid by the Class A Liquidity Provider;

(4)	the amount of such distribution under the Escrow Agreement allocable to interest, if any;

(5)	the amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any; and

(6)	the Pool Balance and the Pool Factor for the Class A Trust. (Class A Trust Supplement, Section 5.01)
     As long as the Class A Certificates are registered in the name of The Depository Trust Company (“DTC”) or its nominee (including Cede & Co. (“Cede”)), on the record date prior to each Distribution Date, the Class A Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the Class A Certificates on such record date. On each Distribution Date, the Class A Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Class A Trust Supplement, Section 5.01(a))
     In addition, after the end of each calendar year, the Class A Trustee will furnish to each person who at any time during the preceding calendar year was a Class A Certificateholder of record a report containing the sum of the amounts determined pursuant to clauses (1), (2), (3), (4) and (5) above with respect to the Class A Trust for such calendar year or, if such person was a Class A Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Class A Trustee and which a Class A Certificateholder reasonably requests as necessary for the purpose of such Class A Certificateholder’s preparation of its U.S. federal income tax returns or foreign income tax returns. (Class A Trust Supplement, Section 5.01(b)) Such report and such other items will be prepared on the basis of information supplied to the Class A Trustee by the DTC Participants and will be delivered by the Class A Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners. (Class A Trust Supplement, Section 5.01(b))
     Under certain circumstances, Class A Certificateholders may receive additional information from the Class A Trustee concerning Pool Balances, Pool Factors and the expected principal distribution schedules as described in “— Pool Factors” above. (Class A Trust Supplement, Sections 5.01(c) and 5.01(d))
     At such time, if any, as Class A Certificates are issued in the form of Definitive Certificates, the Class A Trustee will prepare and deliver the information described above to each Class A Certificateholder of record as the name and period of record ownership of such Class A Certificateholder appear on the records of the registrar of the Class A Certificates.

Indenture Events of Default and Certain Rights Upon an Indenture Event of Default
     See “Description of Equipment Notes — Indenture Events of Default, Notice and Waiver” for a list of Indenture Events of Default. Upon the occurrence and during the continuation of an Indenture Event of Default under an Indenture, the Controlling Party may direct the Loan Trustee under such Indenture to accelerate the Equipment Notes issued thereunder and may direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may sell all (but not less than all) of such Equipment Notes or foreclose and sell the Collateral under such Indenture to any person, subject to certain limitations. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitations on Exercise of Remedies.” The proceeds of any such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to the Class A Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Class A Certificateholders on a Special Distribution Date. (Basic Agreement, Sections 4.01 and 4.02; Class A Trust Supplement, Sections 7.01(c) and 7.01(d))
     The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be limited and there can be no assurance as to whether they could be sold or the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, or any Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against American (except in the case that Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes), any Liquidity Provider or any Trustee. Neither the Trustee of the Trust holding such Equipment Notes nor the Certificateholders of such Trust, furthermore, could take action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Event of Default existed with respect thereto.
     Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Class A Trustee by the Subordination Agent on account of the Series A Equipment Notes or other Class A Trust Property following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account and will be distributed to the Class A Certificateholders on a Special Distribution Date. (Basic Agreement, Sections 4.01 and 4.02; Class A Trust Supplement, Section 1.01; Intercreditor Agreement, Section 1.01)
     Any funds representing payments received with respect to any defaulted Series A Equipment Notes, or the proceeds from the sale of any Series A Equipment Notes, held by the Class A Trustee in the Special Payments Account will, to the extent practicable, be invested and reinvested by the Class A Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Basic Agreement, Section 4.04) “Permitted Investments” are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days after they are acquired or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date. (Basic Agreement, Section 1.01)
     The Class A Pass Through Trust Agreement provides that the Class A Trustee will, within 90 days after the occurrence of a default (as defined below) known to it, notify the Class A Certificateholders by mail of such default, unless such default has been cured or waived; provided that, (i) in the case of defaults not relating to the payment of money, the Class A Trustee will not give notice until the earlier of the time at which such default becomes an Indenture Event of Default and the expiration of 60 days from the occurrence of such default, and (ii) except in the case of default in a payment of principal, Make-Whole Amount (if any), or interest on any of the Series A Equipment Notes, the Class A Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Class A Certificateholders. (Basic Agreement, Section 7.02) For the purpose of the provision described in this paragraph only, the term “default” with respect to the Class A Trust means an event that is, or after notice or lapse of time or both would become, an event of default with respect to the Class A Trust or a Triggering Event under the Intercreditor Agreement, and the term “event of default”

with respect to the Class A Trust means an Indenture Event of Default under any Indenture pursuant to which Series A Equipment Notes held by the Class A Trust were issued.
     The Class A Pass Through Trust Agreement contains a provision entitling the Class A Trustee, subject to the duty of the Class A Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Class A Certificateholders before proceeding to exercise any right or power under the Class A Pass Through Trust Agreement or the Intercreditor Agreement at the request of the Class A Certificateholders. (Basic Agreement, Section 7.03(e))
     Subject to certain qualifications set forth in the Class A Pass Through Trust Agreement and to certain limitations set forth in the Intercreditor Agreement, the Class A Certificateholders holding Class A Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in the Class A Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Class A Trustee or pursuant to the terms of the Intercreditor Agreement or the Class A Liquidity Facility, or exercising any trust or power conferred on the Class A Trustee under the Class A Pass Through Trust Agreement, the Intercreditor Agreement, or the Class A Liquidity Facility, including any right of the Class A Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Series A Equipment Notes (the “Series A Noteholder”). (Basic Agreement, Section 6.04)
     Subject to the Intercreditor Agreement, the Class A Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of the Class A Trust may on behalf of all Class A Certificateholders waive any past Indenture Event of Default or “default” under the Class A Pass Through Trust Agreement and its consequences or, if the Class A Trustee is the Controlling Party, may direct the Class A Trustee to so instruct the applicable Loan Trustee; provided, however, that the consent of each Class A Certificateholder is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Amount (if any) or interest with respect to any of Series A Equipment Notes and (iii) a default in respect of any covenant or provision of the Class A Pass Through Trust Agreement that cannot be modified or amended without the consent of each Class A Certificateholder affected thereby. (Basic Agreement, Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes (including, if issued, the Series B Equipment Notes) issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default. See “Description of the Intercreditor Agreement — Intercreditor Rights — Controlling Party.”
     If any Class B Certificates have been issued, and if the same institution acts as Trustee of the Class A Trust and Class B Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, the Class A Trustee has indicated that it would resign as Trustee of one or both Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. U.S. Bank Trust National Association will be the initial Class A Trustee under the Class A Trust. (Basic Agreement, Sections 7.08 and 7.09)
Certificate Buyout Right of Class B Certificateholders
     If Class B Certificates are issued, then after the occurrence and during the continuation of a Certificate Buyout Event, with ten days’ prior written irrevocable notice to the Class A Trustee and each Class A Certificateholder, the Class B Certificateholders (other than American or any of its affiliates), will have the right to purchase all, but not less than all, of the Class A Certificates on the third Business Day next following the expiry of such ten-day notice period.
     If Refinancing Certificates are issued, holders of such Refinancing Certificates will have the same right (subject to the same terms and conditions) to purchase the Class A Certificates as the holders of the Class B Certificates that such Refinancing Certificates refinanced. See “Possible Issuance of Class B Certificates and Refinancing of Class B Certificates.”

     The purchase price with respect to the Class A Certificates will be equal to the Pool Balance of the Class A Certificates plus accrued and unpaid interest thereon to the date of purchase, without any premium, but including any other amounts then due and payable to the Class A Certificateholders under the Class A Pass Through Trust Agreement, the Intercreditor Agreement, the Escrow Agreement, any Series A Equipment Note held as part of the Class A Trust Property or the related Indenture and Participation Agreement or on or in respect of the Class A Certificates, provided, however, that if such purchase occurs after (i) a record date specified in the Escrow Agreement relating to the distribution of unused Deposits and/or accrued and unpaid interest on Deposits and prior to or on the related distribution date under the Escrow Agreement, such purchase price will be reduced by the aggregate amount of unused Deposits and/or interest to be distributed under the Escrow Agreement (which deducted amounts will remain distributable to, and may be retained by, the Class A Certificateholders as of such record date), or (ii) the record date under the Class A Pass Through Trust Agreement relating to any Distribution Date, such purchase price will be reduced by the amount to be distributed thereunder on such related Distribution Date (which deducted amounts will remain distributable to, and may be retained by, the Class A Certificateholders as of such record date). Such purchase right may be exercised by any Class B Certificateholder entitled to such right.
     If prior to the end of the ten-day notice period, any other Class B Certificateholder(s) notifies the purchasing Class B Certificateholder that such other Class B Certificateholder(s) want(s) to participate in such purchase, then such other Class B Certificateholder(s) may join with the purchasing Class B Certificateholder to purchase the Class A Certificates pro rata based on the interest in the Class B Trust held by each Class B Certificateholder. Upon consummation of such a purchase, no other Class B Certificateholder will have the right to purchase the Class A Certificates during the continuance of such Certificate Buyout Event. If American or any of its affiliates is a Class B Certificateholder, it will not have the purchase rights described above. (Class A Trust Supplement, Section 6.01)
     A “Certificate Buyout Event” means that an American Bankruptcy Event has occurred and is continuing and either of the following events has occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the Bankruptcy Code (the “60-Day Period”) has expired and (ii) American has not entered into one or more agreements under Section 1110(a)(2)(A) of the Bankruptcy Code to perform all of its obligations under all of the Indentures and has not cured defaults thereunder in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, American will have abandoned any Aircraft. (Intercreditor Agreement, Section 1.01)
PTC Event of Default
     A “PTC Event of Default” with respect to the Class A Pass Through Trust Agreement means the failure to distribute within ten Business Days after the applicable Distribution Date either:
•	the outstanding Pool Balance of the Class A Certificates on the Final Legal Distribution Date for the Class A Certificates; or

•	the interest scheduled for distribution on the Class A Certificates on any Distribution Date (unless the Subordination Agent has made an Interest Drawing, or a withdrawal from the Cash Collateral Account for the Class A Certificates, in an aggregate amount sufficient to pay such interest and has distributed such amount to the Class A Trustee). (Intercreditor Agreement, Section 1.01)
     Any failure to make expected principal distributions with respect to the Class A Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to the Class A Certificates.
     A PTC Event of Default with respect to the most senior outstanding class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets
     American will be prohibited from consolidating with or merging into any other entity where American is not the surviving entity or conveying, transferring, or leasing substantially all of its assets as an entirety to any other entity unless:
•	the successor or transferee entity is organized and validly existing under the laws of the United States or any state thereof or the District of Columbia;

•	the successor or transferee entity is, if and to the extent required under Section 1110 in order that the Loan Trustee continues to be entitled to any benefits of Section 1110 with respect to an Aircraft, a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Code;

•	the successor or transferee entity expressly assumes all of the obligations of American contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreement, the Equipment Notes, the Indentures and the Participation Agreements;

•	if the Aircraft are, at the time, registered with the FAA or such person is located in a “Contracting State” (as such term is used in the Cape Town Treaty), the transferor or successor entity makes such filings and recordings with the FAA pursuant to the Transportation Code and registrations under the Cape Town Treaty, or, if the Aircraft are, at the time, not registered with the FAA, the transferor or successor entity makes such filings and recordings with the applicable aviation authority, as are necessary to evidence such consolidation, merger or transfer; and

•	American has delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.
     In addition, after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. (Basic Agreement, Section 5.02; Class A Trust Supplement, Section 8.01; Participation Agreements, Section 6.02(e); Note Purchase Agreement, Section 4(a)(iii))
     None of the Certificates, the Equipment Notes or the underlying agreements will contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of American.
Modification of the Class A Pass Through Trust Agreement and Certain Other Agreements
     The Class A Pass Through Trust Agreement contains provisions permitting American and the Class A Trustee to enter into one or more agreements supplemental to the Class A Pass Through Trust Agreement or, if applicable, permitting or requesting, the execution of amendments or agreements supplemental to the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any of the Participation Agreements, the Class A Liquidity Facility or, if applicable, any other Liquidity Facility or any Guarantee, without the consent of the Class A Certificateholders to, among other things:
•	make appropriate provisions for a guarantee (“Guarantee”) of any obligations of American under the Class A Pass Through Trust Agreement, any pass through trust agreement related to the issuance or refinancing of a Class B Trust, any Certificate, the Intercreditor Agreement, any Liquidity Facility, any operative document with respect to any Aircraft, the Note Purchase Agreement or any agreement related to any of the foregoing, by AMR or another entity that is an affiliate of AMR or American and has the direct or indirect power to direct or cause the direction of the management and policy of American, in each case together with its successors and assigns (the “Guarantor”);

•	evidence the succession of another corporation or entity to American and the assumption by such corporation or entity of the covenants of American contained in the Class A Pass Through Trust Agreement or of American’s obligations under the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, the Class A Liquidity Facility, any other Liquidity Facility or, if applicable, to evidence the succession of another corporation or entity to the Guarantor and the assumption by such corporation or entity of the covenants contained in the Class A Pass Through Trust Agreement or of the Guarantor’s obligations under any Guarantee;

•	add to the covenants of American or the Guarantor, if any, for the benefit of holders of any Certificates or surrender any right or power conferred upon American or the Guarantor, if any, in the Class A Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, the Class A Liquidity Facility or, if applicable, any other Liquidity Facility or any Guarantee;

•	cure any ambiguity or correct any mistake or inconsistency contained in any Certificates, the Basic Agreement, any related Trust Supplement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, the Class A Liquidity Facility or, if applicable, any other Liquidity Facility or any Guarantee;

•	make or modify any other provision with respect to matters or questions arising under any Certificates, the Basic Agreement, any related Trust Supplement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, the Class A Liquidity Facility or, if applicable, any other Liquidity Facility or any Guarantee as American may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the related Certificates;

•	comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any Certificates are listed (or to facilitate any listing of any Certificates on any exchange or quotation system) or any requirement of DTC or like depositary or of any regulatory body;

•	modify, eliminate or add to the provisions of the Class A Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, the Class A Liquidity Facility or, if applicable, any other Liquidity Facility or any Guarantee, to the extent necessary to establish, continue or obtain the qualification of the Class A Pass Through Trust Agreement (including any supplemental agreement), the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, the Class A Liquidity Facility or, if applicable, any other Liquidity Facility or any Guarantee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute enacted after the date of the Class A Pass Through Trust Agreement, and with certain exceptions, add to the Class A Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, the Class A Liquidity Facility or, if applicable, any other Liquidity Facility or any Guarantee, such other provisions as may be expressly permitted by the Trust Indenture Act;

•	(i) evidence and provide for a successor Trustee under the Class A Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Indenture, the Class A Liquidity Facility or, if applicable, any other Liquidity Facility or any Guarantee with respect to one or more Trusts, (ii) evidence the substitution of the Class A Liquidity Provider or, if applicable, any other Liquidity Provider with a replacement liquidity provider or to provide for any Replacement Facility, all as provided in the Intercreditor Agreement, (iii) evidence the substitution of the Depositary with a replacement depositary or provide for a replacement deposit agreement, all as provided in the Note Purchase Agreement, (iv) evidence and provide for a successor Escrow Agent or Paying Agent under the Escrow Agreement or (v) add to or change any of the provisions of the Class A Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreements, the Class A Liquidity Facility or, if applicable, any other Liquidity Facility or any Guarantee as necessary to provide for or facilitate the administration of the Class A Trust thereunder by more than one trustee or to provide multiple liquidity facilities for one or more Trusts;

•	provide certain information to the Class A Trustee as required in the Class A Pass Through Trust Agreement;

•	add to or change any provision of any Certificates, the Basic Agreement or any Trust Supplement to facilitate the issuance of such Certificates in bearer form or to facilitate or provide for the issuance of such Certificates in global form in addition to or in place of Certificates in certificated form;

•	provide for the delivery of any agreement supplemental to the Class A Pass Through Trust Agreement or any Certificates in or by means of any computerized, electronic or other medium, including by computer diskette;

•	correct or supplement the description of any property of the Class A Trust;

•	modify, eliminate or add to the provisions of the Basic Agreement, any Trust Supplement, the Note Purchase Agreement or any Participation Agreement to reflect the substitution of a Substitute Aircraft for any Eligible Aircraft;

•	comply with any requirement of the SEC in connection with the qualification of the Class A Pass Through Trust Agreement, any Guarantee or any other agreement or instrument related to any Certificates under the Trust Indenture Act; or

•	make any other amendments or modifications to the Class A Pass Through Trust Agreement; provided that such amendments or modifications will only apply to Certificates of one or more class to be hereafter issued;
provided, however, that, except to the extent otherwise provided in the supplemental agreement, unless there shall have been obtained from each Rating Agency written confirmation that such supplemental agreement would not result in a reduction of the rating for any class of Certificates below the then current rating of such class of Certificates or a withdrawal or suspension of the rating of any class of Certificates, American shall provide the Class A Trustee with an opinion of counsel to the effect that such supplemental agreement will not cause the Class A Trust to be treated as other than a grantor trust for U.S. federal income tax purposes, unless an Indenture Event of Default shall have occurred and be continuing, in which case such opinion shall be to the effect that such supplemental agreement will not cause the Class A Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.01; Class A Trust Supplement, Section 8.02)
     The Class A Pass Through Trust Agreement also contains provisions permitting American and the Class A Trustee to enter into agreements supplemental to the Class A Pass Through Trust Agreement or, if applicable, permitting or requesting the execution of amendments or agreements supplemental to the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Certificate, any Participation Agreement, any other operative document with respect to any Aircraft, the Class A Liquidity Facility or, if applicable, any other Liquidity Facility or any Guarantee, without the consent of the Class A Certificateholders, to provide for the issuance of the Class B Certificates or Refinancing Certificates, the formation of related trusts, the purchase by such trusts of the related equipment notes, the establishment of certain matters with respect to such Class B Certificates or Refinancing Certificates, and other matters incidental thereto, all as provided in, and subject to certain terms and conditions set forth in, the Note Purchase Agreement and the Intercreditor Agreement. (Class A

Trust Supplement, Section 8.02) See “Possible Issuance of Class B Certificates and Refinancing of Class B Certificates.”
     The Class A Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the Class A Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of the Class A Trust, of supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Class A Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the Class A Liquidity Facility or, if applicable, any other Liquidity Facility or any Guarantee to the extent applicable to the Class A Certificateholders or modifying the rights of the Class A Certificateholders under the Class A Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the Class A Liquidity Facility or, if applicable, any other Liquidity Facility or any Guarantee, except that no such supplemental agreement may, without the consent of the holder of each outstanding Certificate adversely affected thereby:
•	reduce in any manner the amount of, or delay the timing of, any receipt by the Class A Trustee (or, with respect to the Deposits, the Receiptholders) of payments on the Series A Equipment Notes, or distributions in respect of any Class A Certificate (or, with respect to the Deposits, payments upon the Deposits), or change the date or place of any payment of any Class A Certificates or change the coin or currency in which any Class A Certificate is payable, or impair the right of any Class A Certificateholder to institute suit for the enforcement of any such payment or distribution when due;

•	permit the disposition of any Series A Equipment Note or otherwise deprive the Class A Certificateholders of the benefit of the ownership of the Series A Equipment Notes, except as provided in the Class A Pass Through Trust Agreement, the Intercreditor Agreement or the Class A Liquidity Facility;

•	alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to the interest of any holders of any outstanding Certificates;

•	modify certain amendment provisions in the Class A Pass Through Trust Agreement, except to increase the percentage of the aggregate fractional undivided interests of the Class A Trust provided for in the Class A Pass Through Trust Agreement, the consent of the Class A Certificateholders of which is required for any such supplemental agreement provided for in the Class A Pass Through Trust Agreement, or to provide that certain other provisions of the Class A Pass Through Trust Agreement cannot be modified or waived without the consent of each Class A Certificateholder affected thereby; or

•	cause the Class A Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.02; Class A Trust Supplement, Section 8.03)
     If the Class A Trustee, as holder (or beneficial owner through the Subordination Agent) of any Series A Equipment Note in trust for the benefit of the Class A Certificateholders or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Series A Equipment Note, the Note Purchase Agreement, any Guarantee or certain other related documents, then subject to the provisions described above in respect of modifications for which consent of any Class A Certificateholders is not required, the Class A Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Class A Certificateholder registered on the register of the Class A Trust as of the date of such notice. The Class A Trustee will request from the Class A Certificateholders a direction as to:

•	whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action that a Series A Noteholder or the Controlling Party has the option to direct;

•	whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a Series A Noteholder or as Controlling Party; and

•	how to vote (or direct the Subordination Agent to vote) any Series A Equipment Note if a vote has been called for with respect thereto. (Basic Agreement, Section 10.01; Intercreditor Agreement, Section 8.01(b))
     Provided such a request for Class A Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as Series A Noteholder (or in directing the Subordination Agent in any of the foregoing):
•	other than as the Controlling Party, the Class A Trustee will vote for or give consent to any such action with respect to Series A Equipment Note in the same proportion as that of (x) the aggregate face amount of all Class A Certificates actually voted in favor of or for giving consent to such action by such direction of Class A Certificateholders to (y) the aggregate face amount of all outstanding Class A Certificates; and

•	as the Controlling Party, the Class A Trustee will vote as directed in such Class A Certificateholder direction by the Class A Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the Class A Trust. (Basic Agreement, Section 10.01)
     For purposes of the immediately preceding paragraph, a Class A Certificate is deemed “actually voted” if the Class A Certificateholder has delivered to the Class A Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before the Class A Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Class A Certificateholders under the Class A Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Class A Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under any related Indenture, Participation Agreement, Series A Equipment Note, the Note Purchase Agreement or Guarantee (if any) or certain other related documents, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Class A Certificateholders. (Basic Agreement, Section 10.01)
     Pursuant to the Intercreditor Agreement, with respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed by the Subordination Agent (as directed by the respective Trustees or by the Controlling Party, as applicable) in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture that are held by the Subordination Agent. Any such Trustee acting as Controlling Party will direct the Subordination Agent as such Trustee is directed by Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. (Intercreditor Agreement, Section 2.06 and 8.01(b)) Notwithstanding the foregoing, without the consent of each Liquidity Provider and each Certificateholder holding Certificates representing a fractional undivided interest in the Equipment Notes under the applicable Indenture held by the Subordination Agent, among other things, no amendment, modification, consent or waiver of or relating to such Indenture, any related Equipment Note, Participation Agreement or other related document will: (i) reduce the principal amount of, Make-Whole Amount, if any, or interest on, any Equipment Note under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount, if any, or interest on any Equipment Note under such Indenture, is due or payable; (iii)

create any lien with respect to the Collateral subject to such Indenture prior to or pari passu with the lien thereon under such Indenture except such as are permitted by such Indenture; or (iv) reduce the percentage of the outstanding principal amount of the Equipment Notes under such Indenture the consent of whose holders is required for any supplemental agreement, or the consent of whose holders is required for any waiver of compliance with certain provisions of such Indenture or of certain defaults thereunder or their consequences provided for in such Indenture. In addition, without the consent of each Certificateholder, no such amendment, modification, consent or waiver will, among other things, deprive any Certificateholder of the benefit of the lien of any Indenture on the related Collateral, except as provided in connection with the exercise of remedies under such Indenture. (Intercreditor Agreement, Section 8.01(b)) See “— Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.
Obligation to Purchase Series A Equipment Notes
     The Class A Trustee will be obligated to purchase (i) the Series A Equipment Notes issued with respect to each Owned Aircraft pursuant to the related Participation Agreement on the Issuance Date and (ii) the Series A Equipment Notes to be issued with respect to each New Aircraft prior to the Delivery Period Termination Date subject to the terms and conditions of a note purchase agreement (the “Note Purchase Agreement”) and the forms of financing agreements attached to the Note Purchase Agreement. On and subject to the terms and conditions of the Note Purchase Agreement (including, in the case of the New Aircraft, delivery of title from Boeing to American) and such forms, American agrees to enter into a secured debt financing prior to the Delivery Period Termination Date with respect to each New Aircraft with the other relevant parties pursuant to a Participation Agreement and an Indenture that are substantially in the forms attached to the Note Purchase Agreement.
     The description of such financing agreements in this prospectus supplement is based on the forms of such agreements attached to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. See “Description of the Equipment Notes.” Although such changes are permitted, under the Note Purchase Agreement, American must obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of each class of Certificates then rated by such Rating Agency. The terms of such financing agreements also must comply with the Required Terms. In addition, American, subject to certain exceptions, is obligated to certify to the Class A Trustee that any substantive modifications do not materially and adversely affect the Class A Certificateholders or the Class A Liquidity Provider.
     Under the Note Purchase Agreement, the Class A Trustee will not be obligated to purchase the Series A Equipment Notes to be issued with respect to a New Aircraft not yet financed if a Triggering Event has occurred. The Class A Trustee will have no right or obligation to purchase the Series A Equipment Notes to be issued with respect to a New Aircraft after the Delivery Period Termination Date.
     The “Required Terms,” as defined in the Note Purchase Agreement, mandate that:
•	the original principal amount and principal amortization schedule for the Series A Equipment Notes issued with respect to a New Aircraft will be as set forth in the following table for aircraft of that type (provided that, if any such Series A Equipment Note is issued on or after any date scheduled for a principal payment in the applicable amortization table below, the original principal amount of such Series A Equipment Note will be reduced by the aggregate principal amount scheduled for payment on or prior to such issuance date and the principal amortization schedule for such Series A Equipment Note will commence on the first scheduled principal payment date in such schedule occurring after the issuance of such Series A Equipment Note):

Boeing 737-823
	Series A	Scheduled
	Equipment Note	Payments of
Date	Ending Balance	Principal
At Issuance	$22,902,000.00	$0.00
January 2, 2010	22,902,000.00	0.00
July 2, 2010	22,902,000.00	0.00
January 2, 2011	22,902,000.00	0.00
July 2, 2011	21,890,909.99	1,011,090.01
January 2, 2012	20,879,437.12	1,011,472.87
July 2, 2012	19,867,964.25	1,011,472.87
January 2, 2013	18,856,491.39	1,011,472.86
July 2, 2013	18,140,510.77	715,980.62
January 2, 2014	17,424,530.16	715,980.61
July 2, 2014	16,708,549.54	715,980.62
January 2, 2015	15,992,568.93	715,980.61
July 2, 2015	15,276,588.31	715,980.62
January 2, 2016	14,560,607.70	715,980.61
July 2, 2016	13,844,627.08	715,980.62
January 2, 2017	13,128,646.47	715,980.61
July 2, 2017	12,412,665.86	715,980.61
January 2, 2018	11,696,685.24	715,980.62
July 2, 2018	10,980,704.63	715,980.61
January 2, 2019	10,264,724.01	715,980.62
July 2, 2019	0.00	10,264,724.01
•	the interest rate for the Series A Equipment Notes must be equal to the interest rate for the Class A Certificates.

•	the payment dates for the Equipment Notes must be January 2 and July 2.

•	(a) the past due rate in the Indentures, (b) the Make-Whole Amount payable under the Indentures, (c) the provisions relating to the redemption of the Equipment Notes in the Indentures, and (d) the indemnification of the Loan Trustees, the Subordination Agent, the Liquidity Providers, the Trustees and the Escrow Agent with respect to certain claims, expenses and liabilities, in each case will be provided as set forth, as applicable, in the form of the Indenture attached as an exhibit to the Note Purchase Agreement (the “Indenture Form”) or the form of Participation Agreement attached as an exhibit to the Note Purchase Agreement (the “Participation Agreement Form”).

•	the amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be not less than 110% of the unpaid principal amount of the related Equipment Notes, subject to certain rights of self-insurance.

•	modifications in any material adverse respect are prohibited with respect to (i) the Granting Clause of the Indenture Form so as to deprive holders of Equipments Notes under all the Indentures of a first priority security interest in and mortgage lien on the Aircraft or, to the extent assigned, certain of American’s rights under its purchase agreement with the Aircraft manufacturer or to eliminate the obligations intended to be secured thereby, (ii) certain provisions relating to the issuance, redemption, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Amount in certain circumstances), (iii) certain provisions regarding Indenture Event of Defaults and remedies relating thereto, (iv) certain provisions relating to the replacement of the airframe or engines with respect to an Aircraft following an Event of Loss with respect to such Aircraft, (v) certain provisions relating to claims, actions, third party beneficiaries, voting, Section 1110 and Aircraft re-registration, (vi) the definition of Make-Whole Amount and (vii) the provision that New York law will govern the Indentures.

•	modifications in any material adverse respect are prohibited with respect to (i) certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the FAA, (ii) the provisions restricting transfers of Equipment Notes, (iii) certain provisions relating to UCC filings, representations and warranties, taxes, filings or third party beneficiaries, (iv) certain provisions requiring the delivery of legal opinions and (v) the provision that New York law will govern the Participation Agreements.
     Notwithstanding the foregoing, the Indenture Form or the Participation Agreement Form may be modified to the extent required for the issuance or successive redemption and issuance of the Series B Equipment Notes or the issuance of Class B Certificates by the Class B Trust or to provide for any credit support (including the Class B Liquidity Facility) for the Class B Certificates, in each case as provided in the Note Purchase Agreement.
Termination of the Class A Trust
     The obligations of American and the Class A Trustee with respect to the Class A Trust will terminate upon the distribution to Class A Certificateholders and to the Class A Trustee of all amounts required to be distributed to them pursuant to the Class A Pass Through Trust Agreement and the disposition of all property held in the Class A Trust. The Class A Trustee will mail to each Class A Certificateholder, not earlier than 60 days and not later than 15 days preceding such final distribution, notice of the termination of the Class A Trust, the amount of the proposed final payment, the proposed date for the distribution of such final payment for the Class A Trust and certain other information. The Final Distribution to any Class A Certificateholder will be made only upon surrender of such Class A Certificateholder’s Certificates at the office or agency of the Class A Trustee specified in such notice of termination. (Basic Agreement, Section 11.01)
     In the event that all of the Class A Certificateholders do not surrender their Class A Certificates for cancellation within six months after the date specified in such written notice, the Class A Trustee will give a second written notice to the remaining Class A Certificateholders to surrender their Class A Certificates for cancellation and receive the final distribution. No additional interest will accrue with respect to the Class A Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Class A Trustee for the payment of distributions on the Class A Certificates remains unclaimed for two years (or such lesser time as the Class A Trustee shall be satisfied, after sixty days’ notice from American, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Class A Trustee will pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee for distribution as provided in the applicable Indenture, Participation Agreement or certain related documents and will give written notice thereof to American. (Basic Agreement, Section 11.01)
The Class A Trustee
     The Class A Trustee initially will be U.S. Bank Trust National Association. The Class A Trustee’s address is U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Mail Code EX-DE-WDAW, Wilmington, Delaware 19801, Attention: Corporate Trust Services (Reference: American 2009-1 EETC). If the Class B Trust is formed, the initial Class B Trustee may also be U.S. Bank Trust National Association as well.
     With certain exceptions, the Class A Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Class A Trust Supplement, the Class A Certificates, the Series A Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements, the Class A Liquidity Facility, the Note Purchase Agreement, the Deposit Agreement, the Escrow Agreement or other related documents. (Basic Agreement, Sections 7.03, 7.04 and 7.15; Class A Trust Supplement, Section 7.04) The Class A Trustee will not be liable to the Class A Certificateholders for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Class A Certificates. (Basic Agreement, Section 7.03(h)) Subject to certain provisions, the Class A Trustee will be under no obligation to exercise any of its rights or powers under the Class A Pass Through Trust Agreement at the request of any holders of Class A Certificates issued thereunder unless there has been offered to the Class A Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Class A Trustee in exercising such rights or powers. (Basic Agreement, Section 7.03(e)) The Class A Pass Through Trust Agreement provides that the Class A Trustee (and any related agent or affiliate in their respective individual or any other capacity) may acquire and hold Class A Certificates issued thereunder and, subject to certain conditions, may otherwise deal with American with the same rights it would have if it were not the Trustee. (Basic Agreement, Section 7.05)
Book-Entry Registration; Delivery and Form
General
     On the Issuance Date, the Class A Certificates will be represented by one or more fully registered global Certificates (each, a “Global Certificate”) and will be deposited with the Class A Trustee as custodian for DTC and registered in the name of Cede, as nominee of DTC. Except in the limited circumstances described below, owners of beneficial interests in Global Certificates will not be entitled to receive physical delivery of Definitive Certificates. The Class A Certificates will not be issuable in bearer form.
DTC
     DTC has informed American as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).
     American expects that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants). Such accounts initially will be designated by or on behalf of the Underwriters. Ownership of beneficial interests in the Global Certificates will be limited to DTC Participants or persons who hold interests through DTC Participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates. Qualified Institutional Buyers (as defined under the Securities Act) may hold their interests in the Global Certificates directly through DTC if they are DTC Participants, or indirectly through organizations that are DTC Participants.
     So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Class A Certificates represented by such Global Certificates for all purposes under the Class A Certificates and the Class A Pass Through Trust Agreement. All references in this prospectus supplement to actions by the Class A Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports and statements to the Class A Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or such nominee, as the registered holder of such Class A Certificates. No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided or under the Class A Pass Through Trust Agreement. Such beneficial owners of an interest in the Global Certificates, and registered owners of a Definitive Certificate, are referred to herein individually as a “Certificate Owner” and collectively as the “Certificate Owners.” DTC has advised American that it will take any action permitted to be taken by a Class A Certificateholder under the Class A Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Global Certificates are credited. Additionally, DTC has advised American that in the event any action requires approval by a certain percentage of the Class A Certificateholders, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.
     Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Class A Certificates among DTC Participants on whose behalf it acts with respect to the Class A Certificates. Certificate Owners of Class A Certificates that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, Class A Certificates may do so only through DTC Participants. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Class A Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the DTC Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, Make-Whole Amount, if any, and interest with respect to the Class A Certificates. Such Certificate Owners thus will receive all distributions of principal, Make-Whole Amount, if any, and interest from the Class A Trustee through DTC Participants or Indirect Participants, as the case may be. Under this book entry system, such Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Class A Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the principal amount of such DTC Participants’ respective holdings of beneficial interests in the Class A Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to Indirect Participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.
     Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only “Certificateholder” under the Class A Pass Through Trust Agreement will be Cede, as nominee of DTC. Certificate Owners of Class A Certificates therefore will not be recognized by the Class A Trustee as Certificateholders, as such term is used in the Class A Pass Through Trust Agreement, and such Certificate Owners will be permitted to exercise the rights of Class A Certificateholders only indirectly through DTC and DTC Participants. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to such Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
     Payments of the principal of, Make-Whole Amount (if any) and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Certificate may be subject to various policies and procedures adopted by DTC from time to time. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Class A Certificateholder to pledge its interest to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such interest, may be limited due to the lack of a physical certificate for such interest.
     Neither American nor the Class A Trustee, nor any paying agent or registrar with respect to the Class A Certificates, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the DTC Rules or any other statutory, regulatory, contractual or customary procedures governing their obligations. (Class A Trust Supplement, Section 4.03(f))
     American expects that DTC or its nominee, upon receipt of any payment of principal, Make-Whole Amount (if any) or interest in respect of the Global Certificates, will credit DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the face amount of such Global Certificates, as shown on the records of DTC or its nominee. American also expects that payments by DTC Participants to owners of beneficial interests in such Global Certificates held through such DTC Participants will be governed by the standing instructions and customary practices of such DTC Participants. Such payments will be the responsibility of such DTC Participants.
     Although DTC is expected to follow the foregoing procedures in order to facilitate transfers in a Global Certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
Same-Day Settlement
     As long as Class A Certificates are registered in the name of DTC or its nominee, all payments made by American to the Loan Trustee under any Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Class A Certificates, will be passed through to DTC in immediately available funds.
     Any Class A Certificates registered in the name of DTC or its nominee will trade in DTC’s Same Day Funds Settlement System until maturity, and secondary market trading activity in the Class A Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as the effect, if any, of settlement in same day funds on trading activity in the Class A Certificates.
Definitive Certificates
     Interests in Global Certificates with respect to Class A Certificates will be exchangeable or transferable, as the case may be, for certificates in definitive, physical registered form (“Definitive Certificates”) only if (i) DTC advises the Class A Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to such Class A Certificates and a successor depositary is not appointed by such Trustee within 90 days of such notice, (ii) American, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Indenture Event of Default, Class A Certificateholders with fractional undivided interests aggregating not less than a majority in interest in the Class A Trust advise the Class A Trustee, American and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Class A Certificateholders’ best interest. Neither American not the Class A Trustee will be liable if American or the Class A Trustee is unable to locate a qualified successor clearing system. (Class A Trust Supplement, Section 4.03(b))
     In connection with the occurrence of any event described in the immediately preceding paragraph, the Global Certificates representing the Class A Certificates will be deemed surrendered, and the Class A Trustee will execute, authenticate and deliver to each Certificate Owner of such Global Certificates in exchange for such Certificate Owner’s beneficial interest in such Global Certificates, an equal aggregate principal amount of Definitive Certificates of authorized denominations, in each case as such Certificate Owner and related aggregate principal amount have been identified and otherwise set forth (together with such other information as may be required for the registration of such Definitive Certificates) in registration instructions that shall have been delivered by or on behalf of DTC to the Class A Trustee. (Class A Trust Supplement, Section 4.03(d)) American, the Class A Trustee and the registrar and paying agent with respect to the Class A Certificates (i) shall not be liable for any delay in delivery of such registration instructions, and (ii) may conclusively rely on, and shall be protected in relying on, such registration instructions. (Class A Trust Supplement, Section 4.03(f))

     Distribution of principal, Make-Whole Amount (if any) and interest with respect to Definitive Certificates will thereafter be made by the Class A Trustee directly in accordance with the procedures set forth in the Class A Pass Through Trust Agreement, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Class A Trustee. The final payment on any such Definitive Certificate, however, will be made only upon presentation and surrender of the applicable Definitive Certificate at the office or agency specified in the notice of final distribution to the Class A Certificateholders.
     Definitive Certificates issued in exchange for Global Certificates will be transferable and exchangeable at the office of the Class A Trustee upon compliance with the requirements set forth in the Class A Pass Through Trust Agreement. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required. The Class A Certificates are registered instruments, title to which passes upon registration of the transfer of the books of the Class A Trustee in accordance with the terms of the Class A Pass Through Trust Agreement. (Basic Agreement, Section 3.04)

DESCRIPTION OF THE DEPOSIT AGREEMENT
     The following summary describes certain material terms of the Deposit Agreement with respect to the Class A Certificates and the Class A Trust, as well as certain related provisions of the Escrow Agreement and the Note Purchase Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreement and the related provisions of the Escrow Agreement and the Note Purchase Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC.
General
     Under the Escrow Agreement, the Escrow Agent will enter into a Deposit Agreement with the Depositary (the “Deposit Agreement”). (Escrow Agreement, Section 1.02(a)) Pursuant to the Deposit Agreement, the Depositary will establish separate accounts into which the proceeds of the offering of the Class A Certificates will be deposited (each, a “Deposit”) on behalf of the Escrow Agent. (Deposit Agreement, Section 2.1) There will be separate Deposits for each New Aircraft that is to be financed in this offering. Pursuant to the Deposit Agreement, except as described below under “— Other Withdrawals and Return of Deposits,” on each Regular Distribution Date, the Depositary will pay to the Paying Agent on behalf of the Escrow Agent, for distribution to the Class A Certificateholders, an amount equal to the interest accrued on the Deposits during the relevant interest period at a rate per annum equal to the interest rate for the Class A Certificates. (Deposit Agreement, Section 2.2) The Deposits and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Class A Certificates.
Withdrawal of Deposits to Purchase Series A Equipment Notes
     Upon the financing of a New Aircraft under the related Indenture prior to the Delivery Period Termination Date, the Class A Trustee will request the Escrow Agent to withdraw from the Deposits funds sufficient to enable the Class A Trustee to purchase the Series A Equipment Notes issued with respect to such New Aircraft. (Note Purchase Agreement, Sections 1(b) and 1(d); Escrow Agreement, Section 1.02(c)) Any portion of any Deposit so withdrawn that is not used to purchase such Series A Equipment Notes will be re-deposited by the Escrow Agent or by the Class A Trustee on behalf of the Escrow Agent into a new account with the Depositary (each such deposit, also a “Deposit”). (Deposit Agreement, Section 2.4; Escrow Agreement, Section 1.06) Except as described below under “— Other Withdrawals and Return of Deposits,” the Depositary will pay accrued but unpaid interest on all Deposits withdrawn to purchase the Series A Equipment Notes on the next Regular Distribution Date to the Paying Agent, on behalf of the Escrow Agent, for distribution to the Class A Certificateholders. (Deposit Agreement, Sections 2.2 and 4; Escrow Agreement, Section 2.03(a))
Other Withdrawals and Return of Deposits
     The Class A Trustee’s obligations to purchase the Series A Equipment Notes to be issued with respect to each New Aircraft are subject to satisfaction of certain conditions at the time of the financing of such New Aircraft under the related Indenture, as set forth in the Note Purchase Agreement and the related Participation Agreement. See “Description of the Certificates — Obligation to Purchase Series A Equipment Notes.” Since the Eligible Aircraft are scheduled for delivery from time to time prior to the Delivery Period Termination Date, no assurance can be given that all such conditions will be satisfied with respect to each New Aircraft selected by American from among the Eligible Aircraft prior to the Delivery Period Termination Date. Moreover, since the Eligible Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to Boeing’s right to postpone deliveries under its agreement with American. See “Description of the Aircraft and Appraisals — Deliveries of New Aircraft.” If, for these reasons or other reasons, any funds remain as Deposits as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest thereon, but without any premium, to the Class A Certificateholders on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution. If the day scheduled for such withdrawal is within 10 days before or after a

Regular Distribution Date, the Escrow Agent will request that such withdrawal be made on such Regular Distribution Date. Moreover, in certain circumstances, any funds held as Deposits will be returned by the Depositary to the Paying Agent automatically on January 31, 2011 (provided that, if a labor strike occurs or continues at Boeing after the Issuance Date and on or prior to such date, such date may be extended by adding thereto the number of days that each such strike continues in effect after the Issuance Date, but in no event will such date be later than the second anniversary of the Issuance Date (the “Outside Termination Date”)), and the Paying Agent will distribute such funds to the Class A Certificateholders as promptly as practicable thereafter. The obligation to purchase the Series A Equipment Notes to be issued with respect to any New Aircraft not yet financed pursuant to this offering will terminate on the Delivery Period Termination Date. (Deposit Agreement, Section 2.3(b)(i) and 4; Escrow Agreement, Sections 1.02(f) and 2.03(b); Note Purchase Agreement, Section 2)
     If a Triggering Event occurs prior to the Delivery Period Termination Date, any funds remaining in Deposits will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest thereon, but without any premium, to the Class A Certificateholders on a date no earlier than 15 days after the Paying Agent has received notice of such Triggering Event, but, if the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, the Escrow Agent will request such withdrawal be made on such Regular Distribution Date. (Escrow Agreement, Section 1.02(f)) The obligation to purchase the Series A Equipment Notes to be issued with respect to any New Aircraft not yet financed pursuant to this offering will terminate on the date such Triggering Event occurs. (Deposit Agreement, Section 2.3(b)(i); Escrow Agreement, Sections 2.03(b) and 2.06; Note Purchase Agreement, Section 2)
Replacement of Depositary
     If the Depositary’s Short-Term Rating issued by either Rating Agency is downgraded below the Depositary Threshold Rating, then American must, within 30 days of the occurrence of such event, replace the Depositary with a new depositary bank meeting the requirements set forth below (the “Replacement Depositary”). (Note Purchase Agreement, Section 5(a))
     “Depositary Threshold Rating” means, for any entity, a Short-Term Rating for such entity of P-1 from Moody’s and A-1+ from Standard & Poor’s.
     Any Replacement Depositary may either be (a) one that meets the Depositary Threshold Rating or (b) one that does not meet the Depositary Threshold Rating, so long as, in the case of either of the immediately preceding clauses (a) and (b), American shall have received a written confirmation from each Rating Agency that the replacement of the Depositary with the Replacement Depositary will not result in a withdrawal, suspension or reduction of the ratings for Class A Certificates rated by such Rating Agency below the then current rating for such Class A Certificates (before the downgrading of such rating as a result of the downgrading of the Depositary below the applicable Depositary Threshold Rating). (Note Purchase Agreement, Section 5(c)(i))
     At any time during the period prior to the Delivery Period Termination Date (including after the occurrence of a downgrade event described above), American may replace the Depositary with a Replacement Depositary. (Note Purchase Agreement, Section 5(b)) There can be no assurance that at the time of a downgrade event described above, there will be an institution willing to replace the downgraded Depositary or that each Rating Agency will provide the ratings confirmation described in the immediately preceding paragraph.
     Upon satisfaction of the conditions for replacement of the Depositary with a Replacement Depositary set forth in the Note Purchase Agreement, the Escrow Agent will request, upon at least 5 Business Days’ notice, the following withdrawals:
•	with respect to all Deposits then held by the Depositary being replaced, withdrawal of (1) the entire amount of such Deposits together with (2) all accrued and unpaid interest on such Deposits to but excluding the date of such withdrawal, which funds will be paid by the Depositary being replaced over to such Replacement Depositary; and

•	with respect to all Deposits, if any, previously withdrawn in connection with the purchase of the Series A Equipment Notes, as described in “— Withdrawal of Deposits to Purchase Series A Equipment Notes,” withdrawal of all accrued and unpaid interest on such Deposits to but excluding the date of the applicable withdrawal in connection with the purchase of the Series A Equipment Notes, which funds will be paid by the Depositary being replaced to the Paying Agent Account and, upon the confirmation by the Paying Agent of receipt in the Paying Agent Account of such amounts, the Paying Agent will distribute such amounts to the Class A Certificateholders on the immediately succeeding Regular Distribution Date and, until such Regular Distribution Date, the amounts will be held in the Paying Agent Account. (Note Purchase Agreement, Section 5(d); Escrow Agreement, Sections 1.02(d) and 2.03(c))
Limitation on Damages
     The Deposit Agreement provides that in no event shall the Depositary be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, whether or not foreseeable) suffered by the Escrow Agent or any of the Receiptholders in connection with the Deposit Agreement or the transactions contemplated or any relationships established by the Deposit Agreement irrespective of whether the Depositary has been advised of the likelihood of such loss or damage and regardless of the form of action. (Deposit Agreement, Section 16)
Depositary
     The Bank of New York Mellon (the “Bank”) will act as depositary (the “Depositary”). The Bank is a New York state chartered bank that formerly was named “The Bank of New York.” The Bank has total assets of approximately $163.0 billion and total equity capital of approximately $12.3 billion, in each case at March 31, 2009. The Bank is a wholly-owned subsidiary of The Bank of New York Mellon Corporation (the “BNMC”).
     The Bank has Long-Term Ratings of Aaa from Moody’s and AA from Standard & Poor’s and a long-term senior debt rating of AA- from Fitch Ratings (“Fitch”), and Short-Term Ratings of P-1 from Moody’s and A-1+ from Standard & Poor’s and a short-term deposit rating of F1+ from Fitch.
     The Bank’s principal office is located at One Wall Street, New York, New York 10286, and its telephone number is 212-495-1784. A copy of the most recent BNMC filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, may be obtained from BNMC’s Public Relations Department, One Wall Street, 31st Floor, (212) 635-1569 or from the SEC at http://www.sec.gov. The information that BNMC and affiliates, including the Bank, filed with the SEC is not part of, and is not incorporated by reference in, this prospectus supplement.

DESCRIPTION OF THE ESCROW AGREEMENT
     The following summary describes certain material terms of the escrow and paying agent agreement (the “Escrow Agreement”) with respect to the Class A Certificates and the Class A Trust, as well as certain related provisions of the Deposit Agreement and the Note Purchase Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreement and the related provisions of the Deposit Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC.
General
     U.S. Bank National Association, as escrow agent (the “Escrow Agent”), U.S. Bank Trust National Association, as paying agent on behalf of the Escrow Agent (the “Paying Agent”), the Class A Trustee and the Underwriters will enter into the Escrow Agreement for the benefit of the Class A Certificateholders as holders of the Escrow Receipts affixed thereto (in such capacity, the “Receiptholders”). The cash proceeds of the offering of the Class A Certificates to be used to purchase the Series A Equipment Notes to be issued with respect to the New Aircraft will be deposited on behalf of the Escrow Agent (for the benefit of the Receiptholders) with the Depositary as Deposits. (Escrow Agreement, Section 1.03; Deposit Agreement, Section 2.1) The Escrow Agent will permit the Class A Trustee to cause funds to be withdrawn from such Deposits to allow the Class A Trustee to purchase such Series A Equipment Notes pursuant to the Note Purchase Agreement and the related Participation Agreement or in connection with special distributions under certain circumstances as described under “Description of the Deposit Agreement — Other Withdrawals and Return of Deposits.” (Escrow Agreement, Section 1.02(c) — (f)) In addition, pursuant to the terms of the Deposit Agreement, the Depositary agrees, subject to certain exceptions, to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders. (Deposit Agreement, Section 4)
     The Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, the Paying Agent Account, which will be non-interest-bearing, and the Paying Agent is under no obligation to invest any amounts held in the Paying Agent Account. (Escrow Agreement, Section 2.02). Pursuant to the Deposit Agreement, the Depositary agrees to pay funds released from Deposits and accrued interest on the Deposits directly into the Paying Agent Account, except for amounts withdrawn to purchase any Series A Equipment Notes as described under “Description of the Deposit Agreement — Withdrawal of Deposits to Purchase Series A Equipment Notes” and amounts paid to a Replacement Depositary as described under “Description of the Deposit Agreement — Replacement of Depositary.” (Deposit Agreement, Section 4) The Paying Agent will distribute amounts deposited into the Paying Agent Account to the Class A Certificateholders as further described herein. See “Description of the Certificates — Payments and Distributions” and “Description of the Deposit Agreement.”
     Upon receipt by the Depositary of cash proceeds from the offering of Class A Certificates, the Escrow Agent will issue one or more escrow receipts (“Escrow Receipts”) which will be affixed by the Class A Trustee to each such Class A Certificate. Each Escrow Receipt evidences the related Receiptholder’s interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Class A Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Class A Certificate to which it is affixed. (Escrow Agreement, Sections 1.03 and 1.04) Because the Escrow Receipts will be affixed to the Class A Certificates, distributions to the Receiptholders on the Escrow Receipts are sometimes referred to in this prospectus supplement, for convenience, as distributions to the Class A Certificateholders on the Class A Certificates.
     The Escrow Agreement provides that each Receiptholder will have the right (individually and without the need for any other action of any person, including the Escrow Agent or any other Receiptholder), upon any default in the payment of interest on the Deposits when due by the Depositary in accordance with the Deposit Agreement, or upon any default in the payment of any final withdrawal, replacement withdrawal or event of loss withdrawal when due by the Depositary in accordance with the terms of the Deposit

Agreement and Escrow Agreement, to proceed directly against the Depositary by making a demand to the Depositary for the portion of such payment that would have been distributed to such Receiptholder pursuant to the Escrow Agreement or by bringing suit to enforce payment of such portion. The Escrow Agent will notify Receiptholders in the event of a default in any such payment and will promptly forward to Receiptholders upon receipt copies of all written communications relating to any payments due to the Receiptholders in respect of the Deposits. (Escrow Agreement, Sections 9 and 16)
Certain Modifications of the Escrow Agreement and Note Purchase Agreement
     The Note Purchase Agreement contains provisions requiring the Class A Trustee, the Escrow Agent and the Paying Agent, at American’s request, to enter into amendments to, among other agreements, the Escrow Agreement and the Note Purchase Agreement as may be necessary or desirable:
•	if any Series B Equipment Notes are to be issued, to give effect to such issuance or redemption and issuance of any Series B Equipment Notes and the issuance of Class B Certificates and to make related changes (including to provide for any prefunding mechanism) and to provide for a Class B Liquidity Facility; and

•	if the Depositary is to be replaced, to give effect to the replacement of the Depositary with the Replacement Depositary and the replacement of the Deposit Agreement with the replacement deposit agreement. (Note Purchase Agreement, Sections 4(a)(v) and 5(e))
     In each case described immediately above, no requests (other than American’s request) or consents (including no consent of the Class A Certificateholders) will be required for such amendments.
     The Escrow Agreement contains provisions requiring the Escrow Agent and the Paying Agent, upon request of the Class A Trustee and without any consent of the Class A Certificateholders, to enter into an amendment to the Escrow Agreement or the Note Purchase Agreement, among other things, for the following purposes:
•	to correct or supplement any provision in the Escrow Agreement or the Note Purchase Agreement which may be defective or inconsistent with any other provision in the Escrow Agreement or the Note Purchase Agreement or to cure any ambiguity or correct any mistake;

•	to modify any other provision with respect to matters or questions arising under the Escrow Agreement or the Note Purchase Agreement; provided that any such action will not materially adversely affect the Class A Certificateholders;

•	to comply with any requirement of the SEC, applicable law, rules or regulations of any exchange or quotation system on which the Class A Certificates are listed or any regulatory body;

•	to evidence and provide for the acceptance of appointment under the Escrow Agreement or the Note Purchase Agreement of a successor Escrow Agent, successor Paying Agent or successor Class A Trustee; or

•	for any purposes described in the first fifteen bullet points of the first paragraph under “Description of the Certificates — Modification of the Class A Pass Through Trust Agreement and Certain Other Agreements.” (Escrow Agreement, Section 8)
The Escrow Agent
     U.S. Bank National Association will be the Escrow Agent under the Escrow Agreement. The Escrow Agent’s address is U.S. Bank National Association, One Federal Street, 3rd Floor, Mail Code EX-MA-FED, Boston, Massachusetts 02110, Attention: Corporate Trust Services.

The Paying Agent
     U.S. Bank Trust National Association will be the Paying Agent under the Escrow Agreement. The Paying Agent’s address is U.S. Bank Trust National Association, One Federal Street, 3rd Floor, Mail Code EX-MA-FED, Boston, Massachusetts 02110, Attention: Corporate Trust Services.

DESCRIPTION OF THE CLASS A LIQUIDITY FACILITY
     The following summary describes certain material terms of the Class A Liquidity Facility and certain provisions of the Intercreditor Agreement relating to the Class A Liquidity Facility. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Class A Liquidity Facility and the Intercreditor Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC.
General
     The liquidity provider for the Class A Trust (the “Class A Liquidity Provider”) will enter into a revolving credit agreement (the “Class A Liquidity Facility”) with the Subordination Agent with respect to the Class A Trust. Under the Class A Liquidity Facility, the Class A Liquidity Provider will be required, if necessary, to make one or more advances (“Interest Drawings”) to the Subordination Agent in an aggregate amount (the “Required Amount”) sufficient to pay interest on the Pool Balance of the Class A Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Class A Certificates) at the Stated Interest Rate for the Class A Certificates. If interest payment defaults occur which exceed the amount covered by and available under the Class A Liquidity Facility, the Class A Certificateholders will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Class A Liquidity Provider may be replaced by one or more other entities under certain circumstances.
     If issued, the Class B Certificates may have the benefit of a separate liquidity facility (the “Class B Liquidity Facility” and, together with the Class A Liquidity Facility, the “Liquidity Facilities”) with the same or a different liquidity provider from the Class A Liquidity Facility (the “Class B Liquidity Provider” and, together with the Class A Liquidity Provider, the “Liquidity Providers”). The initial terms of the Class B Liquidity Facility will be determined at the time of issuance of the Class B Certificates.
Drawings
     The aggregate amount available under the Class A Liquidity Facility at January 2, 2011 (the first Regular Distribution Date that occurs after all Aircraft available to be financed in this offering are scheduled currently to have been delivered), assuming that all Aircraft have been financed and that all interest and principal due on or prior to such Regular Distribution Date is paid, will be $79,284,839.
     Except as otherwise provided below, the Class A Liquidity Facility will enable the Subordination Agent to make Interest Drawings thereunder on any Regular Distribution Date in order to make interest distributions then scheduled for the Class A Certificates at the Stated Interest Rate for the Class A Certificates to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under the Class A Liquidity Facility on any Regular Distribution Date to fund any shortfall of interest on Class A Certificates will not exceed the then Maximum Available Commitment under the Class A Liquidity Facility. The “Maximum Available Commitment” at any time under the Class A Liquidity Facility is an amount equal to the then Required Amount of the Class A Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under the Class A Liquidity Facility at such time; provided that, following a Downgrade Drawing, a Special Termination Drawing, a Final Drawing or a Non-Extension Drawing under the Class A Liquidity Facility, the Maximum Available Commitment under the Class A Liquidity Facility shall be zero.
     “Maximum Commitment” means initially $80,384,638, as the same may be reduced from time to time as described below.
     The Class A Liquidity Facility does not provide for drawings thereunder to pay for principal of, or Make-Whole Amount on, the Class A Certificates or any interest with respect to the Class A Certificates in excess of the Stated Interest Rate for the Class A Certificates or for more than three semiannual installments of interest or to pay principal of, or interest on, or Make-Whole Amount with respect to, the Class B Certificates or Refinancing Certificates, in each case, if issued. (Class A Liquidity Facility, Section 2.02; Intercreditor Agreement, Section 3.05) In addition, the Class A Liquidity Facility does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits.
     Each payment by the Class A Liquidity Provider will reduce by the same amount the Maximum Available Commitment under the Class A Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings, upon reimbursement of the Class A Liquidity Provider in full or in part for the amount of such Interest Drawings plus accrued interest thereon, the Maximum Available Commitment under the Class A Liquidity Facility will be reinstated by the amount reimbursed but not to exceed the then Required Amount of the Class A Liquidity Facility; provided, however, that the Maximum Available Commitment of the Class A Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes (including, if issued, the Series B Equipment Notes) are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have occurred with respect to the Class A Liquidity Facility. With respect to any other drawings under the Class A Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Class A Liquidity Facility, Section 2.02(a); Intercreditor Agreement, Section 3.05(g)) Following each reduction of the Pool Balance for the Class A Trust, the Required Amount of the Class A Liquidity Facility will be reduced automatically to an amount sufficient to pay interest on the Pool Balance thereof on the next three successive semiannual Regular Distribution Dates (without regard to expected future distributions of principal of the Class A Certificates) at the Stated Interest Rate for the Class A Certificates. (Class A Liquidity Facility, Section 2.04; Intercreditor Agreement, Section 3.05(g))
     “Performing Equipment Note” means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that, in the event of a bankruptcy proceeding in which American is a debtor under the Bankruptcy Code, (i) any payment default occurring before the date of the order for relief in such proceedings shall not be taken into consideration during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the “Section 1110 Period”), (ii) any payment default occurring after the date of the order for relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture. (Intercreditor Agreement, Section 1.01)
Replacement of Liquidity Facility
     If at any time the Short-Term Rating of the Class A Liquidity Provider issued by either Rating Agency (or, if the Class A Liquidity Provider does not have a Short-Term Rating issued by a given Rating Agency, the Long-Term Rating of the Class A Liquidity Provider issued by such Rating Agency) is lower than the Liquidity Threshold Rating, then the Class A Liquidity Facility may be replaced with a Replacement Facility. If the Class A Liquidity Facility is not so replaced with a Replacement Facility within 10 days after the downgrading, the Subordination Agent will draw the then Maximum Available Commitment under the Class A Liquidity Facility (the “Downgrade Drawing”). The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a cash collateral account (the “Cash Collateral Account”) for the Class A Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under the Class A Liquidity Facility would be used. (Class A Liquidity Facility, Section 2.02(c); Intercreditor Agreement, Section 3.05(f))
     “Long-Term Rating” means, for any entity: (a) in the case of Moody’s, the long-term unsecured debt rating of such entity and (b) in the case of Standard & Poor’s, the long-term issuer credit rating of such entity.

     “Short-Term Rating” means, for any entity: (a) in the case of Moody’s, the short-term unsecured debt rating of such entity and (b) in the case of Standard & Poor’s, the short-term issuer credit rating of such entity.
     “Liquidity Threshold Rating” means: (i) a Short-Term Rating of P-1 in the case of Moody’s and A-1 in the case of Standard & Poor’s and (ii) in the case of any entity that does not have a Short-Term Rating from either or both of such Rating Agencies, then in lieu of such Short-Term Rating from such Rating Agency or Rating Agencies, a Long-Term Rating of A2 in the case of Moody’s and A in the case of Standard & Poor’s.
     A “Replacement Facility” for any Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit, surety bond, financial insurance policy or guaranty) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates with respect to which such Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of the downgrading of the related Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay interest on the Pool Balance of the Certificates of such Trust (at the Stated Interest Rate for such Certificates, and without regard to expected future principal distributions) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by an entity (or entities) having Short-Term Ratings issued by the Rating Agencies (or if such entity does not have a Short-Term Rating issued by a given Rating Agency, the Long-Term Rating of such entity issued by such Rating Agency) which are equal to or higher than the applicable Liquidity Threshold Rating. (Intercreditor Agreement, Section 1.01) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party”) under the Intercreditor Agreement as the replaced Liquidity Provider.
     The Class A Liquidity Facility provides that the Class A Liquidity Provider’s obligations thereunder will expire on the earliest of:
•	364 days after the Issuance Date (counting from, and including, the Issuance Date);

•	the date on which the Subordination Agent delivers to the Class A Liquidity Provider a certification that Final Distributions on all of the Class A Certificates have been paid in full or provision has been made for such payment;

•	the date on which the Subordination Agent delivers to the Class A Liquidity Provider a certification that a Replacement Facility has been substituted for the Class A Liquidity Facility;

•	the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from the Class A Liquidity Provider (see “— Liquidity Events of Default”); and

•	the date on which no amount is or may (including by reason of reinstatement) become available for drawing under the Class A Liquidity Facility. (Class A Liquidity Facility, Section 1.01)
     The Class A Liquidity Facility provides that it may be extended for additional 364-day periods by mutual agreement of the Class A Liquidity Provider and the Subordination Agent. The Intercreditor Agreement will provide for the replacement of the Class A Liquidity Facility if the Class A Liquidity Facility is scheduled to expire earlier than 15 days after the Final Legal Distribution Date for the Class A Certificates and the Class A Liquidity Facility is not extended or replaced by the 25th day prior to its then scheduled expiration date. If the Class A Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent shall request a drawing in full up to the then Maximum Available Commitment under the Class A Liquidity Facility (the “Non-Extension Drawing”). The Subordination Agent will deposit the proceeds of the Non-Extension Drawing into the Cash Collateral Account for the Class A Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under the Class A Liquidity Facility would be used. (Intercreditor Agreement, Section 3.05(d))
     Subject to certain limitations, American may, at its option, arrange for a Replacement Facility at any time to replace the Class A Liquidity Facility (including without limitation any Replacement Facility described in the following sentence). In addition, if the Class A Liquidity Provider shall determine not to extend the Class A Liquidity Facility, then the Class A Liquidity Provider may, at its option, arrange for a Replacement Facility to replace the Class A Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of the Class A Liquidity Facility and (ii) at any time after such scheduled expiration date. The Class A Liquidity Provider may also arrange for a Replacement Facility to replace the Class A Liquidity Facility at any time after a Downgrade Drawing under the Class A Liquidity Facility. If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under the Class A Liquidity Facility, the funds with respect to the Class A Liquidity Facility on deposit in the Cash Collateral Account will be returned to the Class A Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.05(e))
     Upon receipt by the Subordination Agent of a Termination Notice with respect to the Class A Liquidity Facility from the Class A Liquidity Provider as described below under “— Liquidity Events of Default,” the Subordination Agent shall request a final drawing (a “Final Drawing”) or a special termination drawing (the “Special Termination Drawing”), as applicable, under the Class A Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will deposit the proceeds of the Final Drawing or the Special Termination Drawing into the Cash Collateral Account for the Class A Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under the Class A Liquidity Facility would be used. (Class A Liquidity Facility, Sections 2.02(c) and 2.02(d); Intercreditor Agreement, Sections 3.05(i) and 3.05(k))
     Drawings under the Class A Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by the Class A Liquidity Facility. Upon receipt of such a certificate, the Class A Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the Class A Liquidity Provider of the amount specified in any drawing under the Class A Liquidity Facility, the Class A Liquidity Provider will be fully discharged of its obligations under the Class A Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under the Class A Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.
Reimbursement of Drawings
     The Subordination Agent must reimburse amounts drawn under the Class A Liquidity Facility by reason of an Interest Drawing, Special Termination Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and pay interest thereon, but only to the extent that the Subordination Agent has funds available therefor.
Interest Drawings and Final Drawings
     Amounts drawn by reason of an Interest Drawing or Final Drawing (each, a “Drawing”) will be immediately due and payable, together with interest on the amount of such drawing. From the date of such drawing to (but excluding) the third business day following the Class A Liquidity Provider’s receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 4.50% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 4.50% per annum.
     “Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Class A Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to American) plus one quarter of one percent (0.25%).
     “LIBOR” means, with respect to any interest period, the rate per annum at which U.S. dollars are offered in the London interbank market as shown on Reuters Screen LIBOR01 (or any successor thereto) at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period, for a period comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods.
     If at any time, the Class A Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Subordination Agent, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally, the LIBOR rate determined or to be determined for such interest period will not adequately and fairly reflect the cost to the Class A Liquidity Provider (as conclusively certified by the Class A Liquidity Provider, absent manifest error) of making or maintaining advances, the Class A Liquidity Provider shall give facsimile or telephonic notice thereof (a “Rate Determination Notice”) to the Subordination Agent. If such notice is given, then the outstanding principal amount of the LIBOR advances shall be converted to Base Rate advances effective from the date of the Rate Determination Notice; provided that the rate then applicable to in respect of such Base Rate advances shall be increased by one per cent (1.00%). The Class A Liquidity Provider shall withdraw a Rate Determination Notice given hereunder when the Class A Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to the Class A Liquidity Provider, and the Base Rate advances shall be converted to LIBOR advances effective as the first day of the next succeeding interest period after the date of such withdrawal. Each change in the Base Rate shall become effective immediately. (Class A Liquidity Facility, Section 3.07(g))
Downgrade Drawings, Special Termination Drawings, Non-Extension Drawings and Final Drawings
     The amount drawn under the Class A Liquidity Facility by reason of a Downgrade Drawing, a Special Termination Drawing, a Non-Extension Drawing or Final Drawing and deposited in the Cash Collateral Account will be treated as follows:
•	such amount will be released on any Distribution Date to the Class A Liquidity Provider to the extent that such amount exceeds the Required Amount;

•	any portion of such amount withdrawn from the Cash Collateral Account to pay interest distributions on the Class A Certificates will be treated in the same way as Interest Drawings; and

•	the balance of such amount will be invested in certain specified eligible investments.
     Any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing under the Class A Liquidity Facility, other than any portion thereof applied to the payment of interest distributions on the Class A Certificates, will bear interest, (a) subject to clause (b) below, at a rate equal to (i) in the case of Downgrade Drawing, LIBOR for the applicable interest period (or, as described in the first paragraph under “— Reimbursement Drawings — Interest Drawings and Final Drawings,” the Base Rate) plus a specified margin, (ii) in the case of a Special Termination Drawing, LIBOR for the applicable interest period (or, as described in the first paragraph under “— Reimbursement Drawings — Interest Drawings and Final Drawings,” the Base Rate) plus a specified margin and (iii) in the case of a Non-Extension Drawing, the investment earnings on the amounts deposited in the Cash Collateral Account on the outstanding amount from time to time of such Non-Extension Drawing plus a specified margin, and (b) from and after the date, if any, on which such Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing is converted into a Final Drawing as described below under “— Liquidity Events of Default,” at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under “— Reimbursement of Drawings — Interest Drawings and Final Drawings,” the Base Rate) plus 4.50% per annum.

Liquidity Events of Default
     Events of default under the Class A Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:
•	the acceleration of all of the Equipment Notes (provided that, if such acceleration occurs during the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $200 million); or

•	certain bankruptcy or similar events involving American. (Class A Liquidity Facility, Section 1.01)
     If (i) any Liquidity Event of Default under the Class A Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (including, if issued, Series B Equipment Notes) are Performing Equipment Notes, the Class A Liquidity Provider may, in its discretion, give a notice of termination of the Class A Liquidity Facility (a “Final Termination Notice”). If the Pool Balance of the Class A Certificates is greater than the aggregate outstanding principal amount of the Series A Equipment Notes (other than any Series A Equipment Notes previously sold or with respect to which the Aircraft related to such Series A Equipment Notes has been disposed of) at any time during the 18 month period prior to the Final Maturity Date, the Class A Liquidity Provider may, in its discretion, give a notice of special termination of the Class A Liquidity Facility (a “Special Termination Notice” and, together with the Final Termination Notice, a “Termination Notice” ). The Termination Notice will have the following consequences:
•	the Class A Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent;

•	the Subordination Agent will promptly request, and the Class A Liquidity Provider will honor, a Final Drawing or Special Termination Drawing, as applicable, thereunder in an amount equal to the then Maximum Available Commitment thereunder;

•	in the event that a Final Drawing is made, any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under the Class A Liquidity Facility;

•	in the event a Special Termination Notice is given, all amounts owing to the Class A Liquidity Facility Provider will be treated as a Special Termination Drawing for the purposes set forth under “Description of the Intercreditor Agreement — Priority of Distributions”; and

•	all amounts owing to the Class A Liquidity Provider will be automatically accelerated. (Class A Liquidity Facility, Section 6.01)
     Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Class A Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement — Priority of Distributions.” (Class A Liquidity Facility, Section 6.01) Upon the circumstances described below under “Description of the Intercreditor Agreement — Intercreditor Rights,” the Class A Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.06(c))
Class A Liquidity Provider
     The initial Class A Liquidity Provider will be Natixis S.A., acting via its New York Branch. The Class A Liquidity Provider has Short-Term Ratings of P1 from Moody’s and A-1 from Standard & Poor’s.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT
     The following summary describes certain material provisions of the Intercreditor Agreement (the “Intercreditor Agreement”) among the Class A Trustee, the Class A Liquidity Provider and U.S. Bank Trust National Association, as subordination agent (the “Subordination Agent”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, a copy of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the SEC.
     Except as otherwise indicated, the following summary relates to the Class A Trust and the Class A Certificates and, to the extent applicable, the Class B Trust that may be formed, and the Class B Certificates that may be issued, in the future. If Class B Certificates are issued, each of the Class B Trustee and (if applicable) the Class B Liquidity Provider will be added as a party to the Intercreditor Agreement and all terms and provisions thereof related to the Class B Certificates will be revised, as appropriate, to reflect the issuance of the Class B Certificates and will become effective upon the accession of the Class B Trustee and (if applicable) the Class B Liquidity Provider to the Intercreditor Agreement. See “Possible Issuance of Class B Certificates and Refinancing of Class B Certificates.”
Intercreditor Rights
General
     The Series A Equipment Notes and, if applicable, the Series B Equipment Notes will be issued to and registered in the name of the Subordination Agent as agent and trustee for the related Trustee. (Intercreditor Agreement, Section 2.01(a))
Controlling Party
     Each Loan Trustee will be directed, so long as no Indenture Event of Default shall have occurred and be continuing thereunder and subject to certain limitations described below, in taking, or refraining from taking, any action under an Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture. See “— Voting of Equipment Notes” below. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.
     After the occurrence and during the continuance of an Indenture Event of Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft with respect to which such Equipment Note was issued, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates — Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. (Intercreditor Agreement, Section 2.06(a))
     The “Controlling Party” will be:
•	if Final Distributions have not been paid in full to the holders of Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class A Certificates, but, if any Class B Certificates have been issued, not to the holders of the Class B Certificates, the Class B Trustee; and

•	under certain circumstances, and notwithstanding the foregoing, the Class A Liquidity Provider, or if there is a Class B Liquidity Facility, the Class B Liquidity Provider, in each case as discussed in the next two paragraphs. (Intercreditor Agreement, Sections 2.06(a) and 2.06(b))
     At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under the Class A Liquidity Facility shall have been drawn (excluding a Downgrade Drawing or Non-Extension Drawing (but including a Final Drawing, a Special Termination Drawing or a Downgrade Drawing or Non-Extension Drawing that has been converted to a Final Drawing under the Class A Liquidity Facility)) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Special Termination Drawing shall have been withdrawn from the Cash Collateral Account to pay interest on the Class A Certificates and remains unreimbursed and (z) the date on which all Equipment Notes under all Indentures shall have been accelerated (provided that, if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $200 million), the Class A Liquidity Provider will have the right to elect to become the Controlling Party with respect to any Indenture. (Intercreditor Agreement, Section 2.06(c))
     If there is a Class B Liquidity Facility, in the event that the Pool Balance of each class of Certificates is reduced to zero and all amounts payable to any party pursuant to the Intercreditor Agreement (other than the Class B Liquidity Provider) have been paid in full and no additional amount is required or expected to be paid, reimbursed or distributed to or for the benefit of any such party (other than the Class B Liquidity Provider), so long as any amount is owed to the Class B Liquidity Provider in respect of the Class B Liquidity Obligations, the Class B Liquidity Provider may elect to become the Controlling Party. (Intercreditor Agreement, Section 2.06(c))
     For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes held by the Subordination Agent as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and Certificateholders, subject to certain limitations. (Intercreditor Agreement, Section 2.06) For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “— Limitation on Exercise of Remedies” and “Description of the Equipment Notes — Remedies.” (Intercreditor Agreement, Section 2.06(b))
     “Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding, in the case of the Class A Certificates, interest payable on the Deposits) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less, in the case of the Class A Trust, the amount of the Deposits as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Series A Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)
Limitation on Exercise of Remedies
     So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of American, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by American or its affiliates), no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. (Intercreditor Agreement, Section 4.01(a))

     “Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) in the case of the sale of an Aircraft, 80%, or, in the case of the sale of related Equipment Notes, 90%, of the Appraised Current Market Value of such Aircraft and (2) the sum of the aggregate Note Target Price of such Equipment Notes and an amount equal to the Excess Liquidity Obligations in respect of the Indenture under which such Equipment Notes were issued. (Intercreditor Agreement, Section 1.01)
     “Excess Liquidity Obligations” means, with respect to an Indenture, an amount equal to the sum of (i) the amount of fees payable to the Class A Liquidity Provider, multiplied by a fraction, the numerator of which is the then outstanding aggregate principal amount of the Series A Equipment Notes issued under such Indenture and the denominator of which is the then outstanding aggregate principal amount of all Series A Equipment Notes, (ii) interest on any Special Termination Drawing, Downgrade Drawing or Non-Extension Drawing payable under the Class A Liquidity Facility in excess of investment earnings on such drawing multiplied by the fraction specified in clause (i) above, (iii) if any payment default by American exists with respect to interest on any Series A Equipment Notes, interest on any Interest Drawing (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing that is used to pay interest on the Certificates) or Final Drawing payable under the Class A Liquidity Facility in excess of the sum of (a) investment earnings from any Final Drawing plus (b) any interest at the past due rate actually payable (whether or not in fact paid) by American on the overdue scheduled interest on the Series A Equipment Notes, multiplied by a fraction the numerator of which is the aggregate overdue amounts of interest on the Series A Equipment Notes issued under such Indenture (other than interest becoming due and payable solely as a result of acceleration of any such Series A Equipment Notes) and the denominator of which is the then aggregate overdue amounts of interest on all Series A Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Series A Equipment Notes), and (iv) any other amounts owed to the Class A Liquidity Provider by the Subordination Agent as borrower under the Class A Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clauses (ii) and (iii) above, multiplied by the fraction specified in clause (i) above. (Indentures, Section 2.14) The foregoing definition shall be revised accordingly to reflect, if applicable, any Replacement Facility or Class B Liquidity Facility.
     “Note Target Price” means, for any Equipment Note issued under any Indenture: (i) the aggregate outstanding principal amount of such Equipment Note, plus (ii) the accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Note (including, without limitation, enforcement costs incurred by the Subordination Agent in respect of such Equipment Note). (Intercreditor Agreement, Section 1.01)
     Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the related Aircraft to any person (including American) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof). (Intercreditor Agreement, Section 4.01(a))
     If following certain events of bankruptcy, reorganization or insolvency with respect to American described in the Intercreditor Agreement (an “American Bankruptcy Event”) and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of American to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent, each Trustee and each Liquidity Provider, unless such Liquidity Provider has made a Final Drawing, notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee will post such terms and conditions of such restructuring proposal on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such terms and conditions available to all Certificateholders. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee and the Class A Liquidity Provider unless the Class A Liquidity Provider has made a Final Drawing, enter into any term sheet, stipulation or other agreement (a “Restructuring Arrangement”) (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of American unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders and each Liquidity Provider, unless such Liquidity Provider has made a Final Drawing, for a period of not less than 15 calendar days (except that such requirement shall not apply to any such Restructuring Arrangement that is effective (whether prospectively or retrospectively) as of a date on or before the expiration of the 60-day period under Section 1110 and to be effective, initially, for a period not longer than three months from the expiry of such 60-day period (an “Interim Restructuring Arrangement”)). The requirements described in the immediately preceding sentence (i) will not apply to any extension of a Restructuring Arrangement with respect to which such requirements have been complied with in connection with the original entry of such Restructuring Arrangement if the possibility of such extension has been disclosed in satisfaction of the notification requirements and such extension shall not amend or modify any of the other terms and conditions of such Restructuring Arrangement and (ii) will apply to the initial extension of an Interim Restructuring Arrangement beyond the three months following the expiry of the 60-day period but not to any subsequent extension of such Interim Restructuring Arrangement, if the possibility of such subsequent extension has been disclosed in satisfaction of the notification requirements and such subsequent extension shall not amend or modify any of the other terms and conditions of such Interim Restructuring Arrangement. (Intercreditor Agreement, Section 4.01(c))
     In the event that any Class B Certificateholder gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Class A Certificates represented by the then Controlling Party (as described in “Description of the Certificates — Certificate Buyout Right of Class B Certificateholders”) prior to the expiry of the applicable notice period specified above, the Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such Class B Certificateholder fails to purchase such Class A Certificates on the date that it is required to make such purchase. (Intercreditor Agreement, Section 4.01(c))
Post Default Appraisals
     Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Subordination Agent will be required to obtain three desktop appraisals from the appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading or any successor organization) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Event of Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if an American Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal and shall (acting on behalf of each Trustee) post such Appraisals on the DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such Appraisals available to all Certificateholders. (Intercreditor Agreement, Section 4.01(a))
     “Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft. (Intercreditor Agreement, Section 1.01)
Priority of Distributions
     All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date will be promptly distributed by the Subordination Agent on such Regular Distribution Date or Special Distribution Date in the following order of priority:
•	to the Subordination Agent, any Trustee, any Certificateholder and the Class A Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the

Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party and accompanied by evidence that such costs are actually expected to be incurred) or any Trustee or to reimburse any Certificateholder or the Class A Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”).

•	to the Class A Liquidity Provider (a) to the extent required to pay the accrued and unpaid Class A Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of the Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Event of Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Class A Liquidity Expenses that are not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply.

•	to the Class A Liquidity Provider (i)(a) to the extent required to pay interest accrued and unpaid on the Class A Liquidity Obligations or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then overdue on the Class A Liquidity Obligations, plus an amount equal to the amount of accrued and unpaid interest on the Class A Liquidity Obligations not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply and (ii) if a Special Termination Drawing has been made under the Class A Liquidity Facility and has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing.

•	to (i) if applicable, unless (in the case of this clause (i) only) (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (including, if issued, Series B Equipment Notes) are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and be continuing under the Class A Liquidity Facility or (y) a Final Drawing shall have occurred under the Class A Liquidity Facility, the funding of the Cash Collateral Account with respect to the Class A Liquidity Facility up to the Required Amount and (ii) the Class A Liquidity Provider to the extent required to pay the outstanding amount of all Class A Liquidity Obligations.

•	to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable.

•	to the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates (excluding interest, if any, payable with respect to the Deposits) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply.

•	to the Class B Trustee (a) to the extent required to pay unpaid Class B Adjusted Interest on the Class B Certificates or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class B Adjusted Interest or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply.

•	to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates.

•	to the Class B Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates (other than Class B Adjusted Interest paid above) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply.

•	to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates.

•	to the Class B Liquidity Provider (i) to the extent required to reimburse the Class B Liquidity Provider for Administration Expenses; (ii) to the extent required to pay the Class B Liquidity Expenses; (iii) to the extent required to pay interest accrued on the Class B Liquidity Obligations; and (iv) certain other amounts that may be payable under the Class B Liquidity Facility.

•	to the Class B Liquidity Provider, an amount equal to all other outstanding Class B Liquidity Obligations. (Intercreditor Agreement, Sections 2.04 and 3.02)
     “Applicable Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series A Equipment Notes and Series B Equipment Notes (or all Series B Equipment Notes if only one or more Series B Equipment Notes are so redeemed or prepaid) outstanding immediately before giving effect to such redemption, purchase or prepayment.
     “Class A Liquidity Obligations” means the obligations to reimburse or to pay the Class A Liquidity Provider all principal, interest, fees and other amounts owing to the Class A Liquidity Provider under the Class A Liquidity Facility or certain other agreements.
     “Class B Liquidity Obligations” means the obligations to reimburse or to pay the Class B Liquidity Provider all principal, interest, fees and other amounts owing to the Class B Liquidity Provider under the Class B Liquidity Facility or certain other agreements.
     “Class A Liquidity Expenses” means the Class A Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the Class A Liquidity Facility.
     “Class B Liquidity Expenses” means the Class B Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the Class B Liquidity Facility.
     “Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:
     (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date after the date of issuance of such Certificates, the original aggregate face amount of the Certificates of such Trust), and
     (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of any Equipment Notes other than Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of any Performing Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon prepayment or purchase or otherwise, but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but, in the case of the Class A Certificates, without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Class A Certificates).
     For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions.
     “Class B Adjusted Interest” means, as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (II) the sum of (x) interest determined at the Stated Interest Rate for the Class B Certificates for the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the Current Distribution Date, on the Eligible B Pool Balance on such Distribution Date and (y) the sum of interest for each Series B Equipment Note with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), determined at the Stated Interest Rate for the Class B Certificates for each day during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note or Aircraft, as the case may be, on the principal amount of such Series B Equipment Note calculated pursuant to clause (B)(i), (ii), (iii) and (iv) of the definition of Eligible B Pool Balance.
     “Eligible B Pool Balance” means, as of any date of determination, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date of determination is on or before the first Distribution Date after the date of issuance of the Class B Certificates, the original aggregate face amount of the Class B Certificates) (after giving effect to payments made on such date of determination) over (B) the sum of, with respect to each Series B Equipment Note, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the Aircraft for cash under (and as defined in) the related Indenture, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Series B Equipment Note, (ii) if there has previously been an Event of Loss with respect to the applicable Aircraft to which such Series B Equipment Note relates, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Series B Equipment Note, (iii) if such Series B Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Series B Equipment Note over (y) the purchase price received with respect to such sale of such Series B Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Series B Equipment Note, the outstanding principal amount of such Series B Equipment Note; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note.

     “Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Event of Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of four years from the date of the occurrence of such Indenture Event of Default.
     “Actual Disposition Event” means, in respect of any Equipment Note, (i) the sale or disposition by the applicable Loan Trustee for cash of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to such Aircraft or (iii) the sale by the Subordination Agent of such Equipment Note for cash. (Intercreditor Agreement, Section 1.01)
     Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account, in respect of interest on the Certificates of the Class A Trust, or if formed, the Class B Trust, will be distributed to the Trustee for such class of Certificates, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider. (Intercreditor Agreement, Section 3.05(l))
Voting of Equipment Notes
     In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, supplement, modification, approval, consent or waiver under such Equipment Note or the related Indenture or the related Participation Agreement or other related document, (i) if no Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the Trustee(s) and shall vote or consent in accordance with such directions and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, supplement, modification, approval, consent or waiver shall, without the consent of each Liquidity Provider, reduce the amount of principal or interest payable by American under any Equipment Note. In addition, see the last paragraph under “Description of the Certificates — Modification of the Class A Pass Through Trust Agreement and Certain Other Agreements” for a description of the additional Certificateholder consent requirements with respect to amendments, supplements, modifications, approvals, consents or waivers of the Indentures, Equipment Notes, Participation Agreements, Note Purchase Agreement, Guarantee (if any) or other related documents. (Intercreditor Agreement, Section 8.01(b))
List of Certificateholders
     Upon the occurrence of an Indenture Event of Default, the Subordination Agent shall instruct the Trustees to, and the Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates. (Intercreditor Agreement, Section 5.01(c))
Reports
     Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of American to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, the Subordination Agent will provide to the Trustees, the Liquidity Providers, the Rating Agencies and American a statement setting forth the following information:
•	after an American Bankruptcy Event, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-day period of Section 1110, (ii) subject to an election by American under Section 1110(a) of the Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii).

•	to the best of the Subordination Agent’s knowledge, after requesting such information from American, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) location of the Engines. American has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture. (Note Purchase Agreement, Section 4(a)(vi))

•	the current Pool Balance of each class of Certificates, the Eligible B Pool Balance (if any) and outstanding principal amount of all Equipment Notes for all Aircraft.

•	the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date.

•	the amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement.

•	details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party).

•	if the Subordination Agent has made a Final Drawing or a Special Termination Drawing under any Liquidity Facility.

•	the amounts currently owed to each Liquidity Provider.

•	the amounts drawn under each Liquidity Facility.

•	after an American Bankruptcy Event, any operational reports filed by American with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis. (Intercreditor Agreement, Section 5.01(d))
The Subordination Agent
     U.S. Bank Trust National Association will be the Subordination Agent under the Intercreditor Agreement. American and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is U.S. Bank Trust National Association, One Federal Street, 3rd Floor, Mail Code EX-MA-FED, Boston, Massachusetts 02110, Attention: Corporate Trust Services.
     The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. American (unless an Indenture Event of Default has occurred and is continuing) or the Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01(a))

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS
The Aircraft
     The Class A Trust is expected to hold Series A Equipment Notes issued for, and secured by, the (1) Owned Aircraft, consisting of four Boeing 777-223ER aircraft delivered new to American from 1999 to 2000, and (2) New Aircraft, consisting of 16 new Boeing 737-823 aircraft from a pool of 59 Eligible Aircraft currently scheduled for delivery from Boeing to American during the period between July 2009 and October 2010 pursuant to an aircraft purchase agreement between Boeing and American. The airframe constituting part of an Aircraft is referred to herein as an “Airframe,” and each engine constituting part of an Aircraft is referred to herein as an “Engine.” Each Owned Aircraft is being, and each New Aircraft will be, operated by American. The Aircraft have been designed to comply with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States with respect to the Aircraft for aircraft noise abatement. The “ER” designation is provided by the manufacturer and is not recognized by the FAA.
     The Boeing 777-223ER is a wide-body commercial jet aircraft. Seating capacity in American’s three-class configuration for the 777-223ER is 247 seats. The 777-223ER is powered by two RB211-TRENT-892 model commercial jet engines manufactured by Rolls Royce Ltd.
     The Boeing 737-823 is a narrow-body commercial jet aircraft. Seating capacity in American’s two-class configuration for the 737-823 is 160 seats. The 737-823 is powered by two CFM56-7B26 model commercial jet engines manufactured by CFM International, Inc.
     If Class B Certificates are issued, the Class B Trust is expected to hold Series B Equipment Notes issued for, and secured by, the same Aircraft that secure the Series A Equipment Notes. See “Possible Issuance of Class B Certificates and Refinancing of Class B Certificates.”
The Appraisals
     The table below sets forth the appraised values of the Owned Aircraft and the Eligible Aircraft that may be financed with the proceeds of this offering, as determined by Aircraft Information Systems, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten Beyer & Agnew, Inc. (“MBA,” and together with AISI and BK, the “Appraisers”), independent aircraft appraisal and consulting firms, and certain additional information regarding such Aircraft. Under the Note Purchase Agreement, American will select 16 of the 59 Eligible Aircraft listed below as the New Aircraft to be financed pursuant to this offering.

			Actual or
	Registration	Manufacturer’s	Scheduled Month	Appraiser’s Valuations			Appraised
Aircraft Type	Number	Serial Number	of Delivery(1)	AISI	BK	MBA	Value(2)
Boeing 737-823	N992AN	31071	July 2009	$58,250,000	$47,950,000	$48,440,000	$48,440,000
Boeing 737-823	N800NN	29564	July 2009	58,250,000	47,950,000	48,440,000	48,440,000
Boeing 737-823	N801NN	29565	July 2009	58,250,000	47,950,000	48,440,000	48,440,000
Boeing 737-823	N802NN	31073	August 2009	58,410,000	47,950,000	48,510,000	48,510,000
Boeing 737-823	N803NN	29566	August 2009	58,410,000	47,950,000	48,510,000	48,510,000
Boeing 737-823	N804NN	29567	August 2009	58,410,000	47,950,000	48,510,000	48,510,000
Boeing 737-823	N805NN	31075	September 2009	58,580,000	47,950,000	48,590,000	48,590,000
Boeing 737-823	N806NN	29561	September 2009	58,580,000	47,950,000	48,590,000	48,590,000
Boeing 737-823	N807NN	31077	September 2009	58,580,000	47,950,000	48,590,000	48,590,000
Boeing 737-823	N809NN	33519	October 2009	58,750,000	48,150,000	48,670,000	48,670,000
Boeing 737-823	N808NN	33206	October 2009	58,750,000	48,150,000	48,670,000	48,670,000
Boeing 737-823	N812NN	33520	October 2009	58,750,000	48,150,000	48,670,000	48,670,000
Boeing 737-823	N811NN	31079	October 2009	58,750,000	48,150,000	48,670,000	48,670,000
Boeing 737-823	N810NN	33207	October 2009	58,750,000	48,150,000	48,670,000	48,670,000
Boeing 737-823	N814NN	29562	November 2009	58,920,000	48,150,000	48,750,000	48,750,000
Boeing 737-823	N815NN	33208	November 2009	58,920,000	48,150,000	48,750,000	48,750,000
Boeing 737-823	N813NN	30918	November 2009	58,920,000	48,150,000	48,750,000	48,750,000
Boeing 737-823	N816NN	31081	November 2009	58,920,000	48,150,000	48,750,000	48,750,000
Boeing 737-823	N817NN	29558	December 2009	59,080,000	48,150,000	48,830,000	48,830,000
Boeing 737-823	N818NN	30910	December 2009	59,080,000	48,150,000	48,830,000	48,830,000

			Actual or
	Registration	Manufacturer’s	Scheduled Month	Appraiser’s Valuations			Appraised
Aircraft Type	Number	Serial Number	of Delivery(1)	AISI	BK	MBA	Value(2)
Boeing 737-823	N819NN	31083	December 2009	59,080,000	48,150,000	48,830,000	48,830,000
Boeing 737-823	N820NN	29559	December 2009	59,080,000	48,150,000	48,830,000	48,830,000
Boeing 737-823	N821NN	30912	January 2010	59,250,000	48,400,000	48,910,000	48,910,000
Boeing 737-823	N822NN	31085	January 2010	59,250,000	48,400,000	48,910,000	48,910,000
Boeing 737-823	N823NN	29560	January 2010	59,250,000	48,400,000	48,910,000	48,910,000
Boeing 737-823	N824NN	30916	February 2010	59,430,000	48,400,000	48,990,000	48,990,000
Boeing 737-823	N825NN	31087	February 2010	59,430,000	48,400,000	48,990,000	48,990,000
Boeing 737-823	N826NN	31089	February 2010	59,430,000	48,400,000	48,990,000	48,990,000
Boeing 737-823	N827NN	33209	March 2010	59,590,000	48,400,000	49,070,000	49,070,000
Boeing 737-823	N828NN	33210	March 2010	59,590,000	48,400,000	49,070,000	49,070,000
Boeing 737-823	N829NN	31091	March 2010	59,590,000	48,400,000	49,070,000	49,070,000
Boeing 737-823	N830NN	33211	March 2010	59,590,000	48,400,000	49,070,000	49,070,000
Boeing 737-823	N831NN	33521	April 2010	59,760,000	48,650,000	49,150,000	49,150,000
Boeing 737-823	N832NN	31093	April 2010	59,760,000	48,650,000	49,150,000	49,150,000
Boeing 737-823	TBD	29576	April 2010	59,760,000	48,650,000	49,150,000	49,150,000
Boeing 737-823	TBD	29577	April 2010	59,760,000	48,650,000	49,150,000	49,150,000
Boeing 737-823	TBD	31095	May 2010	59,940,000	48,650,000	49,230,000	49,230,000
Boeing 737-823	TBD	30908	May 2010	59,940,000	48,650,000	49,230,000	49,230,000
Boeing 737-823	TBD	29557	May 2010	59,940,000	48,650,000	49,230,000	49,230,000
Boeing 737-823	TBD	31097	May 2010	59,940,000	48,650,000	49,230,000	49,230,000
Boeing 737-823	TBD	33518	June 2010	60,110,000	48,650,000	49,310,000	49,310,000
Boeing 737-823	TBD	30914	June 2010	60,110,000	48,650,000	49,310,000	49,310,000
Boeing 737-823	TBD	31099	June 2010	60,110,000	48,650,000	49,310,000	49,310,000
Boeing 737-823	TBD	30906	July 2010	60,270,000	48,900,000	49,400,000	49,400,000
Boeing 737-823	TBD	31101	July 2010	60,270,000	48,900,000	49,400,000	49,400,000
Boeing 737-823	TBD	33212	July 2010	60,270,000	48,900,000	49,400,000	49,400,000
Boeing 737-823	TBD	40579	July 2010	60,270,000	48,900,000	49,400,000	49,400,000
Boeing 737-823	TBD	29575	August 2010	60,440,000	48,900,000	49,480,000	49,480,000
Boeing 737-823	TBD	31103	August 2010	60,440,000	48,900,000	49,480,000	49,480,000
Boeing 737-823	TBD	33213	August 2010	60,440,000	48,900,000	49,480,000	49,480,000
Boeing 737-823	TBD	40580	August 2010	60,440,000	48,900,000	49,480,000	49,480,000
Boeing 737-823	TBD	29556	September 2010	60,620,000	48,900,000	49,560,000	49,560,000
Boeing 737-823	TBD	33214	September 2010	60,620,000	48,900,000	49,560,000	49,560,000
Boeing 737-823	TBD	40581	September 2010	60,620,000	48,900,000	49,560,000	49,560,000
Boeing 737-823	TBD	31105	September 2010	60,620,000	48,900,000	49,560,000	49,560,000
Boeing 737-823	TBD	40582	October 2010	60,790,000	49,250,000	49,640,000	49,640,000
Boeing 737-823	TBD	30907	October 2010	60,790,000	49,250,000	49,640,000	49,640,000
Boeing 737-823	TBD	30904	October 2010	60,790,000	49,250,000	49,640,000	49,640,000
Boeing 737-823	TBD	31107	October 2010	60,790,000	49,250,000	49,640,000	49,640,000

Boeing 777-223ER	N771AN	29579	January 1999	77,390,000	75,390,000	73,880,000	75,390,000
Boeing 777-223ER	N773AN	29583	March 1999	78,080,000	77,850,000	75,880,000	77,270,000
Boeing 777-223ER	N780AN	29956	September 1999	78,580,000	80,990,000	76,760,000	78,580,000
Boeing 777-223ER	N795AN	30257	December 2000	82,390,000	85,790,000	81,980,000	82,390,000

(1)	The actual delivery date for each of the Eligible Aircraft selected as a New Aircraft to be financed pursuant to this offering may be subject to delay or acceleration. See “— Deliveries of New Aircraft.”

(2)	The appraised value of each Owned Aircraft and each Eligible Aircraft set forth above is the lesser of the average and median appraised value of each such Aircraft. In the case of the Owned Aircraft, such appraisals indicate appraised base value, adjusted for the maintenance of such Aircraft at or around the time of such appraisals, and in the case of the Eligible Aircraft, such appraisals indicate appraised base value projected as of the currently scheduled delivery month for such Eligible Aircraft.
     According to the International Society of Transport Aircraft Trading, appraised “base value” is defined as each Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use.” An aircraft’s appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.
     Each Appraiser was asked to provide, and each Appraiser furnished, its opinion as to the appraised value of (i) each Eligible Aircraft based on appraised base value projected as of the currently scheduled delivery month for such Eligible Aircraft and (ii) each Owned Aircraft based on appraised base value adjusted for the maintenance status of such Owned Aircraft at or about the time of the appraisals. As part of this process, all three Appraisers performed “desk-top” appraisals without any physical inspection of the Eligible Aircraft and Owned Aircraft. The appraisals are based on various significant assumptions and methodologies which vary among the appraisals. The appraisals may not reflect the current market value of the Eligible Aircraft and Owned Aircraft. Appraisals that are based on different assumptions and methodologies (or a physical inspection of the Eligible Aircraft and the Owned Aircraft) may result in valuations that are materially different from those contained in the appraisals. In particular, the appraisals of the Owned Aircraft include adjustments for the maintenance status of such Aircraft at or about the time of the appraisals. A different maintenance status may result in different valuations.
     The Appraisers have delivered letters setting forth their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, please refer to such letters. In addition, we have set forth on Appendix III to this prospectus supplement a summary of the base value, maintenance adjustment and maintenance adjusted base value determined by each Appraiser with respect to each Owned Aircraft.
     An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case, and the appraisals of the Eligible Aircraft are estimates of values as of the future delivery date. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.
     Since the Terrorist Attacks, the airline industry has suffered substantial losses. In response to adverse market conditions, we and many other U.S. air carriers have reduced the number of aircraft in operation, and there may be further reductions, particularly by air carriers in bankruptcy or liquidation. Any such reduction of aircraft of the same models as the Aircraft could adversely affect the value of the Aircraft.
     Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to any Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates. See “Risk Factors –– Risk Factors Relating to the Class A Certificates and the Offering –– Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
Deliveries of New Aircraft
     On and subject to the terms and conditions of the Note Purchase Agreement and the applicable Participation Agreement and Indenture, American agrees to enter into a secured debt financing agreement with respect to each New Aircraft prior to the delivery deadline (the “Delivery Period Termination Date”), which shall be the earlier of (a) October 31, 2010, or, if the Series A Equipment Notes relating to all of the New Aircraft (together with all of the Substitute Aircraft financed in lieu thereof) have not been purchased by the Class A Trustee on or prior to such date due to any reason beyond the control of American and not occasioned by American’s fault or negligence, January 31, 2011; provided that, if a labor strike occurs or continues at Boeing after the Issuance Date, such date or dates will be extended by adding thereto the number of days that each such strike continues in effect after the Issuance Date, but in no event will the delivery deadline be later than the second anniversary of the Issuance Date; and (b) the date on which Series A Equipment Notes issued with respect to all of the New Aircraft have been purchased by the Class A Trustee in accordance with the Note Purchase Agreement.
     The Eligible Aircraft are scheduled for delivery under an aircraft purchase agreement between American and Boeing during the period from July 2009 to October 2010. See the table under

“— The Appraisals” for the currently scheduled month of delivery of each Eligible Aircraft. Under such purchase agreement, delivery of an aircraft may be delayed due to “excusable delay”, which is defined to include, among other things, (i) acts of God, (ii) war or armed hostilities, (iii) government acts or priorities, (iv) fires, floods or earthquakes, (v) strikes or labor troubles causing cessation, slowdown or interruption of work, or (vi) any other cause to the extent such cause is beyond Boeing’s control and not occasioned by Boeing’s fault or negligence. American cannot predict whether or not delivery of any of the Eligible Aircraft will be postponed beyond the currently scheduled delivery month.
Substitute Aircraft
     If the delivery date for any Eligible Aircraft is delayed (i) more than 30 days beyond the last day of the month scheduled for delivery or (ii) beyond October 31, 2010, American may substitute therefor an aircraft not included in the Eligible Aircraft meeting the following conditions (each, a “Substitute Aircraft”):
•	a Substitute Aircraft must be of the same model as the Eligible Aircraft being replaced; and

•	American will obtain written confirmation from each Rating Agency with respect to each class of Certificates then rated by such Rating Agency that substituting such Substitute Aircraft for the replaced Eligible Aircraft will not result in a withdrawal, suspension or downgrading of the ratings of such Certificates.
     If delivery of any Eligible Aircraft is delayed beyond the Delivery Period Termination Date, and American does not exercise its right to replace such Eligible Aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Class A Certificateholders together with accrued and unpaid interest thereon but without any premium. See “Description of the Deposit Agreement — Other Withdrawals and Return of Deposits.”

DESCRIPTION OF THE EQUIPMENT NOTES
     The following summary describes certain material terms of the Series A Equipment Notes and, to the extent applicable, the Series B Equipment Notes that may be issued in the future. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Series A Equipment Notes, the form of Indenture, the form of Participation Agreement and the Note Purchase Agreement, copies of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the SEC. Except as otherwise indicated, the following summaries relate to the Series A Equipment Notes, the Indenture and the Participation Agreement applicable to each Aircraft. In addition, the terms and conditions of, and related to, the actual Series B Equipments, if issued, may differ from the following summary. See “Possible Issuance of Class B Certificates and Refinancing of Class B Certificates.”
     On and subject to the terms and conditions of the Note Purchase Agreement and the applicable Participation Agreement and Indenture, American agrees to enter into a secured debt financing with respect to each New Aircraft prior to the Delivery Period Termination Date. The Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Indenture relating to the financing of each New Aircraft that are substantially in the forms attached to the Note Purchase Agreement. See “Description of the Certificates — Obligation to Purchase Series A Equipment Notes.” The description of the terms of the Equipment Notes in this prospectus supplement is based on the forms of such agreements annexed to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. Although such changes are permitted, under the Note Purchase Agreement, American must obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the ratings of each class of Certificates then rated by such Rating Agency. The terms of such agreements also must in any event comply with the Required Terms. In addition, American, subject to certain exceptions, is obligated to certify to the Class A Trustee that any substantive modifications do not materially and adversely affect the Class A Certificateholders or the Class A Liquidity Provider. See “Description of the Certificates — Obligation to Purchase Series A Equipment Notes.”
General
     Pursuant to the terms of a participation agreement among American, the Class A Trustee, the Class B Trustee (if applicable), the Subordination Agent and the Loan Trustee with respect to each Aircraft (each, a “Participation Agreement”) , the Class A Trust and the Class B Trust (if applicable) will purchase from American the Equipment Notes to be issued under the related Indenture. Equipment Notes will be issued initially in one series with respect to each Aircraft (the “Series A Equipment Notes”) and may be issued in the future in another series with respect to each Aircraft (the “Series B Equipment Notes;” together with the Series A Equipment Notes, the “Equipment Notes”). The Equipment Notes with respect to each Aircraft will be issued under a separate indenture and security agreement (each, an “Indenture”) Indenture between American and U.S. Bank Trust National Association, as loan trustee thereunder (each, a “Loan Trustee”). The Equipment Notes will be direct, full recourse obligations of American.
Subordination
     The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures:
•	if American issues any Series B Equipment Notes under any Indenture, the indebtedness evidenced by such Series B Equipment Notes issued under such Indenture will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such Series B Equipment Notes), subordinate and subject in right of payment to the Series A Equipment Notes issued under such Indenture.

•	the indebtedness evidenced by the Series A Equipment Notes and, if applicable, the Series B Equipment Notes issued under any Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment to Equipment Notes issued under such other Indentures. (Indentures, Section 2.13(a))
     By the acceptance of its Equipment Notes of any series issued under any Indenture, each holder of such series of Equipment Notes (each, a “Noteholder”) will agree that:
•	if such Noteholder, in its capacity as a Noteholder under such Indenture, receives any payment or distribution under such Indenture that it is not entitled to receive under the provisions of such Indenture, it will hold any amount so received in trust for the Loan Trustee under such Indenture and forthwith turn over such amount to such Loan Trustee in the form received to be applied as provided in such Indenture; and

•	if such Noteholder, in its capacity as a Noteholder under any other Indenture, receives any payment or distribution in respect of Equipment Notes of any series issued under such other Indenture that it is not entitled to receive under the provisions of such other Indenture, it will hold any amount so received in trust for the Loan Trustee under such other Indenture and forthwith turn over such amount to such Loan Trustee under such other Indenture in the form received to be applied as provided in such other Indenture. (Indentures, Section 2.13(c))
     By acceptance of its Equipment Notes of any series under any Indenture, each Noteholder of such series will also:
•	agree to and shall be bound by the subordination provisions in such Indenture;

•	authorize and direct Loan Trustees under all Indentures on such Noteholder’s behalf to take any action necessary or appropriate to effectuate the subordination as provided in such Indenture; and

•	appoint Loan Trustees under all Indentures as such Noteholder’s attorney-in-fact for such purpose. (Indentures, Section 2.13(a))
     By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on Series B Equipment Notes (if any) issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on Class A Certificates. (Intercreditor Agreement, Section 3.02)
     During the existence of an Indenture Event of Default, if the Equipment Notes under the relevant Indenture have become due and payable in full as described in “— Remedies,” then after payment in full of first, the persons indemnified under “— Indemnification” (except the Class B Liquidity Provider, if any) and certain other expenses with respect to such Indenture; second, the Series A Equipment Notes under such Indenture; and, if applicable, third, the Series B Equipment Notes under such Indenture:
     (a) any excess proceeds will be available to pay certain indemnity and expense obligations with respect to Equipment Notes issued under other Indentures and held by the Subordination Agent (“Related Equipment Notes”) and, after payment in full of such indemnity and expense obligations, to pay any shortfalls then due in respect of Related Equipment Notes under which either (i) a default of the type described in the first clause under “—Indenture Events of Default, Notice and Waiver” has occurred and is continuing, whether or not the applicable grace period has expired, or (ii) an Indenture Event of Default not described in the preceding clause (i) has occurred and is continuing and either (x) the Equipment Notes under the relevant Indenture have become due and payable and the acceleration has not been rescinded or (y) the relevant Loan Trustee has notified American that it intends to exercise remedies under such Indenture (see “— Remedies”) (each such Indenture, a “Defaulted Operative Indenture”) in the following order of priority—

Series A Equipment Notes and, if applicable, the Series B Equipment Notes—ratably as to each such series; and in the absence of any such shortfall, such excess proceeds, if any, will be held by the relevant Loan Trustee as additional collateral for such Related Equipment Notes (See “— Security”); and
     (b) if there is a Class B Liquidity Facility, any proceeds remaining after payment in full of all Related Equipment Notes will be available to pay any obligations owed to the Class B Liquidity Provider under the operative documents with respect to any Aircraft. (Indentures, Section 3.03)
Principal and Interest Payments
     Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum applicable to the Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.
     Interest will be payable on the unpaid principal amount of the Equipment Notes at the rate applicable to such Equipment Notes on January 2 and July 2 of each year, commencing on January 2, 2010 in the case of the Series A Equipment Notes and commencing on a date to be determined at the time of issuance of the Class B Certificates in the case of the Series B Equipment Notes. Interest on the Series B Equipment Notes, if issued, will be payable at a rate to be determined at the time of issuance of the Class B Certificates. Interest on the Series A Equipment Notes will be computed on the basis of a 360-day year of twelve 30-day months and rules on calculation of interest on the Series B Equipment Notes, if issued, will be determined at the time of issuance of the Class B Certificates. Overdue amounts of principal and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable under the Series A Equipment Notes will bear interest, payable on demand, at the interest rate that is the lesser of (i) the interest applicable to the Series A Equipment Notes plus 1% and (ii) the maximum rate permitted by applicable law, and under the Series B Equipment Notes as determined at the time of issuance of the Class B Certificates. (Indentures, Section 2.01)
     Scheduled principal payments on the Series A Equipment Notes will be made on January 2 and July 2 in certain years, commencing on January 2, 2010 and ending on July 2, 2019. Principal payments on the Series B Equipment Notes, if any, will be scheduled to be received on January 2 and July 2 in certain years, commencing and ending on dates to be determined at the time of issuance of the Class B Certificates. See “Description of the Certificates — Pool Factors” for a discussion of the Scheduled Payments of principal of the Series A Equipment Notes and possible revisions thereto.
     If any date scheduled for a payment of principal, Make-Whole Amount (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day and interest will not be added for such additional period.
Redemption
     If an Event of Loss occurs with respect to an Aircraft under any Indenture and such Aircraft is not replaced by American under such Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption, but without any premium, and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 2.10)
     All of the Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of American; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, American may elect to redeem the Series B

Equipment Notes (if issued) with respect to all Aircraft either in connection with a refinancing of such series or without any such refinancing. See “Possible Issuance of Class B Certificates and Refinancing of Class B Certificates.” The redemption price in the case of any optional redemption of Equipment Notes under any Indenture will be equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture, plus a Make-Whole Amount (if any). (Indentures, Section 2.11)
     Notice of any such redemption will be given by the Loan Trustee to each holder of the Equipment Notes to be redeemed not less than 15 nor more than 60 days prior to the applicable redemption date. A notice of redemption may be revoked by written notice from American to the Loan Trustee given no later than three days prior to the redemption date. (Indentures, Section 2.12)
     “Make-Whole Amount” means with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by American (and, following the occurrence and during the continuance of an Indenture Event of Default, reasonably acceptable to the Loan Trustee)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective payment date (assuming a 360 day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus 0.75%, in the case of the Series A Equipment Notes, and a percentage to be determined at issuance in the case of the Series B Equipment Notes (each such percentage, a “Make-Whole Spread”), exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. (Indentures, Annex A)
     For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the interest rate applicable to the relevant Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as reported in the most recent H.15(519) or, if a weekly average constant maturity, non-inflation-indexed series yield to maturity for United States Treasury securities maturing on the Average Life Date is reported in the most recent H.15(519), such weekly average yield to maturity as reported in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the “most recent H.15(519)” means the latest H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. (Indentures, Annex A)
     “Average Life Date” for each Equipment Note to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, shall be the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note. (Indentures, Annex A)
     The foregoing description with respect to Series B Equipment Notes, if any are issued, is subject to change and will be determined at the time of issuance of the Class B Certificates.

Security
Aircraft
     The Equipment Notes issued under any Indenture will be secured by a security interest in, among other things, the Aircraft subject to the lien of such Indenture and each Aircraft subject to the liens of the other Indentures, as well as an assignment for security purposes to the Loan Trustee of certain of American’s warranty rights under its purchase agreements with Boeing. (Indentures, Granting Clause)
     Since the Equipment Notes are so cross-collateralized, any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the Bankruptcy Code) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application, as described under “–– Subordination” above. In the absence of any such shortfall at the time of such application, excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. (Indentures, Section 3.03) Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110.
     If the Equipment Notes issued under an Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. (Indentures, Section 7.05) At any time on or after the Final Maturity Date, if all obligations secured under all of the Indentures that are then due have been paid, the liens on all Aircraft under all Indentures will be released. (Indentures, Section 10.01) Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under the Indentures.
Cash
     Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of American, in investments described in the related Indenture. (Indentures, Section 5.06) Such investments would not be entitled to the benefits of Section 1110.
Loan to Value Ratios of Series A Equipment Notes
     The tables in Appendix IV to this prospectus supplement set forth the loan to Aircraft value ratios for the Series A Equipment Notes issued in respect of (i) each Owned Aircraft as of January 2, 2010 (the first Regular Distribution Date that occurs after the Issuance Date), (ii) each of the 59 Eligible Aircraft from which American may choose the 16 New Aircraft to be financed pursuant to this offering as of January 2, 2011 (the first Regular Distribution Date that occurs after all Aircraft eligible to be financed in this offering are scheduled currently to have been delivered) and (iii) in each of the foregoing cases, each Regular Distribution Date thereafter. With respect to the New Aircraft, the LTVs for any Regular Distribution Date after the Issuance Date but prior to January 2, 2011 are not meaningful, since during such period there is no scheduled principal payment on the Series A Equipment Notes related to such New Aircraft.
     The LTVs for each Regular Distribution Date listed in the tables in Appendix III were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of the Series A Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed aircraft value (the “Assumed Aircraft

Value”) on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Series A Equipment Notes were assumed to be issued.
     The tables in Appendix IV are based on the assumption (the “Depreciation Assumption”) that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised base value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% each year after that. With respect to the Owned Aircraft, the appraised base value of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised base value of such Aircraft specified under “Prospectus Supplement Summary — Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals — The Appraisals.”
     Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors — Risk Factors Relating to the Class A Certificates and the Offering –– Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
Limitation of Liability
     Except as otherwise provided in the Indentures, no Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence. (Indentures, Section 6.01)
Indenture Events of Default, Notice and Waiver
     “Indenture Events of Default” under each Indenture will include:
•	the failure by American to pay any interest, principal or Make-Whole Amount (if any) within 15 days after the same has become due on any Equipment Note;

•	the failure by American to pay any amount (other than interest, principal or Make-Whole Amount (if any)) when due under the Indenture, any Equipment Note or any other operative documents for more than 30 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture;

•	the failure by American to carry and maintain (or cause to be maintained) insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of such Indenture; provided that no such failure to carry and maintain insurance will constitute an Indenture Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Loan Trustee receives notice of the cancellation or lapse of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee;

•	the failure by American to perform or observe any other covenant, condition or agreement to be performed or observed by it under any operative document that continues for a period of 60 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such failure;

•	any representation or warranty made by American in the related operative documents proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of

60 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such incorrectness;

•	the occurrence of certain events of bankruptcy, reorganization or insolvency of American; or

•	the occurrence and continuance of an “Indenture Event of Default” under any other Indenture, but only if, as of any date of determination, all Equipment Notes issued and outstanding under such other Indenture are held by the Subordination Agent under the Intercreditor Agreement. (Indenture, Section 4.01)
     Each Indenture provides that the holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding under such Indenture, by written instruction to the Loan Trustee, may on behalf of all the Noteholders waive any past default and its consequences under such Indenture, except a default in the payment of the principal of, Make-Whole Amount (if any) or interest due under any such Equipment Notes outstanding (other than with the consent of the holder thereof) or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each such affected Noteholder. (Indentures, Section 4.05) This provision, among others, is subject to the terms of the Intercreditor Agreement.
Remedies
     The exercise of remedies under the Indentures will be subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.
     If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (but without any Make-Whole Amount). If certain events of bankruptcy or insolvency occur with respect to American, such amounts shall, subject to applicable law, become due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if (i) there has been paid to or deposited with the related Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts owing under the operative documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived; provided that no such rescission or annulment will extend to or affect any subsequent default or Indenture Event of Default or impair any right consequent thereon. (Indentures, Section 4.02(d))
     Each Indenture provides that, if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the Airframe or any Engine comprising the Aircraft subject to such Indenture. (Indentures, Section 4.02(a)) See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies.”
     In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 provides special rights to holders of security interests with respect to “equipment” (as defined in Section 1110). Section 1110 provides that, subject to the limitations specified therein, the right of a secured party with a security interest in “equipment” to take possession of such equipment in compliance with the provisions of a security agreement and to enforce any of its rights or remedies thereunder is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code. Section 1110, however, provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief (or such longer period consented to by the holder of a security interest and approved by the court) and may not be exercised at all after such period if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor’s obligations under the security agreement and cures all defaults (other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, such as a default that is a breach of a provision relating to the financial condition, bankruptcy or insolvency of the debtor). “Equipment” is defined in Section 1110, in part, as “an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.”
     It is a condition to the Class A Trustee’s obligations to purchase Series A Equipment Notes with respect to each Aircraft that American’s General Counsel provide an opinion to the Class A Trustee that, if American were to become a debtor under Chapter 11 of the Bankruptcy Code, the Loan Trustee would be entitled to the benefits of Section 1110 with respect to the Airframe and Engines comprising the Aircraft originally subjected to the lien of the relevant Indenture. This opinion will be subject to certain qualifications and assumptions.
     The opinion of American’s General Counsel will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to the replacement Airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See “— Certain Provisions of the Indentures — Events of Loss.” The opinion of American’s General Counsel also will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft if it is leased by American.
     In certain circumstances following the bankruptcy or insolvency of American where the obligations of American under any Indenture exceed the value of the Aircraft Collateral under such Indenture, post-petition interest will not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on any Liquidity Facilities, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against American on such Equipment Notes after the disposition of the Aircraft Collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against American available to the Class B Liquidity Provider and the Class B Trustee for the Class B Certificates, if any.
     If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)
Modification of Indentures
     Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Equipment Notes and Participation Agreement may not be amended or modified, except to the extent indicated below.
     In addition, any Indenture and any Equipment Notes may be amended without the consent of any Noteholder or any other beneficiaries of the security under such Indenture to, among other things, (i) evidence the succession of another person to American and the assumption by any such successor of the covenants of American contained in such Indenture and any of the operative documents; (ii) cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, or make any change not inconsistent with the provisions of such Indenture (provided that such change does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be); (iii) cure any ambiguity or correct any mistake; (iv) evidence the succession of a new trustee or the removal of a trustee, or facilitate the appointment of an additional or separate trustee pursuant to such Indenture; (v) convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee of such Indenture; (vi) make any other provisions or amendments with respect to matters or questions arising under such Indenture or such Equipment Notes or to amend, modify or supplement any provision thereof, provided that such action does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be; (vii) correct, supplement or amplify the description of any property at any time subject to the lien of such Indenture or assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the lien of such Indenture; (viii) add to the covenants of American for the benefit of the Noteholders or any other beneficiary of the security under such Indenture or surrender any rights or powers conferred upon American under such Indenture; (ix) add to rights of the Noteholders or any other beneficiary of the security under such Indenture; (x) include on the Equipment Notes under such Indenture any legend as may be required by law or as may otherwise be necessary or advisable; (xi) comply with any applicable requirements of the Trust Indenture Act or any other requirements of applicable law or of any regulatory body; (xii) make appropriate provisions for the Guarantee by the Guarantor of any obligations of American under such Indenture or any other operative documents or one or more series of Equipment Notes or any agreement related to any of the foregoing; (xiii) give effect to the replacement of the Class A Liquidity Provider with a replacement liquidity provider and the replacement of the Class A Liquidity Facility with a Replacement Facility and, if a Replacement Facility is to be comprised of more than one instrument, incorporate appropriate mechanics for multiple liquidity facilities for the Class A Trust; (xiv) give effect to the replacement of the Depositary with a Replacement Depositary and the agreements related thereto; (xv) evidence the succession of a new escrow agent or a new paying agent under the Escrow Agreement pursuant thereto or the removal of the Escrow Agent or the Paying Agent thereunder; or (xvi) provide for the issuance or successive redemption and issuance from time to time of any Series B Equipment Notes and for the issuance of the Class B Certificates and make changes relating to any of the foregoing (including without limitation, provide for any prefunding mechanism in connection therewith) and provide for any credit support relating to any of the foregoing (including, without limitation, provide for the Class B Liquidity Facility and the replacement thereof). See “Possible Issuance of Class B Certificates and Refinancing of Class B Certificates.” (Indentures, Section 9.01)
     Each Indenture provides that without the consent of the holder of each Equipment Note outstanding under such Indenture affected thereby, no amendment or modification of such Indenture may, among other things, (i) reduce the principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Notes issued under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Note is due or payable; (iii) create any lien with respect to the Collateral subject to the lien of such Indenture prior to or pari passu with the lien of such Indenture, except as permitted by such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture, provided that, without the consent of each holder of an affected Equipment Note then outstanding, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify the provisions described in the last paragraph under “— Subordination” or this clause (iii) or deprive any holder of an Equipment Note issued under any other Indenture of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture; or (iv) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.02(a))

Indemnification
     American will indemnify each Loan Trustee, the Liquidity Providers, the Subordination Agent, the Escrow Agent, the Paying Agent, the escrow agent (if any) and paying agent (if any) with respect to the Class B Certificates, if issued, and each Trustee, but not, in any case, the holders of Certificates, for certain losses, claims and other matters. (Participation Agreements, Section 4.02) No Loan Trustee will be indemnified, however, for actions arising from its negligence or willful misconduct, or for the inaccuracy of any representation or warranty made in its individual capacity under an Indenture.
     No Loan Trustee will be required to take any action or refrain from taking any action (other than notifying the Noteholders if it knows of an Indenture Event of Default or of a default arising from American’s failure to pay when due principal, interest or Make-Whole Amount (if any) under any Equipment Note) unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section 5.03)
Certain Provisions of the Indentures
Maintenance and Operation
     Under the terms of each Indenture, American will be obligated, among other things and at its expense, to keep each Aircraft duly registered, and to maintain, service, repair, and overhaul the Aircraft (or cause the same to be done) so as to keep it in such condition as necessary to maintain the airworthiness certificate for the Aircraft in good standing at all times (other than during temporary periods of storage, maintenance, testing or modification or during periods of grounding by applicable governmental authorities). (Indentures, Section 7.02(a), (c) and (e))
     American will agree not to maintain, use, service, repair, overhaul or operate any Aircraft in violation of any law, rule or regulation of any government having jurisdiction over such Aircraft, or in violation of any airworthiness certificate, license or registration relating to such Aircraft issued by such government, except to the extent American (or any lessee) is contesting in good faith the validity or application of any such law, rule or regulation or airworthiness certificate, license or registration in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft or impair the lien of the related Indenture. (Indentures, Section 7.02(b))
     American must make all alterations, modifications, and additions to each Airframe and Engine necessary to meet the applicable requirements of the Federal Aviation Administration (the “FAA”) or any other applicable governmental authority of another jurisdiction in which the Aircraft may then be registered; provided that American (or any lessee) may in good faith contest the validity or application of any such requirement in any manner that does not involve, among other things, a material risk of sale, forfeiture or loss of the Aircraft and does not adversely affect the Loan Trustee’s interest in the Aircraft under (and as defined in) the related Indenture. American (or any lessee) may add further parts and make other alterations, modifications, and additions to any Airframe or any Engine as American (or any such lessee) may deem desirable in the proper conduct of its business, including removal (without replacement) of parts, so long as such alterations, modifications, additions, or removals do not materially diminish the value or utility of such Airframe or Engine below its value or utility immediately prior to such alteration, modification, addition, or removal (assuming such Airframe or Engine was maintained in accordance with the related Indenture), except that the value (but not the utility) of any Airframe or Engine may be reduced from time to time by the value of any such parts which have been removed that American deems obsolete or no longer suitable or appropriate for use on such Airframe or Engine. All parts (with certain exceptions) incorporated or installed in or added to such Airframe or Engine as a result of such alterations, modifications or additions will be subject to the lien of the related Indenture. American (or any lessee) is permitted to remove (without replacement) parts that are in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to an Airframe or Engine at the time of delivery thereof to American, as well as any part that is not required to be incorporated or installed in or attached to any Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, or any part that can be removed without materially diminishing the requisite value or utility of the Aircraft. (Indentures, Section 7.04(c))
     Except as set forth above, American will be obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to any Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts will become subject to the lien of the related Indenture in lieu of the part replaced. (Indentures, Section 7.04(a))
Registration, Leasing and Possession
     Although American has certain re-registration rights, as described below, American generally is required to keep each Aircraft duly registered under the Transportation Code with the FAA and to record each Indenture under the Federal Aviation Act. (Indentures, Section 7.02(e)) In addition, American will register the “international interests” created pursuant to the Indentures under the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol (the “Cape Town Treaty”). (Indentures, Section 7.02(e)). Although American has no current intention to do so, American will be permitted to register an Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the related Indenture. These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the related Indenture in the applicable Aircraft. (Indentures, Section 7.02(e)) American also will be permitted, subject to certain limitations, to lease any Aircraft to any United States certificated air carrier, to certain foreign air carriers or to certain manufacturers of airframes or engines (or their affiliates acting under an unconditional guarantee of such manufacturer). In addition, subject to certain limitations, American will be permitted to transfer possession of any Airframe or any Engine other than by lease, including transfers of possession by American or any lessee in connection with certain interchange and pooling arrangements, “wet leases,” and transfers in connection with maintenance or modifications and transfers to the government of the United States, Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland and the United Kingdom or any instrumentality or agency thereof. (Indentures, Section 7.02(a)) There will be no general geographical restrictions on American’s (or any lessee’s) ability to operate the Aircraft. The extent to which the relevant Loan Trustee’s lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. Permitted foreign air carrier lessees are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Mortgage Convention”) or a party to the Cape Town Treaty. It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Mortgage Convention or the Cape Town Treaty. The Cape Town Treaty provides, that, subject to certain exceptions, a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. There are many jurisdictions in the world that have not ratified the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time. There is no legal precedent with respect to the application of the Cape Town Treaty in any jurisdiction and therefore it is unclear how the Cape Town Treaty will be applied.
     In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to or in possession of a foreign or domestic operator. Any such exercise would be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency, or similar event such as protective administration, additional limitations may apply. See “Risk Factors — Risk Factors Relating to the Class A Certificates and the Offering — Repossession of Aircraft may be difficult, time-consuming and expensive.”
     In addition, some jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee’s security interest in an Aircraft. As a result, the benefits of the related Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.
     Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant, and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on the Aircraft under the related Indenture, an Airframe subject to such Indenture might not be equipped with Engines subject to the same Indenture. If American fails to transfer title to engines not owned by American that are attached to repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Indenture.
Liens
     American is required to maintain each Aircraft free of any liens, other than the lien of the Indenture, any other rights existing pursuant to the other operative documents and pass through documents related thereto, the rights of others in possession of the Aircraft in accordance with the terms of the related Indenture and liens attributable to other parties to the operative documents and pass through documents related thereto and other than certain other specified liens, including but not limited to (i) liens for taxes either not yet overdue or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the related Indenture; (ii) materialmen’s, mechanics’, workers’, landlord’s, repairmen’s, employees’ or other similar liens arising in the ordinary course of business and securing obligations that either are not yet overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the related Indenture; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated or reversed within 60 days after expiration of such stay and so long as during any such 60 day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine or the interest of the Loan Trustee therein or impair the lien of the related Indenture; (iv) salvage or similar rights of insurers under insurance policies maintained by American; (v) any other lien as to which American has provided a bond, cash collateral or other security adequate in the reasonable opinion of the relevant Loan Trustee; and (vi) Liens approved in writing by the Loan Trustee with the consent of holders of a majority in principal amount of the Equipment Notes outstanding under the Indenture. (Indentures, Section 7.01)
Insurance
     Subject to certain exceptions, American is required to maintain, at its expense (or at the expense of a lessee), all-risk aircraft hull insurance covering each Aircraft (including, without limitation, war risk and allied perils insurance if and to the extent the same is maintained by American (or any permitted lessee) with respect to other aircraft operated by American (or any permitted lessee) on same or similar routes), at all times in an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes relating to such Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to such Equipment Notes. If an Aircraft suffers an Event of Loss (or if there is an Indenture Event of Default), insurance proceeds up to an amount equal to the outstanding principal amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that will accrue on the outstanding principal amount of the Equipment Notes during period commencing on the day following the date of payment of such insurance proceeds to the Loan Trustee and ending on the loss payment date (the sum of those amounts being, the “Loan Amount”) will be paid to the applicable Loan Trustee. If an Aircraft or Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $12,000,000 (in the case of a Boeing 777-223ER), or $6,000,000 (in the case of a Boeing 737-823), proceeds in excess of such specified amounts up to the Loan Amount will be payable to the applicable Loan Trustee, and the proceeds up to such specified amounts and proceeds in excess of the Loan Amount will be payable directly to American unless there is a continuing Indenture Event of Default, in which event all insurance proceeds will be payable to the Loan Trustee. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Indentures, Section 7.06(b))
     In addition, American is obligated to maintain or cause to be maintained aircraft liability insurance at its expense (or at the expense of a lessee), including, without limitation, bodily injury, personal injury and property damage liability insurance (exclusive of manufacturer’s product liability insurance), and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft in American’s fleet on which American carries insurance and operated by American on the same or similar routes on which the Aircraft is operated. (Indentures, Section 7.06(a))
     American may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed for any 12-month policy year 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which American carries insurance, unless an insurance broker of national standing certifies that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case American may self-insure the Aircraft to such higher level. In addition, American may self-insure to the extent of (i) any applicable deductible per occurrence that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles imposed by the aircraft liability or hull insurers. (Indentures, Section 7.06(c))
     In respect of each Aircraft, American is required to name the relevant Loan Trustee, each Trustee, the Subordination Agent and the Liquidity Providers as additional insured parties under the liability insurance policy required with respect to such Aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated or impaired by any action or inaction of American. (Indentures, Sections 7.06(a) and 7.06(b))
Events of Loss
     If an Event of Loss occurs with respect to the Airframe or the Airframe and one or more Engines of an Aircraft, American must elect within 90 days after such occurrence (i) to replace such Airframe and any such Engines or (ii) to pay the applicable Loan Trustee the outstanding principal amount of the Equipment Notes relating to such Aircraft together with interest accrued thereon. Depending upon American’s election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, American will (i) redeem the Equipment Notes under the applicable Indenture by paying to the Loan Trustee the outstanding unpaid principal amount of such Equipment Notes, together with accrued interest thereon, but without any premium or (ii) substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. If American elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with an airframe or airframe and engines of the same model as the Airframe or Airframe and Engines to be replaced or a comparable or improved model, and with a value and utility (without regard to hours or cycles) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines were in the condition and repair required by the related Indenture. American is also required to provide to the relevant Loan Trustee opinions of counsel (i) to the effect that such Loan Trustee will be entitled to the benefits of Section 1110 with respect to the replacement airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the replacement aircraft, the due recordation of a supplement to the Indenture relating to such replacement aircraft, the registration of such replacement airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the Loan Trustee in the replacement aircraft. If American elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft, together with accrued but unpaid interest thereon (but without any premium), the lien of the Indenture will terminate with respect to such Aircraft, and the obligation of American thereafter to make the scheduled interest and principal payments with respect to such Equipment Notes will cease. The payments made under the Indenture by American will be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to American. (Indentures, Sections 2.10, 3.02, 7.05(a) and 7.05(c))
     If an Event of Loss occurs with respect to an Engine alone, American will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer, suitable for installation and use on the Airframe, and will have a value and utility (without regard to hours or cycles) at least equal to the Engine to be replaced, assuming that such Engine was in the condition and repair required by the terms of the relevant Indenture. (Indentures, Section 7.05(b))
     An “Event of Loss” with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property:
•	the loss of such property or of the use thereof due to destruction, damage to such property beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

•	any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

•	the theft, hijacking or disappearance of such property for a period exceeding 180 consecutive days;

•	the requisition for use of such property by any government (other than a requisition for use by the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States or the government of the country of registry of the Aircraft) that results in the loss of possession of such property by American (or any lessee) for a period exceeding 12 consecutive months;

•	the operation or location of the Aircraft, while under requisition for use by any government, in an area excluded from coverage by any insurance policy required by the terms of the Indenture, unless American has obtained indemnity or insurance in lieu thereof from such government;

•	any requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention (excluding requisition for use not involving a requisition of title) for any reason of the Aircraft, the Airframe, or any Engine by any government that results in the loss of title or use of the Aircraft, the Airframe or any Engine by American (or a permitted lessee) for a period in excess of 180 consecutive days;

•	as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless American is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use is prohibited for a period of three consecutive years; and

•	with respect to an Engine only, any divestiture of title to or interest in such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement or the requisition for use of by any government of such Engine not then installed on an Airframe.

     An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe that is a part of such Aircraft unless American elects to substitute a replacement Airframe pursuant to the related Indenture. (Indentures, Annex A)
     If, at any time before the Final Maturity Date, the Equipment Notes issued under an Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released, and such Aircraft will not thereafter secure any other Equipment Notes.

POSSIBLE ISSUANCE OF CLASS B CERTIFICATES AND REFINANCING OF CLASS B CERTIFICATES
Issuance of Class B Certificates
     American may elect to issue Series B Equipment Notes with respect to each Aircraft at any time, which Series B Equipment Notes will be funded from sources other than this offering but will be issued under the same Indenture as the Series A Equipment Notes for such Aircraft. Any Series B Equipment Notes issued under an Indenture will be subordinated in right of payment to the Series A Equipment Notes issued under such Indenture. American will fund the sale of any Series B Equipment Notes through the sale of Class B Certificates to be issued by the Class B Trust.
     Upon issuance of the Class B Certificates, each of the Class B Trustee and (if applicable) the Class B Liquidity Provider will be added as a party to the Intercreditor Agreement and all terms and provisions related to the Class B Certificates will be revised, as appropriate, to reflect the issuance of the Class B Certificates and will become effective upon the accession of the Class B Trustee and (if applicable) the Class B Liquidity Provider to the Intercreditor Agreement.
     Any such issuance of Series B Equipment Notes and Class B Certificates, and any amendment of the Intercreditor Agreement, any Indenture, any Participation Agreement and, if such issuance occurs before the Delivery Period Termination Date, any amendment to the Note Purchase Agreement, the Deposit Agreement and the Escrow Agreement in connection with, and to give effect to, such issuance, is contingent upon (i) each Rating Agency providing written confirmation with respect to the Class A Certificates that such issuance will not result in a withdrawal, suspension or downgrading of the rating of any Class A Certificates then rated by such Rating Agency and (ii) there being no material adverse effect on the Class A Trustee, in its individual capacity, or the Class A Liquidity Provider. The Class B Certificates may be rated by the Rating Agencies. The issuance of the Class B Certificates in compliance with the foregoing conditions will not require the consent of the Class A Trustee or any holders of Class A Certificates. (Intercreditor Agreement, Section 8.01(d))
     If Class B Certificates are issued, such Class B Certificates and the Class B Trust may be subject to deposit and escrow arrangements to be determined at the time of issuance of such Class B Certificates. American has not determined who would perform the functions of the depositary, escrow agent and paying agent under such arrangements, if applicable.
Refinancing of Class B Certificates
     Subsequent to the issuance of any Series B Equipment Notes, American may elect to redeem Series B Equipment Notes then issued and outstanding and to issue new Series B Equipment Notes with terms that may differ from those of the redeemed Series B Equipment Notes (any such new Series B Equipment Notes, the “Refinancing Equipment Notes”) in respect of all (but not less than all) of the Aircraft. In such case, American will fund the sale of such Refinancing Equipment Notes through the sale of pass through certificates (the “Refinancing Certificates”) issued by one or more pass through trusts (each, a “Refinancing Trust”). The trustee of each Refinancing Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of American and the Subordination Agent to provide for the subordination of the Refinancing Certificates to the Administration Expenses, the Class A Liquidity Obligations and the Class A Certificates. Such issuance of Refinancing Equipment Notes and Refinancing Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such refinancing), will be contingent upon each Rating Agency providing written confirmation with respect to the Class A Certificates that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any Class A Certificates then rated by such Rating Agency. The issuance of the Refinancing Certificates in compliance with the foregoing conditions will not require the consent of any of the Trustees or any holders of Class A Certificates. (Intercreditor Agreement, Section 8.01(c))

Additional Liquidity Facilities
     Any Class B Certificates or Refinancing Certificates may have the benefit of credit support similar to the Class B Liquidity Facility and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Class B Liquidity Facility. (Intercreditor Agreement, Section 8.01(c)(iii))

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
     The following is a general discussion of certain U.S. federal income tax consequences of the purchase, ownership and disposition of Class A Certificates and the associated Escrow Receipts by a Certificate Owner that purchases such Certificates in the initial offering thereof at the offering price set forth in this prospectus supplement and holds such Certificates as capital assets. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to Certificate Owners of Class A Certificates in light of their particular circumstances or to any such Certificate Owners who may be subject to special rules (such as tax-exempt organizations, banks, dealers and traders in securities that use mark-to-market accounting, insurance companies, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, Certificate Owners that hold Class A Certificates as part of a hedging, integrated or conversion transaction or a straddle or Certificate Owners that have a “functional currency” other than the U.S. dollar). This discussion does not address any other U.S. federal tax consequences or any U.S. state or local, or non-U.S., tax consequences. This discussion generally is addressed only to beneficial owners of Class A Certificates that are U.S. Persons and that are not treated as partnerships for U.S. federal income tax purposes, except that the discussion below under “— Certain U.S. Federal Income Tax Consequences to Non-U.S. Certificateholders” and “— Information Reporting and Backup Withholding” addresses certain U.S. federal income tax consequences to Certificate Owners of Class A Certificates that are not U.S. Persons. For purposes of this discussion, a “U.S. Person” means a person that, for U.S. federal income tax purposes, is (i) an individual citizen or resident of the United States, (ii) a corporation (including non-corporate entities taxable as corporations) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under U.S. Treasury regulations to be treated as a U.S. person and (v) except as otherwise provided in U.S. Treasury regulations, a partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia. If an entity treated for U.S. federal income tax purposes as a partnership holds Class A Certificates, the tax consequences may depend upon the status and activities of such entity and its partners. Prospective investors that are treated as partnerships for U.S. federal income tax purposes should consult their own advisors regarding the U.S. federal income tax consequences to them and their partners of an investment in Class A Certificates.
     This discussion is based upon the tax laws of the United States, as well as judicial and administrative interpretations thereof (in final or proposed form), all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, which could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take positions contrary to the discussion below. The Class A Trust, the Subordination Agent and the Loan Trustees are not indemnified for any U.S. federal income taxes or, with certain exceptions, other taxes that may be imposed upon them, and the imposition of any such taxes could result in a reduction in the amounts available for distribution to Certificate Owners of Class A Certificates.
     PERSONS CONSIDERING AN INVESTMENT IN CLASS A CERTIFICATES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL, AND ANY NON-U.S. INCOME, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CLASS A CERTIFICATES AND THE ASSOCIATED ESCROW RECEIPTS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.
Tax Status of the Class A Trust
     Although there is no authority addressing the classification of entities that are similar to the Class A Trust in all respects, based upon an interpretation of analogous authorities and the terms of the Class A Pass Through Trust Agreement, the Note Purchase Agreement, the Class A Liquidity Facility, the Intercreditor Agreement, the Deposit Agreement and the Escrow Agreement, all as in effect on the date hereof, the Class A Trust should be classified as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes. Each person holding or having a beneficial interest in a Class A Certificate, by its acceptance of such Certificate or interest, agrees to treat the Class A Trust as a grantor trust for U.S. federal, state and local income tax purposes. The Class A Trust intends to file income tax returns and report to investors on the basis that it is a grantor trust. Except as set forth below under “Taxation of Certificate Owners — Class A Trust Classified as Partnership”, the discussion below assumes that the Class A Trust will be so classified as a grantor trust.
     If the Class A Trust were not classified as a grantor trust for U.S. federal income tax purposes, such Trust would be classified as a partnership for such purposes, and would not be classified as an association (or publicly traded partnership) taxable as a corporation and, accordingly, would not itself be subject to U.S. federal income tax, provided that at least 90% of such Trust’s gross income for each of its taxable years is “qualifying income” (which generally includes, among other things, interest income, gain from the sale or other disposition of capital assets held for the production of interest income and income derived with respect to a business of investing in securities). Assuming the Class A Trust operates in accordance with the terms of the Class A Pass Through Trust Agreement and the other agreements to which it is a party, income derived by such Trust from the Series A Equipment Notes and the Note Purchase Agreement will constitute “qualifying income” for these purposes.
Taxation of Certificate Owners
General
     Each Certificate Owner of a Class A Certificate will be treated as the owner of a pro rata undivided interest in the Series A Equipment Notes, the contractual rights and obligations under the Note Purchase Agreement and any other property held in the Class A Trust and will be required to report on its U.S. federal income tax return its pro rata share of the entire income from such Equipment Notes and other property in accordance with such Certificate Owner’s method of accounting. A Certificate Owner of a Class A Certificate using the cash method of accounting generally must take into account its pro rata share of income as and when received by the Class A Trustee. A Certificate Owner of a Class A Certificate using the accrual method of accounting generally must take into account its pro rata share of income as it accrues or is received by the Class A Trustee, whichever is earlier.
     It is anticipated that the Series A Equipment Notes will not be issued with original issue discount (“OID”) for U.S. federal income tax purposes. If a Series A Equipment Note held in the Class A Trust is issued with more than a de minimis amount of OID, a Certificate Owner of a Class A Certificate would be required to include such OID in income for U.S. federal income tax purposes as it accrues under a constant yield method based on a compounding of interest, regardless of such Certificate Owner’s method of accounting and prior to such Certificate Owner’s receipt of cash attributable to such income.
     Each Certificate Owner of a Class A Certificate will also be treated as the owner of a pro rata undivided interest in the associated Deposits. Such Deposits likely will be subject to the U.S. Treasury regulations regarding OID and contingent payments. Under such regulations, a Certificate Owner of a Class A Certificate would be required to include interest income (and any OID) on the associated Deposits in income as it accrues under a constant yield method based on a compounding of interest, regardless of such Certificate Owner’s regular method of accounting and prior to such Certificate Owner’s receipt of cash attributable to such income.
     Each Certificate Owner of a Class A Certificate will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the Class A Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Class A Trustee and the Class A Liquidity Provider, will be borne by parties other than the Certificate Owners of Class A Certificates. It is possible that such fees and expenses will be treated as constructively received by the Class A Trust, in which event a Certificate Owner of a Class A Certificate will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If such Certificate Owner is an individual, estate or trust, the deduction for such Certificate Owner’s share of such fees and expenses will be allowed only to the extent that all of such Certificate Owner’s miscellaneous itemized deductions, including such Certificate Owner’s share of such fees and expenses, exceed 2% of such Certificate Owner’s adjusted gross income. In addition, in the case of such Certificate Owners who are individuals, certain otherwise allowable itemized deductions generally will be subject to additional limitations on itemized deductions under the applicable provisions of the Code.
Sale, Exchange or Other Disposition of Class A Certificates
     A Certificate Owner of a Class A Certificate that sells, exchanges or otherwise disposes of such Certificate generally will recognize capital gain or loss (in the aggregate) equal to the difference between the amount realized on such sale, exchange or other disposition (except to the extent attributable to accrued interest, which will be taxable as interest income if not previously included in income, or to the associated Escrow Receipt) and such Certificate Owner’s adjusted tax basis in the Series A Equipment Notes and any other property held by the Class A Trust (not including the tax basis attributable to the associated Escrow Receipt). Any such gain or loss generally will be long-term capital gain or loss if such Certificate was held for more than one year (except to the extent attributable to any property held by the Class A Trust for one year or less). Any long-term capital gains with respect to the Class A Certificates generally are taxable to corporate taxpayers at the rates applicable to ordinary income and to individual taxpayers at lower rates than the rates applicable to ordinary income. There are limitations on deducting capital losses.
     Upon a sale, exchange or other disposition of a Class A Certificate, the Certificate Owner will also recognize gain or loss equal to the difference between the amount realized allocable to the associated Escrow Receipt (which evidences such Certificate Owner’s interest in the associated Deposits) and the Certificate Owner’s adjusted tax basis in such Escrow Receipt. Under the U.S. Treasury regulations applicable to debt with contingent payments, any such gain likely would be treated as ordinary interest income (and any such loss likely would, to the extent of cumulative net accruals on the associated Deposit, be treated as an ordinary loss).
Class A Trust Classified as Partnership
     If the Class A Trust were classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by such Trust would be calculated at the Trust level, but the Class A Trust itself would not be subject to U.S. federal income tax. A Certificate Owner of a Class A Certificate would be required to report its share of the Class A Trust’s items of income and deduction on its tax return for its taxable year within which such Trust’s taxable year (which should be the calendar year) ends, as well as such Certificate Owner’s income from the associated Deposits. In the case of an original purchaser of a Class A Certificate that is a calendar year taxpayer, income and loss generally should be the same as it would be if the Class A Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the Certificate Owner otherwise uses the cash method of accounting.
Certain U.S. Federal Income Tax Consequences to Non-U.S. Certificateholders
     Subject to the discussion of backup withholding below, payments of principal, Make-Whole Amount, if any, and interest on the Series A Equipment Notes or the associated Deposits to, or on behalf of, any Certificate Owner of a Class A Certificate that is not a U.S. Person or an entity treated as a partnership for U.S. federal income tax purposes (a “Non-U.S. Certificateholder”) will not be subject to U.S. federal withholding tax, provided that, in the case of any amount treated as interest (including OID, if applicable):
     (i) such amount is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Certificateholder;

     (ii) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of American or the Depositary, as the case may be, entitled to vote;
     (iii) such Non-U.S. Certificateholder is not a controlled foreign corporation within the meaning of the Code that is related to American or the Depositary, as the case may be;
     (iv) such Non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business; and
     (v) the certification requirements described below are satisfied.
     The certification requirements referred to in clause (v) above generally will be satisfied if the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address and certain other information to the applicable withholding agent (generally on IRS Form W-8BEN or a suitable substitute form). U.S. Treasury regulations provide additional rules for satisfying these certification requirements in the case of the Class A Certificates held through one or more intermediaries or pass-through entities. President Obama has recently proposed changes to these certification requirements.
     Subject to the discussion of backup withholding below, any gain (not including any amount treated as interest or OID) realized by a Non-U.S. Certificateholder upon the sale, exchange or other disposition of a Class A Certificate or the associated Escrow Receipt or with respect to any associated Series A Equipment Note or Deposit generally will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Certificateholder and (ii) in the case of an individual Non-U.S. Certificateholder, such individual is not present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition.
     Any interest (including OID, if applicable) on the Series A Equipment Notes held by the Class A Trust or the associated Deposits or gain from the sale, exchange or other disposition of a Class A Certificate or the associated Escrow Receipt, the Series A Equipment Notes held by the Class A Trust or the associated Deposits will be subject to regular U.S. federal income tax at graduated rates (and in certain cases a branch profits tax) if it is effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Certificateholder, unless an applicable treaty provides an exemption. In lieu of providing an IRS Form W-8BEN as described above, such Non-U.S. Certificateholder generally is required to provide IRS Form W-8ECI in order to claim an exemption from U.S. federal withholding tax with respect to amounts treated as interest.
     Prospective investors that are not U.S. Persons should consult their own tax advisors regarding the income, estate and other tax consequences to them of the purchase, ownership and disposition of a Class A Certificate and the associated Escrow Receipt under U.S. federal, state and local, and any other relevant, law in light of their own particular circumstances. If any U.S. federal or other tax is required to be withheld with respect to a Non-U.S. Certificateholder, American will not be required to pay any additional amount to such Non-U.S. Certificateholder.
Information Reporting and Backup Withholding
     In general, payments made on the Class A Certificates or the associated Escrow Receipts, and proceeds from the sale, exchange or other disposition of such Certificates and Escrow Receipts to or through certain brokers, will be subject to information reporting requirements, unless the payee is a corporation, tax-exempt organization or other person exempt from such reporting (and when required, demonstrates that it is so exempt). Such payments and proceeds may also be subject to a “backup” withholding tax at a rate of 28% in 2009 (or at the applicable rate in subsequent years) unless the Certificate Owner complies with certain reporting requirements or an exemption from such tax is otherwise applicable. Any such withheld amounts will be allowed as a credit against the Certificate Owner’s U.S. federal income tax, and may entitle such Certificate Owner to a refund, if the required information is timely furnished to the IRS. Penalties may be imposed by the IRS on a Certificate Owner who is required to supply information but does not do so in the proper manner.
     In addition, the amount of interest (including OID, if applicable) paid on the Series A Equipment Notes held in the Class A Trust or the associated Deposits to or on behalf of a Non-U.S. Certificateholder and the amount of U.S. federal income tax, if any, withheld from such payments generally must be reported annually to the IRS and such Non-U.S. Certificateholder. The IRS may make such information available under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the Non-U.S. Certificateholder is resident.

CERTAIN DELAWARE TAXES
     The Class A Trustee is a national banking association headquartered in Delaware that will act through its corporate trust office in Delaware. Richards, Layton & Finger, PA, special Delaware counsel to the Class A Trustee, has advised American that, in its opinion, under currently applicable law, assuming that the Class A Trust will not be taxable as a corporation for U.S. federal income tax purposes, but, rather, that it will be classified for such purposes as a grantor trust or as a partnership, (i) the Class A Trust will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision of such state and (ii) Certificate Owners of Class A Certificates that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision of such state as a result of purchasing, owning (including receiving payments with respect to) or selling a Class A Certificate. Neither the Class A Trust nor the Certificate Owners of Class A Certificates will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on the Class A Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner of Class A Certificates or the Class A Trust be subject to any state or local tax that would not be imposed if such Trust were administered in a different jurisdiction in the United States or if the Class A Trustee were located in a different jurisdiction in the United States, the Class A Trustee will either relocate the administration of the Class A Trust to such other jurisdiction or resign and, in the event of such a resignation, a new Class A Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS
General
     A fiduciary of a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code (an “ERISA Plan”), or such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code but subject to a foreign, federal, state, or local law which is substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code (each, a “Similar Law”) (in each case, including an ERISA Plan, a “Plan”), should consider whether an investment in the Class A Certificates is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider the fact that in the future there may be no market in which such fiduciary would be able to sell or otherwise dispose of the Class A Certificates.
     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.
     Any Plan fiduciary which proposes to cause a Plan to purchase Class A Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or Similar Law.
Plan Assets Issues
     The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), describing what constitutes the assets of an ERISA Plan with respect to the ERISA Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if an ERISA Plan invests (directly or indirectly) in a Class A Certificate, the ERISA Plan’s assets will include both the Class A Certificate and an undivided interest in each of the underlying assets of the Class A Trust, including the Series A Equipment Notes, unless it is established that equity participation in the Class A Trust by benefit plan investors (including but not limited to ERISA Plans and entities whose underlying assets include ERISA Plan assets by reason of an ERISA Plan’s investment in the entity) is not “significant” within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in the Class A Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of the Class A Trust are deemed to constitute the assets of an ERISA Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code or materially similar provisions of Similar Law unless a statutory or administrative exemption is applicable to the transaction. In addition, an Escrow Receipt will be affixed to each Class A Certificate and will evidence an interest in the Deposits held in escrow by the Escrow Agent for the benefit of the Class A Certificateholders pending the financing of the Aircraft. The Deposits will not constitute property of the Class A Trust. Pending withdrawal of such Deposits in accordance with the Deposit Agreement, the Escrow Agreement and the Note Purchase Agreement, the Deposits may be deemed plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code.

Prohibited Transaction Exemptions
     In addition, whether or not the assets of the Class A Trust are deemed to be ERISA Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Class A Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between an ERISA Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any ERISA Plan assets. Such parties in interest or disqualified persons could include, without limitation, American, the Underwriters, the Class A Trustee, the Class A Liquidity Provider, the Loan Trustees, the Subordination Agent, the Escrow Agent, the Depositary, the Paying Agent and their respective affiliates. Moreover, if the Class A Certificates are purchased by an ERISA Plan and the Class B Certificates (if any) are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the Class B Certificates of its right to purchase the Class A Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. In addition, if the Class B Certificates (if any) are purchased by an ERISA Plan and the Class A Certificates are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the Class B Certificates of its right to purchase the Class A Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions which may include the identity of the ERISA Plan fiduciary making the decision to acquire or hold the Class A Certificates on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) or Section 408(b)(17) of ERISA could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Class A Certificates.
     Each person who acquires or accepts a Class A Certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no assets of a Plan or any trust established with respect to a Plan have been used to acquire such Class A Certificate or an interest therein or (ii) the purchase and holding of such Class A Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or materially similar provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions.
Special Considerations Applicable to Insurance Company General Accounts
     Any insurance company proposing to purchase Class A Certificates should consider the implications of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of an ERISA Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000 (the “General Account Regulations”). The General Account Regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of the Class A Certificates by insurance company general accounts.
     EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SIMILAR LAW OF AN INVESTMENT IN ANY OF THE CLASS A CERTIFICATES.

UNDERWRITING
          Under the terms and subject to the conditions contained in the Underwriting Agreement, dated June 29, 2009 (the “Underwriting Agreement”), the Underwriters named below (the “Underwriters”) have agreed with American to purchase from the Class A Trustee the following aggregate face amounts of the Class A Certificates:

Face Amount of
Underwriter	Class A Certificates
Goldman, Sachs & Co.	$234,049,500
Morgan Stanley & Co. Incorporated	234,049,500
Calyon Securities (USA) Inc.	52,011,000

Total	$520,110,000

          The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Class A Certificates, if any are purchased. The Underwriting Agreement provides that, if an Underwriter defaults on its purchase commitments, the purchase commitments of non-defaulting Underwriters may be increased or the offering of Class A Certificates may be terminated. The offering of the Class A Certificates by the Underwriters is subject to receipt and acceptance and subject to the Underwriters’ right to reject any order in whole or in part.
          The aggregate proceeds from the sale of the Class A Certificates will be $520,110,000. American will pay the Underwriters a commission of $7,801,650. American estimates that its out of pocket expenses for the offering will be approximately $2,600,000 (exclusive of the ongoing costs of the Class A Liquidity Facility and certain other ongoing costs). The Underwriters have agreed to reimburse American for certain of such expenses.
          The Underwriters propose to offer the Class A Certificates to the public initially at the public offering price on the cover page of this prospectus supplement and to selling group members at those prices less the concession set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers set forth below. After the initial public offering, the public offering prices and concessions and discounts may be changed by the Underwriters.

	Concession to Selling Group
Pass Through Certificates	Members	Discount to Brokers/Dealers
Class A	0.900%	0.450%
          The Class A Certificates are a new issue of securities with no established trading market. Neither American nor the Class A Trust intends to apply for listing of the Class A Certificates on any securities exchange. American has been advised by one or more of the Underwriters that they presently intend to make a market in the Class A Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Class A Certificates, and any such market-making may be discontinued at any time without notice, at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Class A Certificates. See “Risk Factors — Risk Factors Relating to the Class A Certificates and the Offering — Because there is no current market for the Class A Certificates, you may have a limited ability to resell Class A Certificates.”
          American has agreed to reimburse the Underwriters for certain expenses and has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.
          From time to time in the ordinary course of their respective businesses, the Underwriters and certain of their affiliates may engage in investment and commercial banking or other transactions of a financial nature with American and its affiliates, including the provision of certain advisory services and the making of loans to American and its affiliates and serving as counterparties to certain fuel hedging arrangements. They have received, and in the future may receive, customary fees and commission for these transactions. Rajat K. Gupta, a member of the board of directors of The Goldman Sachs Group, Inc., an affiliate of an underwriter, is a member of the board of directors of AMR and American.
          It is expected that delivery of the Class A Certificates will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the Class A Certificates (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Class A Certificates on any day prior to the third business day before the date of initial delivery of the Class A Certificates will be required, by virtue of the fact that the Class A Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.
          The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.
•	Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Syndicate covering transactions involve purchases of the Class A Certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Class A Certificates originally sold by such syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.
     Such over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the Class A Certificates to be higher than it would otherwise be in the absence of such transactions. None of American or any Underwriters makes any representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the Class A Certificates. These transactions, if commenced, may be discontinued at any time. These transaction may be effected in the over-the-counter market or otherwise.
Selling Restrictions
     European Economic Area
     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Class A Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Class A Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Class A Certificates to the public in that Relevant Member State at any time:
     (a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

     (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
     (c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or
     (d) in any other circumstances which do not require the publication by American of a prospectus pursuant to Article 3 of the Prospectus Directive.
     For the purposes of this provision, the expression an “offer of Class A Certificates to the public” in relation to any Class A Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Class A Certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
     United Kingdom
     Each Underwriter has represented and agreed that:
     (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services Market Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Class A Certificates in circumstances in which Section 21(1) of the FSMA does not apply to American or AMR; and
     (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class A Certificates in, from or otherwise involving the United Kingdom.
     Hong Kong
     The Class A Certificates may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class A Certificates may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class A Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
     Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, none of this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A Certificates may be circulated or distributed, or may the Class A Certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
     Singapore
     Where the Class A Certificates are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, Class A Certificates, debentures and units of Class A Certificates and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Class A Certificates under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
     Japan
     The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

VALIDITY OF THE CLASS A CERTIFICATES
     The validity of the Class A Certificates is being passed upon for American by Debevoise & Plimpton LLP, New York, New York, and for the Underwriters by Shearman & Sterling LLP, New York, New York. The respective counsel for American and the Underwriters will rely upon Shipman & Goodwin LLP, Hartford, Connecticut, counsel to U.S. Bank Trust National Association, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement, the Class A Trust Supplement and the Class A Certificates, and the valid and binding effect thereof, and on the opinion of Gary F. Kennedy, Senior Vice President and General Counsel of American, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement and the Class A Trust Supplement by American.
EXPERTS
     The consolidated financial statements of AMR appearing in AMR’s Current Report (Form 8-K) dated April 21, 2009 for the year ended December 31, 2008 (including schedule appearing therein), and the consolidated financial statements of American appearing in American’s Annual Report (Form 10-K) for the year ended December 31, 2008 (including schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
     The references to AISI, BK and MBA, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.
WHERE YOU CAN FIND MORE INFORMATION
     We and AMR file annual, quarterly and current reports, proxy statements (in the case of AMR only) and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.
     This prospectus supplement is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet site.
     We “incorporate by reference” in this prospectus supplement certain documents that we or AMR files with the SEC, which means:
•	we can disclose important information to you by referring you to those documents;

•	information incorporated by reference is considered to be part of this prospectus supplement, even though it is not repeated in this prospectus supplement; and

•	information that we and AMR file later with the SEC will automatically update and supersede this prospectus supplement.
     The following documents listed below that we and AMR have previously filed with the SEC (Commission File Numbers 001-02691 and 001-08400, respectively) are incorporated by reference (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K):

Filing	Date Filed
Annual Reports on Form 10-K of American and AMR for the year ended December 31, 2008	February 19, 2009 (except, in the case of AMR, for Items 1, 1A, 6, 7, 7A and 8 and Exhibit 12 thereto, which have been updated in AMR’s Current Report on Form 8-K filed on April 21, 2009)

Quarterly Reports on Form 10-Q of American and AMR for the quarter ended March 31, 2009	April 16, 2009

Current Reports on Form 8-K of American	January 6, 2009
January 15, 2009
February 3, 2009
February 5, 2009
February 18, 2009
March 4, 2009
March 18, 2009
April 3, 2009
May 5, 2009
June 4, 2009
June 11, 2009
June 18, 2009
June 25, 2009
June 26, 2009
June 29, 2009

Current Reports on Form 8-K of AMR	January 6, 2009
January 15, 2009
January 23, 2009
February 3, 2009
February 5, 2009
February 18, 2009
March 4, 2009
March 18, 2009
April 3, 2009
April 21, 2009
May 5, 2009
June 4, 2009
June 11, 2009
June 18, 2009
June 25, 2009
June 26, 2009
     All documents filed by us and AMR under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K) from the date of this prospectus supplement and prior to the termination of the offering of the securities shall also be deemed to be incorporated by reference in this prospectus supplement.

     You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s Internet site or at the address listed above. You may request orally or in writing, without charge, a copy of any or all of the documents which are incorporated in this prospectus supplement by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to AMR Corporation, 4333 Amon Carter Blvd., MD 5651, Fort Worth, Texas 76155, Attention: Investor Relations (Telephone: (817) 967-2970).

APPENDIX I
INDEX OF DEFINED TERMS
     The following is an index showing the page in this prospectus supplement where certain defined terms appear.

60-Day Period	S-45
Actual Disposition Event	S-77
Administration Expenses	S-74
Aircraft	S-3
Airframe	S-79
AISI	S-79
American Bankruptcy Event	S-72
American Beacon Advisors	S-24
AmericanConnection® carriers	S-34
AMR	iv
AMR Eagle	S-17
Applicable Fraction	S-75
Appraisal	S-73
Appraised Current Market Value	S-73
Appraisers	S-79
Assumed Aircraft Value	S-88
Assumed Amortization Schedule	S-41
ATC	S-25
Available seat miles	S-18
Average Life Date	S-86
Bank	S-60
Bankruptcy Code	S-15
Base Rate	S-67
Basic Agreement	S-35
BK	S-79
BNMC	S-60
Boeing	S-3
Business Day	S-40
Cape Town Treaty	S-93
Cargo ton miles	S-18
Cash Collateral Account	S-65
Cede	S-42
Certificate Account	S-39
Certificate Buyout Event	S-45
Certificate Owner	S-55
Certificate Owners	S-55
Certificateholders	S-35
Certificates	S-35
Chautauqua	S-17
citizen of the United States	S-46
Class A Certificateholders	S-35
Class A Certificates	S-35
Class A Liquidity Expenses	S-75
Class A Liquidity Facility	S-64
Class A Liquidity Obligations	S-75
Class A Liquidity Provider	S-64
Class A Pass Through Trust Agreement	S-35
Class A Trust	S-35
Class A Trust Property	S-35
Class A Trust Supplement	S-35
Class A Trustee	S-35
Class B Adjusted Interest	S-76
Class B Certificateholders	S-35
Class B Certificates	S-35
Class B Liquidity Expenses	S-75
Class B Liquidity Facility	S-64
Class B Liquidity Obligations	S-75
Class B Liquidity Provider	S-64
Class B Pass Through Trust Agreement	S-35
Class B Trust	S-35
Class B Trust Property	S-36
Class B Trust Supplement	S-35
Class B Trustee	S-35
Class Exemptions	S-107
Code	S-101
Collateral	S-38
Company	iv
company free writing prospectus	i
Controlling Party	S-70
Credit Facility	S-22
Current Distribution Date	S-75
Deemed Disposition Event	S-77
Defaulted Operative Indenture	S-84
Definitive Certificates	S-56
Delivery Period Termination Date	S-81
Deposit	S-58
Deposit Agreement	S-58
Depositary	S-60
Depositary Threshold Rating	S-59
Depreciation Assumption	S-88
Distribution Date	S-37
Downgrade Drawing	S-65
Drawing	S-67
DTC	S-42
DTC Participants	S-54
DTC Rules	S-55
EBITDAR covenant	S-22
Eligible Aircraft	S-3
Eligible B Pool Balance	S-76
Engine	S-79
Equipment Note Special Payment	S-74
Equipment Notes	S-83
ERISA	S-106
ERISA Plan	S-106
Escrow Agent	S-61
Escrow Agreement	S-61
Escrow Receipts	S-61
EU	S-25

Event of Loss	S-96
Excess Liquidity Obligations	S-72
Exchange Act	iv
Expected Distributions	S-75
FAA	S-92
Final Distributions	S-71
Final Drawing	S-67
Final Legal Distribution Date	S-38
Final Maturity Date	S-15
Final Termination Notice	S-69
Financial Instruments and Exchange Law	S-111
Fitch	S-60
FSMA	S-110
General Account Regulations	S-107
Global Certificate	S-54
Guarantee	S-46
Guarantor	S-46
H.15(519)	S-86
Indenture	S-83
Indenture Events of Default	S-88
Indirect Participants	S-54
Intercreditor Agreement	S-70
Interest Drawings	S-64
Interim Restructuring Arrangement	S-73
IRS	S-100
Issuance Date	S-40
LIBOR	S-68
Liquidity Event of Default	S-69
Liquidity Facilities	S-64
Liquidity Providers	S-64
Liquidity Threshold Rating	S-66
Loan Trustee	S-83
Long-Term Rating	S-65
LTVs	S-5
Make-Whole Amount	S-86
Make-Whole Spread	S-86
Maximum Available Commitment	S-64
Maximum Commitment	S-64
MBA	S-79
Minimum Sale Price	S-72
Moody’s	S-30
Mortgage Convention	S-93
most recent H.15(519)	S-86
New Aircraft	S-3
Non-Extension Drawing	S-66
Non-U.S. Certificateholder	S-102
Note Purchase Agreement	S-51
Note Target Price	S-72
Noteholder	S-84
OID	S-101
Outside Termination Date	S-59
Owned Aircraft	S-3
Participation Agreement	S-83
Pass Through Trust Agreements	S-35
Passenger load factor	S-18
Passenger revenue yield per passenger mile	S-18
Paying Agent	S-61
Paying Agent Account	S-39
Performing Equipment Note	S-65
Permitted Investments	S-43
Plan	S-106
Plan Asset Regulation	S-106
Pool Balance	S-40
Pool Factor	S-40
Post Default Appraisals	S-73
PTC Event of Default	S-45
PTCE	S-107
Rate Determination Notice	S-68
Rating Agencies	S-30
Receiptholders	S-61
Refinancing Certificates	S-98
Refinancing Equipment Notes	S-98
Refinancing Trust	S-98
Regular Distribution Dates	S-37
Related Equipment Notes	S-84
Relevant Implementation Date	S-109
Relevant Member State	S-109
Remaining Weighted Average Life	S-86
Replacement Depositary	S-59
Replacement Facility	S-66
Required Amount	S-64
Required Terms	S-51
Restructuring Arrangement	S-72
Revenue passenger miles	S-18
SARS	S-26
Scheduled Payments	S-38
SEC	v
Section 1110	S-15
Section 1110 Period	S-65
Securities Act	iv
Series A Equipment Notes	S-83
Series A Noteholder	S-44
Series B Equipment Notes	S-83
SFA	S-110
Short-Term Rating	S-66
Similar Law	S-106
Special Distribution Date	S-38, S-39
Special Payment	S-38, S-39
Special Payments Account	S-39
Special Termination Drawing	S-67
Special Termination Notice	S-69
Standard & Poor’s	S-30
Stated Interest Rate	S-37
Subordination Agent	S-70
Substitute Aircraft	S-82
Termination Notice	S-69
Terrorist Attacks	S-20
Transportation Code	S-46
Treasury Yield	S-86
Triggering Event	S-39
Trust Indenture Act	S-47
Trust Property	S-36

Trust Supplements	S-35
Trustees	S-35
Trusts	S-35
U.S. Person	S-100
Underwriters	S-108
Underwriting Agreement	S-108

APPENDIX II
APPRAISAL LETTERS

Mr. Peter Warlick
Managing Director, Corporate Finance & Banking
American Airlines, Inc.
4333 Amon Carter Blvd.
Fort Worth, TX 76155-2605
Sight Unseen Base Value Opinion
63 Aircraft Portfolio
AISI File No.: A9S037BVO
Date: 22 June 2009
Headquarters: 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
TEL: 949-582-8888 FAX: 949-582-8887 E-MAIL: mail@AISI.aero

22 June 2009
Mr. Peter Warlick
Managing Director, Corporate Finance & Banking
American Airlines, Inc.
4333 Amon Carter Blvd.
Fort Worth, TX 76155-2605

Subject:	Sight Unseen Base Value Opinion — 63 Aircraft portfolio

AISI File number: A9S037BVO

Ref:	(a) Email messages 06/09 April 2009, 19/20 May 2009, 18/22 June 2009
Dear Mr. Warlick:
Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the sight unseen base value in new condition for 59 future delivery aircraft and in half life and maintenance adjusted condition for 4 used aircraft for a total portfolio of 63 Aircraft as identified and defined in Table I and reference (a) above (the ‘Aircraft’). New aircraft are valued in then delivery US dollars and all other aircraft are in June 2009 US dollars.
1. Methodology and Definitions
The standard terms of reference for commercial aircraft value are ‘base value’ and ‘current market value’ of an ‘average’ aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Appraiser.
AISI defines a ‘base value’ as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in ‘new’ condition, ‘average half-life’ condition, or ‘adjusted’ for an aircraft in a specifically described condition at a specific time.
Headquarters: 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
TEL: 949-582-8888 FAX: 949-582-8887 E-MAIL: mail@AISI.aero

22 June 2009
AISI File No. A9S037BVO
Page - 2 -
An ‘average’ aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. Note that a stored aircraft is not an ‘average’ aircraft. AISI assumes average condition unless otherwise specified in this report.
AISI also assumes that airframe, engine and component parts are from the original equipment manufacturer (OEM) and that maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.
‘Half-life’ condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.
‘Full-life’ condition assumes zero time since overhaul of airframe, gear, apu, engine overhaul and engine LLPs.
An ‘adjusted’ appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.
It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.
AISI defines a ‘current market value’, which is synonymous with the older term ‘fair market value’ as that value which reflects the real market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.
AISI defines a ‘distressed market value’ as that value which reflects the real market condition including short term events, when the market for the subject aircraft is so depressed that the seller is under duress. Distressed market value assumes that there is a time constraint to sell within a period of less than 1 year. All other assumptions remain unchanged from that of ‘current market value’.

22 June 2009
AISI File No. A9S037BVO
Page - 3 -
None of the AISI value definitions take into account remarketing costs, brokerage costs, storage costs, recertification costs or removal costs.
AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near term value of an aircraft when the seller is under duress.
No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.
If more than one aircraft is contained in this report than it should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.
2. Valuation
The 59 future delivery aircraft are valued in new condition. New aircraft are valued in then delivery million US dollars assuming a 2.5% inflation rate and 0.5% escalation rate between June 2009 and the future delivery date.
For the 4 used aircraft, adjustments are calculated to account for the maintenance status of the aircraft as indicated to AISI by the client in the above reference (a) data and in accordance with standard AISI methods. Adjustments are calculated only where there is sufficient information to do so, or where reasonable assumptions can be made.
All hours and cycle information provided for airframe, maintenance checks, gear and engines have been projected from the data provided to June 2009 based on a daily utilization factor calculated for each aircraft. All maintenance work, if any, which became due as a result of projecting the hour and cycle information forward was assumed to have been completed and a new cycle started unless more than one cycle would have elapsed, then half life was assumed. All used aircraft are in June 2009 million US dollars.
It is our considered opinion that the sight unseen base values of the Aircraft are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

22 June 2009
AISI File No. A9S037BVO
Page - 4 -
Table I
Then Delivery Current Million USDollars for “New Aircraft” Values
June 2009 Million USDollars for “Used Aircraft” Values

						‘Hypothetical’
						Half Life	New Base
		Serial				Base Value	Value
No.	Aircraft Type	Number	DoM	Engine Type	MTOW	USDollars	USDollars
1	737-800W	31071	Jul-09	CFM56-7B26	174,200	$ 52.96	$58.25
2	737-800W	29564	Jul-09	CFM56-7B26	174,200	$ 52.96	$58.25
3	737-800W	29565	Jul-09	CFM56-7B26	174,200	$ 52.96	$58.25
4	737-800W	31073	Aug-09	CFM56-7B26	174,200	$ 53.12	$58.41
5	737-800W	29566	Aug-09	CFM56-7B26	174,200	$ 53.12	$58.41
6	737-800W	29567	Aug-09	CFM56-7B26	174,200	$ 53.12	$58.41
7	737-800W	31075	Sep-09	CFM56-7B26	174,200	$ 53.29	$58.58
8	737-800W	29561	Sep-09	CFM56-7B26	174,200	$ 53.29	$58.58
9	737-800W	31077	Sep-09	CFM56-7B26	174,200	$ 53.29	$58.58
10	737-800W	33519	Oct-09	CFM56-7B26	174,200	$ 53.46	$58.75
11	737-800W	33206	Oct-09	CFM56-7B26	174,200	$ 53.46	$58.75
12	737-800W	33520	Oct-09	CFM56-7B26	174,200	$ 53.46	$58.75
13	737-800W	31079	Oct-09	CFM56-7B26	174,200	$ 53.46	$58.75
14	737-800W	33207	Oct-09	CFM56-7B26	174,200	$ 53.46	$58.75
15	737-800W	29562	Nov-09	CFM56-7B26	174,200	$ 53.63	$58.92
16	737-800W	33208	Nov-09	CFM56-7B26	174,200	$ 53.63	$58.92
17	737-800W	30918	Nov-09	CFM56-7B26	174,200	$ 53.63	$58.92
18	737-800W	31081	Nov-09	CFM56-7B26	174,200	$ 53.63	$58.92
19	737-800W	29558	Dec-09	CFM56-7B26	174,200	$ 53.79	$59.08
20	737-800W	30910	Dec-09	CFM56-7B26	174,200	$ 53.79	$59.08
21	737-800W	31083	Dec-09	CFM56-7B26	174,200	$ 53.79	$59.08
22	737-800W	29559	Dec-09	CFM56-7B26	174,200	$ 53.79	$59.08
23	737-800W	30912	Jan-10	CFM56-7B26	174,200	$ 53.96	$59.25
24	737-800W	31085	Jan-10	CFM56-7B26	174,200	$ 53.96	$59.25
25	737-800W	29560	Jan-10	CFM56-7B26	174,200	$ 53.96	$59.25
26	737-800W	30916	Feb-10	CFM56-7B26	174,200	$ 54.14	$59.43
27	737-800W	31087	Feb-10	CFM56-7B26	174,200	$ 54.14	$59.43
28	737-800W	31089	Feb-10	CFM56-7B26	174,200	$ 54.14	$59.43
29	737-800W	33209	Mar-10	CFM56-7B26	174,200	$ 54.30	$59.59
30	737-800W	33210	Mar-10	CFM56-7B26	174,200	$ 54.30	$59.59
31	737-800W	31091	Mar-10	CFM56-7B26	174,200	$ 54.30	$59.59
32	737-800W	33211	Mar-10	CFM56-7B26	174,200	$ 54.30	$59.59
33	737-800W	33521	Apr-10	CFM56-7B26	174,200	$ 54.47	$59.76
34	737-800W	31093	Apr-10	CFM56-7B26	174,200	$ 54.47	$59.76
35	737-800W	29576	Apr-10	CFM56-7B26	174,200	$ 54.47	$59.76

22 June 2009
AISI File No. A9S037BVO
Page - 5 -
Table I (Cont.)
Then Delivery Current Million USDollars for “New Aircraft” Values
June 2009 Million USDollars for “Used Aircraft” Values

						‘Hypothetical’
						Half Life	New Base
		Serial				Base Value	Value
No.	Aircraft Type	Number	DoM	Engine Type	MTOW	USDollars	USDollars
36	737-800W	29577	Apr-10	CFM56-7B26	174,200	$ 54.47	$59.76
37	737-800W	31095	May-10	CFM56-7B26	174,200	$ 54.65	$59.94
38	737-800W	30908	May-10	CFM56-7B26	174,200	$ 54.65	$59.94
39	737-800W	29557	May-10	CFM56-7B26	174,200	$ 54.65	$59.94
40	737-800W	31097	May-10	CFM56-7B26	174,200	$ 54.65	$59.94
41	737-800W	33518	Jun-10	CFM56-7B26	174,200	$ 54.82	$60.11
42	737-800W	30914	Jun-10	CFM56-7B26	174,200	$ 54.82	$60.11
43	737-800W	31099	Jun-10	CFM56-7B26	174,200	$ 54.82	$60.11
44	737-800W	30906	Jul-10	CFM56-7B26	174,200	$ 54.98	$60.27
45	737-800W	31101	Jul-10	CFM56-7B26	174,200	$ 54.98	$60.27
46	737-800W	33212	Jul-10	CFM56-7B26	174,200	$ 54.98	$60.27
47	737-800W	40579	Jul-10	CFM56-7B26	174,200	$ 54.98	$60.27
48	737-800W	29575	Aug-10	CFM56-7B26	174,200	$ 55.15	$60.44
49	737-800W	31103	Aug-10	CFM56-7B26	174,200	$ 55.15	$60.44
50	737-800W	33213	Aug-10	CFM56-7B26	174,200	$ 55.15	$60.44
51	737-800W	40580	Aug-10	CFM56-7B26	174,200	$ 55.15	$60.44
52	737-800W	29556	Sep-10	CFM56-7B26	174,200	$ 55.33	$60.62
53	737-800W	33214	Sep-10	CFM56-7B26	174,200	$ 55.33	$60.62
54	737-800W	40581	Sep-10	CFM56-7B26	174,200	$ 55.33	$60.62
55	737-800W	31105	Sep-10	CFM56-7B26	174,200	$ 55.33	$60.62
56	737-800W	40582	Oct-10	CFM56-7B26	174,200	$ 55.50	$60.79
57	737-800W	30907	Oct-10	CFM56-7B26	174,200	$ 55.50	$60.79
58	737-800W	30904	Oct-10	CFM56-7B26	174,200	$ 55.50	$60.79
59	737-800W	31107	Oct-10	CFM56-7B26	174,200	$ 55.50	$60.79

						Half Life	Adjusted
						Base Value	Base Value
						USDollars	USDollars

60	777-200ER	29579	Jan-99	RB211 Trent 892	648,000	$ 74.89	$77.39
61	777-200ER	29583	Mar-99	RB211 Trent 892	648,000	$ 74.89	$78.08
62	777-200ER	29956	Sep-99	RB211 Trent 892	648,000	$ 74.89	$78.58
63	777-200ER	30257	Dec-00	RB211 Trent 892	648,000	$ 78.81	$82.39
Notes:	Hypothetical Half Life Values are values for New Aircraft in the hypothetical condition where all components or maintenance service is at a condition which is one-half of the total life interval. New aircraft would not be at this hypothetical condition; this value is used for comparison only

22 June 2009
AISI File No. A9S037BVO
Page - 6 -
Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. AISI consents to the inclusion of this appraisal report dated June 22, 2009 in the Prospectus and to the reference to AISI’s name in the Prospectus under the caption “Experts.”
This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AISI’s conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report.
Sincerely,
AIRCRAFT INFORMATION SERVICES, INC.

John D. McNicol
President

1295 Northern Boulevard
Manhasset, New York 11030
(516) 365-6272 · Fax (516) 365-6287
June 18, 2009
Mr. Peter Warlick, Managing Director
Corporate Finance & Banking
American Airlines, Inc.
4333 Amon Carter Blvd.
Fort Worth, TX 76155-2605
Dear Mr. Warlick:
In response to your request, BK Associates, Inc. is pleased to provide our opinion regarding the current Base Value (BV) as of the delivery date for 59 B737-823W aircraft. The aircraft, which are each powered by two CFM International CFM56-7B26 engines and have a maximum takeoff weight of 174,200 pounds will be delivered to, and placed in service with, American Airlines between July 2009 and October 2010. Our opinion of the values as of their respective delivery dates is included in the attached Figure 1 along with the identification of each aircraft by manufacturer’s serial number and the delivery date.
We are also including in Figure 2 our opinion of the half-time and maintenance adjusted base values of four B777-223ER aircraft, powered by Rolls-Royce Trent 892 engines. These aircraft have a maximum takeoff weight of 648,000 pounds and are in service with American Airlines. The aircraft are further identified in Figure 2 by serial number, registration and delivery date.
The B737 and B777 aircraft taken together are referred to herein as the American Airlines 2009-1 Portfolio (Portfolio).
DEFINITIONS
According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of Base Value, to which BK Associates subscribes, the base value is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full

Mr. Peter Warlick
June 18, 2009

consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. The base value normally refers to a transaction involving a single aircraft. When multiple aircraft are acquired in the same transaction, the trading price of each unit may be discounted.
MARKET DISCUSSION & METHODOLOGY
Regarding the B737s, for a newly delivered aircraft one can argue that, almost by definition, the base values are approximately equal to the actual selling price. Without the existence of “white tails” or finished aircraft for which there is no buyer, the very existence of a buyer and seller at the agreed price suggests the market is in balance and the purchase price is the base value.
We do know the list price of the B737 aircraft is in the range between $72 and $81 million depending on the configuration and options. We also know that nobody pays list price and the discount is normally at least 15 percent. Discounts of 35 to 50 percent are often applied for airlines placing large orders. American Airlines has 77 B737-800s in service, as of January 2009, and 87 more on order. Only Ryanair, with 310 in service or on order, has a larger B737-800 fleet. Further, American has always been a good and loyal Boeing customer, rarely placing Airbus orders. It is quite likely that American obtained a substantial discount and we conclude that the current value of the 2nd Quarter 2009 deliveries are at $47.70 million each.
Considering the state of the current market, with airlines deferring deliveries, we believe there will be minimal escalation of new prices until the market improves, probably toward the latter part of 2010. Further, many forecasts, such as the recently issued FAA forecast predict inflation of 0.5 percent for the period through 2010. Thus, we have increased the new delivery values by only $250,000 per quarter until the last quarter of 2010 where the increase begins to increase.
Regarding the B777s, as the definition implies, the base value is determined from long-term historical trends. BK Associates has accumulated a database of over 10,000 data points of aircraft sales that occurred since 1970. From analysis of these data we know, for example, what the average aircraft should sell for as a percentage of its new price, as well as, the high and low values that have occurred in strong and weak markets.

Mr. Peter Warlick
June 18, 2009

Based on these data, we have developed relationships between aircraft age and sale price for wide-bodies, narrow-bodies, large turboprops and, more recently, regional jet and freighter aircraft. Within these groups we have developed further refinements for such things as derivative aircraft, aircraft still in production versus no longer in production, and aircraft early in the production run versus later models. Within each group variations are determined by the performance capabilities of each aircraft relative to the others. We now track some 150 different variations of aircraft types and models and determine current and forecast base values. These relationships are verified, and changed or updated if necessary, when actual sales data becomes available.
This relationship between sales price as a function of age and the original price is depicted in the following figure.

Mr. Peter Warlick
June 18, 2009

So, the base values of the first two B777 aircraft are determined as follows. The data suggest that a 10-year old aircraft, the age of the aircraft, should sell for 41 percent of its original price. Since the original price was about $120 million, this suggests that on average it would sell today for some $65 million after allowing for inflation. However, recent experience has shown that after a long production run, even popular and successful aircraft tend to approach or fall below the “average” line in the figure, especially when the specific aircraft is in the latter half of its likely useful life. By contrast, new, popular and successful models tend to have values above the line for the first 10 years or so.
We concluded that the continued success and popularity of the B777-200ER suggests a half-time value above that suggested by the historical data at $68.5 million. Since both aircraft are nearly equal in age, being delivered in the same calendar quarter, they have equal half-time values. The data also show that aircraft of that age should depreciate about $4 to $5 million per year. Thus, we concluded the two younger aircraft have half-time values of $72 and $78.4 million, respectively.
To these half-time values, we have added adjustments as follows to account for the current maintenance status:

	Time to	Time to	Engine	Engine	Net
	MBV	Lnd. Gear	No. 1	No. 2	Adjust.
N771AN	-1,510,000	+340,000	+4,101,000	+3,656,000	+6,587,000
N773AN	-1,400,000	+450,000	+5,924,000	+4,079,000	+9,053,000
N780AN	-840,000	+590,000	+4,800,000	+4,440,000	+8,990,000
N795AN	+1,750,000	-440,000	+5,190,000	+890,000	+7,390,000
ASSUMPTIONS & DISCLAIMER
It should be understood that BK Associates has neither inspected the Aircraft nor the maintenance records, but has relied upon the information provided by you and in the BK Associates database. The assumptions have been made that all Airworthiness Directives have been complied with; accident damage has not been incurred that would affect market values; the Aircraft are at half-time between major maintenance events; and maintenance has been accomplished in accordance with a civil airworthiness authority’s

Mr. Peter Warlick
June 18, 2009

approved maintenance program and accepted industry standards. Further, we have assumed unless otherwise stated, that the Aircraft is in typical configuration for the type and has accumulated an average number of hours and cycles. Deviations from these assumptions can change significantly our opinion regarding the values.
BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee. BK Associates, Inc. consents to the inclusion of this appraisal report dated June 18, 2009 in the Prospectus and to the reference to BK Associates, Inc.’s name in the Prospectus under the caption “Experts”.

Sincerely,

BK ASSOCIATES, INC.

John F. Keitz
President
ISTAT Senior Certified Appraiser And Appraiser Fellow
JFK/kf
Attachment

Figure 1
American Airlines 2009-1
Values on Delivery Date ($millions)

	AIRCRAFT	SERIAL	DELIVERY		MTOW
	TYPE	NUMBER	DATE	ENGINE	Lbs.	BV
1	737-800W	31071	Jul-09	CFM56-7B26	174,200	47.95
2	737-800W	29564	Jul-09	CFM56-7B26	174,200	47.95
3	737-800W	29565	Jul-09	CFM56-7B26	174,200	47.95
4	737-800W	31073	Aug-09	CFM56-7B26	174,200	47.95
5	737-800W	29566	Aug-09	CFM56-7B26	174,200	47.95
6	737-800W	29567	Aug-09	CFM56-7B26	174,200	47.95
7	737-800W	31075	Sep-09	CFM56-7B26	174,200	47.95
8	737-800W	29561	Sep-09	CFM56-7B26	174,200	47.95
9	737-800W	31077	Sep-09	CFM56-7B26	174,200	47.95
10	737-800W	33519	Oct-09	CFM56-7B26	174,200	48.15
11	737-800W	33206	Oct-09	CFM56-7B26	174,200	48.15
12	737-800W	33520	Oct-09	CFM56-7B26	174,200	48.15
13	737-800W	31079	Oct-09	CFM56-7B26	174,200	48.15
14	737-800W	33207	Oct-09	CFM56-7B26	174,200	48.15
15	737-800W	29562	Nov-09	CFM56-7B26	174,200	48.15
16	737-800W	33208	Nov-09	CFM56-7B26	174,200	48.15
17	737-800W	30918	Nov-09	CFM56-7B26	174,200	48.15
18	737-800W	31081	Nov-09	CFM56-7B26	174,200	48.15
19	737-800W	29558	Dec-09	CFM56-7B26	174,200	48.15
20	737-800W	30910	Dec-09	CFM56-7B26	174,200	48.15
21	737-800W	31083	Dec-09	CFM56-7B26	174,200	48.15
22	737-800W	29559	Dec-09	CFM56-7B26	174,200	48.15
23	737-800W	30912	Jan-10	CFM56-7B26	174,200	48.40
24	737-800W	31085	Jan-10	CFM56-7B26	174,200	48.40
25	737-800W	29560	Jan-10	CFM56-7B26	174,200	48.40
26	737-800W	30916	Feb-10	CFM56-7B26	174,200	48.40
27	737-800W	31087	Feb-10	CFM56-7B26	174,200	48.40
28	737-800W	31089	Feb-10	CFM56-7B26	174,200	48.40
29	737-800W	33209	Mar-10	CFM56-7B26	174,200	48.40
30	737-800W	33210	Mar-10	CFM56-7B26	174,200	48.40
31	737-800W	31091	Mar-10	CFM56-7B26	174,200	48.40
32	737-800W	33211	Mar-10	CFM56-7B26	174,200	48.40
33	737-800W	33521	Apr-10	CFM56-7B26	174,200	48.65
34	737-800W	31093	Apr-10	CFM56-7B26	174,200	48.65

	AIRCRAFT	SERIAL	DELIVERY		MTOW
	TYPE	NUMBER	DATE	ENGINE	Lbs.	BV
35	737-800W	29576	Apr-10	CFM56-7B26	174,200	48.65
36	737-800W	29577	Apr-10	CFM56-7B26	174,200	48.65
37	737-800W	31095	May-10	CFM56-7B26	174,200	48.65
38	737-800W	30908	May-10	CFM56-7B26	174,200	48.65
39	737-800W	29557	May-10	CFM56-7B26	174,200	48.65
40	737-800W	31097	May-10	CFM56-7B26	174,200	48.65
41	737-800W	33518	Jun-10	CFM56-7B26	174,200	48.65
42	737-800W	30914	Jun-10	CFM56-7B26	174,200	48.65
43	737-800W	31099	Jun-10	CFM56-7B26	174,200	48.65
44	737-800W	30906	Jul-10	CFM56-7B26	174,200	48.90
45	737-800W	31101	Jul-10	CFM56-7B26	174,200	48.90
46	737-800W	33212	Jul-10	CFM56-7B26	174,200	48.90
47	737-800W	40579	Jul-10	CFM56-7B26	174,200	48.90
48	737-800W	29575	Aug-10	CFM56-7B26	174,200	48.90
49	737-800W	31103	Aug-10	CFM56-7B26	174,200	48.90
50	737-800W	33213	Aug-10	CFM56-7B26	174,200	48.90
51	737-800W	40580	Aug-10	CFM56-7B26	174,200	48.90
52	737-800W	29556	Sep-10	CFM56-7B26	174,200	48.90
53	737-800W	33214	Sep-10	CFM56-7B26	174,200	48.90
54	737-800W	40581	Sep-10	CFM56-7B26	174,200	48.90
55	737-800W	31105	Sep-10	CFM56-7B26	174,200	48.90
56	737-800W	40582	Oct-10	CFM56-7B26	174,200	49.25
57	737-800W	30907	Oct-10	CFM56-7B26	174,200	49.25
58	737-800W	30904	Oct-10	CFM56-7B26	174,200	49.25
59	737-800W	31107	Oct-10	CFM56-7B26	174,200	49.25

Figure 2
American Airlines 2009-1
Values as of June 2009 ($millions)

	AIRCRAFT	SERIAL		DELIVERY		MTOW	1/2 Time	Mt Adj.
	TYPE	NUMBER	REGIST	DATE	ENGINE	Lbs.	BV	BV
60	777-200ER	29579	N771AN	Jan-99	Trent 892	648,000	68.80	75.39
61	777-200ER	29583	N773AN	Mar-99	Trent 892	648,000	68.80	77.85
62	777-200ER	29956	N780AN	Sep-99	Trent 892	648,000	72.00	80.99
63	777-200ER	30257	N795AN	Dec-00	Trent 892	648,000	78.40	85.79

Extended Desktop Appraisal of:

Sixty Three (63) Various Aircraft
Client:

American Airlines, Inc.
Date:

June 19, 2009
Washington D.C.
2101 Wilson Boulevard
Suite 1001
Arlington, VA 22201
Tel: 1 703 276 3200
Fax: 1 703 276 3201
Frankfurt
Frankfurt Trianon
Mainzer Landstrasse 16
60325 Frankfurt
Germany
Tel: 40 (0) 69 97168 436
Tokyo
3-16-16 Higashiooi
Shinagawa-ku
Tokyo 140-0011
Japan
Tel/Fax: 81 1 3763 6845

www.mba.aero

I. Introduction and Executive Summary
Table of Contents:

I.	Introduction
II.	Value Definitions/Terminology
III.	Current Market Conditions
IV.	Valuation
V.	Covenants
Morten Beyer & Agnew (mba) has been retained by American Airlines, Inc. (the “Client”), to provide an Extended Desktop Appraisal to determine the New Delivery Base Values of fifty-nine (59) future new delivery Boeing 737-800 aircraft with winglets and the Maintenance Adjusted Current Base Values of four (4) Boeing 777-200ER aircraft as of June 2009. The aircraft are further identified in Section IV of this report.
In performing this appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with information extrapolated from its semi-annual publications mba Future Aircraft Values – Jet Transport (FAV).
Based on the information set forth in this report, it is our opinion that the New Delivery and Maintenance Adjusted Current Base Values of the aircraft in this portfolio are as follows and as more fully set forth in Section IV.

New Delivery
Base Value ($US)
737-800 (59 A/C)	$2,894,040,000

Maintenance Adjusted
Current Base Value ($US)
777-200ER (4 A/C)	$308,500,000

Total Portfolio (63 A/C)	$3,202,540,000

Section II of this report presents definitions of various terms, such as Current Base Value and Current Market Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

II. Definitions
Extended Desktop Appraisal
An Extended Desktop Appraisal is one that is characterized by the absence of any on-site inspection of the aircraft or its maintenance records, but it does include consideration of maintenance status information that is provided to the appraiser from the client, aircraft operator, or in the case of a second opinion, possibly from another appraiser’s report. An Extended Desktop Appraisal would normally provide a value that includes adjustments from the mid-time, mid-life baseline to account for the actual maintenance status of the aircraft. (ISTAT Handbook)
Base Value
The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual CMV of the aircraft in question at any point in time. BV is founded in the historical trend of values and value in use, and is generally used to analyze historical values or to project future values.
ISTAT defines Base Value as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its “highest and best use”. An asset’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

American Airlines, Inc. Job File #09190 Page 2 of 14

Qualifications
mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for 40 years; and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Traders (ISTAT). mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains offices in Washington, Frankfurt, and Tokyo.
mba publishes the semi-annual Future Aircraft Values (FAV), a three-volume compendium of current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft.
mba also provides consulting services to the industry relating to operations, marketing, and management with emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

American Airlines, Inc. Job File #09190 Page 3 of 14

III. Current Market Conditions
General Market Observation
The demand for and value of new and used jet transport aircraft is primarily driven by the state of the world economy. In periods of strong prosperity, traffic grows at high single digit rates limiting slack capacity. Over the years, we have observed that traffic growth is closely correlated to growth in regional and world domestic product. However, over the long term, the trend has been toward traffic lagging domestic product growth, with lower peaks, and deeper declines indicating maturity in the airline industry.
In periods of decline (as observed in the early 1990s) a large surplus of aircraft existed on the market with a disastrous effect on short-term prices. Eventually, values returned to normal levels, being driven by the inherent economies and suitability of the individual aircraft types.
Commencing in late 2000, the majority of global economies began a slip into recession with slowing traffic growth, a trend that was accelerated by the terrorist attacks on September 11, 2001. The destruction of economic value and loss of consumer confidence, combined with continued military conflict in the Middle East and the SARS epidemic of 2003, slowed the pace of recovery and stifled the demand for new aircraft.
However, 2005 saw renewed optimism within the industry, with passenger levels finally climbing back to pre-September 11th levels. This helped both Airbus & Boeing to reach record levels for new orders with Airbus claiming 1,1111 new orders in 2005 and Boeing reporting 1,0282, for a total of 2,139 aircraft. The strong demand for new airframes continued with combined orders for Airbus and Boeing totaling 1,834 and 2,754 aircraft in 2006 and 2007 respectively. This continued high order count can be attributed to high fuel prices forcing carriers to retire the less fuel-efficient aircraft in their fleet, as well as the fleet replacement cycle. The continued strength of the 787 with 93 additional orders in 2008 (total program 910 – highest total orders before first flight of any commercial aircraft program) and the re-emergence of the A350 as the A350XWB has also contributed to the strong order cycle with Airbus claiming 483 total orders for the A350XWB program.
The 2008 Orders total 756 and 662 for Airbus and Boeing, respectively. The credit crisis has expanded to encompass the broader economic base of the world’s developed countries and recession is manifesting itself in the EU, US and BRIC counties as well as other emerging markets around the world. Major lessors have begun to suggest to Airbus and Boeing that current production rates should be curtailed in order to stave-off value impairments due to deteriorating traffic and ability to secure financing

[1]	Source: www.airbus.com

[2]	Source: www.boeing.com

American Airlines, Inc. Job File #09190 Page 4 of 14

for new deliveries. mba believes up to 30% of the current backlog is at risk due to the combination of the above factors.
The rapid rise in oil prices hurt airlines during the usually prosperous summer months and, paradoxically, while oil has come down 60% since July 2008, economic woes and increasing unemployment is reducing traffic demand across-the-board. Airlines registered a US$5 billion loss in 2008. For 2009 IATA is forecasting a further loss of US$2.5 billion based on a fuel price of US$60 per barrel, a decline of 3 per cent in passenger volumes, a drop of 5 per cent in cargo traffic and yield deterioration of 3 per cent. Industry revenues are expected to contract by US$35 billion (from US$536 billion in 2008 to US$501 billion in 2009). Continental and United have announced significant capacity cuts, mainly focusing on older less efficient aircraft such as the MD-80 family and the 737 Classics. Southwest has deferred new deliveries again and the only ray of optimism we detect is American accelerating new deliveries in order to retire MD-80s.
mba believes lower demand due to increased unemployment and finance availability coupled with liquidity concerns of some carriers will see order deferrals/cancellations increasing and the probability of lease defaults increasing in 2009. Residual values will be affected, especially for less desirable aircraft types.

American Airlines, Inc. Job File #09190 Page 5 of 14

Boeing 737NG Family Aircraft
The Boeing 737 Next Generation (NG) family consists of the –600/-700/-800 and –900ER series. Boeing received the go-ahead to replace the “Classic” 737s with the upgraded NG versions in 1993 with the announcement of the 737-700. This was later followed with the introduction of the 737-800 series in 1994, the –600 series in 1995 and finally the –900 series in 1997. After the absorption of Douglas by Boeing, the 737NG became the mainstay of the US short-haul fleet displacing older MD-80 aircraft. The 737NG has also made its way to Europe with great success, and will continue to provide healthy competition for the Airbus A320 family. To date, there are over 2,500 737NG aircraft in operation with over 140 operators.

Fleet Status	737-800
Ordered	3,193
Cancelled/Transferred	170
Net Orders	3,023
Backlog	1,418
Delivered	1,605
Destroyed/Retired	5
Not in Service/Parked	17
Active Aircraft	1,583
Number of Operators	117
Average Daily Utilization (Hrs)	7.92
Average Fleet Age (Yrs)	5.07
Source: AvSoft’s ACAS Database, May 2009
The 737NG continues to be very popular in North America and parts of Europe. Boeing took the 737-300 concept, upgraded its avionics and cockpit and redesigned the wing, launching a similar looking aircraft with enhanced capabilities. The NG aircraft are also starting to compete with their older and larger sibling the Boeing 757, with the entry into service of the 737-900ER to Lion Air in April 2007. Delta, Continental and Southwest are finding it capable of operating trans-continental routes profitably and Delta has, in some cases, replaced their 757’s with 737-800 aircraft on routes to Central America. Efficient aircraft like the 737NG will continue to dominate fleets around the world.
Both the 737NG family and the competing Airbus A320 family had an outstanding year in 2007, receiving 850 and 914 orders respectively. But with the downturn of the economy in 2008 and the difficulties faced by operators and lessors in acquiring financing, orders were down for the year to 488 for the Boeing 737NG family and 454 for the A320 family.

American Airlines, Inc. Job File #09190 Page 6 of 14

Because narrowbody aircraft comprise the largest number of aircraft in the world’s fleets, it is reasonable to expect a negative impact on their values in 2009 and beyond, as long as the economic downturn persists. Modern aircraft like the 737NGs and the A320 family will not be exempt, but will suffer less, particularly those aircraft less than 6 years old. Early build examples of their type can expect to suffer a 5%-to-15% ‘hit’ depending on their age. For older aircraft, primarily those that are out of production, such as 737 Classics, and MD-80s, values could decline more than 30%.
According to Back Aviation Solutions, as of May 2009, there are currently 11 Boeing 737-800s available for sale or lease.
Source: BACK Aviation Solutions, May 2009

American Airlines, Inc. Job File #09190 Page 7 of 14

Boeing 777-200ER
The widebody 777-200ER is the extended range version of the 777-200A. With an increased range and gross-weight, this aircraft is the staple of the transatlantic crossing for many operators who used to operate the DC-10 and 747. The new technology and operating economics of the 777 have made it one of the most popular widebody aircraft of all times.

Fleet Status	777-200ER
Ordered	511
Cancelled/Transferred	78
Net Orders	433
Backlog	26
Delivered	407
Destroyed/Retired	1
Not in Service/Parked	3
Active Aircraft	403
Number of Operators	31
Average Daily Utilization (Hrs)	11.45
Average Fleet Age (Yrs)	7.99
Source: AvSoft’s ACAS Database, May 2009
The 777 has become a replacement for the larger, less efficient, Boeing 747-200s, along with the older DC-10-30s and in many cases the MD-11. It does still, however, compete head-to-head with the Airbus A330/A340 on range and capacity. The current order backlog for the Boeing 777-200ER currently stands at 26. The 777-200ER market is still firm and looks to remain so for the near future, even with the recent downturn in the economy. This is because international routes for mainline operators remain lucrative due passenger demand holding firm. Some operators may choose to go for the longer range 777-200LR or the larger capacity 777-300ER.
The A350XWB and the envisioned 787-10 could seriously impact 777-200ER residual values when they enter service. However, the expected entry into service of the A350XWB is currently 2013-2014 and Boeing is unlikely to launch the 787-10 until there is a competitor. At that stage the oldest 777-200ER will be approaching 16 years of service and nearing replacement.
According to Back Aviation Solutions, as of May 2009 there are currently 5 Boeing 777-200ERs available for sale or lease.

American Airlines, Inc. Job File #09190 Page 8 of 14

Source: BACK Aviation Solutions, May 2009

American Airlines, Inc. Job File #09190 Page 9 of 14

IV. Valuation
In developing the Values of the aircraft in this portfolio, mba did not inspect the aircraft or the records and documentation associated with them, but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.
The principal assumptions for the aircraft in this portfolio are as follows:
1.	The aircraft is in good overall condition.

2.	The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated.

3.	The historical maintenance documentation has been maintained to acceptable international standards.

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage.

5.	The aircraft is in a standard airline configuration.

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins.

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage.

8.	Its utilization is comparable to industry averages.

9.	There is no history of accident or incident damage.

10.	In the case of the Base Value, no accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified.

American Airlines, Inc. Job File #09190 Page 10 of 14

American Airlines Portfolio Valuation

	Aircraft	Serial	Reg	Manufacture	MTOW		New Delivered
No.	Type	Number	Number	Date	(lbs)	Engine Type	Base Value
1	737-800W	31071	TBD	Jul-09	174,200	CFM56-7B26	48.44
2	737-800W	29564	TBD	Jul-09	174,200	CFM56-7B26	48.44
3	737-800W	29565	TBD	Jul-09	174,200	CFM56-7B26	48.44
4	737-800W	31073	TBD	Aug-09	174,200	CFM56-7B26	48.51
5	737-800W	29566	TBD	Aug-09	174,200	CFM56-7B26	48.51
6	737-800W	29567	TBD	Aug-09	174,200	CFM56-7B26	48.51
7	737-800W	31075	TBD	Sep-09	174,200	CFM56-7B26	48.59
8	737-800W	29561	TBD	Sep-09	174,200	CFM56-7B26	48.59
9	737-800W	31077	TBD	Sep-09	174,200	CFM56-7B26	48.59
10	737-800W	33519	TBD	Oct-09	174,200	CFM56-7B26	48.67
11	737-800W	33206	TBD	Oct-09	174,200	CFM56-7B26	48.67
12	737-800W	33520	TBD	Oct-09	174,200	CFM56-7B26	48.67
13	737-800W	31079	TBD	Oct-09	174,200	CFM56-7B26	48.67
14	737-800W	33207	TBD	Oct-09	174,200	CFM56-7B26	48.67
15	737-800W	29562	TBD	Nov-09	174,200	CFM56-7B26	48.75
16	737-800W	33208	TBD	Nov-09	174,200	CFM56-7B26	48.75
17	737-800W	30918	TBD	Nov-09	174,200	CFM56-7B26	48.75
18	737-800W	31081	TBD	Nov-09	174,200	CFM56-7B26	48.75
19	737-800W	29558	TBD	Dec-09	174,200	CFM56-7B26	48.83
20	737-800W	30910	TBD	Dec-09	174,200	CFM56-7B26	48.83
21	737-800W	31083	TBD	Dec-09	174,200	CFM56-7B26	48.83
22	737-800W	29559	TBD	Dec-09	174,200	CFM56-7B26	48.83
23	737-800W	30912	TBD	Jan-10	174,200	CFM56-7B26	48.91
24	737-800W	31085	TBD	Jan-10	174,200	CFM56-7B26	48.91
25	737-800W	29560	TBD	Jan-10	174,200	CFM56-7B26	48.91
26	737-800W	30916	TBD	Feb-10	174,200	CFM56-7B26	48.99
27	737-800W	31087	TBD	Feb-10	174,200	CFM56-7B26	48.99
28	737-800W	31089	TBD	Feb-10	174,200	CFM56-7B26	48.99
29	737-800W	33209	TBD	Mar-10	174,200	CFM56-7B26	49.07
30	737-800W	33210	TBD	Mar-10	174,200	CFM56-7B26	49.07
31	737-800W	31091	TBD	Mar-10	174,200	CFM56-7B26	49.07
32	737-800W	33211	TBD	Mar-10	174,200	CFM56-7B26	49.07
33	737-800W	33521	TBD	Apr-10	174,200	CFM56-7B26	49.15
34	737-800W	31093	TBD	Apr-10	174,200	CFM56-7B26	49.15
35	737-800W	29576	TBD	Apr-10	174,200	CFM56-7B26	49.15
36	737-800W	29577	TBD	Apr-10	174,200	CFM56-7B26	49.15
37	737-800W	31095	TBD	May-10	174,200	CFM56-7B26	49.23
38	737-800W	30908	TBD	May-10	174,200	CFM56-7B26	49.23
39	737-800W	29557	TBD	May-10	174,200	CFM56-7B26	49.23

American Airlines, Inc. Job File #09190 Page 11 of 14

American Airlines Portfolio Valuation

	Aircraft	Serial	Reg	Manufacture	MTOW		New Delivered
No.	Type	Number	Number	Date	(lbs)	Engine Type	Base Value
40	737-800W	31097	TBD	May-10	174,200	CFM56-7B26	49.23
41	737-800W	33518	TBD	Jun-10	174,200	CFM56-7B26	49.31
42	737-800W	30914	TBD	Jun-10	174,200	CFM56-7B26	49.31
43	737-800W	31099	TBD	Jun-10	174,200	CFM56-7B26	49.31
44	737-800W	30906	TBD	Jul-10	174,200	CFM56-7B26	49.40
45	737-800W	31101	TBD	Jul-10	174,200	CFM56-7B26	49.40
46	737-800W	33212	TBD	Jul-10	174,200	CFM56-7B26	49.40
47	737-800W	40579	TBD	Jul-10	174,200	CFM56-7B26	49.40
48	737-800W	29575	TBD	Aug-10	174,200	CFM56-7B26	49.48
49	737-800W	31103	TBD	Aug-10	174,200	CFM56-7B26	49.48
50	737-800W	33213	TBD	Aug-10	174,200	CFM56-7B26	49.48
51	737-800W	40580	TBD	Aug-10	174,200	CFM56-7B26	49.48
52	737-800W	29556	TBD	Sep-10	174,200	CFM56-7B26	49.56
53	737-800W	33214	TBD	Sep-10	174,200	CFM56-7B26	49.56
54	737-800W	40581	TBD	Sep-10	174,200	CFM56-7B26	49.56
55	737-800W	31105	TBD	Sep-10	174,200	CFM56-7B26	49.56
56	737-800W	40582	TBD	Oct-10	174,200	CFM56-7B26	49.64
57	737-800W	30907	TBD	Oct-10	174,200	CFM56-7B26	49.64
58	737-800W	30904	TBD	Oct-10	174,200	CFM56-7B26	49.64
59	737-800W	31107	TBD	Oct-10	174,200	CFM56-7B26	49.64

						Sub-total	$2,894.04

							Maintenance Adj.
							Base Value

60	777-200ER	29579	N771AN	Jan-99	648,000	RR Trent 892	$73.88
61	777-200ER	29583	N773AN	Mar-99	648,000	RR Trent 892	75.88
62	777-200ER	29956	N780AN	Sep-99	648,000	RR Trent 892	76.76
63	777-200ER	30257	N795AN	Dec-00	648,000	RR Trent 892	81.98

						Sub-total	$308.50

						Portfolio Total	$3,202.54

American Airlines, Inc. Job File #09190 Page 12 of 14

American Airlines 777-200ER Valuation
($US Million)

			Half Time
No.	Aircraft Type	Serial Number	BV	MX. Adj.	MX. Adj. CBV
60	777-200ER	29579	$74.33	$(0.45)	$73.88
61	777-200ER	29583	75.06	0.82	75.88
62	777-200ER	29956	77.25	(0.49)	76.76
63	777-200ER	30257	83.02	(1.04)	81.98

		Sub-total	$309.66	$(1.16)	$308.50
Legend for Portfolio Valuation –

Half Time BV	Half Time Base Value
MX. Adj.	Maintenance Adjustments
MX. Adj. CBV	Maintenance Adjusted Current Base Value
American Airlines Maintenance Adjustments
($US Million)

		Serial	Int. MX	Hvy MX.				Total MX.
No.	Aircraft Type	Number	Adj.	Adj.	LG Adj.	LLP Adj.	ESV Adj.	Adj.
60	777-200ER	29579	$(0.49)	$0.00	$0.12	$0.49	$(0.57)	$(0.45)
61	777-200ER	29583	(0.46)	0.00	0.16	0.60	0.52	0.82
62	777-200ER	29956	(0.27)	0.00	0.21	0.54	(0.97)	(0.49)
63	777-200ER	30257	(0.32)	0.00	(0.15)	0.71	(1.28)	(1.04)

		Total	$(1.54)	$0.00	$0.34	$2.34	$(2.30)	$(1.16)
Legend for Maintenance Adjustments -

Int. MX Adj. -	Intermediate Maintenance Adjustment
Hvy. MX Adj. -	Heavy Maintenance Adjustment
LG Adj. -	Landing Gear Adjustment
LLP Adj. -	Life Limited Parts Adjustment
ESV Adj.-	Engine Shop Visit Adjustment
Total MX Adj. -	Total Maintenance Adjustment

American Airlines, Inc. Job File #09190 Page 13 of 14

V. Covenants
This report has been prepared for the exclusive use of American Airlines, Inc. and shall not be provided to other parties by mba without the express consent of American Airlines, Inc. mba certifies that this report has been independently prepared and that it fully and accurately reflects mba’s opinion as to the New Delivery and Maintenance Adjusted Current Base Values, as requested, mba further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft and engine.
This report represents the opinion of mba as to the New Delivery and Maintenance Adjusted Current Base Values of the subject aircraft as requested and is intended to be advisory only, in nature. Therefore, mba assumes no responsibility or legal liability for any actions taken, or not taken, by American Airline, Inc. or any other party with regard to the subject aircraft and engine. By accepting this report, all parties agree that mba shall bear no such responsibility or legal liability.
mba consents to the inclusion of this appraisal report dated June 19, 2009 in the Prospectus and to the reference to mba’s name in the Prospectus under the caption “Experts”.

Sincerely,
Morten Beyer & Agnew, Inc.

June 19, 2009	Stephen P. Rehrmann, ATP/FE
Vice President – Appraisal Group Morten Beyer & Agnew, Inc. ISTAT Certified Appraiser

American Airlines, Inc. Job File #09190 Page 14 of 14

APPENDIX III
SUMMARY OF CERTAIN APPRAISED VALUES

				Appraiser’s Valuation
				AISI			BK			MBA
	Registration	Manufacturer’s	Delivery		Maintenance	Maintenance Adjusted		Maintenance	Maintenance Adjusted		Maintenance	Maintenance Adjusted
Aircraft Type	Number	Serial Number	Month	Base Value	Adjustment	Base Value	Base Value	Adjustment	Base Value	Base Value	Adjustment	Base Value
Boeing 777-223ER	N771AN	29579	January 1999	$74,890,000	$2,500,000	$77,390,000	$68,800,000	$6,590,000	$75,390,000	$74,330,000	$(450,000)	$73,880,000

Boeing 777-223ER	N773AN	29583	March 1999	74,890,000	3,190,000	78,080,000	68,800,000	9,050,000	77,850,000	75,060,000	820,000	75,880,000

Boeing 777-223ER	N780AN	29956	September 1999	74,890,000	3,690,000	78,580,000	72,000,000	8,990,000	80,990,000	77,250,000	(490,000)	76,760,000

Boeing 777-223ER	N795AN	30257	December 2000	78,810,000	3,580,000	82,390,000	78,400,000	7,390,000	85,790,000	83,020,000	(1,040,000)	81,980,000

III-1

APPENDIX IV
LOAN TO VALUE RATIOS OF SERIES A EQUIPMENT NOTES
     The following tables set forth the loan to Aircraft value ratios for the Series A Equipment Notes issued in respect of (i) each Owned Aircraft as of January 2, 2010 (the first Regular Distribution Date that occurs after the Issuance Date), (ii) each of the 59 Eligible Aircraft from which American may choose the 16 New Aircraft to be financed pursuant to the offering as of January 2, 2011 (the first Regular Distribution Date that occurs after all Aircraft eligible to be financed in this offering are scheduled currently to have been delivered) and (iii) in each of the foregoing cases, each Regular Distribution Date thereafter. With respect to the New Aircraft, the LTVs for any Regular Distribution Date after the Issuance Date but prior to January 2, 2011 are not meaningful, since during such period there is no scheduled principal payment on the Series A Equipment Notes related to such New Aircraft.
     The LTVs for each Regular Distribution Date listed in such tables were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of the Series A Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the Assumed Aircraft Value on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Series A Equipment Notes were assumed to be issued. See “Description of the Aircraft and the Appraisals — The Appraisals” and “Description of the Equipment Notes — Security — Loan to Value Ratios of Series A Equipment Notes.”
     The Depreciation Assumption contemplates that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised base value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% each year after that. With respect to the Owned Aircraft, the appraised base value of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised base value of such Aircraft specified under “Prospectus Supplement Summary — Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals — The Appraisals.”
     Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors — Risk Factors Relating to the Class A Certificates and the Offering –– Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

A. Eligible Aircraft – Boeing 737-823

	N992AN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,440,000.00	$22,902,000.00	47.3%
January 2, 2010	47,713,400.00	22,902,000.00	48.0
July 2, 2010	46,986,800.00	22,902,000.00	48.7
January 2, 2011	46,260,200.00	22,902,000.00	49.5
July 2, 2011	45,533,600.00	21,890,909.99	48.1
January 2, 2012	44,807,000.00	20,879,437.12	46.6
July 2, 2012	44,080,400.00	19,867,964.25	45.1
January 2, 2013	43,353,800.00	18,856,491.39	43.5
July 2, 2013	42,627,200.00	18,140,510.77	42.6
January 2, 2014	41,900,600.00	17,424,530.16	41.6
July 2, 2014	41,174,000.00	16,708,549.54	40.6
January 2, 2015	40,447,400.00	15,992,568.93	39.5
July 2, 2015	39,720,800.00	15,276,588.31	38.5
January 2, 2016	38,994,200.00	14,560,607.70	37.3
July 2, 2016	38,267,600.00	13,844,627.08	36.2
January 2, 2017	37,541,000.00	13,128,646.47	35.0
July 2, 2017	36,814,400.00	12,412,665.86	33.7
January 2, 2018	36,087,800.00	11,696,685.24	32.4
July 2, 2018	35,361,200.00	10,980,704.63	31.1
January 2, 2019	34,634,600.00	10,264,724.01	29.6
July 2, 2019	33,908,000.00	0.00	0.0

	N800NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,440,000.00	$22,902,000.00	47.3%
January 2, 2010	47,713,400.00	22,902,000.00	48.0
July 2, 2010	46,986,800.00	22,902,000.00	48.7
January 2, 2011	46,260,200.00	22,902,000.00	49.5
July 2, 2011	45,533,600.00	21,890,909.99	48.1
January 2, 2012	44,807,000.00	20,879,437.12	46.6
July 2, 2012	44,080,400.00	19,867,964.25	45.1
January 2, 2013	43,353,800.00	18,856,491.39	43.5
July 2, 2013	42,627,200.00	18,140,510.77	42.6
January 2, 2014	41,900,600.00	17,424,530.16	41.6
July 2, 2014	41,174,000.00	16,708,549.54	40.6
January 2, 2015	40,447,400.00	15,992,568.93	39.5
July 2, 2015	39,720,800.00	15,276,588.31	38.5
January 2, 2016	38,994,200.00	14,560,607.70	37.3
July 2, 2016	38,267,600.00	13,844,627.08	36.2
January 2, 2017	37,541,000.00	13,128,646.47	35.0
July 2, 2017	36,814,400.00	12,412,665.86	33.7
January 2, 2018	36,087,800.00	11,696,685.24	32.4
July 2, 2018	35,361,200.00	10,980,704.63	31.1
January 2, 2019	34,634,600.00	10,264,724.01	29.6
July 2, 2019	33,908,000.00	0.00	0.0

	N801NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,440,000.00	$22,902,000.00	47.3%
January 2, 2010	47,713,400.00	22,902,000.00	48.0
July 2, 2010	46,986,800.00	22,902,000.00	48.7
January 2, 2011	46,260,200.00	22,902,000.00	49.5
July 2, 2011	45,533,600.00	21,890,909.99	48.1
January 2, 2012	44,807,000.00	20,879,437.12	46.6
July 2, 2012	44,080,400.00	19,867,964.25	45.1
January 2, 2013	43,353,800.00	18,856,491.39	43.5
July 2, 2013	42,627,200.00	18,140,510.77	42.6
January 2, 2014	41,900,600.00	17,424,530.16	41.6
July 2, 2014	41,174,000.00	16,708,549.54	40.6
January 2, 2015	40,447,400.00	15,992,568.93	39.5
July 2, 2015	39,720,800.00	15,276,588.31	38.5
January 2, 2016	38,994,200.00	14,560,607.70	37.3
July 2, 2016	38,267,600.00	13,844,627.08	36.2
January 2, 2017	37,541,000.00	13,128,646.47	35.0
July 2, 2017	36,814,400.00	12,412,665.86	33.7
January 2, 2018	36,087,800.00	11,696,685.24	32.4
July 2, 2018	35,361,200.00	10,980,704.63	31.1
January 2, 2019	34,634,600.00	10,264,724.01	29.6
July 2, 2019	33,908,000.00	0.00	0.0

	N802NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,510,000.00	$22,902,000.00	47.2%
January 2, 2010	47,782,350.00	22,902,000.00	47.9
July 2, 2010	47,054,700.00	22,902,000.00	48.7
January 2, 2011	46,327,050.00	22,902,000.00	49.4
July 2, 2011	45,599,400.00	21,890,909.99	48.0
January 2, 2012	44,871,750.00	20,879,437.12	46.5
July 2, 2012	44,144,100.00	19,867,964.25	45.0
January 2, 2013	43,416,450.00	18,856,491.39	43.4
July 2, 2013	42,688,800.00	18,140,510.77	42.5
January 2, 2014	41,961,150.00	17,424,530.16	41.5
July 2, 2014	41,233,500.00	16,708,549.54	40.5
January 2, 2015	40,505,850.00	15,992,568.93	39.5
July 2, 2015	39,778,200.00	15,276,588.31	38.4
January 2, 2016	39,050,550.00	14,560,607.70	37.3
July 2, 2016	38,322,900.00	13,844,627.08	36.1
January 2, 2017	37,595,250.00	13,128,646.47	34.9
July 2, 2017	36,867,600.00	12,412,665.86	33.7
January 2, 2018	36,139,950.00	11,696,685.24	32.4
July 2, 2018	35,412,300.00	10,980,704.63	31.0
January 2, 2019	34,684,650.00	10,264,724.01	29.6
July 2, 2019	33,957,000.00	0.00	0.0

	N803NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,510,000.00	$22,902,000.00	47.2%
January 2, 2010	47,782,350.00	22,902,000.00	47.9
July 2, 2010	47,054,700.00	22,902,000.00	48.7
January 2, 2011	46,327,050.00	22,902,000.00	49.4
July 2, 2011	45,599,400.00	21,890,909.99	48.0
January 2, 2012	44,871,750.00	20,879,437.12	46.5
July 2, 2012	44,144,100.00	19,867,964.25	45.0
January 2, 2013	43,416,450.00	18,856,491.39	43.4
July 2, 2013	42,688,800.00	18,140,510.77	42.5
January 2, 2014	41,961,150.00	17,424,530.16	41.5
July 2, 2014	41,233,500.00	16,708,549.54	40.5
January 2, 2015	40,505,850.00	15,992,568.93	39.5
July 2, 2015	39,778,200.00	15,276,588.31	38.4
January 2, 2016	39,050,550.00	14,560,607.70	37.3
July 2, 2016	38,322,900.00	13,844,627.08	36.1
January 2, 2017	37,595,250.00	13,128,646.47	34.9
July 2, 2017	36,867,600.00	12,412,665.86	33.7
January 2, 2018	36,139,950.00	11,696,685.24	32.4
July 2, 2018	35,412,300.00	10,980,704.63	31.0
January 2, 2019	34,684,650.00	10,264,724.01	29.6
July 2, 2019	33,957,000.00	0.00	0.0

	N804NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,510,000.00	$22,902,000.00	47.2%
January 2, 2010	47,782,350.00	22,902,000.00	47.9
July 2, 2010	47,054,700.00	22,902,000.00	48.7
January 2, 2011	46,327,050.00	22,902,000.00	49.4
July 2, 2011	45,599,400.00	21,890,909.99	48.0
January 2, 2012	44,871,750.00	20,879,437.12	46.5
July 2, 2012	44,144,100.00	19,867,964.25	45.0
January 2, 2013	43,416,450.00	18,856,491.39	43.4
July 2, 2013	42,688,800.00	18,140,510.77	42.5
January 2, 2014	41,961,150.00	17,424,530.16	41.5
July 2, 2014	41,233,500.00	16,708,549.54	40.5
January 2, 2015	40,505,850.00	15,992,568.93	39.5
July 2, 2015	39,778,200.00	15,276,588.31	38.4
January 2, 2016	39,050,550.00	14,560,607.70	37.3
July 2, 2016	38,322,900.00	13,844,627.08	36.1
January 2, 2017	37,595,250.00	13,128,646.47	34.9
July 2, 2017	36,867,600.00	12,412,665.86	33.7
January 2, 2018	36,139,950.00	11,696,685.24	32.4
July 2, 2018	35,412,300.00	10,980,704.63	31.0
January 2, 2019	34,684,650.00	10,264,724.01	29.6
July 2, 2019	33,957,000.00	0.00	0.0

	N805NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,590,000.00	$22,902,000.00	47.1%
January 2, 2010	47,861,150.00	22,902,000.00	47.9
July 2, 2010	47,132,300.00	22,902,000.00	48.6
January 2, 2011	46,403,450.00	22,902,000.00	49.4
July 2, 2011	45,674,600.00	21,890,909.99	47.9
January 2, 2012	44,945,750.00	20,879,437.12	46.5
July 2, 2012	44,216,900.00	19,867,964.25	44.9
January 2, 2013	43,488,050.00	18,856,491.39	43.4
July 2, 2013	42,759,200.00	18,140,510.77	42.4
January 2, 2014	42,030,350.00	17,424,530.16	41.5
July 2, 2014	41,301,500.00	16,708,549.54	40.5
January 2, 2015	40,572,650.00	15,992,568.93	39.4
July 2, 2015	39,843,800.00	15,276,588.31	38.3
January 2, 2016	39,114,950.00	14,560,607.70	37.2
July 2, 2016	38,386,100.00	13,844,627.08	36.1
January 2, 2017	37,657,250.00	13,128,646.47	34.9
July 2, 2017	36,928,400.00	12,412,665.86	33.6
January 2, 2018	36,199,550.00	11,696,685.24	32.3
July 2, 2018	35,470,700.00	10,980,704.63	31.0
January 2, 2019	34,741,850.00	10,264,724.01	29.5
July 2, 2019	34,013,000.00	0.00	0.0

	N806NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,590,000.00	$22,902,000.00	47.1%
January 2, 2010	47,861,150.00	22,902,000.00	47.9
July 2, 2010	47,132,300.00	22,902,000.00	48.6
January 2, 2011	46,403,450.00	22,902,000.00	49.4
July 2, 2011	45,674,600.00	21,890,909.99	47.9
January 2, 2012	44,945,750.00	20,879,437.12	46.5
July 2, 2012	44,216,900.00	19,867,964.25	44.9
January 2, 2013	43,488,050.00	18,856,491.39	43.4
July 2, 2013	42,759,200.00	18,140,510.77	42.4
January 2, 2014	42,030,350.00	17,424,530.16	41.5
July 2, 2014	41,301,500.00	16,708,549.54	40.5
January 2, 2015	40,572,650.00	15,992,568.93	39.4
July 2, 2015	39,843,800.00	15,276,588.31	38.3
January 2, 2016	39,114,950.00	14,560,607.70	37.2
July 2, 2016	38,386,100.00	13,844,627.08	36.1
January 2, 2017	37,657,250.00	13,128,646.47	34.9
July 2, 2017	36,928,400.00	12,412,665.86	33.6
January 2, 2018	36,199,550.00	11,696,685.24	32.3
July 2, 2018	35,470,700.00	10,980,704.63	31.0
January 2, 2019	34,741,850.00	10,264,724.01	29.5
July 2, 2019	34,013,000.00	0.00	0.0

	N807NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,590,000.00	$22,902,000.00	47.1%
January 2, 2010	47,861,150.00	22,902,000.00	47.9
July 2, 2010	47,132,300.00	22,902,000.00	48.6
January 2, 2011	46,403,450.00	22,902,000.00	49.4
July 2, 2011	45,674,600.00	21,890,909.99	47.9
January 2, 2012	44,945,750.00	20,879,437.12	46.5
July 2, 2012	44,216,900.00	19,867,964.25	44.9
January 2, 2013	43,488,050.00	18,856,491.39	43.4
July 2, 2013	42,759,200.00	18,140,510.77	42.4
January 2, 2014	42,030,350.00	17,424,530.16	41.5
July 2, 2014	41,301,500.00	16,708,549.54	40.5
January 2, 2015	40,572,650.00	15,992,568.93	39.4
July 2, 2015	39,843,800.00	15,276,588.31	38.3
January 2, 2016	39,114,950.00	14,560,607.70	37.2
July 2, 2016	38,386,100.00	13,844,627.08	36.1
January 2, 2017	37,657,250.00	13,128,646.47	34.9
July 2, 2017	36,928,400.00	12,412,665.86	33.6
January 2, 2018	36,199,550.00	11,696,685.24	32.3
July 2, 2018	35,470,700.00	10,980,704.63	31.0
January 2, 2019	34,741,850.00	10,264,724.01	29.5
July 2, 2019	34,013,000.00	0.00	0.0

	N809NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,670,000.00	$22,902,000.00	47.1%
January 2, 2010	47,939,950.00	22,902,000.00	47.8
July 2, 2010	47,209,900.00	22,902,000.00	48.5
January 2, 2011	46,479,850.00	22,902,000.00	49.3
July 2, 2011	45,749,800.00	21,890,909.99	47.8
January 2, 2012	45,019,750.00	20,879,437.12	46.4
July 2, 2012	44,289,700.00	19,867,964.25	44.9
January 2, 2013	43,559,650.00	18,856,491.39	43.3
July 2, 2013	42,829,600.00	18,140,510.77	42.4
January 2, 2014	42,099,550.00	17,424,530.16	41.4
July 2, 2014	41,369,500.00	16,708,549.54	40.4
January 2, 2015	40,639,450.00	15,992,568.93	39.4
July 2, 2015	39,909,400.00	15,276,588.31	38.3
January 2, 2016	39,179,350.00	14,560,607.70	37.2
July 2, 2016	38,449,300.00	13,844,627.08	36.0
January 2, 2017	37,719,250.00	13,128,646.47	34.8
July 2, 2017	36,989,200.00	12,412,665.86	33.6
January 2, 2018	36,259,150.00	11,696,685.24	32.3
July 2, 2018	35,529,100.00	10,980,704.63	30.9
January 2, 2019	34,799,050.00	10,264,724.01	29.5
July 2, 2019	34,069,000.00	0.00	0.0

	N808NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,670,000.00	$22,902,000.00	47.1%
January 2, 2010	47,939,950.00	22,902,000.00	47.8
July 2, 2010	47,209,900.00	22,902,000.00	48.5
January 2, 2011	46,479,850.00	22,902,000.00	49.3
July 2, 2011	45,749,800.00	21,890,909.99	47.8
January 2, 2012	45,019,750.00	20,879,437.12	46.4
July 2, 2012	44,289,700.00	19,867,964.25	44.9
January 2, 2013	43,559,650.00	18,856,491.39	43.3
July 2, 2013	42,829,600.00	18,140,510.77	42.4
January 2, 2014	42,099,550.00	17,424,530.16	41.4
July 2, 2014	41,369,500.00	16,708,549.54	40.4
January 2, 2015	40,639,450.00	15,992,568.93	39.4
July 2, 2015	39,909,400.00	15,276,588.31	38.3
January 2, 2016	39,179,350.00	14,560,607.70	37.2
July 2, 2016	38,449,300.00	13,844,627.08	36.0
January 2, 2017	37,719,250.00	13,128,646.47	34.8
July 2, 2017	36,989,200.00	12,412,665.86	33.6
January 2, 2018	36,259,150.00	11,696,685.24	32.3
July 2, 2018	35,529,100.00	10,980,704.63	30.9
January 2, 2019	34,799,050.00	10,264,724.01	29.5
July 2, 2019	34,069,000.00	0.00	0.0

	N812NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,670,000.00	$22,902,000.00	47.1%
January 2, 2010	47,939,950.00	22,902,000.00	47.8
July 2, 2010	47,209,900.00	22,902,000.00	48.5
January 2, 2011	46,479,850.00	22,902,000.00	49.3
July 2, 2011	45,749,800.00	21,890,909.99	47.8
January 2, 2012	45,019,750.00	20,879,437.12	46.4
July 2, 2012	44,289,700.00	19,867,964.25	44.9
January 2, 2013	43,559,650.00	18,856,491.39	43.3
July 2, 2013	42,829,600.00	18,140,510.77	42.4
January 2, 2014	42,099,550.00	17,424,530.16	41.4
July 2, 2014	41,369,500.00	16,708,549.54	40.4
January 2, 2015	40,639,450.00	15,992,568.93	39.4
July 2, 2015	39,909,400.00	15,276,588.31	38.3
January 2, 2016	39,179,350.00	14,560,607.70	37.2
July 2, 2016	38,449,300.00	13,844,627.08	36.0
January 2, 2017	37,719,250.00	13,128,646.47	34.8
July 2, 2017	36,989,200.00	12,412,665.86	33.6
January 2, 2018	36,259,150.00	11,696,685.24	32.3
July 2, 2018	35,529,100.00	10,980,704.63	30.9
January 2, 2019	34,799,050.00	10,264,724.01	29.5
July 2, 2019	34,069,000.00	0.00	0.0

	N811NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,670,000.00	$22,902,000.00	47.1%
January 2, 2010	47,939,950.00	22,902,000.00	47.8
July 2, 2010	47,209,900.00	22,902,000.00	48.5
January 2, 2011	46,479,850.00	22,902,000.00	49.3
July 2, 2011	45,749,800.00	21,890,909.99	47.8
January 2, 2012	45,019,750.00	20,879,437.12	46.4
July 2, 2012	44,289,700.00	19,867,964.25	44.9
January 2, 2013	43,559,650.00	18,856,491.39	43.3
July 2, 2013	42,829,600.00	18,140,510.77	42.4
January 2, 2014	42,099,550.00	17,424,530.16	41.4
July 2, 2014	41,369,500.00	16,708,549.54	40.4
January 2, 2015	40,639,450.00	15,992,568.93	39.4
July 2, 2015	39,909,400.00	15,276,588.31	38.3
January 2, 2016	39,179,350.00	14,560,607.70	37.2
July 2, 2016	38,449,300.00	13,844,627.08	36.0
January 2, 2017	37,719,250.00	13,128,646.47	34.8
July 2, 2017	36,989,200.00	12,412,665.86	33.6
January 2, 2018	36,259,150.00	11,696,685.24	32.3
July 2, 2018	35,529,100.00	10,980,704.63	30.9
January 2, 2019	34,799,050.00	10,264,724.01	29.5
July 2, 2019	34,069,000.00	0.00	0.0

	N810NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,670,000.00	$22,902,000.00	47.1%
January 2, 2010	47,939,950.00	22,902,000.00	47.8
July 2, 2010	47,209,900.00	22,902,000.00	48.5
January 2, 2011	46,479,850.00	22,902,000.00	49.3
July 2, 2011	45,749,800.00	21,890,909.99	47.8
January 2, 2012	45,019,750.00	20,879,437.12	46.4
July 2, 2012	44,289,700.00	19,867,964.25	44.9
January 2, 2013	43,559,650.00	18,856,491.39	43.3
July 2, 2013	42,829,600.00	18,140,510.77	42.4
January 2, 2014	42,099,550.00	17,424,530.16	41.4
July 2, 2014	41,369,500.00	16,708,549.54	40.4
January 2, 2015	40,639,450.00	15,992,568.93	39.4
July 2, 2015	39,909,400.00	15,276,588.31	38.3
January 2, 2016	39,179,350.00	14,560,607.70	37.2
July 2, 2016	38,449,300.00	13,844,627.08	36.0
January 2, 2017	37,719,250.00	13,128,646.47	34.8
July 2, 2017	36,989,200.00	12,412,665.86	33.6
January 2, 2018	36,259,150.00	11,696,685.24	32.3
July 2, 2018	35,529,100.00	10,980,704.63	30.9
January 2, 2019	34,799,050.00	10,264,724.01	29.5
July 2, 2019	34,069,000.00	0.00	0.0

	N814NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,750,000.00	$22,902,000.00	47.0%
January 2, 2010	48,750,000.00	22,902,000.00	47.0
July 2, 2010	48,018,750.00	22,902,000.00	47.7
January 2, 2011	47,287,500.00	22,902,000.00	48.4
July 2, 2011	46,556,250.00	21,890,909.99	47.0
January 2, 2012	45,825,000.00	20,879,437.12	45.6
July 2, 2012	45,093,750.00	19,867,964.25	44.1
January 2, 2013	44,362,500.00	18,856,491.39	42.5
July 2, 2013	43,631,250.00	18,140,510.77	41.6
January 2, 2014	42,900,000.00	17,424,530.16	40.6
July 2, 2014	42,168,750.00	16,708,549.54	39.6
January 2, 2015	41,437,500.00	15,992,568.93	38.6
July 2, 2015	40,706,250.00	15,276,588.31	37.5
January 2, 2016	39,975,000.00	14,560,607.70	36.4
July 2, 2016	39,243,750.00	13,844,627.08	35.3
January 2, 2017	38,512,500.00	13,128,646.47	34.1
July 2, 2017	37,781,250.00	12,412,665.86	32.9
January 2, 2018	37,050,000.00	11,696,685.24	31.6
July 2, 2018	36,318,750.00	10,980,704.63	30.2
January 2, 2019	35,587,500.00	10,264,724.01	28.8
July 2, 2019	34,856,250.00	0.00	0.0

	N815NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,750,000.00	$22,902,000.00	47.0%
January 2, 2010	48,750,000.00	22,902,000.00	47.0
July 2, 2010	48,018,750.00	22,902,000.00	47.7
January 2, 2011	47,287,500.00	22,902,000.00	48.4
July 2, 2011	46,556,250.00	21,890,909.99	47.0
January 2, 2012	45,825,000.00	20,879,437.12	45.6
July 2, 2012	45,093,750.00	19,867,964.25	44.1
January 2, 2013	44,362,500.00	18,856,491.39	42.5
July 2, 2013	43,631,250.00	18,140,510.77	41.6
January 2, 2014	42,900,000.00	17,424,530.16	40.6
July 2, 2014	42,168,750.00	16,708,549.54	39.6
January 2, 2015	41,437,500.00	15,992,568.93	38.6
July 2, 2015	40,706,250.00	15,276,588.31	37.5
January 2, 2016	39,975,000.00	14,560,607.70	36.4
July 2, 2016	39,243,750.00	13,844,627.08	35.3
January 2, 2017	38,512,500.00	13,128,646.47	34.1
July 2, 2017	37,781,250.00	12,412,665.86	32.9
January 2, 2018	37,050,000.00	11,696,685.24	31.6
July 2, 2018	36,318,750.00	10,980,704.63	30.2
January 2, 2019	35,587,500.00	10,264,724.01	28.8
July 2, 2019	34,856,250.00	0.00	0.0

	N813NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,750,000.00	$22,902,000.00	47.0%
January 2, 2010	48,750,000.00	22,902,000.00	47.0
July 2, 2010	48,018,750.00	22,902,000.00	47.7
January 2, 2011	47,287,500.00	22,902,000.00	48.4
July 2, 2011	46,556,250.00	21,890,909.99	47.0
January 2, 2012	45,825,000.00	20,879,437.12	45.6
July 2, 2012	45,093,750.00	19,867,964.25	44.1
January 2, 2013	44,362,500.00	18,856,491.39	42.5
July 2, 2013	43,631,250.00	18,140,510.77	41.6
January 2, 2014	42,900,000.00	17,424,530.16	40.6
July 2, 2014	42,168,750.00	16,708,549.54	39.6
January 2, 2015	41,437,500.00	15,992,568.93	38.6
July 2, 2015	40,706,250.00	15,276,588.31	37.5
January 2, 2016	39,975,000.00	14,560,607.70	36.4
July 2, 2016	39,243,750.00	13,844,627.08	35.3
January 2, 2017	38,512,500.00	13,128,646.47	34.1
July 2, 2017	37,781,250.00	12,412,665.86	32.9
January 2, 2018	37,050,000.00	11,696,685.24	31.6
July 2, 2018	36,318,750.00	10,980,704.63	30.2
January 2, 2019	35,587,500.00	10,264,724.01	28.8
July 2, 2019	34,856,250.00	0.00	0.0

	N816NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,750,000.00	$22,902,000.00	47.0%
January 2, 2010	48,750,000.00	22,902,000.00	47.0
July 2, 2010	48,018,750.00	22,902,000.00	47.7
January 2, 2011	47,287,500.00	22,902,000.00	48.4
July 2, 2011	46,556,250.00	21,890,909.99	47.0
January 2, 2012	45,825,000.00	20,879,437.12	45.6
July 2, 2012	45,093,750.00	19,867,964.25	44.1
January 2, 2013	44,362,500.00	18,856,491.39	42.5
July 2, 2013	43,631,250.00	18,140,510.77	41.6
January 2, 2014	42,900,000.00	17,424,530.16	40.6
July 2, 2014	42,168,750.00	16,708,549.54	39.6
January 2, 2015	41,437,500.00	15,992,568.93	38.6
July 2, 2015	40,706,250.00	15,276,588.31	37.5
January 2, 2016	39,975,000.00	14,560,607.70	36.4
July 2, 2016	39,243,750.00	13,844,627.08	35.3
January 2, 2017	38,512,500.00	13,128,646.47	34.1
July 2, 2017	37,781,250.00	12,412,665.86	32.9
January 2, 2018	37,050,000.00	11,696,685.24	31.6
July 2, 2018	36,318,750.00	10,980,704.63	30.2
January 2, 2019	35,587,500.00	10,264,724.01	28.8
July 2, 2019	34,856,250.00	0.00	0.0

	N817NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,830,000.00	$22,902,000.00	46.9%
January 2, 2010	48,830,000.00	22,902,000.00	46.9
July 2, 2010	48,097,550.00	22,902,000.00	47.6
January 2, 2011	47,365,100.00	22,902,000.00	48.4
July 2, 2011	46,632,650.00	21,890,909.99	46.9
January 2, 2012	45,900,200.00	20,879,437.12	45.5
July 2, 2012	45,167,750.00	19,867,964.25	44.0
January 2, 2013	44,435,300.00	18,856,491.39	42.4
July 2, 2013	43,702,850.00	18,140,510.77	41.5
January 2, 2014	42,970,400.00	17,424,530.16	40.6
July 2, 2014	42,237,950.00	16,708,549.54	39.6
January 2, 2015	41,505,500.00	15,992,568.93	38.5
July 2, 2015	40,773,050.00	15,276,588.31	37.5
January 2, 2016	40,040,600.00	14,560,607.70	36.4
July 2, 2016	39,308,150.00	13,844,627.08	35.2
January 2, 2017	38,575,700.00	13,128,646.47	34.0
July 2, 2017	37,843,250.00	12,412,665.86	32.8
January 2, 2018	37,110,800.00	11,696,685.24	31.5
July 2, 2018	36,378,350.00	10,980,704.63	30.2
January 2, 2019	35,645,900.00	10,264,724.01	28.8
July 2, 2019	34,913,450.00	0.00	0.0

	N818NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,830,000.00	$22,902,000.00	46.9%
January 2, 2010	48,830,000.00	22,902,000.00	46.9
July 2, 2010	48,097,550.00	22,902,000.00	47.6
January 2, 2011	47,365,100.00	22,902,000.00	48.4
July 2, 2011	46,632,650.00	21,890,909.99	46.9
January 2, 2012	45,900,200.00	20,879,437.12	45.5
July 2, 2012	45,167,750.00	19,867,964.25	44.0
January 2, 2013	44,435,300.00	18,856,491.39	42.4
July 2, 2013	43,702,850.00	18,140,510.77	41.5
January 2, 2014	42,970,400.00	17,424,530.16	40.6
July 2, 2014	42,237,950.00	16,708,549.54	39.6
January 2, 2015	41,505,500.00	15,992,568.93	38.5
July 2, 2015	40,773,050.00	15,276,588.31	37.5
January 2, 2016	40,040,600.00	14,560,607.70	36.4
July 2, 2016	39,308,150.00	13,844,627.08	35.2
January 2, 2017	38,575,700.00	13,128,646.47	34.0
July 2, 2017	37,843,250.00	12,412,665.86	32.8
January 2, 2018	37,110,800.00	11,696,685.24	31.5
July 2, 2018	36,378,350.00	10,980,704.63	30.2
January 2, 2019	35,645,900.00	10,264,724.01	28.8
July 2, 2019	34,913,450.00	0.00	0.0

	N819NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,830,000.00	$22,902,000.00	46.9%
January 2, 2010	48,830,000.00	22,902,000.00	46.9
July 2, 2010	48,097,550.00	22,902,000.00	47.6
January 2, 2011	47,365,100.00	22,902,000.00	48.4
July 2, 2011	46,632,650.00	21,890,909.99	46.9
January 2, 2012	45,900,200.00	20,879,437.12	45.5
July 2, 2012	45,167,750.00	19,867,964.25	44.0
January 2, 2013	44,435,300.00	18,856,491.39	42.4
July 2, 2013	43,702,850.00	18,140,510.77	41.5
January 2, 2014	42,970,400.00	17,424,530.16	40.6
July 2, 2014	42,237,950.00	16,708,549.54	39.6
January 2, 2015	41,505,500.00	15,992,568.93	38.5
July 2, 2015	40,773,050.00	15,276,588.31	37.5
January 2, 2016	40,040,600.00	14,560,607.70	36.4
July 2, 2016	39,308,150.00	13,844,627.08	35.2
January 2, 2017	38,575,700.00	13,128,646.47	34.0
July 2, 2017	37,843,250.00	12,412,665.86	32.8
January 2, 2018	37,110,800.00	11,696,685.24	31.5
July 2, 2018	36,378,350.00	10,980,704.63	30.2
January 2, 2019	35,645,900.00	10,264,724.01	28.8
July 2, 2019	34,913,450.00	0.00	0.0

	N820NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,830,000.00	$22,902,000.00	46.9%
January 2, 2010	48,830,000.00	22,902,000.00	46.9
July 2, 2010	48,097,550.00	22,902,000.00	47.6
January 2, 2011	47,365,100.00	22,902,000.00	48.4
July 2, 2011	46,632,650.00	21,890,909.99	46.9
January 2, 2012	45,900,200.00	20,879,437.12	45.5
July 2, 2012	45,167,750.00	19,867,964.25	44.0
January 2, 2013	44,435,300.00	18,856,491.39	42.4
July 2, 2013	43,702,850.00	18,140,510.77	41.5
January 2, 2014	42,970,400.00	17,424,530.16	40.6
July 2, 2014	42,237,950.00	16,708,549.54	39.6
January 2, 2015	41,505,500.00	15,992,568.93	38.5
July 2, 2015	40,773,050.00	15,276,588.31	37.5
January 2, 2016	40,040,600.00	14,560,607.70	36.4
July 2, 2016	39,308,150.00	13,844,627.08	35.2
January 2, 2017	38,575,700.00	13,128,646.47	34.0
July 2, 2017	37,843,250.00	12,412,665.86	32.8
January 2, 2018	37,110,800.00	11,696,685.24	31.5
July 2, 2018	36,378,350.00	10,980,704.63	30.2
January 2, 2019	35,645,900.00	10,264,724.01	28.8
July 2, 2019	34,913,450.00	0.00	0.0

	N821NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,910,000.00	$22,902,000.00	46.8%
January 2, 2010	48,910,000.00	22,902,000.00	46.8
July 2, 2010	48,176,350.00	22,902,000.00	47.5
January 2, 2011	47,442,700.00	22,902,000.00	48.3
July 2, 2011	46,709,050.00	21,890,909.99	46.9
January 2, 2012	45,975,400.00	20,879,437.12	45.4
July 2, 2012	45,241,750.00	19,867,964.25	43.9
January 2, 2013	44,508,100.00	18,856,491.39	42.4
July 2, 2013	43,774,450.00	18,140,510.77	41.4
January 2, 2014	43,040,800.00	17,424,530.16	40.5
July 2, 2014	42,307,150.00	16,708,549.54	39.5
January 2, 2015	41,573,500.00	15,992,568.93	38.5
July 2, 2015	40,839,850.00	15,276,588.31	37.4
January 2, 2016	40,106,200.00	14,560,607.70	36.3
July 2, 2016	39,372,550.00	13,844,627.08	35.2
January 2, 2017	38,638,900.00	13,128,646.47	34.0
July 2, 2017	37,905,250.00	12,412,665.86	32.7
January 2, 2018	37,171,600.00	11,696,685.24	31.5
July 2, 2018	36,437,950.00	10,980,704.63	30.1
January 2, 2019	35,704,300.00	10,264,724.01	28.7
July 2, 2019	34,970,650.00	0.00	0.0

	N822NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,910,000.00	$22,902,000.00	46.8%
January 2, 2010	48,910,000.00	22,902,000.00	46.8
July 2, 2010	48,176,350.00	22,902,000.00	47.5
January 2, 2011	47,442,700.00	22,902,000.00	48.3
July 2, 2011	46,709,050.00	21,890,909.99	46.9
January 2, 2012	45,975,400.00	20,879,437.12	45.4
July 2, 2012	45,241,750.00	19,867,964.25	43.9
January 2, 2013	44,508,100.00	18,856,491.39	42.4
July 2, 2013	43,774,450.00	18,140,510.77	41.4
January 2, 2014	43,040,800.00	17,424,530.16	40.5
July 2, 2014	42,307,150.00	16,708,549.54	39.5
January 2, 2015	41,573,500.00	15,992,568.93	38.5
July 2, 2015	40,839,850.00	15,276,588.31	37.4
January 2, 2016	40,106,200.00	14,560,607.70	36.3
July 2, 2016	39,372,550.00	13,844,627.08	35.2
January 2, 2017	38,638,900.00	13,128,646.47	34.0
July 2, 2017	37,905,250.00	12,412,665.86	32.7
January 2, 2018	37,171,600.00	11,696,685.24	31.5
July 2, 2018	36,437,950.00	10,980,704.63	30.1
January 2, 2019	35,704,300.00	10,264,724.01	28.7
July 2, 2019	34,970,650.00	0.00	0.0

	N823NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,910,000.00	$22,902,000.00	46.8%
January 2, 2010	48,910,000.00	22,902,000.00	46.8
July 2, 2010	48,176,350.00	22,902,000.00	47.5
January 2, 2011	47,442,700.00	22,902,000.00	48.3
July 2, 2011	46,709,050.00	21,890,909.99	46.9
January 2, 2012	45,975,400.00	20,879,437.12	45.4
July 2, 2012	45,241,750.00	19,867,964.25	43.9
January 2, 2013	44,508,100.00	18,856,491.39	42.4
July 2, 2013	43,774,450.00	18,140,510.77	41.4
January 2, 2014	43,040,800.00	17,424,530.16	40.5
July 2, 2014	42,307,150.00	16,708,549.54	39.5
January 2, 2015	41,573,500.00	15,992,568.93	38.5
July 2, 2015	40,839,850.00	15,276,588.31	37.4
January 2, 2016	40,106,200.00	14,560,607.70	36.3
July 2, 2016	39,372,550.00	13,844,627.08	35.2
January 2, 2017	38,638,900.00	13,128,646.47	34.0
July 2, 2017	37,905,250.00	12,412,665.86	32.7
January 2, 2018	37,171,600.00	11,696,685.24	31.5
July 2, 2018	36,437,950.00	10,980,704.63	30.1
January 2, 2019	35,704,300.00	10,264,724.01	28.7
July 2, 2019	34,970,650.00	0.00	0.0

	N824NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,990,000.00	$22,902,000.00	46.7%
January 2, 2010	48,990,000.00	22,902,000.00	46.7
July 2, 2010	48,255,150.00	22,902,000.00	47.5
January 2, 2011	47,520,300.00	22,902,000.00	48.2
July 2, 2011	46,785,450.00	21,890,909.99	46.8
January 2, 2012	46,050,600.00	20,879,437.12	45.3
July 2, 2012	45,315,750.00	19,867,964.25	43.8
January 2, 2013	44,580,900.00	18,856,491.39	42.3
July 2, 2013	43,846,050.00	18,140,510.77	41.4
January 2, 2014	43,111,200.00	17,424,530.16	40.4
July 2, 2014	42,376,350.00	16,708,549.54	39.4
January 2, 2015	41,641,500.00	15,992,568.93	38.4
July 2, 2015	40,906,650.00	15,276,588.31	37.3
January 2, 2016	40,171,800.00	14,560,607.70	36.2
July 2, 2016	39,436,950.00	13,844,627.08	35.1
January 2, 2017	38,702,100.00	13,128,646.47	33.9
July 2, 2017	37,967,250.00	12,412,665.86	32.7
January 2, 2018	37,232,400.00	11,696,685.24	31.4
July 2, 2018	36,497,550.00	10,980,704.63	30.1
January 2, 2019	35,762,700.00	10,264,724.01	28.7
July 2, 2019	35,027,850.00	0.00	0.0

	N825NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,990,000.00	$22,902,000.00	46.7%
January 2, 2010	48,990,000.00	22,902,000.00	46.7
July 2, 2010	48,255,150.00	22,902,000.00	47.5
January 2, 2011	47,520,300.00	22,902,000.00	48.2
July 2, 2011	46,785,450.00	21,890,909.99	46.8
January 2, 2012	46,050,600.00	20,879,437.12	45.3
July 2, 2012	45,315,750.00	19,867,964.25	43.8
January 2, 2013	44,580,900.00	18,856,491.39	42.3
July 2, 2013	43,846,050.00	18,140,510.77	41.4
January 2, 2014	43,111,200.00	17,424,530.16	40.4
July 2, 2014	42,376,350.00	16,708,549.54	39.4
January 2, 2015	41,641,500.00	15,992,568.93	38.4
July 2, 2015	40,906,650.00	15,276,588.31	37.3
January 2, 2016	40,171,800.00	14,560,607.70	36.2
July 2, 2016	39,436,950.00	13,844,627.08	35.1
January 2, 2017	38,702,100.00	13,128,646.47	33.9
July 2, 2017	37,967,250.00	12,412,665.86	32.7
January 2, 2018	37,232,400.00	11,696,685.24	31.4
July 2, 2018	36,497,550.00	10,980,704.63	30.1
January 2, 2019	35,762,700.00	10,264,724.01	28.7
July 2, 2019	35,027,850.00	0.00	0.0

	N826NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$48,990,000.00	$22,902,000.00	46.7%
January 2, 2010	48,990,000.00	22,902,000.00	46.7
July 2, 2010	48,255,150.00	22,902,000.00	47.5
January 2, 2011	47,520,300.00	22,902,000.00	48.2
July 2, 2011	46,785,450.00	21,890,909.99	46.8
January 2, 2012	46,050,600.00	20,879,437.12	45.3
July 2, 2012	45,315,750.00	19,867,964.25	43.8
January 2, 2013	44,580,900.00	18,856,491.39	42.3
July 2, 2013	43,846,050.00	18,140,510.77	41.4
January 2, 2014	43,111,200.00	17,424,530.16	40.4
July 2, 2014	42,376,350.00	16,708,549.54	39.4
January 2, 2015	41,641,500.00	15,992,568.93	38.4
July 2, 2015	40,906,650.00	15,276,588.31	37.3
January 2, 2016	40,171,800.00	14,560,607.70	36.2
July 2, 2016	39,436,950.00	13,844,627.08	35.1
January 2, 2017	38,702,100.00	13,128,646.47	33.9
July 2, 2017	37,967,250.00	12,412,665.86	32.7
January 2, 2018	37,232,400.00	11,696,685.24	31.4
July 2, 2018	36,497,550.00	10,980,704.63	30.1
January 2, 2019	35,762,700.00	10,264,724.01	28.7
July 2, 2019	35,027,850.00	0.00	0.0

	N827NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,070,000.00	$22,902,000.00	46.7%
January 2, 2010	49,070,000.00	22,902,000.00	46.7
July 2, 2010	48,333,950.00	22,902,000.00	47.4
January 2, 2011	47,597,900.00	22,902,000.00	48.1
July 2, 2011	46,861,850.00	21,890,909.99	46.7
January 2, 2012	46,125,800.00	20,879,437.12	45.3
July 2, 2012	45,389,750.00	19,867,964.25	43.8
January 2, 2013	44,653,700.00	18,856,491.39	42.2
July 2, 2013	43,917,650.00	18,140,510.77	41.3
January 2, 2014	43,181,600.00	17,424,530.16	40.4
July 2, 2014	42,445,550.00	16,708,549.54	39.4
January 2, 2015	41,709,500.00	15,992,568.93	38.3
July 2, 2015	40,973,450.00	15,276,588.31	37.3
January 2, 2016	40,237,400.00	14,560,607.70	36.2
July 2, 2016	39,501,350.00	13,844,627.08	35.0
January 2, 2017	38,765,300.00	13,128,646.47	33.9
July 2, 2017	38,029,250.00	12,412,665.86	32.6
January 2, 2018	37,293,200.00	11,696,685.24	31.4
July 2, 2018	36,557,150.00	10,980,704.63	30.0
January 2, 2019	35,821,100.00	10,264,724.01	28.7
July 2, 2019	35,085,050.00	0.00	0.0

	N828NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,070,000.00	$22,902,000.00	46.7%
January 2, 2010	49,070,000.00	22,902,000.00	46.7
July 2, 2010	48,333,950.00	22,902,000.00	47.4
January 2, 2011	47,597,900.00	22,902,000.00	48.1
July 2, 2011	46,861,850.00	21,890,909.99	46.7
January 2, 2012	46,125,800.00	20,879,437.12	45.3
July 2, 2012	45,389,750.00	19,867,964.25	43.8
January 2, 2013	44,653,700.00	18,856,491.39	42.2
July 2, 2013	43,917,650.00	18,140,510.77	41.3
January 2, 2014	43,181,600.00	17,424,530.16	40.4
July 2, 2014	42,445,550.00	16,708,549.54	39.4
January 2, 2015	41,709,500.00	15,992,568.93	38.3
July 2, 2015	40,973,450.00	15,276,588.31	37.3
January 2, 2016	40,237,400.00	14,560,607.70	36.2
July 2, 2016	39,501,350.00	13,844,627.08	35.0
January 2, 2017	38,765,300.00	13,128,646.47	33.9
July 2, 2017	38,029,250.00	12,412,665.86	32.6
January 2, 2018	37,293,200.00	11,696,685.24	31.4
July 2, 2018	36,557,150.00	10,980,704.63	30.0
January 2, 2019	35,821,100.00	10,264,724.01	28.7
July 2, 2019	35,085,050.00	0.00	0.0

	N829NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,070,000.00	$22,902,000.00	46.7%
January 2, 2010	49,070,000.00	22,902,000.00	46.7
July 2, 2010	48,333,950.00	22,902,000.00	47.4
January 2, 2011	47,597,900.00	22,902,000.00	48.1
July 2, 2011	46,861,850.00	21,890,909.99	46.7
January 2, 2012	46,125,800.00	20,879,437.12	45.3
July 2, 2012	45,389,750.00	19,867,964.25	43.8
January 2, 2013	44,653,700.00	18,856,491.39	42.2
July 2, 2013	43,917,650.00	18,140,510.77	41.3
January 2, 2014	43,181,600.00	17,424,530.16	40.4
July 2, 2014	42,445,550.00	16,708,549.54	39.4
January 2, 2015	41,709,500.00	15,992,568.93	38.3
July 2, 2015	40,973,450.00	15,276,588.31	37.3
January 2, 2016	40,237,400.00	14,560,607.70	36.2
July 2, 2016	39,501,350.00	13,844,627.08	35.0
January 2, 2017	38,765,300.00	13,128,646.47	33.9
July 2, 2017	38,029,250.00	12,412,665.86	32.6
January 2, 2018	37,293,200.00	11,696,685.24	31.4
July 2, 2018	36,557,150.00	10,980,704.63	30.0
January 2, 2019	35,821,100.00	10,264,724.01	28.7
July 2, 2019	35,085,050.00	0.00	0.0

	N830NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,070,000.00	$22,902,000.00	46.7%
January 2, 2010	49,070,000.00	22,902,000.00	46.7
July 2, 2010	48,333,950.00	22,902,000.00	47.4
January 2, 2011	47,597,900.00	22,902,000.00	48.1
July 2, 2011	46,861,850.00	21,890,909.99	46.7
January 2, 2012	46,125,800.00	20,879,437.12	45.3
July 2, 2012	45,389,750.00	19,867,964.25	43.8
January 2, 2013	44,653,700.00	18,856,491.39	42.2
July 2, 2013	43,917,650.00	18,140,510.77	41.3
January 2, 2014	43,181,600.00	17,424,530.16	40.4
July 2, 2014	42,445,550.00	16,708,549.54	39.4
January 2, 2015	41,709,500.00	15,992,568.93	38.3
July 2, 2015	40,973,450.00	15,276,588.31	37.3
January 2, 2016	40,237,400.00	14,560,607.70	36.2
July 2, 2016	39,501,350.00	13,844,627.08	35.0
January 2, 2017	38,765,300.00	13,128,646.47	33.9
July 2, 2017	38,029,250.00	12,412,665.86	32.6
January 2, 2018	37,293,200.00	11,696,685.24	31.4
July 2, 2018	36,557,150.00	10,980,704.63	30.0
January 2, 2019	35,821,100.00	10,264,724.01	28.7
July 2, 2019	35,085,050.00	0.00	0.0

	N831NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,150,000.00	$22,902,000.00	46.6%
January 2, 2010	49,150,000.00	22,902,000.00	46.6
July 2, 2010	48,412,750.00	22,902,000.00	47.3
January 2, 2011	47,675,500.00	22,902,000.00	48.0
July 2, 2011	46,938,250.00	21,890,909.99	46.6
January 2, 2012	46,201,000.00	20,879,437.12	45.2
July 2, 2012	45,463,750.00	19,867,964.25	43.7
January 2, 2013	44,726,500.00	18,856,491.39	42.2
July 2, 2013	43,989,250.00	18,140,510.77	41.2
January 2, 2014	43,252,000.00	17,424,530.16	40.3
July 2, 2014	42,514,750.00	16,708,549.54	39.3
January 2, 2015	41,777,500.00	15,992,568.93	38.3
July 2, 2015	41,040,250.00	15,276,588.31	37.2
January 2, 2016	40,303,000.00	14,560,607.70	36.1
July 2, 2016	39,565,750.00	13,844,627.08	35.0
January 2, 2017	38,828,500.00	13,128,646.47	33.8
July 2, 2017	38,091,250.00	12,412,665.86	32.6
January 2, 2018	37,354,000.00	11,696,685.24	31.3
July 2, 2018	36,616,750.00	10,980,704.63	30.0
January 2, 2019	35,879,500.00	10,264,724.01	28.6
July 2, 2019	35,142,250.00	0.00	0.0

	N832NN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,150,000.00	$22,902,000.00	46.6%
January 2, 2010	49,150,000.00	22,902,000.00	46.6
July 2, 2010	48,412,750.00	22,902,000.00	47.3
January 2, 2011	47,675,500.00	22,902,000.00	48.0
July 2, 2011	46,938,250.00	21,890,909.99	46.6
January 2, 2012	46,201,000.00	20,879,437.12	45.2
July 2, 2012	45,463,750.00	19,867,964.25	43.7
January 2, 2013	44,726,500.00	18,856,491.39	42.2
July 2, 2013	43,989,250.00	18,140,510.77	41.2
January 2, 2014	43,252,000.00	17,424,530.16	40.3
July 2, 2014	42,514,750.00	16,708,549.54	39.3
January 2, 2015	41,777,500.00	15,992,568.93	38.3
July 2, 2015	41,040,250.00	15,276,588.31	37.2
January 2, 2016	40,303,000.00	14,560,607.70	36.1
July 2, 2016	39,565,750.00	13,844,627.08	35.0
January 2, 2017	38,828,500.00	13,128,646.47	33.8
July 2, 2017	38,091,250.00	12,412,665.86	32.6
January 2, 2018	37,354,000.00	11,696,685.24	31.3
July 2, 2018	36,616,750.00	10,980,704.63	30.0
January 2, 2019	35,879,500.00	10,264,724.01	28.6
July 2, 2019	35,142,250.00	0.00	0.0

	TBD (Manufacturer’s Serial Number: 29576)
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,150,000.00	$22,902,000.00	46.6%
January 2, 2010	49,150,000.00	22,902,000.00	46.6
July 2, 2010	48,412,750.00	22,902,000.00	47.3
January 2, 2011	47,675,500.00	22,902,000.00	48.0
July 2, 2011	46,938,250.00	21,890,909.99	46.6
January 2, 2012	46,201,000.00	20,879,437.12	45.2
July 2, 2012	45,463,750.00	19,867,964.25	43.7
January 2, 2013	44,726,500.00	18,856,491.39	42.2
July 2, 2013	43,989,250.00	18,140,510.77	41.2
January 2, 2014	43,252,000.00	17,424,530.16	40.3
July 2, 2014	42,514,750.00	16,708,549.54	39.3
January 2, 2015	41,777,500.00	15,992,568.93	38.3
July 2, 2015	41,040,250.00	15,276,588.31	37.2
January 2, 2016	40,303,000.00	14,560,607.70	36.1
July 2, 2016	39,565,750.00	13,844,627.08	35.0
January 2, 2017	38,828,500.00	13,128,646.47	33.8
July 2, 2017	38,091,250.00	12,412,665.86	32.6
January 2, 2018	37,354,000.00	11,696,685.24	31.3
July 2, 2018	36,616,750.00	10,980,704.63	30.0
January 2, 2019	35,879,500.00	10,264,724.01	28.6
July 2, 2019	35,142,250.00	0.00	0.0

	TBD (Manufacturer’s Serial Number: 29577)
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,150,000.00	$22,902,000.00	46.6%
January 2, 2010	49,150,000.00	22,902,000.00	46.6
July 2, 2010	48,412,750.00	22,902,000.00	47.3
January 2, 2011	47,675,500.00	22,902,000.00	48.0
July 2, 2011	46,938,250.00	21,890,909.99	46.6
January 2, 2012	46,201,000.00	20,879,437.12	45.2
July 2, 2012	45,463,750.00	19,867,964.25	43.7
January 2, 2013	44,726,500.00	18,856,491.39	42.2
July 2, 2013	43,989,250.00	18,140,510.77	41.2
January 2, 2014	43,252,000.00	17,424,530.16	40.3
July 2, 2014	42,514,750.00	16,708,549.54	39.3
January 2, 2015	41,777,500.00	15,992,568.93	38.3
July 2, 2015	41,040,250.00	15,276,588.31	37.2
January 2, 2016	40,303,000.00	14,560,607.70	36.1
July 2, 2016	39,565,750.00	13,844,627.08	35.0
January 2, 2017	38,828,500.00	13,128,646.47	33.8
July 2, 2017	38,091,250.00	12,412,665.86	32.6
January 2, 2018	37,354,000.00	11,696,685.24	31.3
July 2, 2018	36,616,750.00	10,980,704.63	30.0
January 2, 2019	35,879,500.00	10,264,724.01	28.6
July 2, 2019	35,142,250.00	0.00	0.0

	TBD (Manufacturer’s Serial Number: 31095)
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,230,000.00	$22,902,000.00	46.5%
January 2, 2010	49,230,000.00	22,902,000.00	46.5
July 2, 2010	49,230,000.00	22,902,000.00	46.5
January 2, 2011	48,491,550.00	22,902,000.00	47.2
July 2, 2011	47,753,100.00	21,890,909.99	45.8
January 2, 2012	47,014,650.00	20,879,437.12	44.4
July 2, 2012	46,276,200.00	19,867,964.25	42.9
January 2, 2013	45,537,750.00	18,856,491.39	41.4
July 2, 2013	44,799,300.00	18,140,510.77	40.5
January 2, 2014	44,060,850.00	17,424,530.16	39.5
July 2, 2014	43,322,400.00	16,708,549.54	38.6
January 2, 2015	42,583,950.00	15,992,568.93	37.6
July 2, 2015	41,845,500.00	15,276,588.31	36.5
January 2, 2016	41,107,050.00	14,560,607.70	35.4
July 2, 2016	40,368,600.00	13,844,627.08	34.3
January 2, 2017	39,630,150.00	13,128,646.47	33.1
July 2, 2017	38,891,700.00	12,412,665.86	31.9
January 2, 2018	38,153,250.00	11,696,685.24	30.7
July 2, 2018	37,414,800.00	10,980,704.63	29.3
January 2, 2019	36,676,350.00	10,264,724.01	28.0
July 2, 2019	35,937,900.00	0.00	0.0

	TBD (Manufacturer’s Serial Number: 30908)
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,230,000.00	$22,902,000.00	46.5%
January 2, 2010	49,230,000.00	22,902,000.00	46.5
July 2, 2010	49,230,000.00	22,902,000.00	46.5
January 2, 2011	48,491,550.00	22,902,000.00	47.2
July 2, 2011	47,753,100.00	21,890,909.99	45.8
January 2, 2012	47,014,650.00	20,879,437.12	44.4
July 2, 2012	46,276,200.00	19,867,964.25	42.9
January 2, 2013	45,537,750.00	18,856,491.39	41.4
July 2, 2013	44,799,300.00	18,140,510.77	40.5
January 2, 2014	44,060,850.00	17,424,530.16	39.5
July 2, 2014	43,322,400.00	16,708,549.54	38.6
January 2, 2015	42,583,950.00	15,992,568.93	37.6
July 2, 2015	41,845,500.00	15,276,588.31	36.5
January 2, 2016	41,107,050.00	14,560,607.70	35.4
July 2, 2016	40,368,600.00	13,844,627.08	34.3
January 2, 2017	39,630,150.00	13,128,646.47	33.1
July 2, 2017	38,891,700.00	12,412,665.86	31.9
January 2, 2018	38,153,250.00	11,696,685.24	30.7
July 2, 2018	37,414,800.00	10,980,704.63	29.3
January 2, 2019	36,676,350.00	10,264,724.01	28.0
July 2, 2019	35,937,900.00	0.00	0.0

	TBD (Manufacturer’s Serial Number: 29557)
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,230,000.00	$22,902,000.00	46.5%
January 2, 2010	49,230,000.00	22,902,000.00	46.5
July 2, 2010	49,230,000.00	22,902,000.00	46.5
January 2, 2011	48,491,550.00	22,902,000.00	47.2
July 2, 2011	47,753,100.00	21,890,909.99	45.8
January 2, 2012	47,014,650.00	20,879,437.12	44.4
July 2, 2012	46,276,200.00	19,867,964.25	42.9
January 2, 2013	45,537,750.00	18,856,491.39	41.4
July 2, 2013	44,799,300.00	18,140,510.77	40.5
January 2, 2014	44,060,850.00	17,424,530.16	39.5
July 2, 2014	43,322,400.00	16,708,549.54	38.6
January 2, 2015	42,583,950.00	15,992,568.93	37.6
July 2, 2015	41,845,500.00	15,276,588.31	36.5
January 2, 2016	41,107,050.00	14,560,607.70	35.4
July 2, 2016	40,368,600.00	13,844,627.08	34.3
January 2, 2017	39,630,150.00	13,128,646.47	33.1
July 2, 2017	38,891,700.00	12,412,665.86	31.9
January 2, 2018	38,153,250.00	11,696,685.24	30.7
July 2, 2018	37,414,800.00	10,980,704.63	29.3
January 2, 2019	36,676,350.00	10,264,724.01	28.0
July 2, 2019	35,937,900.00	0.00	0.0

	TBD (Manufacturer’s Serial Number: 31097)
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,230,000.00	$22,902,000.00	46.5%
January 2, 2010	49,230,000.00	22,902,000.00	46.5
July 2, 2010	49,230,000.00	22,902,000.00	46.5
January 2, 2011	48,491,550.00	22,902,000.00	47.2
July 2, 2011	47,753,100.00	21,890,909.99	45.8
January 2, 2012	47,014,650.00	20,879,437.12	44.4
July 2, 2012	46,276,200.00	19,867,964.25	42.9
January 2, 2013	45,537,750.00	18,856,491.39	41.4
July 2, 2013	44,799,300.00	18,140,510.77	40.5
January 2, 2014	44,060,850.00	17,424,530.16	39.5
July 2, 2014	43,322,400.00	16,708,549.54	38.6
January 2, 2015	42,583,950.00	15,992,568.93	37.6
July 2, 2015	41,845,500.00	15,276,588.31	36.5
January 2, 2016	41,107,050.00	14,560,607.70	35.4
July 2, 2016	40,368,600.00	13,844,627.08	34.3
January 2, 2017	39,630,150.00	13,128,646.47	33.1
July 2, 2017	38,891,700.00	12,412,665.86	31.9
January 2, 2018	38,153,250.00	11,696,685.24	30.7
July 2, 2018	37,414,800.00	10,980,704.63	29.3
January 2, 2019	36,676,350.00	10,264,724.01	28.0
July 2, 2019	35,937,900.00	0.00	0.0

	TBD (Manufacturer’s Serial Number: 33518)
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,310,000.00	$22,902,000.00	46.4%
January 2, 2010	49,310,000.00	22,902,000.00	46.4
July 2, 2010	49,310,000.00	22,902,000.00	46.4
January 2, 2011	48,570,350.00	22,902,000.00	47.2
July 2, 2011	47,830,700.00	21,890,909.99	45.8
January 2, 2012	47,091,050.00	20,879,437.12	44.3
July 2, 2012	46,351,400.00	19,867,964.25	42.9
January 2, 2013	45,611,750.00	18,856,491.39	41.3
July 2, 2013	44,872,100.00	18,140,510.77	40.4
January 2, 2014	44,132,450.00	17,424,530.16	39.5
July 2, 2014	43,392,800.00	16,708,549.54	38.5
January 2, 2015	42,653,150.00	15,992,568.93	37.5
July 2, 2015	41,913,500.00	15,276,588.31	36.4
January 2, 2016	41,173,850.00	14,560,607.70	35.4
July 2, 2016	40,434,200.00	13,844,627.08	34.2
January 2, 2017	39,694,550.00	13,128,646.47	33.1
July 2, 2017	38,954,900.00	12,412,665.86	31.9
January 2, 2018	38,215,250.00	11,696,685.24	30.6
July 2, 2018	37,475,600.00	10,980,704.63	29.3
January 2, 2019	36,735,950.00	10,264,724.01	27.9
July 2, 2019	35,996,300.00	0.00	0.0

	TBD (Manufacturer’s Serial Number: 30914)
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,310,000.00	$22,902,000.00	46.4%
January 2, 2010	49,310,000.00	22,902,000.00	46.4
July 2, 2010	49,310,000.00	22,902,000.00	46.4
January 2, 2011	48,570,350.00	22,902,000.00	47.2
July 2, 2011	47,830,700.00	21,890,909.99	45.8
January 2, 2012	47,091,050.00	20,879,437.12	44.3
July 2, 2012	46,351,400.00	19,867,964.25	42.9
January 2, 2013	45,611,750.00	18,856,491.39	41.3
July 2, 2013	44,872,100.00	18,140,510.77	40.4
January 2, 2014	44,132,450.00	17,424,530.16	39.5
July 2, 2014	43,392,800.00	16,708,549.54	38.5
January 2, 2015	42,653,150.00	15,992,568.93	37.5
July 2, 2015	41,913,500.00	15,276,588.31	36.4
January 2, 2016	41,173,850.00	14,560,607.70	35.4
July 2, 2016	40,434,200.00	13,844,627.08	34.2
January 2, 2017	39,694,550.00	13,128,646.47	33.1
July 2, 2017	38,954,900.00	12,412,665.86	31.9
January 2, 2018	38,215,250.00	11,696,685.24	30.6
July 2, 2018	37,475,600.00	10,980,704.63	29.3
January 2, 2019	36,735,950.00	10,264,724.01	27.9
July 2, 2019	35,996,300.00	0.00	0.0

	TBD (Manufacturer’s Serial Number: 31099)
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,310,000.00	$22,902,000.00	46.4%
January 2, 2010	49,310,000.00	22,902,000.00	46.4
July 2, 2010	49,310,000.00	22,902,000.00	46.4
January 2, 2011	48,570,350.00	22,902,000.00	47.2
July 2, 2011	47,830,700.00	21,890,909.99	45.8
January 2, 2012	47,091,050.00	20,879,437.12	44.3
July 2, 2012	46,351,400.00	19,867,964.25	42.9
January 2, 2013	45,611,750.00	18,856,491.39	41.3
July 2, 2013	44,872,100.00	18,140,510.77	40.4
January 2, 2014	44,132,450.00	17,424,530.16	39.5
July 2, 2014	43,392,800.00	16,708,549.54	38.5
January 2, 2015	42,653,150.00	15,992,568.93	37.5
July 2, 2015	41,913,500.00	15,276,588.31	36.4
January 2, 2016	41,173,850.00	14,560,607.70	35.4
July 2, 2016	40,434,200.00	13,844,627.08	34.2
January 2, 2017	39,694,550.00	13,128,646.47	33.1
July 2, 2017	38,954,900.00	12,412,665.86	31.9
January 2, 2018	38,215,250.00	11,696,685.24	30.6
July 2, 2018	37,475,600.00	10,980,704.63	29.3
January 2, 2019	36,735,950.00	10,264,724.01	27.9
July 2, 2019	35,996,300.00	0.00	0.0

	TBD (Manufacturer’s Serial Number: 30906)
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,400,000.00	$22,902,000.00	46.4%
January 2, 2010	49,400,000.00	22,902,000.00	46.4
July 2, 2010	49,400,000.00	22,902,000.00	46.4
January 2, 2011	48,659,000.00	22,902,000.00	47.1
July 2, 2011	47,918,000.00	21,890,909.99	45.7
January 2, 2012	47,177,000.00	20,879,437.12	44.3
July 2, 2012	46,436,000.00	19,867,964.25	42.8
January 2, 2013	45,695,000.00	18,856,491.39	41.3
July 2, 2013	44,954,000.00	18,140,510.77	40.4
January 2, 2014	44,213,000.00	17,424,530.16	39.4
July 2, 2014	43,472,000.00	16,708,549.54	38.4
January 2, 2015	42,731,000.00	15,992,568.93	37.4
July 2, 2015	41,990,000.00	15,276,588.31	36.4
January 2, 2016	41,249,000.00	14,560,607.70	35.3
July 2, 2016	40,508,000.00	13,844,627.08	34.2
January 2, 2017	39,767,000.00	13,128,646.47	33.0
July 2, 2017	39,026,000.00	12,412,665.86	31.8
January 2, 2018	38,285,000.00	11,696,685.24	30.6
July 2, 2018	37,544,000.00	10,980,704.63	29.2
January 2, 2019	36,803,000.00	10,264,724.01	27.9
July 2, 2019	36,062,000.00	0.00	0.0

	TBD (Manufacturer’s Serial Number: 31101)
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,400,000.00	$22,902,000.00	46.4%
January 2, 2010	49,400,000.00	22,902,000.00	46.4
July 2, 2010	49,400,000.00	22,902,000.00	46.4
January 2, 2011	48,659,000.00	22,902,000.00	47.1
July 2, 2011	47,918,000.00	21,890,909.99	45.7
January 2, 2012	47,177,000.00	20,879,437.12	44.3
July 2, 2012	46,436,000.00	19,867,964.25	42.8
January 2, 2013	45,695,000.00	18,856,491.39	41.3
July 2, 2013	44,954,000.00	18,140,510.77	40.4
January 2, 2014	44,213,000.00	17,424,530.16	39.4
July 2, 2014	43,472,000.00	16,708,549.54	38.4
January 2, 2015	42,731,000.00	15,992,568.93	37.4
July 2, 2015	41,990,000.00	15,276,588.31	36.4
January 2, 2016	41,249,000.00	14,560,607.70	35.3
July 2, 2016	40,508,000.00	13,844,627.08	34.2
January 2, 2017	39,767,000.00	13,128,646.47	33.0
July 2, 2017	39,026,000.00	12,412,665.86	31.8
January 2, 2018	38,285,000.00	11,696,685.24	30.6
July 2, 2018	37,544,000.00	10,980,704.63	29.2
January 2, 2019	36,803,000.00	10,264,724.01	27.9
July 2, 2019	36,062,000.00	0.00	0.0

	TBD (Manufacturer’s Serial Number: 33212)
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,400,000.00	$22,902,000.00	46.4%
January 2, 2010	49,400,000.00	22,902,000.00	46.4
July 2, 2010	49,400,000.00	22,902,000.00	46.4
January 2, 2011	48,659,000.00	22,902,000.00	47.1
July 2, 2011	47,918,000.00	21,890,909.99	45.7
January 2, 2012	47,177,000.00	20,879,437.12	44.3
July 2, 2012	46,436,000.00	19,867,964.25	42.8
January 2, 2013	45,695,000.00	18,856,491.39	41.3
July 2, 2013	44,954,000.00	18,140,510.77	40.4
January 2, 2014	44,213,000.00	17,424,530.16	39.4
July 2, 2014	43,472,000.00	16,708,549.54	38.4
January 2, 2015	42,731,000.00	15,992,568.93	37.4
July 2, 2015	41,990,000.00	15,276,588.31	36.4
January 2, 2016	41,249,000.00	14,560,607.70	35.3
July 2, 2016	40,508,000.00	13,844,627.08	34.2
January 2, 2017	39,767,000.00	13,128,646.47	33.0
July 2, 2017	39,026,000.00	12,412,665.86	31.8
January 2, 2018	38,285,000.00	11,696,685.24	30.6
July 2, 2018	37,544,000.00	10,980,704.63	29.2
January 2, 2019	36,803,000.00	10,264,724.01	27.9
July 2, 2019	36,062,000.00	0.00	0.0

	TBD (Manufacturer’s Serial Number: 40579)
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,400,000.00	$22,902,000.00	46.4%
January 2, 2010	49,400,000.00	22,902,000.00	46.4
July 2, 2010	49,400,000.00	22,902,000.00	46.4
January 2, 2011	48,659,000.00	22,902,000.00	47.1
July 2, 2011	47,918,000.00	21,890,909.99	45.7
January 2, 2012	47,177,000.00	20,879,437.12	44.3
July 2, 2012	46,436,000.00	19,867,964.25	42.8
January 2, 2013	45,695,000.00	18,856,491.39	41.3
July 2, 2013	44,954,000.00	18,140,510.77	40.4
January 2, 2014	44,213,000.00	17,424,530.16	39.4
July 2, 2014	43,472,000.00	16,708,549.54	38.4
January 2, 2015	42,731,000.00	15,992,568.93	37.4
July 2, 2015	41,990,000.00	15,276,588.31	36.4
January 2, 2016	41,249,000.00	14,560,607.70	35.3
July 2, 2016	40,508,000.00	13,844,627.08	34.2
January 2, 2017	39,767,000.00	13,128,646.47	33.0
July 2, 2017	39,026,000.00	12,412,665.86	31.8
January 2, 2018	38,285,000.00	11,696,685.24	30.6
July 2, 2018	37,544,000.00	10,980,704.63	29.2
January 2, 2019	36,803,000.00	10,264,724.01	27.9
July 2, 2019	36,062,000.00	0.00	0.0

	TBD (Manufacturer’s Serial Number: 29575)
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,480,000.00	$22,902,000.00	46.3%
January 2, 2010	49,480,000.00	22,902,000.00	46.3
July 2, 2010	49,480,000.00	22,902,000.00	46.3
January 2, 2011	48,737,800.00	22,902,000.00	47.0
July 2, 2011	47,995,600.00	21,890,909.99	45.6
January 2, 2012	47,253,400.00	20,879,437.12	44.2
July 2, 2012	46,511,200.00	19,867,964.25	42.7
January 2, 2013	45,769,000.00	18,856,491.39	41.2
July 2, 2013	45,026,800.00	18,140,510.77	40.3
January 2, 2014	44,284,600.00	17,424,530.16	39.3
July 2, 2014	43,542,400.00	16,708,549.54	38.4
January 2, 2015	42,800,200.00	15,992,568.93	37.4
July 2, 2015	42,058,000.00	15,276,588.31	36.3
January 2, 2016	41,315,800.00	14,560,607.70	35.2
July 2, 2016	40,573,600.00	13,844,627.08	34.1
January 2, 2017	39,831,400.00	13,128,646.47	33.0
July 2, 2017	39,089,200.00	12,412,665.86	31.8
January 2, 2018	38,347,000.00	11,696,685.24	30.5
July 2, 2018	37,604,800.00	10,980,704.63	29.2
January 2, 2019	36,862,600.00	10,264,724.01	27.8
July 2, 2019	36,120,400.00	0.00	0.0

	TBD (Manufacturer’s Serial Number: 31103)
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,480,000.00	$22,902,000.00	46.3%
January 2, 2010	49,480,000.00	22,902,000.00	46.3
July 2, 2010	49,480,000.00	22,902,000.00	46.3
January 2, 2011	48,737,800.00	22,902,000.00	47.0
July 2, 2011	47,995,600.00	21,890,909.99	45.6
January 2, 2012	47,253,400.00	20,879,437.12	44.2
July 2, 2012	46,511,200.00	19,867,964.25	42.7
January 2, 2013	45,769,000.00	18,856,491.39	41.2
July 2, 2013	45,026,800.00	18,140,510.77	40.3
January 2, 2014	44,284,600.00	17,424,530.16	39.3
July 2, 2014	43,542,400.00	16,708,549.54	38.4
January 2, 2015	42,800,200.00	15,992,568.93	37.4
July 2, 2015	42,058,000.00	15,276,588.31	36.3
January 2, 2016	41,315,800.00	14,560,607.70	35.2
July 2, 2016	40,573,600.00	13,844,627.08	34.1
January 2, 2017	39,831,400.00	13,128,646.47	33.0
July 2, 2017	39,089,200.00	12,412,665.86	31.8
January 2, 2018	38,347,000.00	11,696,685.24	30.5
July 2, 2018	37,604,800.00	10,980,704.63	29.2
January 2, 2019	36,862,600.00	10,264,724.01	27.8
July 2, 2019	36,120,400.00	0.00	0.0

	TBD (Manufacturer’s Serial Number: 33213)
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,480,000.00	$22,902,000.00	46.3%
January 2, 2010	49,480,000.00	22,902,000.00	46.3
July 2, 2010	49,480,000.00	22,902,000.00	46.3
January 2, 2011	48,737,800.00	22,902,000.00	47.0
July 2, 2011	47,995,600.00	21,890,909.99	45.6
January 2, 2012	47,253,400.00	20,879,437.12	44.2
July 2, 2012	46,511,200.00	19,867,964.25	42.7
January 2, 2013	45,769,000.00	18,856,491.39	41.2
July 2, 2013	45,026,800.00	18,140,510.77	40.3
January 2, 2014	44,284,600.00	17,424,530.16	39.3
July 2, 2014	43,542,400.00	16,708,549.54	38.4
January 2, 2015	42,800,200.00	15,992,568.93	37.4
July 2, 2015	42,058,000.00	15,276,588.31	36.3
January 2, 2016	41,315,800.00	14,560,607.70	35.2
July 2, 2016	40,573,600.00	13,844,627.08	34.1
January 2, 2017	39,831,400.00	13,128,646.47	33.0
July 2, 2017	39,089,200.00	12,412,665.86	31.8
January 2, 2018	38,347,000.00	11,696,685.24	30.5
July 2, 2018	37,604,800.00	10,980,704.63	29.2
January 2, 2019	36,862,600.00	10,264,724.01	27.8
July 2, 2019	36,120,400.00	0.00	0.0

	TBD (Manufacturer’s Serial Number: 40580)
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,480,000.00	$22,902,000.00	46.3%
January 2, 2010	49,480,000.00	22,902,000.00	46.3
July 2, 2010	49,480,000.00	22,902,000.00	46.3
January 2, 2011	48,737,800.00	22,902,000.00	47.0
July 2, 2011	47,995,600.00	21,890,909.99	45.6
January 2, 2012	47,253,400.00	20,879,437.12	44.2
July 2, 2012	46,511,200.00	19,867,964.25	42.7
January 2, 2013	45,769,000.00	18,856,491.39	41.2
July 2, 2013	45,026,800.00	18,140,510.77	40.3
January 2, 2014	44,284,600.00	17,424,530.16	39.3
July 2, 2014	43,542,400.00	16,708,549.54	38.4
January 2, 2015	42,800,200.00	15,992,568.93	37.4
July 2, 2015	42,058,000.00	15,276,588.31	36.3
January 2, 2016	41,315,800.00	14,560,607.70	35.2
July 2, 2016	40,573,600.00	13,844,627.08	34.1
January 2, 2017	39,831,400.00	13,128,646.47	33.0
July 2, 2017	39,089,200.00	12,412,665.86	31.8
January 2, 2018	38,347,000.00	11,696,685.24	30.5
July 2, 2018	37,604,800.00	10,980,704.63	29.2
January 2, 2019	36,862,600.00	10,264,724.01	27.8
July 2, 2019	36,120,400.00	0.00	0.0

	TBD (Manufacturer’s Serial Number: 29556)
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,560,000.00	$22,902,000.00	46.2%
January 2, 2010	49,560,000.00	22,902,000.00	46.2
July 2, 2010	49,560,000.00	22,902,000.00	46.2
January 2, 2011	48,816,600.00	22,902,000.00	46.9
July 2, 2011	48,073,200.00	21,890,909.99	45.5
January 2, 2012	47,329,800.00	20,879,437.12	44.1
July 2, 2012	46,586,400.00	19,867,964.25	42.6
January 2, 2013	45,843,000.00	18,856,491.39	41.1
July 2, 2013	45,099,600.00	18,140,510.77	40.2
January 2, 2014	44,356,200.00	17,424,530.16	39.3
July 2, 2014	43,612,800.00	16,708,549.54	38.3
January 2, 2015	42,869,400.00	15,992,568.93	37.3
July 2, 2015	42,126,000.00	15,276,588.31	36.3
January 2, 2016	41,382,600.00	14,560,607.70	35.2
July 2, 2016	40,639,200.00	13,844,627.08	34.1
January 2, 2017	39,895,800.00	13,128,646.47	32.9
July 2, 2017	39,152,400.00	12,412,665.86	31.7
January 2, 2018	38,409,000.00	11,696,685.24	30.5
July 2, 2018	37,665,600.00	10,980,704.63	29.2
January 2, 2019	36,922,200.00	10,264,724.01	27.8
July 2, 2019	36,178,800.00	0.00	0.0

	TBD (Manufacturer’s Serial Number: 33214)
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,560,000.00	$22,902,000.00	46.2%
January 2, 2010	49,560,000.00	22,902,000.00	46.2
July 2, 2010	49,560,000.00	22,902,000.00	46.2
January 2, 2011	48,816,600.00	22,902,000.00	46.9
July 2, 2011	48,073,200.00	21,890,909.99	45.5
January 2, 2012	47,329,800.00	20,879,437.12	44.1
July 2, 2012	46,586,400.00	19,867,964.25	42.6
January 2, 2013	45,843,000.00	18,856,491.39	41.1
July 2, 2013	45,099,600.00	18,140,510.77	40.2
January 2, 2014	44,356,200.00	17,424,530.16	39.3
July 2, 2014	43,612,800.00	16,708,549.54	38.3
January 2, 2015	42,869,400.00	15,992,568.93	37.3
July 2, 2015	42,126,000.00	15,276,588.31	36.3
January 2, 2016	41,382,600.00	14,560,607.70	35.2
July 2, 2016	40,639,200.00	13,844,627.08	34.1
January 2, 2017	39,895,800.00	13,128,646.47	32.9
July 2, 2017	39,152,400.00	12,412,665.86	31.7
January 2, 2018	38,409,000.00	11,696,685.24	30.5
July 2, 2018	37,665,600.00	10,980,704.63	29.2
January 2, 2019	36,922,200.00	10,264,724.01	27.8
July 2, 2019	36,178,800.00	0.00	0.0

	TBD (Manufacturer’s Serial Number: 40581)
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,560,000.00	$22,902,000.00	46.2%
January 2, 2010	49,560,000.00	22,902,000.00	46.2
July 2, 2010	49,560,000.00	22,902,000.00	46.2
January 2, 2011	48,816,600.00	22,902,000.00	46.9
July 2, 2011	48,073,200.00	21,890,909.99	45.5
January 2, 2012	47,329,800.00	20,879,437.12	44.1
July 2, 2012	46,586,400.00	19,867,964.25	42.6
January 2, 2013	45,843,000.00	18,856,491.39	41.1
July 2, 2013	45,099,600.00	18,140,510.77	40.2
January 2, 2014	44,356,200.00	17,424,530.16	39.3
July 2, 2014	43,612,800.00	16,708,549.54	38.3
January 2, 2015	42,869,400.00	15,992,568.93	37.3
July 2, 2015	42,126,000.00	15,276,588.31	36.3
January 2, 2016	41,382,600.00	14,560,607.70	35.2
July 2, 2016	40,639,200.00	13,844,627.08	34.1
January 2, 2017	39,895,800.00	13,128,646.47	32.9
July 2, 2017	39,152,400.00	12,412,665.86	31.7
January 2, 2018	38,409,000.00	11,696,685.24	30.5
July 2, 2018	37,665,600.00	10,980,704.63	29.2
January 2, 2019	36,922,200.00	10,264,724.01	27.8
July 2, 2019	36,178,800.00	0.00	0.0

	TBD (Manufacturer’s Serial Number: 31105)
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,560,000.00	$22,902,000.00	46.2%
January 2, 2010	49,560,000.00	22,902,000.00	46.2
July 2, 2010	49,560,000.00	22,902,000.00	46.2
January 2, 2011	48,816,600.00	22,902,000.00	46.9
July 2, 2011	48,073,200.00	21,890,909.99	45.5
January 2, 2012	47,329,800.00	20,879,437.12	44.1
July 2, 2012	46,586,400.00	19,867,964.25	42.6
January 2, 2013	45,843,000.00	18,856,491.39	41.1
July 2, 2013	45,099,600.00	18,140,510.77	40.2
January 2, 2014	44,356,200.00	17,424,530.16	39.3
July 2, 2014	43,612,800.00	16,708,549.54	38.3
January 2, 2015	42,869,400.00	15,992,568.93	37.3
July 2, 2015	42,126,000.00	15,276,588.31	36.3
January 2, 2016	41,382,600.00	14,560,607.70	35.2
July 2, 2016	40,639,200.00	13,844,627.08	34.1
January 2, 2017	39,895,800.00	13,128,646.47	32.9
July 2, 2017	39,152,400.00	12,412,665.86	31.7
January 2, 2018	38,409,000.00	11,696,685.24	30.5
July 2, 2018	37,665,600.00	10,980,704.63	29.2
January 2, 2019	36,922,200.00	10,264,724.01	27.8
July 2, 2019	36,178,800.00	0.00	0.0

	TBD (Manufacturer’s Serial Number: 40582)
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,640,000.00	$22,902,000.00	46.1%
January 2, 2010	49,640,000.00	22,902,000.00	46.1
July 2, 2010	49,640,000.00	22,902,000.00	46.1
January 2, 2011	48,895,400.00	22,902,000.00	46.8
July 2, 2011	48,150,800.00	21,890,909.99	45.5
January 2, 2012	47,406,200.00	20,879,437.12	44.0
July 2, 2012	46,661,600.00	19,867,964.25	42.6
January 2, 2013	45,917,000.00	18,856,491.39	41.1
July 2, 2013	45,172,400.00	18,140,510.77	40.2
January 2, 2014	44,427,800.00	17,424,530.16	39.2
July 2, 2014	43,683,200.00	16,708,549.54	38.2
January 2, 2015	42,938,600.00	15,992,568.93	37.2
July 2, 2015	42,194,000.00	15,276,588.31	36.2
January 2, 2016	41,449,400.00	14,560,607.70	35.1
July 2, 2016	40,704,800.00	13,844,627.08	34.0
January 2, 2017	39,960,200.00	13,128,646.47	32.9
July 2, 2017	39,215,600.00	12,412,665.86	31.7
January 2, 2018	38,471,000.00	11,696,685.24	30.4
July 2, 2018	37,726,400.00	10,980,704.63	29.1
January 2, 2019	36,981,800.00	10,264,724.01	27.8
July 2, 2019	36,237,200.00	0.00	0.0

	TBD (Manufacturer’s Serial Number: 30907)
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,640,000.00	$22,902,000.00	46.1%
January 2, 2010	49,640,000.00	22,902,000.00	46.1
July 2, 2010	49,640,000.00	22,902,000.00	46.1
January 2, 2011	48,895,400.00	22,902,000.00	46.8
July 2, 2011	48,150,800.00	21,890,909.99	45.5
January 2, 2012	47,406,200.00	20,879,437.12	44.0
July 2, 2012	46,661,600.00	19,867,964.25	42.6
January 2, 2013	45,917,000.00	18,856,491.39	41.1
July 2, 2013	45,172,400.00	18,140,510.77	40.2
January 2, 2014	44,427,800.00	17,424,530.16	39.2
July 2, 2014	43,683,200.00	16,708,549.54	38.2
January 2, 2015	42,938,600.00	15,992,568.93	37.2
July 2, 2015	42,194,000.00	15,276,588.31	36.2
January 2, 2016	41,449,400.00	14,560,607.70	35.1
July 2, 2016	40,704,800.00	13,844,627.08	34.0
January 2, 2017	39,960,200.00	13,128,646.47	32.9
July 2, 2017	39,215,600.00	12,412,665.86	31.7
January 2, 2018	38,471,000.00	11,696,685.24	30.4
July 2, 2018	37,726,400.00	10,980,704.63	29.1
January 2, 2019	36,981,800.00	10,264,724.01	27.8
July 2, 2019	36,237,200.00	0.00	0.0

	TBD (Manufacturer’s Serial Number: 30904)
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,640,000.00	$22,902,000.00	46.1%
January 2, 2010	49,640,000.00	22,902,000.00	46.1
July 2, 2010	49,640,000.00	22,902,000.00	46.1
January 2, 2011	48,895,400.00	22,902,000.00	46.8
July 2, 2011	48,150,800.00	21,890,909.99	45.5
January 2, 2012	47,406,200.00	20,879,437.12	44.0
July 2, 2012	46,661,600.00	19,867,964.25	42.6
January 2, 2013	45,917,000.00	18,856,491.39	41.1
July 2, 2013	45,172,400.00	18,140,510.77	40.2
January 2, 2014	44,427,800.00	17,424,530.16	39.2
July 2, 2014	43,683,200.00	16,708,549.54	38.2
January 2, 2015	42,938,600.00	15,992,568.93	37.2
July 2, 2015	42,194,000.00	15,276,588.31	36.2
January 2, 2016	41,449,400.00	14,560,607.70	35.1
July 2, 2016	40,704,800.00	13,844,627.08	34.0
January 2, 2017	39,960,200.00	13,128,646.47	32.9
July 2, 2017	39,215,600.00	12,412,665.86	31.7
January 2, 2018	38,471,000.00	11,696,685.24	30.4
July 2, 2018	37,726,400.00	10,980,704.63	29.1
January 2, 2019	36,981,800.00	10,264,724.01	27.8
July 2, 2019	36,237,200.00	0.00	0.0

	TBD (Manufacturer’s Serial Number: 31107)
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$49,640,000.00	$22,902,000.00	46.1%
January 2, 2010	49,640,000.00	22,902,000.00	46.1
July 2, 2010	49,640,000.00	22,902,000.00	46.1
January 2, 2011	48,895,400.00	22,902,000.00	46.8
July 2, 2011	48,150,800.00	21,890,909.99	45.5
January 2, 2012	47,406,200.00	20,879,437.12	44.0
July 2, 2012	46,661,600.00	19,867,964.25	42.6
January 2, 2013	45,917,000.00	18,856,491.39	41.1
July 2, 2013	45,172,400.00	18,140,510.77	40.2
January 2, 2014	44,427,800.00	17,424,530.16	39.2
July 2, 2014	43,683,200.00	16,708,549.54	38.2
January 2, 2015	42,938,600.00	15,992,568.93	37.2
July 2, 2015	42,194,000.00	15,276,588.31	36.2
January 2, 2016	41,449,400.00	14,560,607.70	35.1
July 2, 2016	40,704,800.00	13,844,627.08	34.0
January 2, 2017	39,960,200.00	13,128,646.47	32.9
July 2, 2017	39,215,600.00	12,412,665.86	31.7
January 2, 2018	38,471,000.00	11,696,685.24	30.4
July 2, 2018	37,726,400.00	10,980,704.63	29.1
January 2, 2019	36,981,800.00	10,264,724.01	27.8
July 2, 2019	36,237,200.00	0.00	0.0

B. Owned Aircraft — Boeing 777-223ER

	N771AN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$75,390,000.00	$36,941,000.00	49.0%
January 2, 2010	73,739,124.09	36,058,431.68	48.9
July 2, 2010	72,088,248.18	35,179,065.11	48.8
January 2, 2011	70,437,372.26	34,317,087.77	48.7
July 2, 2011	68,786,496.35	33,071,120.91	48.1
January 2, 2012	67,135,620.44	31,825,783.48	47.4
July 2, 2012	65,484,744.53	30,581,121.64	46.7
January 2, 2013	63,833,868.61	29,337,186.15	46.0
July 2, 2013	62,182,992.70	28,094,033.03	45.2
January 2, 2014	60,532,116.79	26,851,724.19	44.4
July 2, 2014	58,330,948.91	25,357,154.35	43.5
January 2, 2015	56,129,781.02	23,860,764.59	42.5
July 2, 2015	53,928,613.14	22,368,826.86	41.5
January 2, 2016	51,727,445.26	20,881,847.43	40.4
July 2, 2016	49,526,277.37	19,388,058.68	39.1
January 2, 2017	47,325,109.49	17,897,213.12	37.8
July 2, 2017	45,123,941.61	16,409,716.79	36.4
January 2, 2018	42,922,773.72	14,926,054.05	34.8
July 2, 2018	40,721,605.84	13,446,807.39	33.0
January 2, 2019	38,520,437.96	11,972,683.60	31.1
July 2, 2019	35,768,978.10	0.00	0.0

	N773AN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$77,270,000.00	$37,862,000.00	49.0%
January 2, 2010	75,577,956.20	36,957,620.58	48.9
July 2, 2010	73,885,912.41	36,056,325.26	48.8
January 2, 2011	72,193,868.61	35,172,852.79	48.7
July 2, 2011	70,501,824.82	33,895,815.27	48.1
January 2, 2012	68,809,781.02	32,619,422.86	47.4
July 2, 2012	67,117,737.23	31,343,722.89	46.7
January 2, 2013	65,425,693.43	30,068,767.39	46.0
July 2, 2013	63,733,649.64	28,794,613.77	45.2
January 2, 2014	62,041,605.84	27,521,325.48	44.4
July 2, 2014	59,785,547.45	25,989,485.56	43.5
January 2, 2015	57,529,489.05	24,455,780.34	42.5
July 2, 2015	55,273,430.66	22,926,638.17	41.5
January 2, 2016	53,017,372.26	21,402,577.93	40.4
July 2, 2016	50,761,313.87	19,871,538.59	39.1
January 2, 2017	48,505,255.47	18,343,515.82	37.8
July 2, 2017	46,249,197.08	16,818,925.80	36.4
January 2, 2018	43,993,138.69	15,298,264.98	34.8
July 2, 2018	41,737,080.29	13,782,130.35	33.0
January 2, 2019	39,481,021.90	12,271,246.35	31.1
July 2, 2019	36,660,948.91	0.00	0.0

	N780AN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$78,580,000.00	$38,504,000.00	49.0%
January 2, 2010	76,896,142.86	37,602,213.86	48.9
July 2, 2010	75,212,285.71	36,703,595.43	48.8
January 2, 2011	73,528,428.57	35,823,050.40	48.7
July 2, 2011	71,844,571.43	34,541,379.99	48.1
January 2, 2012	70,160,714.29	33,259,835.65	47.4
July 2, 2012	68,476,857.14	31,978,426.62	46.7
January 2, 2013	66,793,000.00	30,697,163.07	46.0
July 2, 2013	65,109,142.86	29,416,056.23	45.2
January 2, 2014	63,425,285.71	28,135,118.49	44.4
July 2, 2014	61,741,428.57	26,839,730.25	43.5
January 2, 2015	59,496,285.71	25,291,865.41	42.5
July 2, 2015	57,251,142.86	23,746,965.25	41.5
January 2, 2016	55,006,000.00	22,205,366.88	40.4
July 2, 2016	52,760,857.14	20,654,300.07	39.1
January 2, 2017	50,515,714.29	19,103,822.77	37.8
July 2, 2017	48,270,571.43	17,554,016.30	36.4
January 2, 2018	46,025,428.57	16,004,977.66	34.8
July 2, 2018	43,780,285.71	14,456,823.53	33.0
January 2, 2019	41,535,142.86	12,909,695.48	31.1
July 2, 2019	39,290,000.00	0.00	0.0

	N795AN
	Assumed	Outstanding
Date	Aircraft Value	Balance	Loan to Value Ratio
At Issuance	$82,390,000.00	$40,371,000.00	49.0%
January 2, 2010	80,731,140.94	39,477,527.92	48.9
July 2, 2010	79,072,281.88	38,587,273.56	48.8
January 2, 2011	77,413,422.82	37,715,819.60	48.7
July 2, 2011	75,754,563.76	36,421,223.21	48.1
January 2, 2012	74,095,704.70	35,125,226.21	47.4
July 2, 2012	72,436,845.64	33,827,725.88	46.7
January 2, 2013	70,777,986.58	32,528,609.23	46.0
July 2, 2013	69,119,127.52	31,227,751.63	45.2
January 2, 2014	67,460,268.46	29,925,015.32	44.4
July 2, 2014	65,801,409.40	28,604,652.00	43.5
January 2, 2015	64,142,550.34	27,266,992.07	42.5
July 2, 2015	62,483,691.28	25,917,352.41	41.5
January 2, 2016	60,824,832.21	24,554,370.69	40.4
July 2, 2016	58,613,020.13	22,945,247.13	39.1
January 2, 2017	56,401,208.05	21,329,574.33	37.8
July 2, 2017	54,189,395.97	19,706,448.71	36.4
January 2, 2018	51,977,583.89	18,074,792.45	34.8
July 2, 2018	49,765,771.81	16,433,309.41	33.0
January 2, 2019	47,553,959.73	14,780,426.81	31.1
July 2, 2019	45,342,147.65	0.00	0.0

PROSPECTUS
American Airlines, Inc.
Pass Through Certificates

     By this prospectus, we may offer from time to time pass through certificates to be issued by one or more pass through trusts that we will form as described in this prospectus.
     We will provide specific terms of any pass through certificates to be offered in a supplement to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.
     We may offer and sell pass through certificates to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.
THE PASS THROUGH CERTIFICATES:
•	Will be issued in one or more series.

•	Will be payable at the times and in the amounts specified in the accompanying prospectus supplement.

•	Will represent interests in the relevant trust only, will be paid only from the assets of that trust and will not represent obligations of, or be guaranteed by, American.

•	May have one or more forms of credit support.
EACH PASS THROUGH TRUST:
•	Will own:
•	equipment notes of one or more series or notes issued by a trust or other entity secured by equipment notes, and

•	other property described in this prospectus and the accompanying prospectus supplement.
•	Will pass through payments on the equipment notes and other property that it owns, subject to any applicable subordination provisions.
THE EQUIPMENT NOTES:
•	Will be, except as otherwise described in the applicable prospectus supplement, either:
•	owned aircraft notes issued by American, or

•	leased aircraft notes issued on a non-recourse basis by owner trustees pursuant to aircraft leveraged leases with American. The amounts due from American under each such lease will be sufficient to make all regularly scheduled payments required on the related equipment notes, subject to some limited exceptions.
AMR CORPORATION GUARANTEES:
•	To the extent stated in the applicable prospectus supplement, our payment obligations in respect of any equipment notes or the leases relating to any equipment notes will be fully and unconditionally guaranteed by our parent, AMR Corporation.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 11, 2006

     You should rely only on the information contained in this prospectus and the applicable prospectus supplement and those documents incorporated by reference herein and therein. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or in any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus or any prospectus supplement nor any distribution of securities pursuant to this prospectus or any prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this prospectus or such prospectus supplement by reference or in our affairs since the date of this prospectus or such prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.
ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement on Form S-3 that we and our parent, AMR Corporation (“AMR”), filed jointly with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of pass through certificates, and we may sell the pass through certificates in one or more offerings. Each time we offer pass through certificates, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information”.
     The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, AMR, and the securities to be offered. The registration statement, including the exhibits to the registration statement, can be obtained from the SEC, as described below under “Where You Can Find More Information”.

     In this prospectus, references to “American”, the “Company”, “we”, “us” and “our” refer to American Airlines, Inc. and references to “AMR” refer to our parent, AMR Corporation.
WHERE YOU CAN FIND MORE INFORMATION
     We and AMR file annual, quarterly and current reports, proxy statements (in the case of AMR only) and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. SEC filings of AMR and American are also available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.
     This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet site.
     We “incorporate by reference” in this prospectus certain documents that we and AMR file with the SEC, which means:
•	we can disclose important information to you by referring you to those documents;

•	information incorporated by reference is considered to be part of this prospectus, even though it is not repeated in this prospectus; and

•	information that we and AMR file later with the SEC will automatically update and supersede this prospectus.
     The following documents listed below that we and AMR have previously filed with the SEC (Commission File Numbers 001-02691 and 001-08400, respectively) are incorporated by reference (other than portions thereof furnished under Items 2.02 or 7.01 of Form 8-K):

Filing	Date Filed
Annual Reports on Form 10-K and 10-K/A of American and AMR for the year ended December 31, 2005	February 24, 2006 July 17, 2006

Quarterly Reports on Form 10-Q and 10-Q/A of American and AMR for the quarters ended March 31 and June 30, 2006	April 20, 2006 July 25, 2006 July 28, 2006

Current Reports on Form 8-K of American	January 4, 2006
February 7, 2006
February 10, 2006
February 14, 2006
March 3, 2006
March 27, 2006
March 31, 2006
April 5, 2006
April 6, 2006
April 7, 2006
May 3, 2006
May 18, 2006
May 22, 2006
June 6, 2006
August 3, 2006

Current Reports on Form 8-K of AMR	January 4, 2006
February 7, 2006
February 10, 2006
February 14, 2006
March 3, 2006
March 24, 2006
March 27, 2006
March 31, 2006
April 5, 2006
April 6, 2006
April 7, 2006
May 3, 2006
May 18, 2006
May 22, 2006
June 6, 2006
June 23, 2006
July 6, 2006
August 3, 2006
     All documents filed by us and American under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished under items 2.02 or 7.01 in any current report on Form 8-K), from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated by reference in this prospectus.
     You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s Internet site or at the address listed above. You may request orally or in writing, without charge, a copy of any or all of the documents which are incorporated in this prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to AMR Corporation, 4333 Amon Carter Blvd., MD 5651, Fort Worth, Texas 76155, Attention: Investor Relations (Telephone: (817) 967-2970)
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which represent our expectations or beliefs concerning future events. When used in this prospectus and in documents incorporated herein by reference, the words “believes,” “expects,” “plans,” “anticipates,” “indicates,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe our objectives, plans or goals are forward-looking statements.
     Forward-looking statements include, without limitation, our expectations concerning operations and financial conditions, including changes in capacity, revenues and costs; future financing plans and needs; overall economic and industry conditions; plans and objectives for future operations; and the impact on us of our results of operations in recent years and the sufficiency of our financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.
     All forward-looking statements in this prospectus and the documents incorporated by reference herein are based upon information available to us on the date of this prospectus or such document. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to a number of factors that could cause our actual results to differ materially from our expectations. In addition to those discussed under the caption “Risk Factors” in an applicable prospectus supplement and in Item 1A of the most recent annual report on Form 10-K of each of AMR and American as well as in Item 1A of any quarterly reports of each of AMR or American since the date of the most recent annual report on Form 10-K of each of AMR or American and other possible factors not listed, the following factors could cause our actual results to differ materially from those expressed in forward-looking statements: Our materially weakened financial condition, resulting from our significant losses in recent years; our ability to generate additional revenues and significantly reduce our costs; changes in economic and other conditions beyond our control, and the volatile results of our operations; our substantial indebtedness and other obligations; our ability to satisfy existing financial or other covenants in certain of our credit agreements; continued high fuel prices and further increases in the price of fuel, and the availability of fuel; the fiercely competitive business environment we face, and historically low fare levels; competition with reorganized and reorganizing carriers; our reduced pricing power; our likely need to raise additional funds and our ability to do so on acceptable terms; changes in our business strategy; government regulation of our business; conflicts overseas or terrorist attacks; uncertainties with respect to our international operations; outbreaks of a disease (such as Severe Acute Respiratory Syndrome (“SARS”) or avian flu) that affects travel behavior; uncertainties with respect to our relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; our ability to retain key management personnel; potential failures or disruptions of our computer, communications or other technology systems; changes in the price of AMR’s common stock; and our ability to reach acceptable agreements with third parties.
     Additional information concerning these and other factors is contained in our and AMR’s filings with the SEC, including but not limited to our and AMR’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 and our and AMR’s Annual Reports on Form 10-K, as amended, for the year ended December 31, 2005.
THE COMPANY
     American, the principal subsidiary of AMR, was founded in 1934 and is the largest scheduled passenger airline in the world. At the end of 2005, American provided scheduled jet service to approximately 150 destinations throughout North America, the Caribbean, Latin America, Europe and the Pacific. American is also one of the largest scheduled air freight carriers in the world, providing a wide range of freight and mail services to shippers throughout its system.
     The postal address for both American’s and AMR’s principal executive offices is P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616 (Telephone: 817-963-1234). American’s and AMR’s Internet address is http://www.aa.com. Information on American’s and AMR’s website is not incorporated into this prospectus and is not a part of this prospectus.

RATIOS OF EARNINGS TO FIXED CHARGES
     The following table sets forth the ratios of earnings to fixed charges of American and AMR for the periods indicated:

	Year ended December 31,					Six Months ended
	2001	2002	2003	2004	2005	June 30, 2006
Ratio of Earnings to Fixed Charges

American	(1)	(3)	(5)	(7)	(9)	1.19	(11)
AMR	(2)	(4)	(6)	(8)	(10)	1.19

(1)	In April 2001, the board of directors of American approved the unconditional guarantee by American (the “American Guarantee”) of the existing debt obligations of AMR. As such, as of December 31, 2001, American unconditionally guaranteed through the life of the related obligations approximately $676 million of unsecured debt of AMR and approximately $573 million of secured debt of AMR. The impact of these unconditional guarantees is not included in the above computation. For the year ended December 31, 2001, earnings were not sufficient to cover fixed charges. American needed additional earnings of $2,584 million to achieve a ratio of earnings to fixed charges of 1.0.

(2)	For the year ended December 31, 2001, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $2,900 million to achieve a ratio of earnings to fixed charges of 1.0.

(3)	At December 31, 2002, American’s exposure under the American Guarantee was approximately $636 million with respect to unsecured debt of AMR and approximately $538 million with respect to secured debt of AMR. For the year ended December 31, 2002, earnings were not sufficient to cover fixed charges. American needed additional earnings of $3,749 million to achieve a ratio of earnings to fixed charges of 1.0.

(4)	For the year ended December 31, 2002, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $3,946 million to achieve a ratio of earnings to fixed charges of 1.0.

(5)	At December 31, 2003, American’s exposure under the American Guarantee was approximately $936 million with respect to unsecured debt of AMR and approximately $503 million with respect to secured debt of AMR. For the year ended December 31, 2003, earnings were not sufficient to cover fixed charges. American needed additional earnings of $1,475 million to achieve a ratio of earnings to fixed charges of 1.0.

(6)	For the year ended December 31, 2003, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $1,379 million to achieve a ratio of earnings to fixed charges of 1.0.

(7)	At December 31, 2004, American’s exposure under the American Guarantee was approximately $1,260 million with respect to unsecured debt of AMR and approximately $466 million with respect to secured debt of AMR. For the year ended December 31, 2004, earnings were not sufficient to cover fixed charges. American needed additional earnings of $898 million to achieve a ratio of earnings to fixed charges of 1.0.

(8)	For the year ended December 31, 2004, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $841 million to achieve a ratio of earnings to fixed charges of 1.0.

(9)	At December 31, 2005, American’s exposure under the American Guarantee was approximately $1,232 million with respect to unsecured debt of AMR and approximately $428 million with respect to secured debt of AMR. For the year ended December 31, 2005, earnings were not sufficient to cover fixed charges. American needed additional earnings of $956 million to achieve a ratio of earnings to fixed charges of 1.0.

(10)	For the year ended December 31, 2005, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $926 million to achieve a ratio of earnings to fixed charges of 1.0.

(11)	At June 30, 2006, American’s exposure under the American Guarantee was approximately $1,128 million with respect to unsecured debt of AMR and approximately $408 million with respect to secured debt of AMR.
     For purposes of the table, “earnings” represents consolidated income from continuing operations before income taxes, extraordinary items, cumulative effect of accounting change and fixed charges (excluding interest capitalized). “Fixed charges” consists of interest expense (including interest capitalized), amortization of debt expense and the portion of rental expense we deem representative of the interest factor.

FORMATION OF THE TRUSTS
     We have entered into a pass through trust agreement (the “basic agreement”) with U.S. Bank Trust National Association (as successor to State Street Bank and Trust Company of Connecticut, National Association), as trustee (the “trustee”). Each series of pass through certificates will be issued by a separate trust. Each separate trust will be formed pursuant to the basic agreement and a specific supplement to the basic agreement (each, a “trust supplement”) between American and the trustee or among American, AMR and the trustee. All pass through certificates issued by a particular trust will represent fractional undivided interests in such trust and the property held in such trust, and, subject to the effect of any cross-subordination or cross-collateralization provisions described in the applicable prospectus supplement, will have no rights, benefits or interest in respect of any other trust or the property held in any other trust.
     Concurrently with the execution and delivery of each trust supplement, the trustee, on behalf of the trust formed by the trust supplement, will enter into one or more agreements (each such agreement being herein referred to as a “note purchase agreement”) pursuant to which it will agree to purchase one or more equipment notes. Except to the extent set forth in the applicable prospectus supplement, all of the equipment notes that constitute the property of any one trust will have an identical interest rate, and this interest rate will be equal to the rate applicable to the pass through certificates issued by such trust. The maturity dates of the equipment notes acquired by each trust will occur on or before the final expected distribution date applicable to the pass through certificates issued by such trust. The trustee will distribute principal, premium, if any, and interest payments received by it as holder of the equipment notes to the registered holders of pass through certificates (the “certificateholders”) of the trust in which such equipment notes are held, subject to the effect of any cross-subordination or cross-collateralization or other provisions described in the applicable prospectus supplement.
USE OF PROCEEDS
     Except as set forth in an applicable prospectus supplement, the trustee for each trust will use the proceeds from the sale of the pass through certificates issued by such trust to purchase one or more equipment notes or notes issued by a separate trust or other entity secured by equipment notes. Equipment notes may be owned aircraft notes or leased aircraft notes. Any trust may hold owned aircraft notes and leased aircraft notes simultaneously. The owned aircraft notes will be secured by certain aircraft owned or to be owned by American (“owned aircraft”), and the leased aircraft notes will be secured by certain aircraft leased or to be leased to American (“leased aircraft”). In certain cases, owned aircraft notes or leased aircraft notes may be issued to refinance debt, lease or other transactions previously entered into to finance the applicable aircraft.
     In addition, to the extent set forth in an applicable prospectus supplement, each trust may hold (exclusively, or in combination with owned aircraft notes, leased aircraft notes or both) equipment notes secured by aircraft engines, spare parts, appliances or other equipment or personal property owned or to be owned by, or leased or to be leased to, American. Such equipment notes, and the property securing them, will be subject to the considerations, terms, conditions, and other provisions described in the applicable prospectus supplement, which considerations, terms, conditions and other provisions will be, except as set forth in the applicable prospectus supplement, generally analogous to those described in this prospectus with respect to the equipment notes and the owned or leased aircraft securing them.
     Also, to the extent set forth in the applicable trust supplement, a trust may hold (exclusively, or in combination with equipment notes) pass through certificates or beneficial interests in such certificates previously issued by a trust that holds equipment notes or other kinds of securities.
     A trust may hold owned aircraft notes or leased aircraft notes that are subordinated in right of payment to other equipment notes or other debt related to the same owned or leased aircraft. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement establishing priorities among series of pass through certificates. Also, a liquidity facility, surety bond, financial guarantee, interest rate or other swap or other arrangement may support one or more payments on the equipment notes or pass through certificates of one or more series. In addition, the trustee may enter into servicing, remarketing, appraisal, put or other agreements relating to the collateral securing the equipment notes. We will describe any such credit enhancements or other arrangements or agreements in the applicable prospectus supplement.
     To the extent that the trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of such pass through certificates, it will hold such proceeds for the benefit of the holders of such pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the trustee does not subsequently use any portion of such proceeds to purchase equipment notes by the relevant date specified in the applicable prospectus supplement, it will return that portion of such proceeds to the holders of such pass through certificates.
     In addition, we may offer pass through certificates subject to delayed aircraft financing arrangements, such as the following:
•	A trust may purchase leased aircraft notes issued by an owner trustee prior to the purchase of certain leased aircraft by such owner trustee or the commencement of the related lease.

•	A trust may purchase owned aircraft notes issued by American prior to the expected delivery date of certain owned aircraft.

•	The proceeds of the offering of such pass through certificates may be invested with a depositary or represented by escrow receipts until used to purchase equipment notes.

•	At the date of issuance of the pass through certificates, it may not yet be determined if the trust will purchase owned aircraft notes or leased aircraft notes.
In such circumstances, we will describe in the prospectus supplement how the proceeds of the pass through certificates will be held or applied during any such delayed aircraft financing period, including any depositary or escrow arrangements.
DESCRIPTION OF THE PASS THROUGH CERTIFICATES
     The description of the terms of the pass through certificates and basic agreement in this prospectus is a summary. When we offer to sell a series of pass through certificates, we will summarize in a prospectus supplement the particular terms of such series of pass through certificates that we believe will be the most important to your decision to invest in such series of pass through certificates. As the terms of such series of pass through certificates may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus. You should keep in mind, however, that it is the pass through certificates, the basic agreement and the applicable trust supplement, and not the summaries in this prospectus or such prospectus supplement, which define your rights as a holder of pass through certificates of such series. There may be other provisions in such pass through certificates, the basic agreement and the applicable trust supplement that are also important to you. You should carefully read these documents for a full description of the terms of such pass through certificates. The basic agreement is incorporated by reference as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the basic agreement. American will file with the SEC the trust supplement relating to each series of pass through certificates and the forms of indenture, lease (if any), note purchase agreement, intercreditor and subordination agreement (if any) and credit support agreement (if any) relating to any offering of pass through certificates as exhibits to a post-effective amendment to the registration statement of which this prospectus is a part or a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
     The aggregate face amount of pass through certificates that we can issue under the basic agreement is unlimited.

General
     We expect that the pass through certificates of each trust will be issued in fully registered form only. Each pass through certificate will represent a fractional undivided interest in the separate trust created by the basic agreement and the trust supplement pursuant to which such pass through certificate is issued, and all payments and distributions will be made only from the trust property of each trust. The trust property is expected to include (i) the equipment notes, or notes issued by a trust or other entity secured by equipment notes, held in such trust and all monies at any time paid thereon and all monies due and to become due thereunder, subject to the effect of any cross-subordination or cross-collateralization or other provisions described in the applicable prospectus supplement, (ii) funds from time to time deposited with the trustee in accounts relating to such trust and (iii) if so specified in the applicable prospectus supplement, rights under any cross-subordination or cross-collateralization arrangements, monies receivable under any credit support agreement and any other rights or property described therein.
     Except to the extent described above under “Use of Proceeds” or in the applicable prospectus supplement, equipment notes may be owned aircraft notes or leased aircraft notes. American will issue owned aircraft notes under separate trust indentures (the “owned aircraft indentures”) between American and a bank, trust company or other institution or person specified in the related prospectus supplement, as trustee thereunder (in such capacity, herein referred to as the “loan trustee”). The owned aircraft notes will be recourse obligations of American. The owned aircraft may secure additional debt or be subject to other financing arrangements.
     Leased aircraft notes will be issued in connection with the leveraged lease of leased aircraft to American. Except as set forth in the applicable prospectus supplement, each leased aircraft will be leased to American under a lease (a “lease”) between American and a bank, trust company or other institution acting not in its individual capacity but solely as trustee (an “owner trustee”) of a separate trust for the benefit of one or more beneficial owners (each, an “owner participant”) of the leased aircraft. Owner participants may include American or affiliates of American. The owner trustee will issue the leased aircraft notes on a non-recourse basis under separate trust indentures (the “leased aircraft indentures”) between it and the applicable loan trustee to finance or refinance a portion of the cost to it of the applicable leased aircraft. The owner trustee will obtain a portion of the funding for the leased aircraft from the equity investments of the related owner participants and, to the extent set forth in the applicable prospectus supplement, additional debt secured by such leased aircraft or other sources. No owner trustee or owner participant, however, will be personally liable for any principal or interest payable under the related leased aircraft indenture or the leased aircraft notes issued thereunder. The rents and other amounts payable by American under the lease relating to any leased aircraft will be in amounts sufficient to pay when due all principal and interest payments on the leased aircraft notes issued under the leased aircraft indenture in respect of such leased aircraft, subject to some limited exceptions. The leased aircraft also may secure additional debt or be subject to other financing arrangements. Among other things, the owner trustee with respect to a particular leased aircraft may refinance any existing related leased aircraft notes through the issuance by a separate trust or other entity of notes secured by such leased aircraft notes. We will describe any such other financing arrangements in the applicable prospectus supplement.
     Each pass through certificate will represent a pro rata share of the outstanding principal amount of the equipment notes and, to the extent set forth in the applicable trust supplement, other property held in the related trust. Unless otherwise specified in the applicable prospectus supplement, each pass through certificate will be issued in minimum denominations of $1,000 or any integral multiple of $1,000 except that one pass through certificate of each series may be issued in a different denomination. The pass through certificates do not represent indebtedness of the trusts, and references in this prospectus or in any prospectus supplement to interest accruing on the pass through certificates are included for purposes of computation only. The pass through certificates do not represent an interest in or obligation of American, AMR, the trustee, any of the loan trustees or owner trustees in their individual capacities, any owner participant, or any of their respective affiliates. Each certificateholder by its acceptance of a pass through certificate agrees to look solely to the income and proceeds from the trust property of the applicable trust as provided in the basic agreement and the applicable trust supplement.
     A trust may hold owned aircraft notes or leased aircraft notes that are subordinated in right of payment to other equipment notes or other debt relating to the same or certain related owned aircraft or leased aircraft. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement or similar arrangements establishing priorities among series of pass through certificates. Also, payments in respect of the pass through certificates of one or more series, or the equipment notes of one or more series, or both, may be supported by a credit support arrangement. See “Credit Enhancements” below. Any such intercreditor, subordination or credit support arrangements will be described in the applicable prospectus supplement. This description assumes that the pass through certificates will be issued without credit enhancements. If any credit enhancements are used, certain terms of the pass through certificates will differ in some respects from the terms described in this prospectus. The applicable prospectus supplement will reflect the material differences arising from any such credit enhancements.
     In addition, this description generally assumes that, on or before the date of the sale of any series of pass through certificates, the related aircraft shall have been delivered and the ownership or lease financing arrangements for such aircraft shall have been put in place. However, it is possible that some or all of the aircraft related to a particular offering of pass through certificates may be subject to certain delayed aircraft financing arrangements. In the event of any delayed aircraft financing arrangements, certain terms of the pass through certificates will differ in some respects from the terms described in this Prospectus. The applicable prospectus supplement will reflect the material differences arising from any such delayed aircraft financing arrangements.
     Interest will be passed through to certificateholders of each trust at the rate per annum payable on the equipment notes held in such trust, as set forth for such trust on the cover page of the applicable prospectus supplement, subject to the effect of any cross-subordination or cross-collateralization provisions described in the applicable prospectus supplement.
     Reference is made to the applicable prospectus supplement for a description of the specific series of pass through certificates being offered thereby, which may include:
•	the specific designation and title of such pass through certificates and the related trust;

•	the regular distribution dates and special distribution dates applicable to such pass through certificates;

•	if other than U.S. dollars, the currency or currencies (including composite currencies or currency units) in which such pass through certificates may be denominated or payable;

•	the specific form of such pass through certificates, including whether or not such pass through certificates are to be issued in accordance with a book-entry system or in bearer form;

•	a description of the equipment notes to be purchased by such trust, including (a) the period or periods within which, the price or prices at which, and the terms and conditions upon which such equipment notes may or must be redeemed, purchased or defeased, in whole or in part, by American or, with respect to leased aircraft notes, the owner trustee or owner participant, (b) the payment priority of such equipment notes in relation to any other equipment notes or other debt issued with respect to the same aircraft, (c) any additional security or liquidity or other credit enhancements therefor and (d) any intercreditor or other rights or limitations between or among the holders of equipment notes of different priorities issued with respect to the same aircraft;

•	a summary description of the related aircraft or other collateral securing the equipment notes, including, if determined, whether any such aircraft is a leased aircraft or an owned aircraft;

•	a description of the related note purchase agreement and related indentures, including a description of the events of default under the related indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such equipment notes;

•	if such pass through certificates relate to leased aircraft, a description of the related leases, including (a) the names of the related owner trustees, (b) a description of the events of default under the related leases, the remedies exercisable upon the occurrence of such events of default and any material limitations on the exercise of such remedies with respect to the applicable leased aircraft notes, and (c) the rights, if any, of the related owner trustee or owner participant to cure failures of American to pay rent under the related Lease;

•	the extent, if any, to which the provisions of the operative documents applicable to such equipment notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such equipment notes;

•	cross-default or cross-collateralization provisions in the related indentures, if any;

•	a description of any intercreditor, subordination or similar provisions among the holders of pass through certificates, including any cross-subordination provisions and provisions relating to control of remedies and other rights among the holders of pass through certificates issued by separate trusts;

•	any arrangements for the investment or other use of proceeds of the pass through certificates prior to the purchase of equipment notes, and any arrangements relating to any delayed aircraft financing arrangements;

•	a description of any deposit or escrow agreement, any liquidity or credit facility, surety bond, financial guarantee or other arrangement providing collateralization, credit support or liquidity enhancements for any series of pass through certificates or any class of equipment notes; and

•	a description of any other special terms pertaining to such pass through certificates, including any modification of the terms set forth herein.
     If any pass through certificates relate to equipment notes that are denominated in one or more foreign or composite currencies or currency units, any restrictions, special United States federal income tax considerations and other special information with respect to such pass through certificates and such foreign or composite currency or currency units will be set forth in the applicable prospectus supplement.
     If any pass through certificates relate to equipment notes that are sold at a substantial discount below the principal amount of such equipment notes, special United States federal income tax considerations and other special information with respect to such pass through certificates will be set forth in the applicable prospectus supplement.
     Unless we state otherwise in an applicable prospectus supplement, the basic agreement does not and the indentures will not contain any financial covenants or other provisions that protect certificateholders in the event we issue a large amount of debt or are acquired by another entity (including in a highly leveraged transaction). However, the certificateholders of each series will have the benefit of a lien on the specific aircraft or, to the extent set forth in the applicable trust supplement, other property securing the related equipment notes held in the related trust.
     To the extent described in a prospectus supplement, American will have the right to surrender pass through certificates issued by a trust to the trustee for such trust. In such event, the trustee will transfer to American an equal principal amount of equipment notes under the related indentures designated by American and will cancel the surrendered pass through certificates.
Delayed Purchase of Equipment Notes
     In the event that, on the issuance date of any pass through certificates, all of the proceeds from the sale of such pass through certificates are not used to purchase the equipment notes contemplated to be held in the related trust, such equipment notes may be purchased by the trustee at any time on or prior to the date specified in the applicable prospectus supplement. In such event, the proceeds from the sale of such pass through certificates not used to purchase equipment notes will be held under an arrangement described in the applicable prospectus supplement. Such an arrangement may include, without limitation, (1) the investment of such proceeds by the trustee in specified permitted investments; (2) the deposit of such proceeds in a deposit or escrow account held by a separate depositary or escrow agent; (3) the purchase by the trustee of debt instruments issued on an interim basis by American; or (4) the purchase of leased aircraft notes or owned aircraft notes issued prior to the purchase of leased aircraft or the delivery of owned aircraft, as the case may be. Any such debt instrument may be secured by a collateral account or other security or property described in the applicable prospectus supplement. The arrangements with respect to the payment of interest on funds so held will be described in the applicable prospectus supplement. If any such proceeds are not subsequently utilized to purchase equipment notes by the relevant date specified in the applicable prospectus supplement, including by reason of a casualty to one or more aircraft, such proceeds will be returned to the holders of such pass through certificates.
DESCRIPTION OF THE EQUIPMENT NOTES
General
     The equipment notes will be owned aircraft notes or leased aircraft notes or, to the extent described in “Use of Proceeds” above, equipment notes secured by certain other equipment or other property. Such other equipment notes, and the property securing them, will be subject to the considerations, terms, conditions, and other provisions described in the applicable prospectus supplement, which considerations, terms, conditions and provisions will be, except as set forth in the applicable prospectus supplement, generally analogous to those described in this prospectus with respect to the equipment notes and the owned or leased aircraft securing them.
     Owned aircraft notes and leased aircraft notes will be issued under indentures between (a) in the case of owned aircraft notes, the related loan trustee and American or (b) in the case of leased aircraft notes, the related loan trustee and the owner trustee of a trust for the benefit of the owner participant who is the beneficial owner of such leased aircraft.
     American’s obligations under each indenture relating to an owned aircraft and under the related owned aircraft notes will be direct obligations of American. All of the owned aircraft notes issued under the same indenture will relate to, and will be secured by, one or more specific owned aircraft and, unless otherwise specified in the applicable prospectus supplement, will not be secured by any other aircraft.
     The leased aircraft notes will be nonrecourse obligations of the owner trustee. All of the leased aircraft notes issued under the same indenture will relate to and will be secured by one or more specific leased aircraft and, unless otherwise specified in the applicable prospectus supplement, will not be secured by any other aircraft. In each case, the owner trustee will lease the related leased aircraft to American pursuant to a separate lease between such owner trustee and American.
     Equipment notes may be issued pursuant to delayed aircraft financing arrangements, such as the following:
•	The owner trustee may issue leased aircraft notes prior to the purchase of the related leased aircraft by such owner trustee or the commencement of the related leases.

•	American may issue owned aircraft notes prior to the expected delivery date of the related owned aircraft.
     The applicable prospectus supplement will describe any such delayed aircraft financing arrangements, including any arrangements for the collateralization of any such leased aircraft notes or owned aircraft notes with cash, permitted investments or other property, and any depositary or escrow arrangement pursuant to which the proceeds from the sale of such leased aircraft notes or owned aircraft notes will be deposited with a third party depositary or escrow agent.
     If the anticipated aircraft financing transactions have not been completed by the relevant date specified in the applicable prospectus supplement, including by reason of a casualty to one or more aircraft, such leased aircraft notes or owned aircraft notes will be prepaid at the price specified in such prospectus supplement. Alternatively, if the lease related to any such leased aircraft notes has not commenced by such relevant date, if so specified in the applicable prospectus supplement, American at its option may convert the proposed leveraged lease financing into a type of financing available for owned aircraft and such leased aircraft notes (with certain modifications) will become owned aircraft notes.
     Upon the commencement of the lease for any leased aircraft, American will be obligated to make or cause to be made rental payments under such lease that will be sufficient to pay the principal of and accrued interest on the related leased aircraft notes when due, subject to some limited exceptions. The leased aircraft notes will not be direct obligations of, or guaranteed by, American. American’s rental obligations under each lease, however, will be general obligations of American.
     If specified in a prospectus supplement, American will have the right (a) to arrange a sale and leaseback of one or more owned aircraft referred to in such prospectus supplement and the assumption, on a non-recourse basis, of the related owned aircraft notes by an owner trustee or (b) to substitute other aircraft or other equipment or property, cash or U.S. government securities or a combination thereof in place of the owned aircraft securing the related owned aircraft notes. The terms and conditions of any such sale and leaseback or substitution will be described in the applicable prospectus supplement.
     The applicable prospectus supplement will describe any special financing or refinancing arrangements with respect to any aircraft, including whether a separate trust or other entity will issue notes secured by leased aircraft notes.
Additional Notes
     Under certain circumstances and conditions as described in the applicable prospectus supplement, American may issue and sell, in the case of an owned aircraft, or cause the owner trustee to issue and sell, in the case of a leased aircraft, additional equipment notes relating to such aircraft, including for the purpose of financing certain modifications, alterations, additions, improvements or replacement parts to or for such aircraft.
CREDIT ENHANCEMENTS
Ranking; Cross-Subordination
     Some of the equipment notes related to a specific aircraft may be subordinated and junior in right of payment to other equipment notes or other debt related to the same or certain related aircraft. In such event, the applicable prospectus supplement will describe the terms of such subordination, including the priority of distributions among such classes of equipment notes, the ability of each such class of equipment notes to exercise remedies with respect to the relevant aircraft (and, if such aircraft are leased aircraft, the leases) and certain other intercreditor terms and provisions.
     The equipment notes issued under an indenture may be held in more than one trust, and a trust may hold equipment notes issued under more than one related indenture. Unless otherwise described in a prospectus supplement, however, only equipment notes having the same priority of payment may be held in the same trust. A trust that holds equipment notes that are junior in payment priority to the equipment notes held in another related trust formed as part of the same offering of pass through certificates as a practical matter will be subordinated to such latter trust. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement that establishes priorities among series of pass through certificates or provides that distributions on the pass through certificates will be made to the certificateholders of a certain trust or trusts before they are made to the certificateholders of one or more other trusts. For example, such an agreement may provide that payments made to a trust on account of a subordinate class of equipment notes issued under one indenture may be subordinated to the prior payment of all amounts owing to certificateholders of a trust that holds senior equipment notes issued under that indenture or any related indentures.

     The applicable prospectus supplement will describe any such intercreditor or subordination agreement or arrangements and the relevant cross-subordination provisions. Such description will specify the percentage of certificateholders under any trust that is permitted to (1) grant waivers of defaults under any related indenture, (2) consent to the amendment or modification of any related indenture or (3) direct the exercise of remedies under any related indenture. Payments made on account of the pass through certificates of a particular series also may be subordinated to the rights of the provider of any credit support agreement described below.
Credit Support Agreements
     The applicable prospectus supplement may provide that a “credit support agreement” will support, insure or guarantee one or more payments of principal, premium, if any, or interest on the equipment notes of one or more series, or one or more distributions in respect of the pass through certificates of one or more series. A credit support agreement may include a letter of credit, a bank guarantee, a revolving credit agreement, an insurance policy, surety bond or financial guarantee, a liquidity facility or any other type of agreement or arrangement for the provision of insurance, a guarantee or other credit enhancement or liquidity support. In addition, if any equipment notes bear interest at a floating rate, there may be a cap or swap agreement or other arrangement in case the interest rate becomes higher than is covered by the credit support agreement. The institution or institutions providing any credit support agreement will be identified in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, the provider of any credit support agreement will have a senior claim on the assets securing the affected equipment notes and on the trust property of the affected trusts.
Guarantee of AMR
     Our parent, AMR, will provide a full and unconditional guarantee with respect to our payment obligations under any series of leases and equipment notes described in the applicable prospectus supplement, if the related series of pass through certificates are non-convertible securities offered for cash by us or on or behalf and do not satisfy the definition of “investment grade securities” contained in General Instruction I.B.2 of Form S-3 (i.e., securities that are, at the time of sale, rated by at least one nationally recognized statistical rating organization in one of its generic rating categories which signifies investment grade). We will describe the terms of such guarantee in the applicable prospectus supplement. Such guarantee will be enforceable without any need first to enforce any such related leases or equipment notes against American, and will be an unsecured obligation of AMR.
     In addition, AMR may provide a full and unconditional guarantee with respect to our payment obligations under any other series of leases and equipment notes described in the applicable prospectus supplement. If AMR guarantees such obligations, we will describe the terms of the guarantee in the applicable prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such guarantee will be enforceable without any need first to enforce any such related leases or equipment notes against American, and will be an unsecured obligation of AMR.
LEGAL OPINIONS
     Unless we tell you otherwise in the applicable prospectus supplement, the validity of the pass through certificates will be passed upon for American by Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022 and for any agents, underwriters or dealers by Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022. Unless we tell you otherwise in the applicable prospectus supplement, Debevoise & Plimpton LLP and Shearman & Sterling LLP will rely on the opinions of counsel for the trustee as to certain matters relating to the authorization, execution and delivery of such pass through certificates by such trustee and on the opinion of the General Counsel of American and of AMR as to certain matters relating to the authorization, execution and delivery of the basic agreement by American and of any guarantee by AMR. Shearman & Sterling LLP from time to time represents American and AMR with respect to certain matters.

EXPERTS
     The consolidated financial statements of American and AMR appearing in American’s and AMR’s Annual Reports on Form 10-K for the year ended December 31, 2005 (including schedules appearing therein), and American and AMR management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and management’s assessment are, and audited financial statements and American and AMR management’s assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management’s assessments (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.